                                                Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-83986-03

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 6, 2002)

                           $720,181,000 (APPROXIMATE)

               MORGAN STANLEY DEAN WITTER CAPITAL I TRUST 2002-IQ2
                                    AS ISSUER

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                                  AS DEPOSITOR

                        STATE FARM LIFE INSURANCE COMPANY

                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.

                              PRINCIPAL SILVER, LLC

                     JOHN HANCOCK REAL ESTATE FINANCE, INC.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                            AS MORTGAGE LOAN SELLERS

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-IQ2

                              --------------------

         Morgan Stanley Dean Witter Capital I Inc. is offering selected classes of its Series 2002-IQ2 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 105 seasoned and newly originated mortgage loans secured by first mortgage liens on commercial and multifamily properties. The Series 2002-IQ2 Certificates are not obligations of Morgan Stanley Dean Witter Capital I Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         "IQ" is a service mark of Morgan Stanley representing financial investment in the field of commercial mortgage-backed securities collateralized by "institutional quality" whole loans.

         INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-25 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.
                              --------------------

           Characteristics of the certificates offered to you include:

                APPROXIMATE INITIAL            INITIAL               PASS-THROUGH            RATINGS
   CLASS        CERTIFICATE BALANCE       PASS-THROUGH RATE        RATE DESCRIPTION        (FITCH/S&P)
-----------    ---------------------     -------------------      ------------------    ------------------
Class A-1          $118,000,000                  4.09%                  Fixed               AAA/AAA
Class A-2          $131,500,000                  5.16%                  Fixed               AAA/AAA
Class A-3          $151,000,000                  5.52%                  Fixed               AAA/AAA
Class A-4          $262,260,000                  5.74%                  Fixed               AAA/AAA
Class B             $25,305,000                  5.93%                  Fixed                AA/AA
Class C             $24,330,000                  6.12%                  Fixed                 A/A
Class D              $7,786,000                  6.23%                  Fixed                A-/A-

                              --------------------

         The certificate balances are approximate and may vary by up to 5%.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

         Morgan Stanley & Co. Incorporated will act as sole lead manager and bookrunner with respect to the offered certificates. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation, the underwriters, will purchase the certificates offered to you from Morgan Stanley Dean Witter Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about June 27, 2002. Morgan Stanley Dean Witter Capital I Inc. expects to receive from this offering approximately $723,363,404, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Dean Witter Capital I Inc.
                              --------------------
MORGAN STANLEY
                                                      CREDIT SUISSE FIRST BOSTON

                                  JUNE 19, 2002

--------------------------------------------------------------------------------
                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.

         Commercial Mortgage Pass-Through Certificates, Series 2002-IQ2
                      Geographic Overview of Mortgage Pool

--------------------------------------------------------------------------------

[GRAPHIC OMITTED - MAP]



Massachusetts                 3 properties     $10,689,194     1.4% of total
Rhode Island                  1 property        $3,399,307     0.4% of total
New Jersey                    6 properties     $36,804,701     4.7% of total
District of Columbia          1 property       $25,957,671     3.3% of total
Maryland                      7 properties     $26,829,131     3.4% of total
Virginia                      1 property        $2,734,124     0.4% of total
North Carolina                2 properties      $3,940,158     0.5% of total
Georgia                      10 properties     $74,478,838     9.6% of total
Florida                      12 properties     $54,588,387     7.0% of total
Tennessee                     1 property       $30,495,655     3.9% of total
Arkansas                      3 properties      $5,134,780     0.7% of total
Kansas                        1 property        $2,927,648     0.4% of total
Texas                        11 properties     $72,436,888     9.3% of total
Colorado                      8 properties     $49,685,441     6.4% of total
Arizona                       6 properties     $32,641,601     4.2% of total
California                   13 properties     $72,843,399     9.4% of total
Nevada                        2 properties      $4,321,309     0.6% of total
Oregon                        1 property        $1,647,077     0.2% of total
Utah                          1 property        $2,126,227     0.3% of total
Washington                    6 properties     $25,021,492     3.2% of total
Nebraska                      1 property        $4,041,130     0.5% of total
Missouri                     14 properties     $42,193,563     5.4% of total
Iowa                          1 property        $3,238,553     0.4% of total
Minnesota                     1 property        $2,512,685     0.3% of total
Illinois                      3 properties     $80,753,164    10.4% of total
Indiana                       2 properties      $5,561,962     0.7% of total
Michigan                      1 property        $8,136,863     1.0% of total
Pennsylvania                  6 properties     $32,433,617     4.2% of total
New York                      2 properties     $61,000,000     7.8% of total



<1.0% of Cut-Off Date Balance
1.0%-5.0% of Cut-Off Date Balance
5.1%-10.0% of Cut-Off Date Balance
>10.0% of Cut-Off Date Balance

The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates will be fixed at the respective per annum rates set forth on the cover. You should read the section entitled "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Dean Witter Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                               ------------------

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         The Series 2002-IQ2 Certificates are not obligations of Morgan Stanley Dean Witter Capital I Inc., the sellers or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         In this prospectus supplement, the terms "depositor," "we" and "us" refer to Morgan Stanley Dean Witter Capital I Inc.

                               ------------------

         Morgan Stanley Dean Witter Capital I Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                               ------------------

         Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

EXECUTIVE SUMMARY.............................................................................  S-6
SUMMARY OF PROSPECTUS SUPPLEMENT..............................................................  S-7
RISK FACTORS.................................................................................. S-25
DESCRIPTION OF THE OFFERED CERTIFICATES....................................................... S-59
     General.................................................................................. S-59
     Certificate Balances..................................................................... S-60
     Pass-Through Rates....................................................................... S-62
     Distributions............................................................................ S-64
     Advances................................................................................. S-70
     Reports to Certificateholders; Available Information .................................... S-72
     Example of Distributions................................................................. S-75
     The Trustee, Fiscal Agent, Paying Agent, Certificate Registrar and Authenticating Agent . S-76
     Expected Final Distribution Date; Rated Final Distribution Date ......................... S-76
     Amendments to the Pooling and Servicing Agreement ....................................... S-77
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS................................................. S-78
     General.................................................................................. S-78
     Pass-Through Rates....................................................................... S-78
     Rate and Timing of Principal Payments.................................................... S-79
     Unpaid Distributable Certificate Interest................................................ S-80
     Losses and Shortfalls.................................................................... S-80
     Relevant Factors......................................................................... S-80
     Weighted Average Life.................................................................... S-81
DESCRIPTION OF THE MORTGAGE POOL.............................................................. S-84
     General.................................................................................. S-84
     Material Terms and Characteristics of the Mortgage Loans ................................ S-85
     The One Seaport Plaza Loan............................................................... S-88
     The Woodfield Pari Passu Loan............................................................ S-89
     Assessments of Property Value and Condition.............................................. S-91
     Environmental Insurance.................................................................. S-93
     Additional Mortgage Loan Information..................................................... S-93
     Standard Hazard Insurance................................................................ S-95
     The Sellers.............................................................................. S-96
     Sale of the Mortgage Loans............................................................... S-97
     Representations and Warranties........................................................... S-98
     Repurchases and Other Remedies........................................................... S-99
     Changes In Mortgage Pool Characteristics.................................................S-100
SERVICING OF THE MORTGAGE LOANS...............................................................S-100
     General..................................................................................S-100
     The Master Servicer......................................................................S-102
     Events of Default........................................................................S-103
     The Special Servicer.....................................................................S-103
     The Operating Adviser....................................................................S-105
     Mortgage Loan Modifications..............................................................S-106
     Sale of Defaulted Mortgage Loans.........................................................S-106
     Foreclosures.............................................................................S-107
MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................................S-108
     General..................................................................................S-108
     Original Issue Discount and Premium......................................................S-109
     Additional Considerations................................................................S-110
ERISA CONSIDERATIONS..........................................................................S-110
     Plan Assets..............................................................................S-110
     Special Exemption Applicable to the Offered Certificates ................................S-111
     Insurance Company General Accounts.......................................................S-112
     General Investment Considerations........................................................S-113
LEGAL INVESTMENT..............................................................................S-113
USE OF PROCEEDS...............................................................................S-113
PLAN OF DISTRIBUTION..........................................................................S-113
LEGAL MATTERS.................................................................................S-114
RATINGS.......................................................................................S-114
GLOSSARY OF TERMS.............................................................................S-116
APPENDIX I - MORTGAGE POOL INFORMATION (TABLES)...............................................  I-1
APPENDIX II - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS .................................. II-1
APPENDIX III - SIGNIFICANT LOAN SUMMARIES.....................................................III-1
APPENDIX IV - TERM SHEET...................................................................... IV-1
APPENDIX V - FORM OF STATEMENT TO CERTIFICATEHOLDERS .........................................  V-1
SCHEDULE A - RATES USED IN DETERMINATION OF CLASS X PASS-THROUGH RATES .......................  A-1

                                EXECUTIVE SUMMARY

         This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

------------------------------------------------------------------------------------------------------------------
                             APPROXIMATE    APPROXIMATE                  APPROXIMATE   WEIGHTED
 APPROXIMATE                   INITIAL        INITIAL                     PERCENT OF    AVERAGE
   CREDIT                    CERTIFICATE    PASS-THROUGH     RATINGS        TOTAL        LIFE         PRINCIPAL
   SUPPORT        CLASS        BALANCE          RATE       (FITCH/S&P)   CERTIFICATES   (YRS.)     WINDOW (MONTHS)
------------------------------------------------------------------------------------------------------------------
   14.875%     CLASS A-1    $118,000,000       4.09%         AAA/AAA        15.16%        2.89          1-59
------------------------------------------------------------------------------------------------------------------
   14.875%     CLASS A-2    $131,500,000       5.16%         AAA/AAA        16.89%        5.76          59-82
------------------------------------------------------------------------------------------------------------------
   14.875%     CLASS A-3    $151,000,000       5.52%         AAA/AAA        19.39%        7.91         82-110
------------------------------------------------------------------------------------------------------------------
   14.875%     CLASS A-4    $262,260,000       5.74%         AAA/AAA        33.68%        9.76         110-126
------------------------------------------------------------------------------------------------------------------
   11.625%     CLASS B       $25,305,000       5.93%          AA/AA          3.25%       11.08         126-141
------------------------------------------------------------------------------------------------------------------
    8.500%     CLASS C       $24,330,000       6.12%           A/A           3.12%       12.15         141-154
------------------------------------------------------------------------------------------------------------------
    7.500%     CLASS D        $7,786,000       6.23%          A-/A-          1.00%       13.13         154-162
------------------------------------------------------------------------------------------------------------------
    6.500%     CLASS E        $7,786,000       6.78%        BBB+/BBB+        1.00%       13.80         162-170
------------------------------------------------------------------------------------------------------------------
    5.500%     CLASS F        $7,785,000       6.97%         BBB/BBB         1.00%       14.45         170-176
------------------------------------------------------------------------------------------------------------------
    4.750%     CLASS G        $5,840,000       7.28%        BBB-/BBB-        0.75%       14.80         176-181
------------------------------------------------------------------------------------------------------------------
 __________    CLASSES H-O   $36,982,565       ______      __________       ______      ______         _______
------------------------------------------------------------------------------------------------------------------
 __________    CLASS X-1        _______        ______        AAA/AAA        ______      ______         _______
------------------------------------------------------------------------------------------------------------------
 __________    CLASS X-2        _______        ______        AAA/AAA        ______      ______         _______
------------------------------------------------------------------------------------------------------------------


o The notional amount of the Class X-1 Certificates initially will be $778,574,565 and the notional amount of the Class X-2 Certificates initially will be $691,924,000.

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

o        The initial certificate balance may vary by up to 5%.

o The Class X-1 Certificates and the Class X-2 Certificates (together, the "Class X Certificates") and the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are not offered pursuant to this prospectus supplement.

o The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates presented in the table are fixed at their respective per annum rates set forth above.

o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of the maturity dates of the underlying mortgage loans and (iii) payment in full on the maturity dates of the underlying mortgage loans. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

o Each Class X Certificate is an investment unit consisting of multiple REMIC regular interests.

o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

         ----- Offered certificates.

         ----- Certificates not offered pursuant to this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates) will represent beneficial interests in a trust created by Morgan Stanley Dean Witter Capital I
                                            Inc. on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily be 105 mortgage loans secured by first mortgage liens on 126 commercial and multifamily properties.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through Certificates, Series 2002-IQ2

MORTGAGE POOL.............................  The mortgage pool consists of 105 mortgage loans with an aggregate principal balance of all mortgage loans as of June 1, 2002, of approximately $778,574,565, which may vary by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                            As of June 1, 2002, the balances of the mortgage loans in the mortgage pool ranged from approximately $420,967 to approximately $61,909,944 and the mortgage loans had an approximate average balance of $7,414,996.

                             RELEVANT PARTIES AND DATES

ISSUER....................................  Morgan Stanley Dean Witter Capital I Trust 2002-IQ2.

DEPOSITOR.................................  Morgan Stanley Dean Witter Capital I Inc.

MASTER SERVICER...........................  ORIX Capital Markets, LLC.

SPECIAL SERVICER..........................  Lend Lease Asset Management, L.P.

PRIMARY SERVICERS.........................  Principal Capital Management, LLC with respect to those mortgage loans sold to the trust by Principal Silver, LLC, John Hancock Real Estate Finance, Inc. with respect to those mortgage loans sold to the trust by John Hancock Real Estate
                                            Finance, Inc., and ORIX Capital Markets, LLC with respect to the remaining mortgage loans.

FISCAL AGENT..............................  ABN AMRO Bank N.V., a Netherlands banking corporation and indirect corporate parent of the trustee.

TRUSTEE...................................  LaSalle Bank National Association, a national banking association.

PAYING AGENT..............................  LaSalle Bank National Association, which will also act as the certificate registrar. See "Description of the Offered Certificates--The

                                            Trustee, Paying Agent, Certificate Registrar and Authenticating Agent" in this prospectus supplement.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates, outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement.
                                            The initial operating adviser will be Insignia Financial Services, Inc.

SELLERS...................................  State Farm Life Insurance Company, as to 47 mortgage loans, representing 31.6% of the initial outstanding pool balance.

                                            Morgan Stanley Dean Witter Mortgage Capital Inc., as to 5 mortgage loans, representing 23.5% of the initial outstanding pool balance.

                                            Principal Silver, LLC, as to 32 mortgage loans, representing 21.1% of the initial outstanding pool balance.

                                            John Hancock Real Estate Finance, Inc., as to 15 mortgage loans, representing
                                            14.1% of the initial outstanding pool balance.

                                            Teachers Insurance and Annuity Association of America, as to 6 mortgage loans, representing 9.6% of the initial outstanding pool balance.

UNDERWRITERS..............................  Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation.

CUT-OFF DATE..............................  June 1, 2002. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in June 2002 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on June 1, 2002, not the actual day on which such scheduled payments are due.

CLOSING DATE..............................  On or about June 27, 2002.

DISTRIBUTION DATE.........................  The 15th of each month, commencing in July 2002 (or if the 15th is not a business day, the next succeeding business day).

RECORD DATE...............................  With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

EXPECTED FINAL DISTRIBUTION DATES.........  -------------------------------------------------------------
                                                     Class A-1                    May 15, 2007
                                            -------------------------------------------------------------
                                                     Class A-2                   April 15, 2009
                                            -------------------------------------------------------------
                                                     Class A-3                  August 15, 2011
                                            -------------------------------------------------------------
                                                     Class A-4                 December 15, 2012
                                            -------------------------------------------------------------
                                                      Class B                    March 15, 2014
                                            -------------------------------------------------------------
                                                      Class C                    April 15, 2015
                                            -------------------------------------------------------------
                                                      Class D                  December 15, 2015
                                            -------------------------------------------------------------

                                            The Expected Final Distribution Date for each class of certificates is the date on which such class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates,

                                            repurchases or prepayments of the mortgage loans after the initial issuance of the certificates.

RATED FINAL DISTRIBUTION DATE.............  As to each class of offered certificates, the distribution date in December 2035.

                             OFFERED CERTIFICATES

GENERAL...................................  Morgan  Stanley  Dean  Witter  Capital I Inc. is  offering  the  following 7 classes of its Series 2002-IQ2 Commercial Mortgage Pass-Through Certificates:

                                            o    Class A-l

                                            o    Class A-2

                                            o    Class A-3

                                            o    Class A-4

                                            o    Class B

                                            o    Class C

                                            o    Class D

                                            The entire series will consist of a total of 22 classes, the following 15 of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J,
                                            Class K, Class L, Class M, Class N, Class O, Class R-I, Class R-II and Class
                                            R-III.

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial certificate balance presented in the chart below and this balance below may vary by up to 5%:

                                            -------------------------------------------------
                                                 Class A-1              $118,000,000
                                            -------------------------------------------------
                                                 Class A-2              $131,500,000
                                            -------------------------------------------------
                                                 Class A-3              $151,000,000
                                            -------------------------------------------------
                                                 Class A-4              $262,260,000
                                            -------------------------------------------------
                                                  Class B                $25,305,000
                                            -------------------------------------------------
                                                  Class C                $24,330,000
                                            -------------------------------------------------
                                                  Class D                 $7,786,000
                                            -------------------------------------------------

                                            The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to that class.

                                            The Class X-1 Certificates and the Class X-2 Certificates, which are private certificates, will not have certificate balances; each such class of certificates will instead represent the right to receive distributions of interest accrued as described herein on a notional amount. The notional amount of the Class X-1
                                            Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class X-1, Class X-2, Class R-I, Class
                                            R-II and Class R-III Certificates) outstanding from time to time.

                                            The notional amount of the Class X-2 Certificates will equal:

                                            o during the period from the Closing Date through and including the distribution date occurring in June 2004, the sum of (a) the lesser of $58,600,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the certificate balances of the Class A-2, Class A-3,
                                              Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H
                                              Certificates outstanding from time to time;

                                            o during the period following the distribution date occurring in June 2004 through and including the distribution date occurring in June 2005, the sum of (a) the lesser of $11,500,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F
                                              and Class G Certificates outstanding from time to time and (c) the lesser of
                                              $7,200,000 and the certificate balance of the Class H Certificates outstanding from time to time;

                                            o during the period following the distribution date occurring in June 2005 through and including the distribution date occurring in June 2006, the sum of (a) the lesser of $99,800,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates
                                              outstanding from time to time and (c) the lesser of $7,100,000 and the certificate balance of the Class F Certificates outstanding from time to time;

                                            o during the period following the distribution date occurring in June 2006 through and including the distribution date occurring in June 2007 the sum of (a) the lesser of $26,000,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-3, Class A-4, Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $2,600,000 and the certificate balance of the Class E Certificates outstanding from time to time;

                                            o during the period following the distribution date occurring in June 2007 through and including the distribution date occurring in June 2008, the sum of (a) the lesser of $114,400,000 and the certificate balance of the Class A-3 Certificates outstanding from time to time and (b) the certificate balance of the Class A-4,
                                              Class B and Class C Certificates outstanding from time to time;

                                            o during the period following the distribution date occurring in June 2008 through and including the distribution date occurring in June 2009, the sum of (a) the lesser of $56,700,000 and the certificate balance of the Class A-3 Certificates outstanding from time to time, (b) the certificate balance of the Class A-4 and
                                              Class B Certificates outstanding from time to time and (c) the lesser of
                                              $15,500,000 and the certificate balance of the Class C Certificates outstanding from time to time; and
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                                            o following the distribution date occurring in June 2009, $0.

                                            Accordingly, the notional amount of the Class X-1 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to, any class of certificates (other than the Class X-1,
                                            Class X-2, Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time. The notional amount of the Class X-2 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to any component included in the calculation of the notional amount for the Class X-2 Certificates on such distribution date, as described above. Holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the distribution date occurring in
                                            June 2009.

PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a pass-through rate. The following table lists the initial pass-through rates for each class of offered certificates:

                                            ------------------------------------------------------
                                                 Class A-1                4.09% (Fixed)
                                            ------------------------------------------------------
                                                 Class A-2                5.16% (Fixed)
                                            ------------------------------------------------------
                                                 Class A-3                5.52% (Fixed)
                                            ------------------------------------------------------
                                                 Class A-4                5.74% (Fixed)
                                            ------------------------------------------------------
                                                  Class B                 5.93% (Fixed)
                                            ------------------------------------------------------
                                                  Class C                 6.12% (Fixed)
                                            ------------------------------------------------------
                                                  Class D                 6.23% (Fixed)
                                            ------------------------------------------------------

                                            Interest on your certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                            The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class
                                            B, Class C and Class D Certificates presented in the table are fixed at their respective per annum rates set forth above.

                                            The pass-through rate applicable to the Class X-1 Certificates for the initial distribution date will equal approximately 0.32% per annum.

                                            The pass-through rate applicable to the Class X-1 Certificates for each distribution date subsequent to the initial distribution date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-1 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of the Principal Balance Certificates.
                                            In general, the certificate balance of each class of Principal Balance
                                            Certificates will constitute a separate component of the total notional amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent a separate component of the total notional amount of the Class X-1 Certificates for purposes of
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                                            calculating the accrual of interest for the related distribution date, and the remaining portion of such certificate balance will represent another separate component of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring on or before June 2009, on any particular component of the total notional amount of the Class X-1 Certificates immediately prior to the related distribution date, the applicable Class X-1 Strip Rate will be calculated as follows:


                                            o if such particular component consists of the entire certificate balance of any class of Principal Balance Certificates, and if such certificate balance also constitutes, in its entirety, a component of the total notional amount of the
                                              Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the greater of (i) the rate per annum corresponding to such distribution date as set forth on Schedule A attached hereto and (ii) the pass-through rate for such distribution date for such class of Principal Balance Certificates;

                                            o if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Principal Balance Certificates, and if such designated portion of such certificate balance also constitutes a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the greater of (i) the rate per annum corresponding to such distribution date as set forth on Schedule A attached hereto and (ii) the pass-through rate for such distribution date for such class of Principal Balance
                                              Certificates;

                                            o if such particular component consists of the entire certificate balance of any class of Principal Balance Certificates, and if such certificate balance does not, in whole or in part, also constitute a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance
                                              Certificates; and

                                            o if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Principal Balance Certificates, and if such designated portion of such certificate balance does not also constitute a component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates.

                                            Notwithstanding the foregoing, for any distribution date occurring after June
                                            2009, the certificate balance of each class of Principal Balance
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                                            Certificates will constitute a single separate component of the total notional amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of Principal Balance Certificates. Under no circumstances will the
                                            Class X-1 Strip Rate be less than zero.

                                            The pass-through rate applicable to the Class X-2 Certificates for the initial distribution date will equal approximately 1.75% per annum. The pass-through rate applicable to the Class X-2 Certificates for each distribution date subsequent to the initial distribution date and on or before the distribution date in June 2009 will equal the weighted average of the respective strip rates (the "Class X-2
                                            Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-2 Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of such components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of Principal
                                            Balance Certificates. If all or a designated portion of the certificate balance of any class of Principal Balance Certificates is identified under "--Certificate
                                            Balance" above as being part of the total notional amount of the Class X-2
                                            Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent a separate component of the total notional amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related distribution date. For any distribution date occurring on or before June 2009, on any particular component of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                                            o the lesser of (a) the rate per annum corresponding to such distribution date as set forth on Schedule A attached hereto and (b) the weighted average net mortgage rate for such distribution date, over

                                            o the pass-through rate for such distribution date for the class of Principal
                                              Balance Certificates whose certificate balance, or a designated portion thereof, comprises such component.

                                            Under no circumstances will the Class X-2 Strip Rate be less than zero.

                                            The pass-through rate applicable to the Class E Certificates will be equal to the weighted average net mortgage rate less 0.50%. The pass-through rate applicable to the Class F Certificates will be equal to the weighted average net mortgage rate less 0.31%. The pass-through rate applicable to the Class G Certificates will be equal to the weighted average net mortgage rate. The pass-through rates applicable to each of the Class H, Class J, Class K, Class L, Class M, Class N and Class O
                                            Certificates will be equal to the lesser of 5.77% per annum and the weighted average net mortgage rate.

                                            The weighted average net mortgage rate for a particular distribution date is a weighted average of the interest rates on the mortgage loans
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                                            minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate, the special servicing stand-by fee rate and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan interest rates will not reflect any default interest rate. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month and as further adjusted as described in this prospectus supplement.

DISTRIBUTIONS

A. AMOUNT AND ORDER
   OF DISTRIBUTIONS.......................  On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, including all servicing fees, trustee fees and related compensation, will be distributed in the following amounts and priority:

                                                 Step l/Class A and Class X: To interest on Classes A-1, A-2, A-3, A-4, X-1 and X-2, pro rata, in accordance with their interest entitlements.

                                                 Step 2/Class A: To the extent of amounts then required to be distributed as principal, (i) first, to the Class A-1 Certificates until the Class A-1
                                            Certificates are reduced to zero, (ii) then, to the Class A-2 Certificates until the Class A-2 Certificates are reduced to zero, (iii) then, to the Class A-3
                                            Certificates until the Class A-3 Certificates are reduced to zero and (iv) then, to the Class A-4 Certificates until the Class A-4 Certificates are reduced to zero. If the principal amount of each class of certificates other than Classes
                                            A-1, A-2, A-3 and A-4 has been reduced to zero as a result of losses on the mortgage loans or an appraisal reduction, principal will be distributed to Classes
                                            A-1, A-2, A-3 and A-4, pro rata.

                                                 Step 3/Class A and Class X: To reimburse Classes A-1, A-2, A-3, A-4 and, with respect to interest only, Classes X-1 and X-2, pro rata, for any previously unreimbursed losses on the mortgage loans that were previously borne by those classes, together with interest at the applicable pass-through rate.

                                                 Step 4/Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to principal on Class B in the amount of its principal entitlement until its principal balance is reduced to zero; and (c)
                                            to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.
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                                                 Step 5/Class C: To Class C as follows: (a) to interest on Class C in the amount of its interest entitlement; (b) to principal on Class C in the amount of its principal entitlement until its principal balance is reduced to zero; and (c)
                                            to reimburse Class C for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.

                                                 Step 6/Class D: To Class D as follows: (a) to interest on Class D in the amount of its interest entitlement; (b) to principal on Class D in the amount of its principal entitlement until its principal balance is reduced to zero; and (c)
                                            to reimburse Class D for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at the applicable pass-through rate.

                                                 Step 7/Subordinate Private Certificates: In the amounts and order of priority described in the pooling and servicing agreement. Each certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class. See "Description of the Offered Certificates--Distributions" in this prospectus supplement.

B. INTEREST AND
   PRINCIPAL ENTITLEMENTS.................  A description of the interest entitlement payable to each class can be found in
                                            "Description of the Offered Certificates--Distributions" in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal balance. In addition, the right of the master servicer, the trustee and the fiscal agent to reimbursement for payment of non-recoverable advances will be prior to your right to receive distributions of principal or interest.

                                            The Class X Certificates will not be entitled to principal distributions. The amount of principal required to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to:

                                            o the principal portion of all scheduled payments, other than balloon payments, to the extent received or advanced by the master servicer or other party (in accordance with the Pooling and Servicing Agreement) during the related collection period;

                                            o all principal prepayments and the principal portion of balloon payments received during the related collection period;

                                            o the principal portion of other collections on the mortgage loans received during the related collection period, such as liquidation proceeds, condemnation proceeds, insurance proceeds and income on "real estate owned"; and

                                            o the principal portion of proceeds of mortgage loan repurchases received during the related collection period.
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C. PREPAYMENT PREMIUMS/
   YIELD MAINTENANCE CHARGES..............  The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the Class X-1 and Class
                                            X-2 Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered
                                            Certificates--Distributions" in this prospectus supplement.

SUBORDINATION

A. GENERAL................................  The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest) are allocated is depicted in ascending order.

                                                               ------------------------------------
                                                               |      Class A-l, Class A-2,       |
                                                               |      Class A-3, Class A-4,       |
                                                               |           Class X-1*             |
                                                               |         and Class X-2*           |
                                                               ------------------------------------
                                                                                |
                                                                                |
                                                               ------------------------------------
                                                               |             Class B              |
                                                               ------------------------------------
                                                                                |
                                                                                |
                                                               ------------------------------------
                                                               |             Class C              |
                                                               ------------------------------------
                                                                                |
                                                                                |
                                                               ------------------------------------
                                                               |             Class D              |
                                                               ------------------------------------
                                                                                |
                                                                                |
                                                               ------------------------------------
                                                               |           Classes E-O            |
                                                               ------------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO YOU AS A HOLDER OF
                                            OFFERED CERTIFICATES.

                                            *Interest only certificates. No principal payments or realized loan losses of principal will be allocated to the Class X-1 or Class X-2 Certificates. However,
                                            any mortgage loan losses allocated to any Class of principal balance certificates will reduce the notional amount of the Class X-1 Certificates and any mortgage loan losses allocated to any component included in the calculation of the Class
                                            X-2 Notional Amount in that period will reduce the notional amount of the Class
                                            X-2 Certificates.
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B. SHORTFALLS IN AVAILABLE FUNDS..........  The following types of shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses:

                                            o shortfalls resulting from compensation which the special servicer is entitled to receive;

                                            o shortfalls resulting from interest on advances made by the master servicer, the trustee or the fiscal agent, to the extent not covered by default interest and late payment charges paid by the borrower;

                                            o shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or other modification or from other unanticipated, extraordinary or default-related expenses of the trust.

                                            Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by the master servicer to offset such shortfalls) will be allocated to each class of certificates, pro rata, in accordance with their respective interest entitlements.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

A. GENERAL................................  All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of June 1, 2002. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in June 2002 have been deemed received on June 1, 2002.

B. PRINCIPAL BALANCES.....................  The trust's primary assets will be 105 mortgage loans with an aggregate principal balance as of June 2002 of approximately $778,574,565. It is possible that the aggregate mortgage loan balance will vary by up to 5%. As of June 1, 2002, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $420,967 to approximately $61,909,944 and the mortgage loans had an approximate average balance of $7,414,996.

C. FEE SIMPLE/LEASEHOLD...................  All of the mortgage loans, representing 100% of the initial outstanding pool balance, are respectively secured by a first mortgage lien on a fee simple estate in an income-producing real property. Certain of such mortgage loans are secured by a first mortgage lien on both a fee and a leasehold interest in income-producing real property. For purposes of this prospectus supplement, the applicable seller will treat such properties as being secured by a fee interest.
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D. PROPERTY TYPES.........................  The following table shows how the mortgage loans are secured by collateral which is distributed among different types of properties.

                                            ----------------------------------------------------------------------
                                                                                    PERCENTAGE OF
                                                                                       INITIAL        NUMBER OF
                                                                                     OUTSTANDING      MORTGAGED
                                                        PROPERTY TYPE                POOL BALANCE     PROPERTIES
                                            ----------------------------------------------------------------------
                                            Retail                                       36.5%            31
                                            ----------------------------------------------------------------------
                                            Office                                       35.6%            38
                                            ----------------------------------------------------------------------
                                            Industrial                                   19.1%            41
                                            ----------------------------------------------------------------------
                                            Manufactured Housing Community                6.6%            13
                                            ----------------------------------------------------------------------
                                            Multifamily                                   1.6%             2
                                            ----------------------------------------------------------------------
                                            Hospitality                                   0.5%             1
                                            ----------------------------------------------------------------------

E. PROPERTY LOCATION......................  The number of mortgaged properties, and the approximate percentage of the aggregate principal balance of the mortgage loans secured by mortgaged properties located in the 8 states with the highest concentrations of mortgaged properties, are as described in the table below:

                                            -----------------------------------------------------------------------
                                                                    PERCENTAGE OF INITIAL     NUMBER OF MORTGAGED
                                            STATE                  OUTSTANDING POOL BALANCE       PROPERTIES
                                            -----------------------------------------------------------------------
                                            Illinois                       10.4%                      3
                                            -----------------------------------------------------------------------
                                            Georgia                         9.6%                     10
                                            -----------------------------------------------------------------------
                                            California                      9.4%                     13
                                            -----------------------------------------------------------------------
                                            Southern                        6.0%                      8
                                            -----------------------------------------------------------------------
                                            Northern                        3.4%                      5
                                            -----------------------------------------------------------------------
                                            Texas                           9.3%                     11
                                            -----------------------------------------------------------------------
                                            New York                        7.8%                      1
                                            -----------------------------------------------------------------------
                                            Florida                         7.0%                     12
                                            -----------------------------------------------------------------------
                                            Colorado                        6.4%                      8
                                            -----------------------------------------------------------------------
                                            Missouri                        5.4%                     14
                                            -----------------------------------------------------------------------

                                            The remaining mortgaged properties are located throughout 20 other states and the
                                            District of Columbia. None of these states has a concentration of mortgaged properties that represents security for more than 4.7% of the initial outstanding pool balance.

F. OTHER MORTGAGE LOAN FEATURES...........  As of June 1, 2002, the mortgage loans had the following characteristics:

                                            o No scheduled payment of principal and interest on any mortgage loan was thirty days or more past due, and no mortgage loan had been thirty days or more delinquent in the past year.

                                            o 14 groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. The 3 largest groups represent 5.9%, 3.3% and 2.8%, respectively, of the initial outstanding pool balance. See Appendix II attached hereto.

                                            o 34 of the mortgaged properties, representing 17.2% of the initial outstanding pool balance, are each leased to a single tenant.

                                            o All of the mortgage loans bear interest at fixed rates.
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                                            o No mortgage loan permits negative amortization or the deferral of accrued interest.

G. BALLOON LOANS..........................  As of June 1, 2002, the mortgage loans had the following additional characteristics:

                                            o 73 of the mortgage loans, representing 80.6% of the initial outstanding pool balance, are "balloon loans." For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's maturity date.

                                            o The remaining 32 mortgage loans, representing 19.4% of the initial outstanding pool balance, are fully amortizing and are expected to have less than 7% of the original principal balance outstanding as of their related maturity dates.

H. PREPAYMENT/DEFEASANCE PROVISIONS.......  As of June 1, 2002, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

                                            o 8 mortgage loans, representing 26.5% of the initial outstanding pool balance, prohibit voluntary principal prepayments for a period ending on a date specified in the related mortgage note, which period is referred to in this prospectus supplement as a lockout period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the loan by pledging to the trust direct, non-callable United States
                                              Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

                                            o 65 mortgage loans, representing 53.2% of the initial outstanding pool balance, prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid.

                                            o 30 mortgage loans, representing 16.3% of the initial outstanding pool balance, have either no lockout period or the lockout period has expired and the loans permit voluntary principal prepayments at any time if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid.

                                            o 2 mortgage loans, representing 4.0% of the initial outstanding pool balance, have no lockout period and permit voluntary principal prepayments at any time if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% for a certain period of time, followed by yield maintenance only for a certain period of time.

                                            Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date during which the related
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                                            borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. See the footnotes to Appendix II for more details about the various yield maintenance formulas.

                                            With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

                                            o 10 mortgage loans, representing 3.3% of the initial outstanding pool balance, require a principal prepayment of 20% of the outstanding principal balance at any time without payment of a prepayment premium or yield maintenance charge in connection with a release of a mortgaged property securing a mortgage loan cross-collateralized with any such mortgage loan.

                                            o 2 mortgage loans, representing 0.8% of the initial outstanding pool balance, may require a principal prepayment of 15% of the outstanding principal balance at any time without payment of a prepayment premium or yield maintenance charge in connection with a release of a mortgaged property securing a mortgage loan cross-collateralized with any such mortgage loan.

                                            o 2 mortgage loans, representing 6.9% of the initial outstanding pool balance, permit the release of a mortgaged property from the lien of the mortgage if there is a defeasance of a portion of the mortgage loan in connection with such release.

                                            o 1 mortgage loan, representing 0.7% of the initial outstanding pool balance, permits the release of a portion of the related mortgaged property without payment of a prepayment premium or yield maintenance charge.

                                            See the footnotes to Appendix II of this prospectus supplement for more details concerning the foregoing provisions.

I. MORTGAGE LOAN RANGES AND
   WEIGHTED AVERAGES......................  As of June 1, 2002, the mortgage loans had the following additional characteristics:

         I.   MORTGAGE INTEREST RATES       Mortgage interest rates ranging from 6.700% per annum to 9.250% per annum, and a weighted average mortgage interest rate of 7.397% per annum;

         II.  REMAINING TERMS               Remaining terms to scheduled maturity ranging from 32 months to 209 months, and a weighted average remaining term to scheduled maturity of 122 months;

         III. REMAINING AMORTIZATION
              TERMS                         Remaining  amortization  terms ranging from 41 months to 360 months, and a weighted average remaining amortization term of 279 months;

         IV.  LOAN-TO-VALUE RATIOS          Loan-to-value ratios, calculated as described in this prospectus supplement, ranging from 14.2% to 79.4%, and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 64.2%.

                                            For 28 mortgage loans, representing 48.8% of the initial outstanding pool balance, the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on the estimate of value from a third-party appraisal conducted in 2001 or 2002.

                                            For 77 mortgage loans, representing 51.2% of the initial outstanding pool balance, the loan-to-value ratio was calculated according to the methodology set forth in this prospectus supplement based on valuations determined by applying a capitalization rate obtained from an updated third-party market study, conducted on or after December 29, 2001, to the underwritten net operating income of the mortgaged property.

                                            For detailed methodologies, see "Description of the Mortgage Pool--Assessments of
                                            Property Value and Condition--Appraisals" in this prospectus supplement.

         V.  DEBT SERVICE COVERAGE
             RATIOS                         Debt service coverage ratios, determined according to the methodology presented in this prospectus supplement, ranging from 1.01x to 2.76x, and a weighted average debt service coverage ratio, determined according to the methodology presented in this prospectus supplement, of 1.44x. Such calculations are based on underwritable cash flow and actual debt service of the related mortgage loans as described in this prospectus supplement.

                                            Implied debt service coverage ratios ranging from 1.07x to 6.99x, calculated assuming each mortgage loan has a fixed constant of 9.0% as described in this prospectus supplement, and a weighted average implied debt service coverage ratio, calculated as described in this prospectus supplement, of 1.50x. Such calculations are based on underwritable cash flow as described in this prospectus supplement.

ADVANCES

A. PRINCIPAL AND INTEREST
   ADVANCES...............................  Subject to a recoverability determination described in this prospectus supplement, the master servicer is required to advance delinquent monthly mortgage loan payments (other than for the Woodfield Pari Passu Loan). The master servicer will not be required to advance (i) any additional interest accrued as a result of the imposition of any default rate, (ii) prepayment premiums or yield maintenance charges or (iii) balloon payments. With respect to any balloon payment, the master servicer will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due.

                                            For an REO property, the master servicer will be required to advance the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO property was acquired.

                                            With respect to any mortgage loan which has a due date (inclusive of any grace period) on or after the distribution date, the master servicer is required to make advances of monthly scheduled loan payments to the

                                            extent such payments are not received from the applicable borrower by the master servicer on or before the related master servicer remittance date.

B. SERVICING ADVANCES.....................  Subject to a recoverability determination described in this prospectus supplement, the master servicer, the special servicer, the trustee and fiscal agent may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents.

C. INTEREST ON ADVANCES...................  All advances made by the master servicer, the special servicer, the trustee or the fiscal agent will accrue interest at a rate equal to the "prime rate" as reported in The Wall Street Journal. Advances of principal and interest made in respect of mortgage loans which have a grace period that expires after the determination date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided, that if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the Master Servicer Remittance Date).

D. BACK-UP ADVANCES.......................  If the master servicer fails to make a required advance, the trustee will be required to make the advance, and if the trustee fails to make a required advance, the fiscal agent will be required to make the advance, each subject to the same limitations, and with the same rights of the master servicer.

E. RECOVERABILITY.........................  None of the master servicer, the trustee or the fiscal agent will be obligated to make any advance if it reasonably determines that such advance would not be recoverable in accordance with the servicing standard, and the trustee and the fiscal agent may rely on any such determination made by the master servicer.

F. ADVANCES DURING AN APPRAISAL
   REDUCTION EVENT........................  The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of the mortgage loan plus all other amounts due thereunder and interest on advances made with respect thereto exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the amount required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest and principal on the most subordinate class or classes of certificates then outstanding.

                                            See "Description of the Offered Certificates--Advances" in this prospectus supplement.

                      ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS...................................  The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement

                                            receives the following ratings from Fitch Ratings, Inc. and Standard & Poor's
                                            Ratings Services, a division of The McGraw Hill Companies, Inc.

                                            -------------------------------------------------------
                                                                                  RATINGS
                                            CLASS                                FITCH/S&P
                                            -------------------------------------------------------
                                            Classes A-1, A-2, A-3 and A-4         AAA/AAA
                                            -------------------------------------------------------
                                            Class B                                AA/AA
                                            -------------------------------------------------------
                                            Class C                                 A/A
                                            -------------------------------------------------------
                                            Class D                                A-/A-
                                            -------------------------------------------------------

                                            A rating agency may lower or withdraw a security rating at any time.

                                            See "Ratings" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate certificate balance of all classes of certificates is less than or equal to 4.75% of the initial outstanding pool balance, the holders of a majority of the controlling class, the master servicer, the special servicer and any holder of a majority interest in the Class R-I
                                            Certificates, each in turn, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement.
                                            Exercise of this option would terminate the trust and retire the then outstanding certificates at par plus accrued interest.

DENOMINATIONS.............................  The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be offered in minimum denominations of $25,000. The remaining offered certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE AND SETTLEMENT....  Your certificates will be registered in the name of Cede & Co., as nominee of The
                                            Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company,
                                            Clearstream Banking, societe anonyme or the Euroclear System or through participants in The Depository Trust Company, Clearstream Banking or Euroclear.

                                            You may hold your certificates through:

                                            o The Depository Trust Company in the United States; or

                                            o Clearstream Banking or Euroclear in Europe.

                                            Transfers within The Depository Trust Company, Clearstream Banking or Euroclear
                                            will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between

                                            persons holding directly through The Depository Trust Company, Clearstream Banking or Euroclear will be effected in The Depository Trust Company through the relevant depositories of Clearstream Banking or Euroclear.

                                            We may elect to terminate the book-entry system through The Depository Trust
                                            Company with respect to all or any portion of any class of the certificates offered to you.

                                            We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking
                                            or Euroclear on or about the closing date.

TAX STATUS................................  Elections will be made to treat designated portions of the trust as three separate
                                            "real estate mortgage investment conduits"--REMIC I, REMIC II and REMIC III--for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will constitute "regular interests" in REMIC III.

                                            Pertinent federal income tax consequences of an investment in the offered certificates include:

                                            o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                            o Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the accrual method of accounting.

                                            o We anticipate that the offered certificates will not be issued with original issue discount.

                                            See "Material Federal Income Tax Consequences" in this prospectus supplement.

CONSIDERATIONS RELATED TO TITLE I OF
THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974......................  Subject to the satisfaction of important conditions described under "ERISA
                                            Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

LEGAL INVESTMENTS.........................  The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                            For purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes, neither the prospectus nor this prospectus supplement makes any representation to you regarding the proper characterization of the certificates offered by this prospectus supplement. Regulated entities should consult with their own advisors regarding these matters.

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

         The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT
INSURED OR GUARANTEED AND
YOUR SOURCE FOR REPAYMENTS
IS LIMITED TO PAYMENTS
UNDER THE MORTGAGE LOANS      The certificates are not insured or guaranteed by
                              any governmental entity or insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans. Payments under the mortgage loans are not insured or guaranteed by any governmental entity or mortgage insurer.

                              You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the mortgage loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity date is primarily dependent on the sufficiency of the net operating income of the related mortgaged property. Payment of the balloon payment of a mortgage loan that is a balloon loan is primarily dependent upon the borrower's ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

                              In limited circumstances, State Farm Life
                              Insurance Company, Morgan Stanley Dean Witter Mortgage Capital Inc., Principal Silver, LLC, John Hancock Real Estate Finance, Inc. or Teachers Insurance and Annuity Association of America, each as a seller, may be obligated to repurchase or replace a mortgage loan that it sold to us if its representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

THE REPAYMENT OF A
COMMERCIAL MORTGAGE LOAN
IS DEPENDENT ON THE CASH
FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE
VOLATILE AND INSUFFICIENT
TO ALLOW TIMELY PAYMENT
ON YOUR CERTIFICATES          The mortgage loans are secured by various types of
                              income-producing commercial, multifamily and manufactured housing community properties.
                              Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                              24 mortgage loans, representing 46.7% of the initial outstanding pool balance, were originated within twelve months prior to the cut-off date. Consequently, these mortgage loans do not have a long standing payment history.

                              The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                              The net operating income, cash flow and property value of the mortgaged properties may be adversely affected, among other things, by any one or more of the following factors:

                              o the age, design and construction quality of the
                                property;

                              o perceptions regarding the safety, convenience
                                and attractiveness of the property;

                              o the proximity and attractiveness of competing
                                properties;

                              o the adequacy of the property's management and
                                maintenance;

                              o increases in operating expenses at the property
                                and in relation to competing properties;

                              o an increase in the capital expenditures needed
                                to maintain the property or make improvements;

                              o the dependence upon a single tenant, or a
                                concentration of tenants in a particular business or industry;

                              o a decline in the financial condition of a major
                                tenant;

                              o an increase in vacancy rates; and

                              o a decline in rental rates as leases are renewed
                                or entered into with new tenants.

                              Other factors are more general in nature, such as:

                              o national, regional or local economic conditions
                                (including plant closings, military base closings, industry slowdowns and unemployment rates);

                              o local real estate conditions (such as an
                                oversupply of competing properties, rental space or multifamily housing);

                              o demographic factors;

                              o decreases in consumer confidence;

                              o changes in consumer tastes and preferences; and

                              o retroactive changes in building codes.

                              The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                              o the length of tenant leases;

                              o the creditworthiness of tenants;

                              o the level of tenant defaults;

                              o the ability to convert an unsuccessful property
                                to an alternative use;

                              o new construction in the same market as the
                                mortgaged property;

                              o rent control laws;

                              o the number and diversity of tenants;

                              o the rate at which new rentals occur; and

                              o the property's operating leverage (which is the
                                percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                              A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

SEASONED MORTGAGE LOANS
SECURED BY OLDER MORTGAGED
PROPERTIES PRESENT
ADDITIONAL RISKS OF
REPAYMENT                     81 mortgage loans, representing 53.3% of the
                              initial outstanding pool balance are not newly originated and have been outstanding for 12 or more months prior to June 1, 2002. The weighted average period that the aforementioned mortgage loans have been outstanding is 3.5 years.

                              While seasoned mortgage loans generally have the benefit of established payment histories, there are a number of risks associated with seasoned mortgage loans that are not present, or present to a lesser degree, with more recently originated mortgage loans. For example,

                              o property values and the surrounding neighborhood
                                may have changed since origination;

                              o origination standards at the time the mortgage
                                loan was originated may have been different than current origination standards;

                              o the market for any related business may have
                                changed from the time the mortgage loan was originated;

                              o the current financial performance of the related
                                borrower, its business, or the related mortgaged property in general, may be different than at origination; and

                              o the environmental and engineering
                                characteristics of the mortgaged property or improvements may have changed.

                              Among other things, such factors make it difficult to estimate the current value of the related mortgaged property, and estimated values of mortgaged properties discussed in this prospectus supplement, to the extent based upon or extrapolated from general market data, may not be accurate in the case of particular mortgaged properties.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE
USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                              o converting commercial properties to alternate
                                uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

                              o zoning or other restrictions also may prevent
                                alternative uses.

                              The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN
CURRENT OPERATING INCOME      Various factors may adversely affect the value of
                              the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                              o changes in the local, regional or national
                                economy;

                              o changes in governmental regulations, fiscal
                                policy, zoning or tax laws;

                              o potential environmental legislation or
                                liabilities or other legal liabilities;

                              o proximity and attractiveness of competing
                                properties;

                              o new construction of competing properties in the
                                same market;

                              o convertibility of a property to an alternative
                                use;

                              o the availability of refinancing; and

                              o changes in interest rate levels.

TERRORIST ATTACKS ON
SEPTEMBER 11, 2001 MAY
ADVERSELY AFFECT PAYMENTS
ON AND THE VALUE OF
YOUR CERTIFICATES             On September 11, 2001, the United States was
                              subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. The terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate sufficient cash flow to pay the related mortgage loans. These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

TENANT CONCENTRATION
INCREASES THE RISK THAT
CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                  A deterioration in the financial condition of a
                              tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent payable by such tenants generally will represent all or a significant portion of the cash flow available to the borrower to pay its obligations to the lender. 34 of the mortgaged properties, representing 17.2% of the initial outstanding pool balance, are leased to single tenants, and in some cases the tenant is related to the borrower.
                              Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                              o the financial effect of the absence of rental
                                income may be severe;

                              o more time may be required to re-lease the space;
                                and

                              o substantial capital costs may be incurred to
                                make the space appropriate for replacement tenants.

                              Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

                              For further information with respect to tenant concentrations, see Appendix II.

LOST RENT AND OTHER COSTS
INVOLVED IN LEASING
MORTGAGED PROPERTIES COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                  If a mortgaged property has multiple tenants,
                              re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

                              Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. 19 of the mortgaged properties, representing approximately 24.9% of the initial outstanding pool balance (excluding multifamily, manufactured housing community and hospitality properties), have reserves, as of the cut-off date, for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR
CERTIFICATES                  The effect of mortgage pool loan losses will be
                              more severe:

                              o if the pool is comprised of a small number of
                                loans, each with a relatively large principal amount; or

                              o if the losses relate to loans that account for a
                                disproportionately large percentage of the aggregate principal balance of all mortgage loans.

                              14 groups of mortgage loans are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the 3 largest groups represent 5.9%, 3.3% and 2.8%, respectively, of the initial outstanding pool balance.

                              The largest mortgage loan represents 8.0% of the initial outstanding pool balance. The 10 largest mortgage loan exposures in the aggregate represent 45.8% of the initial outstanding pool balance. Each of the other mortgage loans represents less than 2.0% of the initial outstanding pool balance.

A CONCENTRATION OF LOANS
WITH THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH
COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES             A concentration of mortgaged property types also
                              can pose increased risks. A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans. The following property types represent the indicated percentage of the initial outstanding pool balance:

                              o retail properties represent 36.5%;

                              o office properties represent 35.6%;

                              o industrial properties represent 19.1%;

                              o manufactured housing community properties
                                represent 6.6%;

                              o multifamily properties represent 1.6%; and

                              o hospitality properties represent 0.5%.

A CONCENTRATION OF
MORTGAGED PROPERTIES IN A
LIMITED NUMBER OF
LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                  Concentrations of mortgaged properties in
                              geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                              The mortgaged properties are located throughout 28 states and the District of Columbia. In particular, investors should note that mortgage loans representing 9.4% of the initial outstanding pool balance are secured by mortgaged properties located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be covered by insurance (such as earthquakes) than properties located in other parts of the country. The mortgage loans generally do not require any borrowers to maintain earthquake insurance. 1 mortgaged property, securing 0.6% of the initial outstanding pool balance, has a seismic engineering report which indicates probable maximum loss to the related improvements in excess of 20% and is insured by earthquake insurance. 1 mortgaged property, securing 1.4% of the initial outstanding pool balance, has a seismic engineering report which indicates probable maximum loss to the related improvements in excess of 20% and is not insured by earthquake insurance. If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                              In addition, mortgage loans representing 10.4%, 9.6%, 9.4%, 9.3%, 7.8%, 7.0%, 6.4% and 5.4% of the
                              initial outstanding pool balance are secured by mortgaged properties located in Illinois, Georgia, California, Texas, New York, Florida, Colorado and Missouri, respectively, and concentrations of mortgaged properties, in each case, representing less than 5.0% of the initial outstanding pool balance, also exist in several other states.

A LARGE CONCENTRATION OF
RETAIL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE
SPECIAL RISKS OF RETAIL
PROPERTIES                    31 of the mortgaged properties, securing 36.5% of
                              the initial outstanding pool balance, are retail properties. The quality and success of a retail property's tenants significantly affect the property's value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline.

                              An "anchor tenant" is proportionately larger in size and is vital in attracting customers to a retail property, whether or not it is part of the mortgaged property. 30 of the mortgaged properties, securing 36.0% of the initial outstanding pool balance, are properties considered by the applicable seller to be leased to or are adjacent to or are occupied by anchor tenants.

                              The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

                              o an anchor store's failure to renew its lease;

                              o termination of an anchor store's lease;

                              o the bankruptcy or economic decline of an anchor
                                store or self-owned anchor or the parent company thereof; or

                              o the cessation of the business of an anchor store
                                at the shopping center, even if, as a tenant, it continues to pay rent.

                              There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent or to terminate their leases if certain anchor stores are either not operated or fail to meet certain business objectives.

                              Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF
OFFICE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE
SPECIAL RISKS OF OFFICE
PROPERTIES                    38 of the mortgaged properties, securing 35.6% of
                              the initial outstanding pool balance, are office properties.

                              A large number of factors affect the value of these office properties, including:

                              o the quality of an office building's tenants;

                              o the diversity of an office building's tenants
                                (or reliance on a single or dominant tenant);

                              o the physical attributes of the building in
                                relation to competing buildings, e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems;

                              o the desirability of the area as a business
                                location;

                              o the strength and nature of the local economy
                                (including labor costs and quality, tax
                                environment and quality of life for employees); and

                              o certain office properties which have tenants
                                that are technology and internet start-up companies. Technology and internet start-up companies have recently experienced a variety of circumstances that tend to make their businesses relatively volatile. Because many of those companies have little or no operating history and their owners and management are often inexperienced, such companies may be heavily dependent on obtaining venture capital financing. In addition, technology and internet start-up companies often require significant build-out related to special technology which may adversely affect the ability of the landlord to relet the properties. The relative instability of these tenants may have an adverse impact on certain of the properties.

                              Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE
SPECIAL RISKS OF INDUSTRIAL
PROPERTIES                    41 of the mortgaged properties, securing 19.1%
                              of the initial outstanding pool balance, are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                              o reduced demand for industrial space because of a
                                decline in a particular industry segment;

                              o increased supply of competing industrial space
                                because of relative ease in constructing buildings of this type;

                              o a property becoming functionally obsolete;

                              o insufficient supply of labor to meet demand;

                              o changes in access to the property, energy
                                prices, strikes, relocation of highways or the construction of additional highways;

                              o location of the property in relation to access
                                to transportation;

                              o suitability for a particular tenant;

                              o building design and adaptability;

                              o a change in the proximity of supply sources; and

                              o environmental hazards.

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING
COMMUNITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE
SPECIAL RISKS OF
MANUFACTURED HOUSING
COMMUNITY PROPERTIES          13 of the mortgaged properties, securing 6.6% of
                              the initial outstanding pool balance, are manufactured housing communities. A large number of factors may affect the value and successful operation of these manufactured housing communities, including:

                              o the first mortgage lien encumbers land, but not
                                the individual units which may be located on the land;

                              o competition from other manufactured housing
                                communities and other residential developments (such as apartment buildings and single family homes) in the local market;

                              o the age, appearance, location and reputation of
                                the community;

                              o the ability of management to provide adequate
                                maintenance and insurance;

                              o the types of services and amenities the
                                community provides; and

                              o state and local regulations, including rent
                                control and rent stabilization.

                              The manufactured housing communities are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

                              Some properties within the manufactured housing communities may lease sites to non-permanent recreational vehicles, which occupancy is often very seasonal in nature.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY
AND MAY ADVERSELY AFFECT
THE PAYMENTS ON YOUR
CERTIFICATES                  The bankruptcy or insolvency of a major tenant, or
                              a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease.
                              The actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL
RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                  Various environmental laws may make a current or
                              previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage.
                              Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

                              The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                              In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

ENVIRONMENTAL RISKS RELATING
TO SPECIFIC MORTGAGED
PROPERTIES MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                  In general, in connection with the origination of
                              the mortgage loans, environmental site assessments were prepared for the related mortgaged properties. In all cases where such environmental site assessments were prepared, the minimum standard required for such environmental site assessments was a Phase I type of environmental site assessment. Phase I environmental site assessments include a site inspection, interview of knowledgeable persons, review of certain records and government databases, and preparation of a report by an environmental professional, but do not usually include sampling and laboratory analysis.

                              With respect to the mortgaged properties for which environmental site assessments were prepared on or after December 1, 2000, relating to mortgage loans sold to the trust by State Farm Life Insurance Company and Teachers Insurance and Annuity Association of America (representing 11.1% of the initial outstanding pool balance), the related seller has represented to us that, other than as disclosed, to the seller's knowledge, (x) no hazardous material is present on such property such that (1) the value, use or operations of such property is materially and adversely affected or
                              (2) under applicable federal, state or local law and regulations, (a) such hazardous material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the property or (b) the presence of such hazardous material could subject the owners of such property, or the holders of a security interest therein, to liability for the cost of responding to such hazardous material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the property and (y) such property is in material compliance with all applicable federal, state and local laws and regulations pertaining to hazardous materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such property and neither the seller nor, to the seller's knowledge, the related mortgagor or any current tenant thereon has received any notice of any violation or potential violation of any such law or regulation.

                              With respect to the mortgaged properties for which environmental site assessments were prepared on or after December 1, 2000, relating to mortgage loans sold to the trust by Morgan Stanley Dean Witter Mortgage Capital Inc., Principal Silver, LLC (if any) and John Hancock Real Estate Finance, Inc. (representing 36.2% of the initial outstanding pool balance), the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions, it had no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.

                              With respect to the remaining mortgaged properties for which environmental site assessments were prepared prior to December 1, 2000, relating to mortgage loans representing 52.7% of the initial outstanding pool balance, the related seller has represented to us that (i) no hazardous material is present on such mortgaged property such that
                              (1) the value of such mortgaged property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (b) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and
                              (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable seller nor, to such seller's knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.

                              A description of such specified exceptions and other matters identified in certain site assessments is set forth under "Description of the Mortgage Pool--Assessments of Property Value and Condition--Environmental Assessments" in this prospectus supplement.

                              The environmental assessments generally did not disclose the presence or risk of environmental contamination that is considered materially adverse to the interests of the holders of the certificates and the value of the mortgage loan; however, in certain cases, such assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or take other actions necessary to address such adverse conditions. We cannot assure you, however, that the environmental assessments revealed or accurately quantified all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as any leaking underground storage tanks).

                              Some of the mortgaged properties securing the mortgage loans were previously operated as or are located near other properties currently or previously operated as on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits or licenses in connection with their operations and activities and to comply with various environmental laws, including those governing the use and storage of hazardous materials. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous materials from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan.

                              With respect to 4 mortgaged properties, securing 3.3% of the initial outstanding pool balance, the related sellers have obtained, and there will be assigned to the trust, environmental policies covering certain environmental matters with respect to the related mortgaged properties.

                              Before the special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS
MATURITY DATE, YOU MAY
EXPERIENCE A LOSS             73 of the mortgage loans, representing 80.6% of
                              the initial outstanding pool balance, are balloon loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date. Balloon loans involve greater risk than fully amortizing loans because the borrower's ability to repay a balloon loan on its maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                              o the availability of, and competition for, credit
                                for commercial real estate projects;

                              o prevailing interest rates;

                              o the fair market value of the related mortgaged
                                property;

                              o the borrower's equity in the related mortgaged
                                property;

                              o the borrower's financial condition;

                              o the operating history and occupancy level of the
                                mortgaged property;

                              o tax laws; and

                              o prevailing general and regional economic
                                conditions.

                              The availability of funds in the credit markets fluctuates over time.

                              None of the sellers or their respective affiliates are under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS
MAY REDUCE THE CASH FLOW
AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES          The mortgaged property underlying 1 mortgage loan,
                              representing 0.4% of the initial outstanding pool balance, secures a subordinate loan that is not included in the trust. The holder of this subordinate loan has not entered into a standstill or intercreditor agreement with the holder of the related mortgage loan.

                              4 mortgage loans, representing 16.8% of the initial outstanding pool balance, are structured as multiple pari passu notes which are each secured by the mortgaged property related to such mortgage loan. Such mortgage loans include Mortgage Loan No. 1 (the "Woodfield Pari Passu Loan") described under "Description of the Mortgage Pool--The Woodfield Pari Passu Loan," Mortgage Loan No. 2 (the "One Seaport

                              Plaza Pari Passu Loan") described under
                              "Description of the Mortgage Pool--The One Seaport Plaza Loan," Mortgage Loan Nos. 50-51 (which are collectively evidenced by a single note) and Mortgage Loan Nos. 52-53 (which are collectively evidenced by a single note).

                              The sellers will represent that, to their knowledge, none of the other mortgaged properties secure any loans that are subordinate or on a pari passu basis with the related mortgage loan. However, the sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists, and we will make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property.

                              2 mortgage loans, representing 0.7% of the initial outstanding pool balance, permit the related borrowers to incur additional subordinate financing secured by the related mortgaged property either without prior lender approval or upon the satisfaction of certain conditions.

                              In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property.

                              Neither the sellers nor we will make any representation as to whether a third party holds debt secured by a pledge of equity interest in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                              When a borrower, or its owners, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                              Additionally, if the borrower, or its owners, are obligated to another lender, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                              Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

                              For further information with respect to
                              subordinate and other financing, see Appendix II.

BANKRUPTCY PROCEEDINGS
RELATING TO A BORROWER CAN
RESULT IN DISSOLUTION OF
THE BORROWER AND THE
ACCELERATION OF THE RELATED
MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE RELATED
MORTGAGE LOAN                 Under the federal bankruptcy code, the filing of a
                              bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                              o grant a debtor a reasonable time to cure a
                                payment default on a mortgage loan;

                              o reduce monthly payments due under a mortgage
                                loan;

                              o change the rate of interest due on a mortgage
                                loan; or

                              o otherwise alter the terms of the mortgage loan,
                                including the repayment schedule.

                              Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                              The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lock-box arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                              As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                              A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

THE MORTGAGE LOANS WERE NOT
SPECIFICALLY ORIGINATED FOR
SECURITIZATION; THE
BORROWERS ARE GENERALLY NOT
SPECIAL PURPOSES ENTITIES     The majority of the mortgage loans were not
                              originated specifically for securitization, and generally the mortgage loans lack many provisions which are customary in mortgage loans intended for securitization. Generally, the borrowers are not required to make payments to lockboxes, maintain reserves for certain expenses, such as capital expenditures, tenant improvements and leasing commissions, and the lenders under such mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. In addition, unlike borrowers which have been formed specifically for securitization, the loan documents and organizational documents of the borrowers under 87 mortgage loans, representing 58.1% of the initial outstanding pool balance, generally do not limit the purpose of the borrowers to owning the mortgaged properties, and the loan documents and organizational documents of such borrowers do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special-purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, such borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any of these other obligations constitutes a default under the related mortgage loan. Generally, neither such borrowers nor entities having an interest in such borrowers have independent directors whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrowers. One of the purposes of an independent director of the borrower or of a special-purpose entity having an interest in the borrower is to avoid a bankruptcy petition filing which is not justified by the borrower's own economic circumstances but is instead intended to benefit an affiliate. Borrowers that are not special purpose entities may be more likely to file bankruptcy petitions which may adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT
UPON SUCCESSFUL MANAGEMENT    The successful operation of a real estate project
                              depends upon the property manager's performance and viability. The property manager is generally responsible for:

                              o responding to changes in the local market;

                              o planning and implementing the rental structure;

                              o operating the property and providing building
                                services;

                              o managing operating expenses; and

                              o assuring that maintenance and capital
                                improvements are carried out in a timely fashion.

                              Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                              A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                              We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY
NOT BE ENFORCEABLE            Provisions prohibiting prepayment during a lockout
                              period or requiring the payment of prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Provisions requiring the payment of prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.
                              Accordingly, we cannot assure you that the obligation to pay any prepayment premium or yield maintenance charge will be enforceable either in whole or in part. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.

                              Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          The mortgage loans generally do not require the
                              related borrower to cause rent and other payments to be made into a lock box account maintained on behalf of the lender. If rental payments are not required to be made directly into a lock box account, there is a risk that the borrower will divert such funds for purposes other than the payment of the mortgage loan and maintaining the mortgaged property.

THE ABSENCE OF RESERVES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES             The mortgage loans generally do not require the
                              borrowers to set aside funds for specific reserves controlled by the lender. Even to the extent that any of the mortgage loans require any such reserves, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of items such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions (or other items for which such reserves were established) or that borrowers under the related mortgage loans will put aside sufficient funds to pay for such items. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements or to enable the borrowers under the related mortgage loans to fully pay for such items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                  Title insurance for a mortgaged property generally
                              insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

                              o a title insurer will have the ability to pay
                                title insurance claims made upon it;

                              o the title insurer will maintain its present
                                financial strength; or

                              o a title insurer will not contest claims made
                                upon it.

MORTGAGED PROPERTIES
SECURING THE MORTGAGE LOANS
THAT ARE NOT IN COMPLIANCE
WITH ZONING AND BUILDING
CODE REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                  Noncompliance with zoning and building codes may
                              cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. At origination of the mortgage loans, the sellers took steps to establish that the use and operation of the mortgaged properties securing the mortgage loans were in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance.

                              Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the sellers generally do not consider those defects known to them to be material. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                              Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT
TO MORTGAGED PROPERTIES
SECURING THE MORTGAGE LOANS
COULD ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                  From time to time, there may be condemnations
                              pending or threatened against one or more of the mortgaged properties. There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan.
                              Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                  The mortgaged properties may suffer casualty
                              losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                              Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

                              As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                              In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. According to publicly available reports, recent delays in federal legislation have put pressure on commercial insurers to withdraw from lines of business that are viewed as exposing them to terrorism risks and have resulted in some insurers sending provisional notices of nonrenewal to commercial customers. Most state regulators have permitted insurance carriers admitted in their states to exclude terrorism risks from coverage under certain lines of commercial insurance. Insurance carriers in those states where regulators have not allowed an exclusion for terrorism risks may withdraw from offering those lines and such withdrawals could further decrease the availability and increase the cost of insurance required with respect to mortgaged properties. There can be no certainty that insurance policies which are renewed will continue to provide coverage for terrorist attacks. The insurance policies on certain mortgaged properties may be renewed without such coverage and it is expected that other mortgaged properties may be similarly affected in the future. Such policies may also not provide full or any coverage for biological, chemical, nuclear or other specified events.

                              The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to indicate that they intend to eliminate coverage for acts of terrorism from their reinsurance. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the deductible amount for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, casualty insurance associations have proposed a terrorism reinsurance pool that would be backed by the federal government. However, passage of this proposal is uncertain at this time and even if such proposals are instituted it is unclear what acts will fall under the category of "terrorism" as opposed to "acts of war" or "natural disasters," which may not be covered.

                              If such casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          Some of the mortgaged properties are covered by
                              blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY
NOT REFLECT ALL CONDITIONS
THAT REQUIRE REPAIR ON THE
PROPERTY Each of the sellers, or engineering consultants engaged by them, inspected all of the mortgaged properties in connection with the origination of their respective mortgage loans (except with respect to 18 mortgaged properties securing 18.3% of the initial outstanding pool balance) to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

                              With respect to the mortgaged properties for which property inspection or engineering reports were prepared on or after December 1, 2000 or for which there is no property inspection report but a Certificate of Substantial Completion from an architect or an Architect's Certificate of Completion was submitted, relating to mortgaged properties securing 46.7% of the initial outstanding pool balance, the related seller has represented to us that, except as disclosed in the related report, it has no knowledge of any condition that would materially and adversely affect its value as security for the related mortgage loan.

                              With respect to the remaining mortgaged properties for which property inspection or engineering reports were prepared prior to December 1, 2000 or for which no property inspection or engineering reports were prepared, relating to mortgaged properties securing 35.0% of the initial outstanding pool balance, the related seller has represented to us that, subject to certain specified exceptions, no material adverse property condition exists.

                              We cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material and adverse condition was disclosed, such condition has been or is required to be remedied to the related seller's satisfaction or funds as deemed necessary by such seller, or the related engineering consultant, have been reserved to remedy the material and adverse condition or other resources for such repairs were available at origination.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE
VALUE OF THE MORTGAGED
PROPERTIES                    In connection with the origination or sale to us
                              of each of the mortgage loans, the related mortgaged property was appraised or a market study was performed. The resulting estimated property values represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.
                              There is no assurance that the appraisal or market study values indicated accurately reflect past, present or future market values of the mortgaged properties.

                              For 28 of the mortgage loans, representing 48.8% of the initial outstanding pool balance, the loan-to-value ratio was calculated according to the methodology described in this prospectus supplement based on an estimate of value from a third-party appraisal.

                              For 77 of the mortgage loans, representing 51.2% of the initial outstanding pool balance, the loan-to-value ratio was calculated according to the methodology described in this prospectus supplement based on valuations determined by applying a capitalization rate obtained from an updated third party market study to the underwritten net operating income of the mortgaged property.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                  As principal payments or prepayments are made on
                              mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal is paid to the certificates with the highest payment priority until such classes have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON
YOUR CERTIFICATES             As described in this prospectus supplement, the
                              rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class
                              H, Class G, Class F, Class E, Class D, Class C and
                              Class

                              B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, pro rata, and, solely with respect to losses of interest, to the Class X Certificates, in proportion to the amounts of interest or principal payable thereon.

THE OPERATION OF A MORTGAGED
PROPERTY FOLLOWING
FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX
STATUS OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          If the trust acquires a mortgaged property as a
                              result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

CROSS-COLLATERALIZATION OF
GROUPS OF MORTGAGE LOANS
COULD LEAD TO REDUCED
PAYMENTS ON YOUR
CERTIFICATES                  The mortgage pool includes 4 groups of mortgage
                              loans, which represent 6.6% of the initial outstanding pool balance, under which an aggregate amount of indebtedness is evidenced by multiple obligations that are cross-defaulted and cross-collateralized among multiple mortgaged properties, with no group representing more than 5.0% of such aggregate principal balance.

                              Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower or its representative. Specifically, a lien granted by a borrower entity for the benefit of another borrower or borrowers in a cross-collateralization arrangement could be avoided if a court were to determine that:

                              o such borrower entity was insolvent when it
                                granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

                              o such borrower entity did not receive fair
                                consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien benefiting the other borrowers.

                              Among other things, a legal challenge to the granting of the liens may focus on (i) the benefits realized by such borrower entity from the respective mortgage loan proceeds as compared to the value of its respective property, and (ii) the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower's respective mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the related mortgages that are subject to such cross-collateralization.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY
AFFECT THE TIMING OF
PAYMENTS ON YOUR
CERTIFICATES                  Some states, including California, have laws
                              prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be significantly delayed and otherwise limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY
OF ANY AFFILIATED BORROWERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          14 groups of mortgage loans, the 3 largest of
                              which represent 5.9%, 3.3% and 2.8%, respectively, of the initial outstanding pool balance, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                              The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          In certain jurisdictions, if tenant leases are
                              subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions.
                              Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                              Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          There may be pending or threatened legal
                              proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.
                              We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES          Under the Americans with Disabilities Act of 1990,
                              public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities
                              Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY
HAVE AN ADVERSE EFFECT ON
YOUR CERTIFICATES             Conflicts between various certificateholders. The
                              special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if the certificate principal balance thereof is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                              The master servicer, any primary servicer, the special servicer or an affiliate of any of them may acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicer, a primary servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. However, the pooling and servicing agreement and each primary servicing agreement provides that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer, the primary servicers or the special servicer, as applicable. The initial operating adviser will be Insignia Financial Services, Inc. and Lend Lease Asset Management, L.P. will be the initial special servicer.

                              In addition, the controlling class for the One Seaport Plaza Loan may change when that certain note that is secured by the mortgaged property related to such loan and has a principal balance of $65,000,000 is included in another securitization. See "Description of the Mortgage Pool--The One Seaport Plaza Loan" in this prospectus supplement.

                              The primary servicers for certain of the mortgage loans will be Principal Capital Management, LLC, John Hancock Real Estate Finance, Inc. and ORIX Capital Markets, LLC or affiliates thereof and the master servicer will delegate many of its servicing obligations to such primary servicers pursuant to certain primary servicing agreements. Under such circumstances, the primary servicers may have interests that conflict with the interests of the holders of the certificates. However, the primary servicing agreements provide that the mortgage loans are to be serviced in accordance with the servicing standard.

                              Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                              Conflicts between the trust and sellers. The activities of the sellers or their affiliates may involve properties which are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the sellers or their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such sellers acquire any certificates. In particular, if certificates held by a seller are part of a class that is or becomes the controlling class, the seller, as part of the holders of the controlling class, would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

                              The sellers or their affiliates may acquire a portion of the certificates. Under such circumstances, they may become the controlling class, and as such have interests that may conflict with their interests as a seller of the mortgage loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR
CERTIFICATES                  The yield to maturity on your certificates will
                              depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation.

                              The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                              Voluntary prepayments under some of the mortgage loans are prohibited for specified lockout periods or require payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the maturity date. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lockout periods. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                              o the terms of the mortgage loans;

                              o the length of any prepayment lockout period;

                              o the level of prevailing interest rates;

                              o the availability of mortgage credit;

                              o the applicable yield maintenance charges or
                                prepayment premiums and the ability of the master servicer, a primary servicer or the special servicer to enforce the related provisions;

                              o the failure to meet requirements for release of
                                escrows/reserves that result in a prepayment;

                              o the occurrence of casualties or natural
                                disasters; and

                              o economic, demographic, tax or legal factors.

                              Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless an event of default has occurred. In addition, if a seller repurchases any mortgage loan from the trust due to the breach of a representation or warranty, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Such a repurchase may, therefore, adversely affect the yield to maturity on your certificates.

                              Although all of the mortgage loans have protection against voluntary prepayments in full in the form of lockout periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that (i) borrowers will refrain from fully prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium, (ii) involuntary prepayments or repurchases will not occur, or (iii) partial prepayments will not occur in the case of those loans that permit such prepayment without a yield maintenance charge or prepayment premium.

                              In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges. This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached hereto for a description of the various pre-payment provisions.

RELEASE OF COLLATERAL         Notwithstanding the prepayment restrictions
                              described herein, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Appendix II hereto. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the borrower is required (among other things) to pay a release price, which may include a prepayment premium or yield maintenance charge on all or a portion of such payment. See
                              Appendix II attached hereto for further details regarding the various release provisions.

THE YIELD ON YOUR
CERTIFICATE WILL BE AFFECTED
BY THE PRICE AT WHICH YOU
PURCHASE THE CERTIFICATE AND
THE RATE, TIMING AND AMOUNT
OF DISTRIBUTIONS ON YOUR
CERTIFICATE                   The yield on any certificate will depend on (1)
                              the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                              o the interest rate for such certificate;

                              o the rate and timing of principal payments
                                (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties) on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

                              o the rate, timing and severity of losses on or in
                                respect of the mortgage loans or unanticipated expenses of the trust;

                              o the timing and severity of any interest
                                shortfalls resulting from prepayments to the extent not offset by a reduction in master servicer compensation as described in this prospectus supplement;

                              o the timing and severity of any reductions in the
                                appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

                              o the method of calculation of prepayment premiums
                                and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

                              In addition, any change in the weighted average life of a certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS The rate and timing of delinquencies or defaults on the mortgage loans could affect the following aspects of the offered certificates:

                              o the aggregate amount of distributions on them;

                              o their yields to maturity;

                              o their rates of principal payments; and

                              o their weighted average lives.

                              The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class O, Class N,

                              Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 pro rata and, with respect to interest losses only, the Class X Certificates based on their respective entitlements.

                              If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

                              If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                              Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL
SERVICER AND THE TRUSTEE
MAY HAVE AN ADVERSE EFFECT
ON THE PAYMENTS ON YOUR
CERTIFICATES                  To the extent described in this prospectus
                              supplement, the master servicer, the trustee or the fiscal agent will be entitled to receive interest at the "Prime Rate" on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. No advance interest will accrue during the grace period, if any, for the related mortgage loan, however, if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made. This interest may be offset in part by default interest and late payment charges or default interest paid by the borrower or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on certificates.

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO
BANKRUPTCY OR INSOLVENCY LAWS
THAT MAY AFFECT THE TRUST'S
OWNERSHIP OF THE MORTGAGE
LOANS In the event of the insolvency of any seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

                              Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the sellers, which opinions are subject to various assumptions and qualifications, the sellers believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND
MARKET VALUE MAY ADVERSELY
EFFECT PAYMENTS ON YOUR
CERTIFICATES                  Your certificates will not be listed on any
                              securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While Morgan Stanley
                              & Co. Incorporated and Credit Suisse First Boston
                              Corporation each currently intends to make a secondary market in the certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates.
                              The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

INTEREST RATES BASED ON A
WEIGHTED AVERAGE COUPON
RATE ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES             The interest rates on the Class E, Class F, and
                              Class G Certificates are based on a weighted average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on the Class H, Class J, Class K, Class L, Class M, Class
                              N and Class O Certificates are capped at such weighted average rate. This weighted average rate is further described in this prospectus supplement under the definition of "Weighted Average Net
                              Mortgage Rate". Any class of certificates which is either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

                              In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the interest rate of your certificates.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

         Capitalized terms are defined in the "Glossary of Terms" attached hereto.

GENERAL

         The Series 2002-IQ2 Commercial Mortgage Pass-Through Certificates will be issued on or about June 27, 2002 pursuant to a Pooling and Servicing Agreement to be dated as of June 1, 2002, among Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer, the trustee and the fiscal agent.

         The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (or, with respect to any mortgage loan due on a date other than the first day of each month, the due date of such mortgage loan in June), exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date (or, with respect to any mortgage loan due on a date other than the first day of each month, the due date of such mortgage loan in June);

o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

o a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

o certain rights of Morgan Stanley Dean Witter Capital I Inc. under, or assigned to Morgan Stanley Dean Witter Capital I Inc. pursuant to, each of the Mortgage Loan Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

         The certificates will be issued on or about June 27, 2002 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after June 1, 2002 (or, with respect to any mortgage loan due on a date other than the first day of each month, the due date of such mortgage loan in June).

         o The certificates will consist of 22 classes, to be designated as:

         o the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates;

         o        the Class X-1 Certificates and the Class X-2 Certificates;

         o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates and the Class O Certificates; and

         o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess thereof.

         Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

         All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

         Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

         Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

         Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                 INITIAL AGGREGATE       APPROXIMATE PERCENT OF                              APPROXIMATE CREDIT
  CLASS         CERTIFICATE BALANCE       INITIAL POOL BALANCE      RATINGS (FITCH/S&P)            SUPPORT
----------    -----------------------   ------------------------   ---------------------    --------------------
Class A-1          $118,000,000                  15.16%                   AAA/AAA                  14.875%
Class A-2          $131,500,000                  16.89%                   AAA/AAA                  14.875%
Class A-3          $151,000,000                  19.39%                   AAA/AAA                  14.875%
Class A-4          $262,260,000                  33.68%                   AAA/AAA                  14.875%
Class B             $25,305,000                   3.25%                    AA/AA                   11.625%
Class C             $24,330,000                   3.12%                     A/A                     8.500%
Class D              $7,786,000                   1.00%                    A-/A-                    7.500%

         The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

         The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

         The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

         The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

         o during the period from the Closing Date through and including the distribution date occurring in June 2004, the sum of (a) the lesser of $58,600,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the certificate balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time;

         o during the period following the distribution date occurring in June 2004 through and including the distribution date occurring in June 2005, the sum of (a) the lesser of $11,500,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time and (c) the lesser of $7,200,000 and the certificate balance of the Class H Certificates outstanding from time to time;

         o during the period following the distribution date occurring in June 2005 through and including the distribution date occurring in June 2006, the sum of (a) the lesser of $99,800,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates outstanding from time to time and (c) the lesser of $7,100,000 and the certificate balance of the Class F Certificates outstanding from time to time;

         o during the period following the distribution date occurring in June 2006 through and including the distribution date occurring in June 2007 the sum of (a) the lesser of $26,000,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-3, Class A-4, Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $2,600,000 and the certificate balance of the Class E Certificates outstanding from time to time;

         o during the period following the distribution date occurring in June 2007 through and including the distribution date occurring in June 2008, the sum of (a) the lesser of $114,400,000 and the certificate balance of the Class A-3 Certificates outstanding from time to time and (b) the certificate balance of the Class A-4, Class B and Class C Certificates outstanding from time to time;

         o during the period following the distribution date occurring in June 2008 through and including the distribution date occurring in June 2009, the sum of (a) the lesser of $56,700,000 and the certificate balance of the Class A-3 Certificates outstanding from time to time, (b) the certificate balance of the Class A-4 and Class B Certificates outstanding from time to time and (c) the lesser of $15,500,000 and the certificate balance of the Class C Certificates outstanding from time to time; and

         o        following the distribution date occurring in June 2009, $0.

         Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in June 2009. Accordingly, upon initial issuance, the aggregate

Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $778,574,565 and $691,924,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

         The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

         The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates for each Distribution Date will be equal to 4.09%, 5.16%, 5.52%, 5.74%, 5.93%, 6.12% and 6.23% per
annum, respectively.

         The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 0.32% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent a separate component of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent another separate component of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before June 2009, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

         o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

         o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

         o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

         o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

         Notwithstanding the foregoing, for any Distribution Date occurring after June 2009, the Certificate Balance of each class of Principal Balance Certificates will constitute a single separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.

         The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 1.75% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in June 2009 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total Notional Amount of the Class X-2 certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent a separate component of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before June 2009, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

         o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

         o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

         Under no circumstances will the Class X-2 Strip Rate be less than zero.

         The Pass-Through Rate applicable to the Class E Certificates will be equal to the Weighted Average Net Mortgage Rate less 0.50%. The Pass-Through Rate applicable to the Class F Certificates will be equal to the Weighted Average Net Mortgage Rate less 0.31%. The Pass-Through Rate applicable to the Class G Certificates will be equal to the Weighted Average Net Mortgage Rate. The Pass-Through Rates applicable to each of the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will, at all times, be equal to the lesser of 5.77% per annum and the Weighted Average Net Mortgage Rate.

         The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

  General

         Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in July 2002. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

         The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

  The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the Glossary. With respect to the Distribution Date occurring in March of each year, the paying agent will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

  Application of the Available Distribution Amount

         On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

                     (i) to the holders of the Class A-1, Class A-2, Class A-3,
                  Class A-4, Class X-1 and Class X-2 Certificates, the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

                     (ii) to the holders of the Class A-1 Certificates, the
                  Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

                     (iii) upon payment in full of the aggregate Certificate
                  Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates;

                     (iv) upon payment in full of the aggregate Certificate
                  Balance of the Class A-2 Certificates, to the holders of the Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 and Class A-2 Certificates;

                     (v) upon payment in full of the aggregate Certificate
                  Balance of the Class A-3 Certificates, to the holders of the Class A-4 Certificates, the Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1, Class A-2 and Class A-3 Certificates;

                     (vi) to the holders of the Class A Certificates and the
                  Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated thereto and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

                     (vii) to the holders of the Class B Certificates, the
                  Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

                     (viii) upon payment in full of the aggregate Certificate
                  Balance of the Class A-4 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Certificates;

                     (ix) to the holders of the Class B Certificates, to
                  reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

                     (x) to the holders of the Class C Certificates, the
                  Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

                     (xi) upon payment in full of the aggregate Certificate
                  Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A or Class B Certificates;

                     (xii) to the holders of the Class C Certificates, to
                  reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

                     (xiii) to the holders of the Class D Certificates, the
                  Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

                     (xiv) upon payment in full of the aggregate Certificate
                  Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A, Class B or Class C Certificates;

                     (xv) to the holders of the Class D Certificates, to
                  reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

                     (xvi) to make payments to the holders of the private
                  certificates (other than the Class X-1 and Class X-2 Certificates) as contemplated below.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

o first, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o second, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

         On each Distribution Date, following the above-described distributions on the offered certificates and the Class X-1 and Class X-2 Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X-1 and Class X-2 Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class E Certificates, then payments under clauses
(1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates:

            (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for such Distribution Date; and

            (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

         Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates.

         Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance

Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses and Expense Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

  Distributions of Prepayment Premiums and Yield Maintenance Charges

         On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period will be distributed by the trustee on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the aggregate amount of the Prepayment Premium or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates. On or prior to the Distribution Date in May 2008, 53% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and 47% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in May 2008, any Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

         No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates or the Residual Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

  Treatment of REO Properties

         Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

  Appraisal Reductions

         Not later than the earliest Appraisal Event, the special servicer is required to obtain an appraisal, if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the appraisal by a state certified real estate appraiser or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.

         As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan is brought current under the then current terms of the mortgage loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan that has not been brought current for at least three consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain -- at the Operating Adviser's expense -- an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

         The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

         The Woodfield Pari Passu Loan is subject to provisions in the 2002-HQ Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the 2002-HQ Pooling and Servicing Agreement in respect of the Woodfield Pari Passu Loan will proportionately reduce the 2002-HQ Master Servicer's or the 2002-HQ Trustee's, as the case may be, obligation to make P&I Advances in respect of that mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates, taking into consideration distributions in respect of the Woodfield B Note (as defined herein).

  Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class O Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

         Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

         Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of class designation, in each case until such class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded thereto by the other classes of certificates with later alphabetical class designations.

         Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D,

Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates pro rata and, solely with respect to losses of interest, to the Class X-1 and Class X-2 Certificates (other than as a reduction of the Notional Amount), pro rata with each other and with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

         Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable Pass-Through Rate, will be distributable in subsequent periods to the extent of funds available therefor.

  Prepayment Interest Shortfalls and Prepayment Interest Excesses

         To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the master servicer and, if applicable, the Primary Servicing Fee payable to the primary servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable thereto on the Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

         In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon Payments that are received by the master servicer (from the borrower or a Primary Servicer) after the Determination Date but on or before the second business day prior to the related Distribution Date.

  Optional Termination

         The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all classes of Principal Balance Certificates then outstanding is less than or equal to 4.75% of the Initial Pool Balance.

         The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

         Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

         ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

  P&I Advances

         On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance, but only to the extent that the master servicer determines, in its sole discretion, exercised in accordance with the Servicing Standard, that the amount so advanced, plus interest expected to accrue thereon, will be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o the amount required to be advanced by the master servicer without giving effect to this sentence; and

o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

         In addition, the master servicer will not in any event be required to advance Prepayment Premiums, Yield Maintenance Charges, Default Interest or Balloon Payments.

         The 2002-HQ Master Servicer is obligated to make Advances with respect to the Woodfield Pari Passu Loan to the extent set forth in the 2002-HQ Pooling and Servicing Agreement.

         With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments. With respect to any mortgage loan which has a Due Date (inclusive of any grace period) on or after the Distribution Date, the master servicer is required to make advances of Scheduled Payments, subject to a favorable recoverability determination, to the extent such payments are not received from the applicable borrower by the master servicer on or before the related Master Servicer Remittance Date.

         With respect to each mortgage loan as to which the Due Date (inclusive of any grace period) occurs on or after the related Distribution Date, any related Balloon Payment due on such Due Date will be advanced on the related Master Servicer Remittance Date unless it has been determined that the borrower will not make the full Balloon Payment, in which case only the Scheduled Payment will be advanced, as described above.

         The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer determines in its sole discretion, exercised in accordance with the Servicing Standard, that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans. P&I Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided, that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the Master Servicer Remittance Date). In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

         The right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

  Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make Servicing Advances for real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

o        any ground rents in respect of such REO Property; and

o other costs and expenses necessary to maintain, manage or operate such REO Property.

         Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer determines, as described below, that the amount so advanced will be recoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO Property. In addition, the special servicer may make Servicing Advances on an emergency basis.

         The master servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan or REO Property. However, if the master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances and accrued interest will generally be reimbursable from any amounts on deposit in the Certificate Account or Distribution Account. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

  Nonrecoverable Advances

         The determination by the master servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer, in accordance with the Servicing Standard, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer, the operating adviser, the Rating Agencies, the paying agent and us and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer of nonrecoverability with respect to such Advance and shall have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

  Paying Agent Reports

         Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

              (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

                  (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

                  (ii) the amount of such distribution to holders of each class of REMIC Regular Certificates allocable to (A) interest and (B) Prepayment Premiums or Yield Maintenance Charges;

                  (iii) the number of outstanding mortgage loans and the
              aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

                  (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                     (A) delinquent 30 to 59 days,

                     (B) delinquent 60 to 89 days,

                     (C) delinquent 90 days or more,

                     (D) as to which foreclosure proceedings have been
                         commenced, or

                     (E) as to which bankruptcy proceedings have been commenced;

                  (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

                  (vi) as of the related Determination Date:

                     (A) as to any REO Property sold during the related
                         Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                     (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate

                         Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

                  (vii) the aggregate Certificate Balance or Notional Amount of each class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

                  (viii) the aggregate amount of Principal Prepayments made
              during the related Collection Period;

                  (ix) the Pass-Through Rate applicable to each class of REMIC
              Regular Certificates for such Distribution Date;

                  (x) the aggregate amount of servicing fees paid to the master servicer, the Primary Servicers and the special servicer;

                  (xi) the amount of Unpaid Interest, Realized Losses or Expense
              Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or Expense Losses;

                  (xii) the aggregate amount of Servicing Advances and P&I
              Advances outstanding, separately stated, that have been made by the master servicer, the trustee and the fiscal agent;

                  (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

              (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

         The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

         In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

         The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.etrustee.net. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Dean Witter Capital I Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's website, investors may call 714-238-6700. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

         On an annual basis, the master servicer is required to deliver the Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, Morgan Stanley Dean Witter Capital I Inc. and anyone Morgan Stanley Dean Witter Capital I Inc. or either Underwriter reasonably designates, the special servicer and the Rating Agencies.

         The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating Agency, the special servicer and the Depositor, originals or copies of, among other things, the following items (to the extent such items are in its possession): (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

  Other Information

         The Pooling and Servicing Agreement generally requires that the paying agent make available, at its corporate trust offices or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, each Rating Agency or Morgan Stanley Dean Witter Capital I Inc., originals or copies of, among other things, the following items (to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o        the Pooling and Servicing Agreement and any amendments thereto;

o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o all officer's certificates delivered to the paying agent since the Closing Date;

o all accountants' reports delivered to the paying agent since the Closing Date;

o        the mortgage loan files;

o the most recent property inspection report prepared by or on behalf of the master servicer or the special servicer in respect of each mortgaged property;

o the most recent mortgaged property annual operating statements and rent rolls, if any, collected by or on behalf of the master servicer or the special servicer and delivered to the paying agent;

o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o any and all officer's certificates and other evidence delivered to the trustee to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

  Book-Entry Certificates

         Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The master servicer, the special servicer, the paying agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in June of 2002:

The close of business on:

     June 1, 2002           (A)   Cut-off Date.
     June 30, 2002          (B)   Record Date for all Classes of Certificates.
     June 2-July 8          (C)   The Collection Period. The master servicer
                                  receives Scheduled Payments due after the
                                  Cut-off Date and any Principal Prepayments
                                  made after the Cut-off Date and on or prior to
                                  July 8.
     July 8                 (D)   Determination Date (five Business Days prior
                                  to the Distribution Date).
     July 12                (E)   Master Servicer Remittance Date (one Business
                                  Day prior to the Distribution Date).
     July 15                (F)   Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

         (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date (or, with respect to the mortgage loans with due dates on a date other than the first of the month, as of the close of business on such due date in June), after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

         (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

         (D) Generally, as of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

         (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

         (F) The paying agent will make distributions to Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE, FISCAL AGENT, PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

  The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent

         LaSalle Bank National Association will act as the trustee (in such capacity, the "trustee"). LaSalle Bank National Association is an affiliate of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC,
(ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA-" by Fitch and S&P, or otherwise acceptable to the Rating Agencies as evidenced by a Rating Agency Confirmation. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group - Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ2. As of December 31, 2001, the trustee had assets of approximately $54.7 billion. See "Description of the Agreements--Duties of the Trustee", "Description of the Agreements--Matters Regarding the Trustee" and "Description of the Agreements--Resignation and Removal of the Trustee" in the prospectus.

         LaSalle Bank National Association will also serve as the paying agent (in such capacity, the "paying agent"). In addition, LaSalle Bank National Association will serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "Authenticating Agent"). As compensation for the performance of its duties as trustee, paying agent, Certificate Registrar and Authenticating Agent, LaSalle Bank National Association will be paid the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

  The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of December 31, 2001, the fiscal agent had consolidated assets of approximately $527.03 billion. On May 22, 2002, Moody's Investors Service announced that it is reviewing its ratings of ABN AMRO Bank N.V. and LaSalle Bank National Association for possible downgrade. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

         The trustee, the fiscal agent, the Certificate Registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution Date" in this prospectus supplement is the date on which such

Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

         The Rated Final Distribution Date of each class of offered certificates is the Distribution Date in December 2035.

         The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

         The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

o        to cure any ambiguity;

o to cause the provisions therein to conform to or be consistent with or in furtherance of the statements contained herein made with respect to the certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

o to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC for the purposes of federal income tax (or comparable provisions of state income tax law);

o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates; or

o to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

         No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Holder not consenting thereto without the consent of 100% of the Certificateholders or (B) adversely affect the status of any REMIC. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

         The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (iv) of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement and any Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

o reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o no such amendment may eliminate the master servicer's, the fiscal agent's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder; or

o adversely affect the status of any REMIC for federal income tax purposes, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III
         Certificateholders). The Trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


GENERAL

         The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o        the Pass-Through Rate for such certificate;

o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

         In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

         The interest rates on the Class E, Class F and Class G Certificates are based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on the Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates are capped at such weighted average rate. Accordingly, the yield on the those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical, and, if applicable, descending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

         The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

         Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

         If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the Principal Balance Certificates in the following order: first, to the Class O Certificates until the Certificate Balance thereof has been reduced to zero; then to the other respective Classes of Principal Balance Certificates, in ascending -- that is, from N to A -- alphabetical order of Class designation, until the remaining Certificate Balance of each such class of certificates has been reduced to zero. Realized Losses and Expense Losses allocable to interest will generally be applied in the same order to Distributable Certificate Interest otherwise payable to each such Class; provided that Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-2, Class A-3 and Class A-4 and Class X-1 and Class X-2 Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

         The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

         The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

         For the purposes of each table, the weighted average life of a certificate is determined by:

o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o        summing the results; and

o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

         The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

           DISTRIBUTION DATE                 0%           25%          50%          75%          100%
           -----------------                 --           ---          ---          ---          ----
Closing Date                                 100%         100%         100%         100%          100%
June 2003                                     86%          86%          86%          86%           86%
June 2004                                     71%          71%          71%          71%           71%
June 2005                                     52%          52%          52%          52%           52%
June 2006                                     27%          27%          27%          27%           27%
June 2007                                      0%           0%           0%           0%            0%
Weighted average life (years)               2.89         2.89         2.89          2.88         2.88


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

           DISTRIBUTION DATE                 0%           25%          50%          75%          100%
           -----------------                 --           ---          ---          ---          ----
Closing Date                                 100%         100%         100%         100%          100%
June 2003                                    100%         100%         100%         100%          100%
June 2004                                    100%         100%         100%         100%          100%
June 2005                                    100%         100%         100%         100%          100%
June 2006                                    100%         100%         100%         100%          100%
June 2007                                     97%          95%          93%          90%           81%
June 2008                                     37%          37%          37%          36%           31%
June 2009                                      0%           0%           0%           0%            0%
Weighted average life (years)               5.76         5.75         5.74          5.73         5.61


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

           DISTRIBUTION DATE                 0%           25%          50%          75%          100%
           -----------------                 --           ---          ---          ---          ----
Closing Date                                 100%         100%         100%         100%          100%
June 2003                                    100%         100%         100%         100%          100%
June 2004                                    100%         100%         100%         100%          100%
June 2005                                    100%         100%         100%         100%          100%
June 2006                                    100%         100%         100%         100%          100%
June 2007                                    100%         100%         100%         100%          100%
June 2008                                    100%         100%         100%         100%          100%
June 2009                                     96%          95%          94%          93%           89%
June 2010                                     41%          41%          40%          40%           40%
June 2011                                     20%          18%          16%          13%            0%
June 2012                                      0%           0%           0%           0%            0%
Weighted average life (years)               7.91         7.89         7.88          7.86         7.78

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

           DISTRIBUTION DATE                 0%           25%          50%          75%          100%
           -----------------                 --           ---          ---          ---          ----
Closing Date                                 100%         100%         100%         100%          100%
June 2003                                    100%         100%         100%         100%          100%
June 2004                                    100%         100%         100%         100%          100%
June 2005                                    100%         100%         100%         100%          100%
June 2006                                    100%         100%         100%         100%          100%
June 2007                                    100%         100%         100%         100%          100%
June 2008                                    100%         100%         100%         100%          100%
June 2009                                    100%         100%         100%         100%          100%
June 2010                                    100%         100%         100%         100%          100%
June 2011                                    100%         100%         100%         100%           95%
June 2012                                      2%           2%           2%           2%            2%
June 2013                                      0%           0%           0%           0%            0%
Weighted average life (years)               9.76         9.75         9.74          9.72         9.58


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

           DISTRIBUTION DATE                 0%           25%          50%          75%          100%
           -----------------                 --           ---          ---          ---          ----
Closing Date                                 100%         100%         100%         100%          100%
June 2003                                    100%         100%         100%         100%          100%
June 2004                                    100%         100%         100%         100%          100%
June 2005                                    100%         100%         100%         100%          100%
June 2006                                    100%         100%         100%         100%          100%
June 2007                                    100%         100%         100%         100%          100%
June 2008                                    100%         100%         100%         100%          100%
June 2009                                    100%         100%         100%         100%          100%
June 2010                                    100%         100%         100%         100%          100%
June 2011                                    100%         100%         100%         100%          100%
June 2012                                    100%         100%         100%         100%          100%
June 2013                                     46%          45%          45%          45%           45%
June 2014                                      0%           0%           0%           0%            0%
Weighted average life (years)               11.08        11.07        11.06        11.05         10.99

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

           DISTRIBUTION DATE                 0%           25%          50%          75%          100%
           -----------------                 --           ---          ---          ---          ----
Closing Date                                 100%         100%         100%         100%          100%
June 2003                                    100%         100%         100%         100%          100%
June 2004                                    100%         100%         100%         100%          100%
June 2005                                    100%         100%         100%         100%          100%
June 2006                                    100%         100%         100%         100%          100%
June 2007                                    100%         100%         100%         100%          100%
June 2008                                    100%         100%         100%         100%          100%
June 2009                                    100%         100%         100%         100%          100%
June 2010                                    100%         100%         100%         100%          100%
June 2011                                    100%         100%         100%         100%          100%
June 2012                                    100%         100%         100%         100%          100%
June 2013                                    100%         100%         100%         100%          100%
June 2014                                     86%          83%          80%          76%           37%
June 2015                                      0%           0%           0%           0%            0%
Weighted average life (years)               12.15        12.15        12.15        12.14         12.07

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

           DISTRIBUTION DATE                 0%           25%          50%          75%          100%
           -----------------                 --           ---          ---          ---          ----
Closing Date                                 100%         100%         100%         100%          100%
June 2003                                    100%         100%         100%         100%          100%
June 2004                                    100%         100%         100%         100%          100%
June 2005                                    100%         100%         100%         100%          100%
June 2006                                    100%         100%         100%         100%          100%
June 2007                                    100%         100%         100%         100%          100%
June 2008                                    100%         100%         100%         100%          100%
June 2009                                    100%         100%         100%         100%          100%
June 2010                                    100%         100%         100%         100%          100%
June 2011                                    100%         100%         100%         100%          100%
June 2012                                    100%         100%         100%         100%          100%
June 2013                                    100%         100%         100%         100%          100%
June 2014                                    100%         100%         100%         100%          100%
June 2015                                     68%          68%          68%          68%           67%
June 2016                                      0%           0%           0%           0%            0%
Weighted average life (years)               13.13        13.13        13.13        13.13         13.13

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The Mortgage Pool will consist of 105 fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $778,574,565, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $420,967 to $61,909,944, and the mortgage loans have an average Cut-off Date Balance of $7,414,996. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

     The mortgage loans were originated between May 1994 and May 2002. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the 10 largest loan exposures (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached.

     All of the mortgage loans, representing 100% of the Initial Pool Balance, are respectively secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in one or more income-producing mortgaged properties. Certain mortgage loans are secured by first mortgage liens on both a fee and a leasehold interest in an income-producing real property. For purposes of this prospectus supplement, the applicable sellers will treat such properties as being secured by a fee interest.

     On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

  Mortgage Rates; Calculations of Interest

     The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. No mortgage loan permits negative amortization or the deferral of accrued interest. 11 mortgage loans, representing 27.2% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. 94 of the mortgage loans, representing 72.8% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

  Property Types

     The mortgage loans consist of the following property types:

o Retail - 31 of the mortgaged properties, which secure 36.5% of the Initial Pool Balance, are retail properties;

o Office - 38 of the mortgaged properties, which secure 35.6% of the Initial Pool Balance, are office properties;

o Industrial - 41 of the mortgaged properties, which secure 19.1% of the Initial Pool Balance, are industrial properties;

o Manufactured Housing Community - 13 of the mortgaged properties, which secure 6.6% of the Initial Pool Balance, are manufactured housing community properties

o Multifamily - 2 of the mortgaged properties, which secure 1.6% of the Initial Pool Balance, are multifamily properties;

o Hospitality - 1 of the mortgaged properties, which secures 0.5% of the Initial Pool Balance, is a hospitality property.

  Property Location

     The following 8 states contain the largest concentrations of mortgaged properties securing the mortgage loans: Illinois, Georgia, California, Texas, New York, Florida, Colorado and Missouri:

o 3 mortgaged properties, representing security for 10.4% of the Initial Pool Balance, are located in Illinois;

o 10 mortgaged properties, representing security for 9.6% of the Initial Pool Balance, are located in Georgia;

o 13 mortgaged properties, representing security for 9.4% of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, 5 of such mortgaged properties, representing security for 3.4% of the Initial Pool Balance, are located in Northern California, and 8 mortgaged properties, representing security for 6.0% of the Initial Pool Balance, are located in Southern California;

o 11 mortgaged properties, representing security for 9.3% of the Initial Pool Balance, are located in Texas;

o 1 mortgaged property, representing security for 7.8% of the Initial Pool Balance, is located in New York;

o 12 mortgaged properties, representing security for 7.0% of the Initial Pool Balance, are located in Florida;

o 8 mortgaged properties, representing security for 6.4% of the Initial Pool Balance, are located in Colorado; and

o 14 mortgaged properties, representing security for 5.4% of the Initial Pool Balance, are located in Missouri.

  Due Dates

     73 of the mortgage loans, representing 75.5% of the Initial Pool Balance, have Due Dates on the first day of each calendar month. 8 of the mortgage loans, representing 11.1% of the Initial Pool Balance, have Due Dates on the 10th day of each calendar month. 24 of the mortgage loans, representing 13.4% of the Initial Pool Balance, have Due Dates on the 15th day of each calendar month. The mortgage loans either have no grace period or have various grace periods of two, five and ten days, but in all cases the mortgage loans are required to be paid, taking into account any grace periods, by not later than the 20th day of each calendar month.

  Amortization

     The mortgage loans have the following amortization features:

o 73 of the mortgage loans, representing 80.6% of the Initial Pool Balance, are Balloon Loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

o The 32 remaining mortgage loans, representing 19.4% of the Initial Pool Balance, are fully or substantially amortizing and are expected to have less than 7% of their original principal balances remaining as of their respective maturity dates.

  Prepayment Restrictions

     As of the Cut-off Date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

o 8 mortgage loans, representing 26.5% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lockout Period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the loan by pledging to the trust direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

o 65 mortgage loans, representing 53.2% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lockout Period, and following the Lockout Period permit principal prepayment if accompanied by a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid.

o 30 mortgage loans, representing 16.3% of the Initial Pool Balance, have either no Lockout Period or the Lockout Period has expired and the loans permit voluntary principal prepayments at any time if accompanied by a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid.

o 2 mortgage loans, representing 4.0% of the Initial Pool Balance, have no Lockout Period and permit voluntary principal prepayments at any time if accompanied by a Prepayment Premium calculated as the greater of a yield maintenance formula and 1.0% for a certain period of time, followed by yield maintenance only for a certain period of time.

     Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to Appendix II for more details about the various yield maintenance formulas.

     With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

o 10 mortgage loans, representing 3.3% of the Initial Pool Balance, require a principal prepayment of 20% of the outstanding principal balance at any time without payment of a prepayment premium or yield maintenance charge in connection with a release of a mortgaged property securing a mortgage loan cross-collateralized with any such mortgage loan.

o 2 mortgage loans, representing 0.8% of the Initial Pool Balance, may require a principal prepayment of 15% of the outstanding principal balance at any time without payment of a prepayment premium or yield maintenance charge in connection with a release of a mortgaged property securing a mortgage loan cross-collateralized with any such mortgage loan.

o 2 mortgage loans, representing 6.9% of the Initial Pool Balance, permit the release of a mortgaged property from the lien of the mortgage if there is a defeasance of a portion of the mortgage loan in connection with such release.

o 1 mortgage loan, representing 0.7% of the Initial Pool Balance, permits the release of a portion of the related mortgaged property without payment of a principal prepayment or yield maintenance charge.

     See the footnotes to Appendix II of this prospectus supplement for more details concerning the foregoing provisions.

  Non-Recourse Obligations

     The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

  "Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

  Subordinate and Other Financing

     The mortgaged property underlying 1 mortgage loan, representing 0.4% of the Initial Pool Balance, secures a subordinate loan that is not included in the trust. The holder of this subordinate loan has not entered into a standstill or intercreditor agreement with the holder of the related mortgage loan. 4 mortgage loans, representing 16.8% of the Initial Pool Balance, currently are structured as multiple pari passu notes which are each secured by the mortgaged property related to such mortgage loan. Such mortgage loans include the Woodfield Pari Passu Loan described under "--The Woodfield Pari Passu Loan," the One Seaport Plaza Pari Passu Loan described under "--The One Seaport Plaza Pari Passu Loan," Mortgage Loan Nos. 50-51 (which are collectively evidenced by a single note) and Mortgage Loan Nos. 52-53 (which are collectively evidenced by a single note). The sellers will represent that, to their knowledge, none of the other mortgaged properties secure any loans that are subordinate or on a pari passu basis with the related mortgage loan. However, the sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists, and the Depositor will make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property.

     2 mortgage loans, representing 0.7% of the Initial Pool Balance, permit the related borrowers to incur additional subordinate financing secured by the related mortgaged properties without prior lender approval.

     In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property.

     Neither the Sellers nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects of the Mortgage Loans and the Leases--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

  Additional Collateral

     Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

THE ONE SEAPORT PLAZA LOAN

     Mortgage Loan No. 2 (referred to herein as the "One Seaport Plaza Loan" and "One Seaport Plaza Pari Passu Loan") is secured by a mortgaged property on a pari passu basis with two other notes (the "One Seaport Plaza Companion Loans") that are not included in the trust and that have outstanding principal balances, as of the Cut-Off Date, of $65,000,000 and $64,000,000, respectively. The One Seaport Plaza Companion Loans will initially be held by MSDWMC or an affiliate thereof, which may sell or transfer the One Seaport Plaza Companion Loans at any time (subject to compliance with the requirements of the related intercreditor agreement described below). The One Seaport Plaza Companion Loans have the same interest rate, maturity date and amortization term as the One Seaport Plaza Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the One Seaport Plaza Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the One Seaport Plaza Pari Passu Loan and the One Seaport Plaza Companion Loans.

     The holders of the One Seaport Plaza Pari Passu Loan and the One Seaport Plaza Companion Loans entered into an intercreditor agreement. That intercreditor agreement provides for the following:

o The One Seaport Plaza Pari Passu Loan and the One Seaport Plaza Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

o the Pooling and Servicing Agreement will exclusively govern the servicing and administration of the One Seaport Plaza Pari Passu Loan and the One Seaport Plaza Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the One Seaport Plaza Pari Passu Loan or the One Seaport Plaza Companion Loans will be effected in accordance with the Pooling and Servicing Agreement), provided that the holder of the One Seaport Plaza Companion Loans may in certain circumstances appoint the special servicer with respect to the One Seaport Plaza Pari Passu Loan;

o all payments, proceeds and other recoveries on or in respect of the One Seaport Plaza Pari Passu Loan and/or the One Seaport Plaza Companion Loans (in each case, subject to the rights of the master servicer, the related special servicer, the Depositor, the trustee or the paying agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the One Seaport Plaza Pari Passu Loan and the One Seaport Plaza Companion Loans on a pari passu basis according to their respective outstanding principal balances; and

o the transfer of the ownership of the One Seaport Plaza Companion Loans to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

THE WOODFIELD PARI PASSU LOAN

     With respect to Mortgage Loan No. 1 (the "Woodfield Pari Passu Loan"), representing approximately 8.0% of the Initial Pool Balance, the related mortgaged property also secures separate promissory notes (the "2002-HQ Mortgage Loan" and the "Woodfield Companion Loan") that are not assets of the trust. The 2002-HQ Mortgage Loan had an original principal balance of $130,000,000 and is owned by the trust fund established pursuant to the 2002-HQ Pooling and Servicing Agreement. As of the Cut-off date, the Woodfield Companion Loan has an outstanding principal balance of $64,905,586 and was held by MSDWMC or an affiliate thereof, which may sell or transfer the Woodfield Companion Loan at any time (subject to compliance with the requirements of the related intercreditor agreement described below). The Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan, and the Woodfield Companion Loan are each secured on a pari passu basis by the Woodfield Pari Passu Mortgage. The payment and other terms of the 2002-HQ Mortgage Loan and the Woodfield Companion Loan are substantially similar to those of the Woodfield Pari Passu Loan (except for the principal balance), however, the 2002-HQ Trustee has the exclusive right to exercise remedies with respect to the 2002-HQ Mortgage Loan, the Woodfield Pari Passu Loan and the Woodfield Companion Loan, including without limitation, seeking foreclosure. The Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan, and the Woodfield Companion Loan will be serviced pursuant to the 2002-HQ Pooling and Servicing Agreement and therefore the 2002-HQ Master Servicer is required to make advances and remit collections on the Woodfield Pari Passu Loan to or on behalf of the trust. For purposes of the information presented in this prospectus supplement with respect to the Woodfield Pari Passu Loan, the Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan, and the Woodfield Companion Loan.

     In addition, with respect to the Woodfield Pari Passu Loan, the mortgage on the related mortgaged property also secures a subordinated note (the "Woodfield B Note"), which had an original principal balance of $43,000,000 and is owned by a third party unaffiliated with the sellers and is not an asset of the trust.

     The holders of the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan, the Woodfield Companion Loan and the Woodfield B Note entered into an intercreditor agreement. That intercreditor agreement provides for the following:

o the right of the holder of the Woodfield B Note to receive scheduled payments of principal and interest is at all times subordinate to the rights of the holders of the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan and the Woodfield Companion Loan to receive scheduled payments of principal and interest;

o prior to an event of default under Woodfield Pari Passu Loan, the holder of the Woodfield B Note will generally be entitled to receive its scheduled payments of principal and interest after the holders of the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan and the Woodfield Companion Loan receive their scheduled payments of principal and interest (other than default interest) and prepayments on account of the application of insurance and condemnation proceeds;

o upon the occurrence and continuance of an event of default, the holder of the Woodfield B Note will not be entitled to receive payments of principal and interest until the holders of the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan, and the Woodfield Companion Loan receive all their accrued scheduled interest (other than default interest) and outstanding principal in full (and lender advances are fully repaid);

o the holder of the Woodfield B Note has the option to cure a default of the borrower under the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan, and the Woodfield Companion Loan within 10 days after the expiration of any grace period (this cure option may only be exercised for up to 3 consecutive months (each such exercise for up to 3 consecutive months, a "Cure Event"), provided that no more than 6 Cure Events may be exercised);

o the holder of the Woodfield B Note has the option of purchasing the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan and the Woodfield Companion Loan from its related holder (a) during any cure period for which the holder of the Woodfield B Note is entitled to make, but has not made, a cure payment or other cure or (b) at any time the Woodfield Pari Passu Loan is a Specially Serviced Mortgage Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related mortgaged property has occurred. The purchase price will generally equal the outstanding principal balance of the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan, and the Woodfield Companion Loan, together with accrued and unpaid interest thereon (excluding default interest); any unreimbursed Advances, together with unreimbursed interest thereon, relating to Woodfield Pari Passu Loan; any expenses incurred in enforcing the related loan documents; any costs not reimbursed to the holders of the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan, and the Woodfield Companion Loan; expenses of transferring the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan, and the Woodfield Companion Loan and any other amounts owed under the related loan documents other than prepayment and yield maintenance fees;

o the 2002-HQ Master Servicer or Pacific Life Insurance Company, as 2002-HQ Special Servicer, as the case may be, is, subject to the servicing standard set forth in the 2002-HQ Pooling and Servicing Agreement, required to consult with the holder of the Woodfield B Note (and obtain the consent of the holder of the Woodfield B Note) prior to taking certain actions with respect to Woodfield Pari Passu Loan, including, without limitation, foreclosure upon the related mortgaged property, modification of any monetary term of the Woodfield Pari Passu Loan, release of any collateral, acceptance of a discounted payoff of either the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan, the Woodfield Companion Loan or the Woodfield B Note, and any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

o the holder of the Woodfield B Note also has the right to replace Pacific Life Insurance Company, as 2002-HQ Special Servicer and to appoint a substitute 2002-HQ Special Servicer with respect to the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan, the Woodfield Companion Loan, and Woodfield B Note only, although if GMACCM remains in good standing, is on S&P's list of approved special servicers and is rated at least "CSS2" by Fitch as a special servicer, then the holder of the Woodfield B Note may appoint only GMACCM. This appointment right will cease if the initial holder of the Woodfield B Note is no longer the holder of the Woodfield B Note or the controlling holder of a securitization trust with respect to the Woodfield B Note. In addition, this appointment right and rating criteria, as well as the consent rights described in the preceding bullet and the rights described in the succeeding bullet, will cease if the total appraised value of the related mortgaged property falls below $300,000,000; and

o for so long as the Woodfield Pari Passu Loan is serviced under the 2002-HQ Pooling and Servicing Agreement, the holder of the Woodfield B Note will be entitled to exercise (with respect to the Woodfield Pari Passu Loan only) the rights and powers granted to the Operating Adviser under the 2002-HQ Pooling and Servicing Agreement, subject to the terms of the related intercreditor agreement.

     Under the terms of an intercreditor agreement between the holders of the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan and the Woodfield Companion
Loan:

o The Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan and the Woodfield Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other;

o the 2002-HQ Pooling and Servicing Agreement will exclusively govern the servicing and administration of the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan and the Woodfield Companion Loan (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan or the Woodfield Companion Loan will be effected in accordance with the 2002-HQ Pooling and Servicing Agreement);

o all payments, proceeds and other recoveries on or in respect of the Woodfield Pari Passu Loan and any or all of the 2002-HQ Mortgage Loan and the Woodfield Companion Loan (in each case, subject to the rights of the master servicer, the related special servicer, the Depositor, the trustee or the paying agent to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan and the Woodfield Companion Loan on a pari passu basis according to their respective outstanding principal balances; and

o the transfer of the ownership of the Woodfield Companion Loan to any person or entity other than institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     Under the 2002-HQ Pooling and Servicing Agreement, the servicing and administration of the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan, and the Woodfield Companion Loan will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2002-HQ Pooling and Servicing Agreement.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

  Appraisals

     In connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised (or a market study was conducted) by an outside appraiser. In general, with respect to those mortgage loans for which an appraisal or market study was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals and market studies sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

o The loan-to-value ratios for 28 mortgage loans, representing 48.8% of the Initial Pool Balance, were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals conducted in 2001 or 2002.

o For 77 of the mortgage loans, representing 51.2% of the Initial Pool Balance, the loan-to-value ratios were calculated according to the methodology described in this prospectus supplement based on valuations determined by applying a capitalization rate obtained from an updated third party market study, conducted on or after December 29, 2001, to the underwritten net operating income of the mortgaged property.

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  Environmental Assessments

     With respect to the mortgaged properties for which environmental site assessments were prepared on or after December 1, 2000, relating to mortgage loans sold to the trust by State Farm Life Insurance Company and Teachers Insurance and Annuity Association of America (representing 11.1% of the Initial Pool Balance), the related seller has represented to us that, other than as disclosed, to the seller's knowledge, (x) no hazardous material is present on such property such that (1) the value, use or operations of such property is materially and adversely affected or (2) under applicable federal, state or local law and regulations, (a) such hazardous material could be required to be eliminated, remediated or otherwise responded to at a cost or in a manner materially and adversely affecting the value, use or operations of the property or (b) the presence of such hazardous material could subject the owners of such property, or the holders of a security interest therein, to liability for the cost of responding to such hazardous material or the hazard created thereby at a cost or in a manner materially and adversely affecting the value, use or operations of the property and (y) such property is in material compliance with all applicable federal, state and local laws and regulations pertaining to hazardous materials or environmental hazards, any noncompliance with such laws or regulations does not have a material adverse effect on the value, use or operations of such property and neither the seller nor, to the seller's knowledge, the related mortgagor or any current tenant thereon has received any notice of any violation or potential violation of any such law or regulation.

     With respect to the mortgaged properties for which environmental site assessments were prepared on or after December 1, 2000, relating to mortgage loans sold to the trust by Morgan Stanley Dean Witter Mortgage Capital Inc., Principal Silver, LLC (if any) and John Hancock Real Estate Finance, Inc. (representing 36.2% of the Initial Pool Balance), the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions, it had no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report.

     With respect to the remaining mortgaged properties for which environmental site assessments were prepared prior to December 1, 2000, relating to mortgage loans representing 52.7% of the Initial Pool Balance, the related seller has represented to us that (i) no hazardous material is present on such mortgaged property such that (1) the value of such mortgaged property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (b) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable seller nor, to such seller's knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.

     The environmental assessments generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates and the value of the mortgage loans; however, in certain cases, such assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition, and/or take such other actions necessary to address such adverse conditions.

  Property Condition Assessments

     Each seller, or engineering consultants engaged by it, inspected each of the mortgaged properties in connection with the origination or acquisition of the mortgage loans being sold by such seller (except with respect to 18 mortgaged properties, securing 18.3% of the Initial Pool Balance) to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. With respect to the mortgaged properties for which property inspection or engineering reports were prepared on or after December 1, 2000 or for which there is no property inspection or engineering report but a Certificate of Substantial Completion from an architect or an Architect's Certificate of Completion was submitted, relating to mortgage loans representing 46.7% of the Initial Pool Balance, each related seller has represented to us that, except with respect to certain specified conditions, it has no knowledge of any material

                                      S-92
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adverse property condition. With respect to the remaining mortgaged properties, for which property inspection reports were prepared prior to December 1, 2000 or for which no property inspection or engineering report was prepared but a Certificate of Substantial Completion from an architect or an Architect's Certificate of Completion was submitted, relating to mortgage loans representing 35.0% of the Initial Pool Balance, each related seller has represented to us that, subject to certain specified exceptions, no material adverse condition exists. In those cases where a material and adverse property condition was disclosed, such property condition has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant were reserved or otherwise identified at origination of the related mortgage loans to remedy the material adverse condition.

  Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

  Zoning and Building Code Compliance

     Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

     With respect to 4 mortgaged properties, securing 3.3% of the Initial Pool Balance, the related sellers have obtained, and there will be assigned to the trust, environmental policies covering certain environmental matters with respect to the related mortgaged properties. The premiums for each policy have been paid in full.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II hereto, and for a brief summary of the 10 largest loan exposures (including crossed mortgage loans) in the Mortgage Pool, see Appendix III hereto. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors" elsewhere in this "Description of the Mortgage Pool" section and under "Legal Aspects of Mortgage Loans and the Leases" in the prospectus.

     For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

            (i) References to "DSCR" are references to "Debt Service Coverage Ratios" and references to "Implied DSCR" are references to "Implied Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments (with respect to Debt Service Coverage Ratios) or debt service payments based on a 9.0% fixed constant (with respect to Implied Debt Service Coverage Ratios). However, debt service coverage ratios only measure the current, or recent, ability of a

                                      S-93
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         property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" or "Implied DSCR" or "Implied Debt Service Coverage Ratio" (or group of cross-collateralized Mortgage Loans) is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects (i) with respect to Mortgage Loan No. 1, the aggregate indebtedness evidenced by the Woodfield Pari Passu Loan, the 2002-HQ Mortgage Loan, and the Woodfield Companion Loan and (ii) with respect to Mortgage Loan No. 2, the aggregate indebtedness evidenced by the One Seaport Plaza Loan and the Seaport Plaza Companion Loans.

            (ii) In connection with the calculation of DSCR, Implied DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

            (iii) Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

            (iv) The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

            (v) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to Mortgage

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         Loan No. 1, the aggregate indebtedness evidenced by the Woodfield Pari
         Passu Loan, the 2002-HQ Mortgage Loan and the Woodfield Companion Loan and (ii) with respect to Mortgage Loan No. 2, the aggregate indebtedness evidenced by the One Seaport Plaza Loan and the Seaport Plaza Companion Loans.

            (vi) The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined (i) using a third-party appraisal, or (ii) by applying a capitalization rate obtained from an updated third party market study to the net operating income of the mortgaged property, as described above under "--Assessments of Property Value and Condition--Appraisals."

            (vii) No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

            (viii) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

     The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

     If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property were located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the master servicer will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

o    the outstanding principal balance of the related mortgage loan; and

o the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

     If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance on an REO Property in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be a Servicing Advance, subject to a determination of recoverability. Neither the master servicer nor the special servicer will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard.

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     Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates. Notwithstanding the foregoing, with respect to any mortgage loan whose principal balance (or with respect to a cross collateralized mortgage loan or a mortgage loan secured by multiple properties, whose allocated loan balance) exceeds $20,000,000, the Pooling and Servicing Agreement provides that any explicit terrorism insurance requirements contained in the related mortgage loan documents shall be enforced by the master servicer in accordance with the Servicing Standard. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

THE SELLERS

  State Farm Life Insurance Company

     State Farm Life Insurance Company ("State Farm") is a wholly owned subsidiary of State Farm Mutual Automobile Insurance Company ("State Farm Mutual"), with its corporate headquarters at One State Farm Plaza, Bloomington, Illinois 61710. State Farm Mutual was founded in 1922 and State Farm was formed in 1929.

     State Farm Mutual offers a broad range of insurance and financial service products through its subsidiaries, including auto, health, life and homeowner's insurance, as well as variable annuities, mutual funds, and banking products. State Farm Mutual has invested assets under management in excess of $117 billion, with State Farm contributing approximately $26.8 billion of the total.

     The Mortgage and Real Estate Division of State Farm Mutual's Investment Department underwrote the commercial mortgage loans in this transaction. The Mortgage and Real Estate Division is responsible for the origination and servicing of State Farm's $3.7 billion commercial mortgage loan portfolio. State Farm has averaged approximately $600 million in mortgage originations per year over the past five years. State Farm's financial strength is rated "AA+" by S&P, "AAA" by Fitch and "A++" by A.M. Best Company.

     For inquiries concerning this transaction, contact the Mortgage and Real Estate Division at (309) 766-2365.

  Morgan Stanley Dean Witter Mortgage Capital Inc.

     MSDWMC is a subsidiary of Morgan Stanley Dean Witter & Co. and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSDWMC Loans was originated or purchased by MSDWMC, and all of the MSDWMC Loans were underwritten by MSDWMC underwriters. The principal offices of MSDWMC are located at 1585 Broadway, New York, New York 10036. MSDWMC's telephone number is (212) 761-4700.

  Principal Silver, LLC

     Principal Silver, LLC is a wholly-owned subsidiary of Principal Enterprise Capital I, LLC which is 95% owned by Washington State Investment Board ("WSIB") and 5% owned by Principal Life Insurance Company. The Principal Loans were originated by Principal Capital Management, LLC ("Principal Capital"), a wholly-owned subsidiary of Principal Life Insurance Company, and its affiliates, on behalf of WSIB from 1996-2000. The loan portfolio was transferred to Principal Silver, LLC by WSIB for subsequent sale in December 2001. WSIB is the nation's 25th largest public pension plan with over $50 billion in assets under management, including nearly $4 billion in real estate related investments. Principal Capital is an institutional asset management company with assets under management of nearly $100 billion. Principal Capital and its affiliates have securitized over $3 billion in commercial mortgages and are advising Principal Silver, LLC on this loan sale.

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  John Hancock Real Estate Finance, Inc.

     JHREF is a wholly-owned subsidiary of John Hancock Subsidiaries LLC, which is a wholly-owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

     JHREF presently has six offices across the country. 8 of the JHREF Loans were underwritten and closed by John Hancock Life Insurance Company; the other JHREF Loans were closed by JHREF. Both JHREF and John Hancock Life Insurance Company underwrote their mortgage loans at their headquarters in Boston, Massachusetts. The principal offices of JHREF are located at 200 Clarendon Street, 56th Floor, Boston, Massachusetts 02117. JHREF's telephone number is
(617) 572-8716.

  Teachers Insurance and Annuity Association of America

     Teachers Insurance and Annuity Association of America ("TIAA") is a non-profit legal reserve life insurance and annuity company organized under the laws of the State of New York and is regulated by the New York State Insurance Department. TIAA was established in 1918 by the Carnegie Foundation for the Advancement of Teaching. Based on assets under management as of December 31, 2001, TIAA is the third largest life insurance company in the United States on an individual basis, based on information from A.M. Best Company. TIAA invests in a broad array of debt and equity investments, as well as commercial mortgages and real estate. TIAA's principal office is located at 730 Third Avenue, New York, New York 10017. TIAA's financial strength is rated "Aaa" by Moody's, "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best Company. TIAA is one of only four United States life insurance groups holding the highest possible ratings for financial strength, operating performance and claims-paying ability from all four of the nation's leading independent insurance industry rating agencies.

     The TIAA mortgage loans in this transaction were acquired by TIAA from Lend Lease Mortgage Capital, L.P. ("LLMC") pursuant to a program under which LLMC originated loans after performing underwriting and other services under predefined procedures approved by TIAA. Such procedures outlined the parameters as to property type, leverage and debt service coverage requirements and set forth requirements for preparation of third-party reports. For each of the mortgage loans, LLMC prepared an asset summary and credit file for TIAA's approval. At each closing, the loan was closed by LLMC under loan documents prepared by counsel retained by TIAA and simultaneously assigned to and purchased by TIAA. For information concerning this transaction, contact TIAA at
(212) 916-6336.

SALE OF THE MORTGAGE LOANS

     On the Closing Date, each seller will sell its mortgage loans, without recourse, to Morgan Stanley Dean Witter Capital I Inc., and Morgan Stanley Dean Witter Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the trustee or its designee.

     The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 90 days following the Closing Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

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REPRESENTATIONS AND WARRANTIES

     In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

         (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

         (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

         (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

         (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

         (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

         (6) the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in or assignment of the related borrower's interest in all leases of the mortgaged property;

         (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially and adversely affects the value thereof;

         (8) a representation relating to property condition matters, substantially as set forth under the second and third paragraphs of "Risk Factors--Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair On The Property";

         (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

         (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

         (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

         (12) a representation relating to environmental matters, substantially as set forth under the second and fourth paragraphs, or third and fourth paragraphs, as applicable, of "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments On Your Certificates";

         (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, to the related seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

         (14) the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can require it to be) insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

         (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

         (16) to the related Seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

         (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price and prepayment consideration in connection therewith;

         (18) to the related Seller's knowledge, there exists no material default, breach, violation or event giving the lender the right to accelerate and, to such seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

         (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) does not prohibit the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Morgan Stanley Dean Witter Capital I Inc. and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and
     (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the full amortization term of the related mortgage loan; and

         (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan, if applicable, and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

     If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach of any representation or warranty by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under representation 20 of the preceding paragraph above are insufficient to pay the expenses associated with the related defeasance or assumption of the related mortgage loan, the related seller's sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses.

     If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related seller will be obligated, not later than the last day of such Permitted Cure Period, to:

o    repurchase the affected mortgage loan from the trust at the Purchase Price;
     or,

o at its option, if within the two-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan; and

o pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     The related seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period; provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

     The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The master servicer and the special servicer, either directly or through the Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans in accordance with the Servicing Standard.

     Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the special servicer and any Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, a special servicer or Primary Servicer, as the case may be.

     Any such interest of the master servicer, the special servicer or Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the class or classes of certificates owned by the master servicer, the special servicer or Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

     On the Cut-off Date, the master servicer will enter into an agreement with each of the Primary Servicers under which the Primary Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of any Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent, the special servicer and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

     Each of the master servicer, the Primary Servicers and the special servicer are permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the Primary Servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

     The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

o a successor master servicer or special servicer is available and willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

o the master servicer or special servicer bears all costs associated with its resignation and the related transfer of servicing; and

o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary Servicers. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

     The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

     The master servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans.

     Upon the occurrence of any of the events set forth under the term "Specially Serviced Mortgage Loan" in the glossary of terms hereto, the master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

     A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

     The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

     The master servicer, the Primary Servicers and the special servicer and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust against any loss, liability, or expense incurred in connection with any legal action or claim relating to the pooling and servicing agreement, the mortgage loans or the certificates other than any loss, liability or expense incurred by reason of the master servicer's, Primary Servicer's or special servicer's respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the pooling and servicing agreement.

THE MASTER SERVICER

  Master Servicer

     ORIX Capital Markets, LLC ("ORIX") will be acting as the master servicer under the Pooling and Servicing Agreement and in such capacity is responsible for servicing the mortgage loans (other than during a special servicing period or REO Property). ORIX is a Delaware limited liability company.

     ORIX manages a servicing portfolio of commercial and multifamily loans encompassing in excess of 10,300 assets with an aggregate principal balance, as of March 31, 2002, of approximately $46.8 billion, the collateral for which is located in 50 states, the District of Columbia, Canada, Mexico, Puerto Rico, the United Kingdom and the Virgin Islands. As of March 31, 2002, ORIX served as the named special servicer on 32 securitized transactions encompassing in excess of 6,400 loans, with an aggregate principal balance of approximately $15.8 billion. ORIX reports detailed loan and collateral information via its internet website at www.orixcm.com. ORIX's servicing operations are located at 1717 Main Street, Dallas, Texas 75201. ORIX is a subsidiary of ORIX USA Corporation. ORIX Corporation is a Tokyo-based international financial services company (NYSE Listing IX).

     ORIX has been given the highest ratings by S&P and Fitch Ratings as a primary servicer and as a master servicer for investment grade-rated commercial and multifamily mortgage-backed securities. ORIX is also a Fannie Mae-approved multifamily loan servicer.

     The information set forth herein concerning ORIX has been provided by ORIX. Accordingly, neither the Depositor nor the Underwriters may any representation or warranty as to the accuracy or completeness of such information.

  Master Servicer Compensation

     The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans to the extent provided in the Pooling and Servicing Agreement.

     The related Master Servicing Fee will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

EVENTS OF DEFAULT

     If an Event of Default described under the third, fourth, fifth, sixth or tenth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Dean Witter Capital I Inc. gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, seventh, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Dean Witter Capital I Inc. give written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee.

     Upon such termination, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the seventh, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

THE SPECIAL SERVICER

  Special Servicer

     Lend Lease Asset Management, L.P., a Texas limited partnership ("Lend Lease"), will initially be appointed as special servicer of the mortgage loans. The principal servicing offices of Lend Lease are located at 700 North Pearl Street, Suite 2400, Dallas, Texas 75201, and its telephone number is (214) 758-5800. As of March 31, 2002, Lend Lease was actively servicing, as special servicer, 97 commercial and multifamily loans and REO properties with a principal balance of approximately $563 million. Lend Lease is named as special servicer on 36 CMBS transactions totaling approximately $17.1 billion in aggregate outstanding principal amount representing approximately 2,621 assets.

     Lend Lease currently holds the special servicer ratings of "Strong," "CSS1" and "Approved" from S&P, Fitch and Moody's, respectively.

     The information set forth herein concerning the special servicer has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     The special servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

     Special Servicer Compensation

     The special servicer will be entitled to receive:

o    a Special Servicing Fee;

o    a Special Servicing Stand-by Fee;

o    a Workout Fee; and

o    a Liquidation Fee.

     The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

     The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

     In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

     As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of actions of the special servicer, subject to the limitations described in this prospectus supplement.

  Termination of Special Servicer

     The trustee may terminate the special servicer upon a Special Servicer Event of Default. However, if the special servicer is terminated solely due to a Special Servicer Event of Default described in the fifth or ninth bullet of the definition thereof, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to consult with the Operating Adviser in connection with such sale of servicing rights. The termination of the special servicer, will be effective when such successor special servicer has succeeded the special servicer, as successor special servicer and such successor special servicer has assumed the special servicer's, obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer, will be replaced by the trustee as described in the previous paragraphs.

     In addition to the termination of the special servicer upon a Special Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates.

THE OPERATING ADVISER

     An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. The special servicer will be required to notify the Operating Adviser of, among other things:

o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for two years or less;

o any foreclosure or comparable conversion of the ownership of a mortgaged property;

o any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
     Certificates--Optional Termination";

o any determination to bring an REO Property into compliance with applicable environmental laws;

o    any acceptance of substitute or additional collateral for a mortgage loan;

o    any acceptance of a discounted payoff;

o    any waiver of a "due on sale" or "due on encumbrance" clause;

o any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan; and

o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan).

     Other than with respect to a proposed sale of a Specially Serviced Mortgage Loan, the Operating Adviser will also be entitled to advise the special servicer with respect to each of the foregoing actions.

     In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

     At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

     The Operating Adviser shall be responsible for its own expenses.

MORTGAGE LOAN MODIFICATIONS

     Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

     Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

o    extend the maturity date of any Specially Serviced Mortgage Loan; and/or

o    accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

     In no event, however, will the special servicer be permitted to:

o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; or

o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

     Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to each of (a) any seller with respect to mortgage loans it sold, (b) the holder of certificates representing the greatest percentage interest in the Controlling Class and (c) the special servicer, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify, in accordance with the Pooling and Servicing Agreement, that the Option Purchase Price is a fair price.

     The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv) been purchased by the related seller pursuant to the Pooling and Servicing Agreement.

FORECLOSURES

     The special servicer may at any time, with notification to the Operating Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

     If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

     If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

     For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming:

o    the making of proper elections;

o the accuracy of all representations made with respect to the mortgage loans;

o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments thereof; and

o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; and
(3) the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III.

     The offered certificates will be REMIC Regular Certificates issued by REMIC
III. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

     The offered certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under
Section 856(c)(4)(A) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(4)(A), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in
Section 856(c)(3)(B).

     Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of Section 860L(c)(1)(G) of the Code, of a "financial asset securitization investment trust", and those offered certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code.

     The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the REMIC's assets consist of loans secured by an interest in real property which is residential real property or other property described in Section 7701(a)(19)(C) of the Code. However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995. See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

     A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections 856(c)(4)(a), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     It is anticipated that the offered certificates will not be treated as having been issued with original issue discount for federal income tax reporting purposes. Certain Classes of offered certificates may be issued with premium depending on the price at which such Classes of certificates are initially sold. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

     Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the prospectus.

     Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment

Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

     The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

     Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II and REMIC III will be the obligation of the paying agent, and not of the master servicer.

     For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the prospectus.

                              ERISA CONSIDERATIONS

     ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Government plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

     Affiliates of Morgan Stanley Dean Witter Capital I Inc., the Underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" -- within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

o the assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

o the Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2000-58, generally effective for transactions occurring on or after August 23, 2000) set forth the following five general conditions which must be satisfied for exemptive relief:

o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's Investors Service, Inc.;

o the trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriters, Morgan Stanley Dean Witter Capital I Inc., the master servicer, the special servicer, each Primary Servicer and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates;

o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Morgan Stanley Dean Witter Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

     A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Morgan Stanley Dean Witter Capital I Inc. expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

     Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

     Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

     Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley Dean Witter Capital I Inc., the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemptions, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley Dean Witter Capital I Inc., the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                              PLAN OF DISTRIBUTION

     We have entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation. Subject to the terms and conditions set forth in the Underwriting Agreement, Morgan Stanley Dean Witter Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley Dean Witter Capital I Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.

     UNDERWRITERS            CLASS A-1     CLASS A-2     CLASS A-3     CLASS A-4      CLASS B       CLASS C       CLASS D
     ------------            ---------     ---------     ---------     ---------      -------       -------       -------
Morgan Stanley & Co.
  Incorporated..........   $118,000,000  $131,500,000  $151,000,000  $212,260,000  $25,305,000   $24,330,000   $7,786,000
Credit Suisse First
  Boston Corporation....   $0             $0             $0          $ 50,000,000        $0            $0            $0

Total...................   $118,000,000  $131,500,000  $151,000,000  $262,260,000  $25,305,000   $24,330,000   $7,786,000

     Morgan Stanley & Co. Incorporated will act as sole lead manager and bookrunner with respect to the offered certificates.

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to Morgan Stanley Dean Witter Capital I Inc. from the sale of the offered certificates, before deducting expenses payable by Morgan Stanley Dean Witter Capital I Inc., will be approximately $723,363,404, plus accrued interest.

     The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

     The offered certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Dean Witter Capital I Inc., delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about June 27, 2002, which is the sixth business day following the date of pricing of the certificates.

     Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                                 LEGAL MATTERS

     The validity of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Cadwalader, Wickersham & Taft, New York, New York. Legal matters with respect to the offered certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York. Legal matters will be passed upon for the sellers by Cadwalader, Wickersham & Taft, New York, New York, Thacher Proffitt & Wood, New York, New York and Dechert, New York, New York.

                                    RATINGS

     It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

                               CLASS                       FITCH           S&P
                               -----                       -----           ---
               Class A-1.............................       AAA            AAA
               Class A-2.............................       AAA            AAA
               Class A-3.............................       AAA            AAA
               Class A-4.............................       AAA            AAA
               Class B...............................        AA             AA
               Class C...............................        A              A
               Class D...............................        A-             A-

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Morgan Stanley Dean Witter Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Dean Witter Capital I Inc.

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     "Accrued Certificate Interest" means, in respect of each class of REMIC Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Administrative Cost Rate" will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary Servicing Fee, the Special Servicing Stand-by Fee and the Trustee Fee (and in the case of the Woodfield Pari Passu Loan, the Woodfield Pari Passu Loan Servicing Fee and any other trustee fee rate payable therefrom) for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan in such month, as set forth for each mortgage loan on Appendix II hereto.

     "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

     "Advances" means Servicing Advances and P&I Advances, collectively.

     "Annual Report" means one or more reports for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

     "Appraisal Event" means not later than the earliest of the following:

o the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o the date 30 days following the date a mortgaged property becomes an REO Property.

     "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

o    the sum of:

o the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

     "Assumed Scheduled Payment" means an amount deemed due in respect of:

o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

     "Available Distribution Amount" means in general, for any Distribution
Date:

         (1) all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period (or, with respect to Principal Prepayments or Balloon Payments, through the Master Servicer Remittance Date) (as to any Post Determination Date Mortgage Loans, Scheduled Payments received on or after the related Master Servicer Remittance Date shall be applied by the Master Servicer to reimburse any P&I Advances made on such Master Servicer Remittance Date by the Master Servicer (or the Trustee or the Fiscal Agent) with respect to such Post Determination Date Mortgage Loan and shall not be part of the Available Distribution Amount for the next Distribution Date), exclusive of any portion thereof that represents one or more of the following:

     o Scheduled Payments collected but due on a Due Date occurring in a month subsequent to the current Distribution Date;

     o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

     o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary Servicers, the trustee, the fiscal agent and the paying agent as compensation or in reimbursement of outstanding Advances);

     o      amounts deposited in the Certificate Account in error; and

     o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

         (2) to the extent not already included in clause (1), any P&I Advances made, any required advances of Balloon Payments for Post Determination Date Mortgage Loans and any Compensating Interest Payments paid with respect to such Distribution Date; and

         (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

     "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity and that are expected to have remaining principal balances equal to or greater than 7% of the original principal balance of those mortgage loans as of their respective stated maturity date, unless prepaid prior thereto.

     "Balloon LTV" - See "Balloon LTV Ratio."

     "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

     "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     "Certificate Account" means one or more separate accounts established and maintained by the master servicer, any Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

     "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

     "Certificate Owner" means a person acquiring an interest in an offered certificate.

     "Certificate Registrar" means the paying agent, in its capacity as the Certificate Registrar.

     "Certificateholder" or "Holder" means an investor certificateholder, a person in whose name a certificate is registered in the Certificate Registrar or a person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

     "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

     "Class A Certificates" means the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates.

     "Class X Certificates" means the Class X-1 Certificates and Class X-2 Certificates.

     "Clearstream Banking" means Clearstream Banking, societe anonyme.

     "Closing Date" means June 27, 2002.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

     "Compensating Interest" means, with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans resulting from Principal Prepayments or certain Balloon Payments received during the related Collection Period (inclusive of Post Determination Date Mortgage Loans) over (B) Prepayment Interest Excesses incurred in respect of such mortgage loans resulting from Principal Prepayments or such Balloon Payments received during the same Collection Period (inclusive of Post Determination Date Mortgage Loans) but such Compensating Interest shall not exceed the portion of the Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties.

     "Compensating Interest Payment" means any payment of Compensating Interest.

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related mortgagor in accordance with the terms of the mortgage loan, and with respect to the mortgaged property securing the 2002-HQ Mortgage Loan, the Woodfield Pari Passu Loan, and the Woodfield Companion Loan only the portion of such amounts payable to the holder of the Woodfield Pari Passu Loan.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

     "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

     "CPR" - See "Constant Prepayment Rate" above.

     "Cut-off Date" means June 1, 2002. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in June 2002 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on June 1, 2002, not the actual day which such scheduled payments were due.

     "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

     "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

     "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

     "Depositor" means Morgan Stanley Dean Witter Capital I Inc.

     "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 10th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 5th business day prior to the related Distribution Date.

     "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

     "Distributable Certificate Interest Amount" means, in respect of any class of REMIC Regular Certificates for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

     o   any Net Aggregate Prepayment Interest Shortfalls; and

     o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; and

o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date.

     "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

     "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

     "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

     "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

     "DSCR" - See "Debt Service Coverage Ratio."

     "DTC" means The Depository Trust Company.

     "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

     "Due Dates" means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans.

     "EPA" means the United States Environmental Protection Agency.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

     "Euroclear" means The Euroclear System.

     "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that if the master servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates;

o the master servicer has been downgraded to a servicer rating level below CMS3, or its then equivalent, by Fitch and, if so downgraded Fitch does not return the master servicer to at least CMS3 or its equivalent within 60 days;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

o the master servicer is removed from S&P's approved servicer list and the ratings then assigned by S&P to any class or classes of Certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

     "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan on the date such proceeds were received.

     "Excess Servicing Fee" means an additional fee payable to ORIX Capital Markets, LLC, Principal Capital Management, LLC and JHREF that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

     "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

     "Expense Losses" means, among other things:

o any interest paid to the master servicer, the trustee or the fiscal agent in respect of unreimbursed Advances;

o all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Dean Witter Capital I Inc., the master servicer, the Primary Servicers or the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

     "FASIT" means a financial asset securitization investment trust.

     "Fitch" means Fitch Ratings.

     "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts.

     "GMACCM" means GMAC Commercial Mortgage Corporation.

     "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss.ss. 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

     "Initial Pool Balance" means the aggregate Cut-off Date Balance of $778,574,565.

     "Insurance Proceeds" means all amounts paid by an insurer in connection with a mortgage loan and with respect to the mortgaged property securing the 2002-HQ Mortgage Loan, the Woodfield Pari Passu Loan, and the Woodfield Companion Loan only the portion of such amounts payable to the holder of the Woodfield Pari Passu Loan, excluding, in each case, any amounts required to be paid to the related borrower or used to restore the related mortgaged property.

     "Interest Accrual Period" means, for each class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" means the Class X Certificates.

     "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

     "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

     "Interest Reserve Loan" - See "Non-30/360 Loan" below.

     "Interested Party" means the special servicer, the master servicer, Morgan Stanley Dean Witter Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by the master servicer or the special servicer pursuant to the Pooling and Servicing Agreement or any person actually know to a responsible officer of the trustee to be an affiliate of any of them.

     "JHREF Loans" means the mortgage loans that were originated or purchased by JHREF and sold by JHREF to the depositor pursuant to the related mortgage loan purchase agreement

     "Liquidation Fee" means 1.00% of the related Liquidation Proceeds (relating to a full or partial liquidation) and/or any Condemnation Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property; provided, however, that in the case of a final disposition consisting of the repurchase of a mortgage loan by a seller due to a breach of a representation and warranty or document defect, such fee will only be paid if such loan is repurchased after the date that is 180 days or more after the applicable seller receives notice of the breach causing the repurchase.

     "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon (or, with respect to a mortgage loan repurchased by a seller, the Purchase Price of such mortgage loan). With respect to the Woodfield Pari Passu Loan, the Liquidation Proceeds will include only the portion of such net proceeds that is payable to the holder of the Woodfield Pari Passu Loan.

     "Lockout Period" means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

     "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

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     "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, including REO Mortgage Loans.

     "Master Servicing Fee Rate" means a rate per annum set forth in the Pooling and Servicing Agreement which is payable with respect to a mortgage loan (other than the Woodfield Pari Passu Loan) in connection with the Master Servicing Fee, and which is part of the Administrative Cost Rate.

     "Material Breach" means a breach of any of the representations and warranties made by a seller with respect to a mortgage loan that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Money Term" means, with respect to any mortgage loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

     "Mortgage File" means the following documents, among others:

o the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report);

o    when relevant, the related ground lease or a copy thereof; and

o    when relevant, all letters of credit in favor of the lender.

     "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Dean Witter Capital I Inc. and the respective seller, as the case may be.

     "Mortgage Pool" means the 105 mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $778,574,565, which may vary by up to 5%.

     "MSDWMC" means Morgan Stanley Dean Witter Mortgage Capital Inc.

     "MSDWMC Loans" means the mortgage loans that were originated or purchased by MSDWMC and sold by MSDWMC to the depositor pursuant to the related mortgage loan purchase agreement.

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     "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period (inclusive of Post Determination Date Mortgage Loans) that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period (inclusive of Post Determination Date Mortgage Loans) nor covered by a Compensating Interest Payment paid by the master servicer and Primary Servicer, if applicable.

     "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest) minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest). However, with respect to each Non-30/360 Loan:

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2003) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

     "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

     "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based upon the outstanding principal balance of the Principal Balance Certificates outstanding from time to time.

     "NWAC Rate" - See "Weighted Average Net Mortgage Rate."

     "OID" means original issue discount.

     "One Seaport Plaza Companion Loan" means, individually and collectively, the two mortgage loans secured by the One Seaport Plaza Pari Passu Mortgage on a pari passu basis with the One Seaport Plaza Pari Passu Loan.

     "One Seaport Plaza Pari Passu Loan" or "One Seaport Plaza Loan" means Mortgage Loan No. 2, which is secured on a pari passu basis with the One Seaport Plaza Companion Loans pursuant to the One Seaport Plaza Pari Passu Mortgage.

     "One Seaport Plaza Pari Passu Mortgage" means the mortgage securing the One Seaport Plaza Companion Loans and the One Seaport Plaza Pari Passu Loan on a pari passu basis.

     "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

     "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payments, other than any Default Interest or Balloon Payment, on the mortgage loans that are delinquent as of the close of business on the Business Day preceding the Master Servicer Remittance Date.

     "Participants" means DTC's participating organizations.

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     "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

     "Pass-Through Rate" means the rate per annum at which any class of certificates, other than the Residual Certificates, accrues interest.

     "Percentage Interest" will equal, as evidenced by any REMIC Regular Certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

     "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related seller by the trustee in accordance with the Pooling and Servicing Agreement.

     "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of June 1, 2002, among Morgan Stanley Dean Witter Capital I Inc., as depositor, ORIX Capital Markets, LLC, as master servicer, Lend Lease Asset Management, L.P., as special servicer, LaSalle Bank National Association, as trustee, paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

     "Post Determination Date Mortgage Loans" means, with respect to a Distribution Date, the mortgage loans with Due Dates (including any grace period) that occur on or after such Distribution Date in the same month as such Distribution Date.

     "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or any Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Woodfield Pari Passu Loan Servicing Fee (in the case of the Woodfield Pari Passu Loan) or, if the related mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicing Fee and the Trustee Fee.

     "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made (a) a full or partial Principal Prepayment (including any unscheduled Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date) or (b) a timely Balloon Payment on a Post Determination Date Mortgage Loan that was not made or advanced on or prior to the Master Servicer Remittance Date. Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Woodfield Pari Passu Loan Servicing Fee and trustee fee payable in connection with the Woodfield Pari Passu Loan, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan and the Trustee Fee) that accrues on the amount of such

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Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over

o the aggregate interest that did so accrue through the date such payment was made.

     "Prepayment Premium" means, with respect to any mortgage loan for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan.

     "Primary Servicer" means any of Principal Capital Management, LLC and John Hancock Real Estate Finance, Inc.

     "Primary Servicing Fee" means the monthly amount, based on the Primary Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

     "Primary Servicing Fee Rate" means a per annum rate set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

     "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates.

     "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans for their respective Due Dates occurring during the related Collection Period (or, in the case of Post Determination Date Mortgage Loans, the Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments that are due, or deemed due, as the case may be, for their respective Due Dates occurring during the month in which such Distribution Date occurs to the extent such amounts are received or advanced); and

o all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal thereof.

     "Principal Loans" means the mortgage loans that were originated or purchased by Principal Silver, LLC and sold by Principal Silver, LLC to the depositor pursuant to the related mortgage loan purchase agreement.

     "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans including all voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

     "PTCE" means a DOL Prohibited Transaction Class Exemption.

     "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan or the related REO Property

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(including, without duplication, any Servicing Advances, Advance Interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicer, the Primary Servicers, the special servicer, Morgan Stanley Dean Witter Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)).

     "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

     "Rating Agencies" means Fitch and S&P.

     "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses. If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

     "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan that was modified, based on the modified terms, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven.

     "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

     "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to the Woodfield Pari Passu Loan (if the 2002-HQ Special Servicer has foreclosed upon the mortgaged property secured by the Woodfield Pari Passu Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of the Woodfield Pari Passu Loan.

     "REO Mortgage Loan" means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

     "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

     "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Scheduled Payment" means, in general, for any mortgage loan on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

     "Scheduled Principal Balance" of any mortgage loan or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), thereof, reduced, to not less than zero, by:

o any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o the principal portion of any Realized Loss incurred in respect of such mortgage loan during any preceding Collection Period.

     "Senior Certificates" means the Class A Certificates and the Class X Certificates.

     "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

     "Servicing Standard" means the higher of the following standards of care:

o in the same manner in which and with the same care, skill, prudence and diligence with which the master servicer, the Primary Servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and to the maximization of the net present value of the mortgage loans; or

o the care, skill, prudence and diligence the master servicer or the special servicer, as the case may be, uses for loans which it owns and which are similar to the mortgage loans, giving due consideration to the maximization of the net present value of the mortgage loans, but without regard to:

            (i) any other relationship that the master servicer, the special servicer, any sub-servicer, any Primary Servicer, Morgan Stanley Dean Witter Capital I Inc. or the trustee, or any affiliate of any of them may have with the related borrower or any affiliate of the borrower, Morgan Stanley Dean Witter Capital I Inc. or the seller;

            (ii) the ownership of any certificate by the master servicer, any sub-servicer, any Primary Servicer, the special servicer or any affiliate of any of them;

            (iii) the master servicer's or the trustee's obligation to make Advances or to incur servicing expenses with respect to the mortgage loans (so long as such Advances and expenses are not determined to be nonrecoverable);

            (iv) the master servicer's, the special servicer's, any Primary Servicer's or any sub-servicers' right to receive compensation for its services or with respect to any particular transaction;

            (v) the ownership or servicing or management for others by the master servicer, the special servicer, any sub-servicer or any Primary Servicer of any other mortgage loans or property;

            (vi) any obligation of the master servicer or the special servicer or an affiliate thereof to pay any indemnity with respect to any repurchase obligation; or

            (vii) the ownership of any junior indebtedness by the master servicer or special servicer or any affiliate with respect to the borrower or any affiliate thereof with respect to any mortgage loan.

     "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan to become a Specially Serviced Mortgage Loan.

     "Special Servicer Compensation" means such fees payable to the special servicer, collectively, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and Morgan Stanley Dean Witter Capital I Inc. that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by Morgan Stanley Dean Witter Capital I Inc. or the trustee; provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o the trustee shall have received written notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch to any class of certificates;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

o the special servicer is removed from S&P's approved special servicer list and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

     "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

     "Special Servicing Stand-by Fee" means, with respect to each mortgage loan other than the mortgage loans identified as Mortgage Loan Nos. 1, 2 and 17-26 on Appendix II to this prospectus supplement; an amount equal to 0.003% per annum applicable each month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each mortgage loan, which fee shall be reduced by any Special Servicing Fee paid to the special servicer with respect to such mortgage loan during the previous 12-month period.

     "Specially Serviced Mortgage Loan" means the following:

o any mortgage loan as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o any mortgage loan as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;

o any mortgage loan as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o any mortgage loan as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o any mortgage loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o any mortgage loan as to which, in the judgment of the master servicer, (a) a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders.

     "Structuring Assumptions" means the following assumptions:

o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity;

o the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

o    the closing date for the sale of the certificates is June 27, 2002;

o distributions on the certificates are made on the 15th day of each month, commencing in July 2002;

o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o no Principal Prepayment on any mortgage loan is made during its Lockout Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o no mortgage loan is the subject of a repurchase or substitution by the respective seller and no optional termination of the trust occurs;

o any mortgage loan which has a provision for an interest rate reset and a right of the lender to call such mortgage loan will be called at the first such option call date;

o no mortgage loan subject to an extension option is extended beyond its initial maturity date; and

o with respect to 1 mortgage loan (identified as Mortgage Loan No. 74 on Appendix II to this prospectus supplement), which represents 0.7% of the Initial Pool Balance, the related borrower will not prepay the amount it is permitted to prepay without the payment of a prepayment penalty during its yield maintenance period.

     "Subordinate Certificates" means the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates and the Class O Certificates.

     "Treasury Rate" unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

     "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties calculated at a rate that is part of the Administrative Cost Rate.

     "2002-HQ Master Servicer" means the "master servicer" under the 2002-HQ Pooling and Servicing Agreement, which as of the date hereof is GMACCM.

     "2002-HQ Mortgage Loan" means the mortgage loan secured by the Woodfield Pari Passu Mortgage on a pari passu basis with the Woodfield Pari Passu Loan and the Woodfield Companion Loan. The 2002-HQ Mortgage Loan is included in a trust created in connection with the issuance of Morgan Stanley Dean Witter Capital I Inc.'s Commercial Mortgage Pass-Through Certificates, Series 2002-HQ.

     "2002-HQ Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of March 1, 2002, between Morgan Stanley Dean Witter Capital I Inc., as depositor, GMACCM, as master servicer, GMACCM, as special servicer with respect to all mortgage loans except Mortgage Loan No. 1, Pacific Life Insurance Company, as special servicer with respect to Mortgage Loan No. 1, and Wells Fargo Bank Minnesota, N.A., as trustee, paying agent and certificate registrar.

     "2002-HQ Special Servicer" means the "special servicer" under the 2002-HQ Pooling and Servicing Agreement, which as of the date hereof is Pacific Life Insurance Company, with respect to Mortgage Loan No. 1 and GMAC Commercial Mortgage Corporation as to all 2002-HQ Mortgage Loans except Mortgage Loan No. 1.

     "2002-HQ Trustee" means the "trustee" under the 2002-HQ Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank Minnesota, N.A.

     "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     "Underwriters" means Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation.

     "Underwriting Agreement" means that agreement, dated June 19, 2002, entered into by Morgan Stanley Dean Witter Capital I Inc., Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation.

     "Unpaid Interest" means one month's interest upon the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date at the applicable Pass-Through Rate.

     "Weighted Average Net Mortgage Rate" or "NWAC Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

     "Woodfield Companion Loan" means the mortgage loan secured by the Woodfield Pari Passu Mortgage on a pari passu basis with the Woodfield Pari Passu Loan and the 2002-HQ Mortgage Loan.

     "Woodfield Pari Passu Loan" means Mortgage Loan No. 1 which is secured on a pari passu basis with the 2002-HQ Mortgage Loan and the Woodfield Companion Loan pursuant to the Woodfield Pari Passu Mortgage.

     "Woodfield Pari Passu Loan Servicing Fee" means the servicing fee applicable to the Woodfield Pari Passu Loan pursuant to the 2002-HQ Pooling and Servicing Agreement.

     "Woodfield Pari Passu Mortgage" means the mortgage securing the 2002-HQ Mortgage Loan, the Woodfield Companion Loan and the Woodfield Pari Passu Loan.

     "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, equal to 1.00% of the amount of each collection of interest (other than default interest) and principal received (including any

Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan for so long as it remains a Rehabilitated Mortgage Loan.

     "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          PERCENT BY       WEIGHTED      WEIGHTED
                                                                          AGGREGATE        AGGREGATE        AVERAGE       AVERAGE
                                                        NUMBER OF      CUT-OFF DATE     CUT-OFF DATE       MORTGAGE     REMAINING
LOAN SELLER                                        MORTGAGE LOANS        BALANCE ($)      BALANCE (%)       RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
State Farm                                                     47       246,406,797             31.6          7.246           147
MSDWMC                                                          5       183,340,965             23.5          7.336           119
Principal Silver                                               32       163,926,787             21.1          7.997            84
John Hancock                                                   15       109,898,525             14.1          7.108           134
TIAA                                                            6        75,001,491              9.6          7.157           111
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        105      $778,574,565           100.0%         7.397%           122
====================================================================================================================================

--------------------------------------------------------------------------------------------------------------
                                                                       WEIGHTED        WEIGHTED      WEIGHTED
                                                       WEIGHTED         AVERAGE         AVERAGE       AVERAGE
                                                        AVERAGE         IMPLIED    CUT-OFF DATE       BALLOON
LOAN SELLER                                             DSCR (X)        DSCR (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------------------------------
State Farm                                                 1.36            1.52            64.8          26.2
MSDWMC                                                     1.68            1.54            61.1          53.9
Principal Silver                                           1.30            1.59            60.8          44.5
John Hancock                                               1.53            1.43            67.7          47.0
TIAA                                                       1.26            1.19            72.1          59.6
--------------------------------------------------------------------------------------------------------------
TOTAL:                                                    1.44X           1.50X           64.2%         42.7%
==============================================================================================================


CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          PERCENT BY       WEIGHTED      WEIGHTED
                                                                          AGGREGATE        AGGREGATE        AVERAGE       AVERAGE
                                                        NUMBER OF      CUT-OFF DATE     CUT-OFF DATE       MORTGAGE     REMAINING
CUT-OFF DATE BALANCE ($)                           MORTGAGE LOANS        BALANCE ($)      BALANCE (%)       RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
1 - 2,500,000                                                  16        22,701,642              2.9          7.825           118
2,500,001 - 5,000,000                                          48       164,795,603             21.2          7.614           110
5,000,001 - 7,500,000                                          15        88,778,851             11.4          7.239           112
7,500,001 - 10,000,000                                         11        92,224,283             11.8          7.397           112
10,000,001 - 12,500,000                                         2        22,640,658              2.9          7.175           116
12,500,001 - 15,000,000                                         4        56,967,714              7.3          7.535           106
15,000,001 - 17,500,000                                         1        16,250,000              2.1          8.120            64
17,500,001 - 20,000,000                                         1        18,042,182              2.3          7.090           113
20,000,001 - 30,000,000                                         2        47,721,746              6.1          7.178           114
30,000,001 - 40,000,000                                         1        30,495,655              3.9          7.100           205
40,000,001 - 50,000,000                                         2        95,046,287             12.2          7.298           166
60,000,001 - 70,000,000                                         2       122,909,944             15.8          7.304           119
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        105      $778,574,565           100.0%         7.397%           122
====================================================================================================================================
---------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED        WEIGHTED      WEIGHTED
                                                        WEIGHTED         AVERAGE         AVERAGE       AVERAGE
                                                         AVERAGE         IMPLIED    CUT-OFF DATE       BALLOON
CUT-OFF DATE BALANCE ($)                                 DSCR (X)        DSCR (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------
1 - 2,500,000                                               1.55            2.24            49.0          15.6
2,500,001 - 5,000,000                                       1.44            1.68            59.1          34.2
5,000,001 - 7,500,000                                       1.36            1.49            64.2          40.2
7,500,001 - 10,000,000                                      1.34            1.36            66.5          49.3
10,000,001 - 12,500,000                                     1.36            1.70            55.9          29.7
12,500,001 - 15,000,000                                     1.36            1.31            72.8          62.4
15,000,001 - 17,500,000                                     1.34            1.21            70.8          67.4
17,500,001 - 20,000,000                                     1.35            1.29            71.3          56.9
20,000,001 - 30,000,000                                     1.32            1.21            69.4          59.3
30,000,001 - 40,000,000                                     1.22            1.22            76.2          29.1
40,000,001 - 50,000,000                                     1.25            1.28            72.6          31.7
60,000,001 - 70,000,000                                     1.85            1.69            56.2          49.6
---------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.44X           1.50X           64.2%         42.7%
===============================================================================================================

Minimum: $420,967
Maximum: $61,909,944
Average: $7,414,996

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


STATES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          PERCENT BY       WEIGHTED      WEIGHTED
                                                                          AGGREGATE        AGGREGATE        AVERAGE       AVERAGE
                                                        NUMBER OF      CUT-OFF DATE     CUT-OFF DATE       MORTGAGE     REMAINING
STATE                                         MORTGAGE PROPERTIES        BALANCE ($)      BALANCE (%)       RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
Illinois                                                        3        80,753,164             10.4          7.158           111
Georgia                                                        10        74,478,838              9.6          7.397           172
California                                                     13        72,843,399              9.4          7.541            95
Texas                                                          11        72,436,888              9.3          7.303           110
New York                                                        1        61,000,000              7.8          7.620           120
Florida                                                        12        54,588,387              7.0          7.254           118
Colorado                                                        8        49,685,441              6.4          7.686           105
Missouri                                                       14        42,193,563              5.4          7.997            77
New Jersey                                                      6        36,804,701              4.7          7.473            93
Arizona                                                         6        32,641,601              4.2          7.131            94
Pennsylvania                                                    6        32,433,617              4.2          7.459           115
Tennessee                                                       1        30,495,655              3.9          7.100           205
Maryland                                                        7        26,829,131              3.4          7.185           172
District of Columbia                                            1        25,957,671              3.3          7.050           118
Washington                                                      6        25,021,492              3.2          7.394           145
Massachusetts                                                   3        10,689,194              1.4          7.572           153
Michigan                                                        1         8,136,863              1.0          7.050           176
Indiana                                                         2         5,561,962              0.7          8.278           102
Arkansas                                                        3         5,134,780              0.7          7.350           119
Nevada                                                          2         4,321,309              0.6          7.000            83
Nebraska                                                        1         4,041,130              0.5          7.350           119
North Carolina                                                  2         3,940,158              0.5          6.900           193
Rhode Island                                                    1         3,399,307              0.4          6.950           138
Iowa                                                            1         3,238,553              0.4          7.050            76
Kansas                                                          1         2,927,648              0.4          7.350           119
Virginia                                                        1         2,734,124              0.4          7.000           199
Minnesota                                                       1         2,512,685              0.3          7.890           117
Utah                                                            1         2,126,227              0.3          7.600           117
Oregon                                                          1         1,647,077              0.2          7.600           117
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        126      $778,574,565           100.0%         7.397%           122
====================================================================================================================================
----------------------------------------------------------------------------------------------------------
                                                                   WEIGHTED        WEIGHTED      WEIGHTED
                                                   WEIGHTED         AVERAGE         AVERAGE       AVERAGE
                                                    AVERAGE         IMPLIED    CUT-OFF DATE       BALLOON
STATE                                               DSCR (X)        DSCR (X)         LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------
Illinois                                               1.85            1.67            53.7          47.2
Georgia                                                1.24            1.48            65.1           9.5
California                                             1.59            1.59            61.7          51.8
Texas                                                  1.22            1.17            72.9          60.5
New York                                               1.64            1.55            65.5          58.1
Florida                                                1.50            1.65            62.2          35.5
Colorado                                               1.28            1.42            67.9          55.1
Missouri                                               1.33            1.57            60.6          50.4
New Jersey                                             1.38            1.45            67.4          55.3
Arizona                                                1.56            1.45            65.1          57.3
Pennsylvania                                           1.28            1.42            67.6          44.2
Tennessee                                              1.22            1.22            76.2          29.1
Maryland                                               1.42            1.73            56.0           5.7
District of Columbia                                   1.42            1.27            68.3          58.9
Washington                                             1.40            1.91            49.3           5.9
Massachusetts                                          1.18            1.33            72.4          27.1
Michigan                                               1.34            1.40            72.7          29.1
Indiana                                                1.21            1.43            63.2          45.3
Arkansas                                               1.31            1.21            73.7          65.1
Nevada                                                 1.46            1.45            71.2          59.2
Nebraska                                               1.31            1.21            73.7          65.1
North Carolina                                         1.22            1.40            70.0           0.6
Rhode Island                                           1.16            1.64            64.5           0.7
Iowa                                                   1.27            1.28            69.3          58.3
Kansas                                                 1.31            1.21            73.7          65.1
Virginia                                               1.66            1.88            53.3           0.5
Minnesota                                              1.52            2.49            34.4           0.4
Utah                                                   1.42            1.34            56.1          49.9
Oregon                                                 1.42            1.34            56.1          49.9
----------------------------------------------------------------------------------------------------------
TOTAL:                                                1.44X           1.50X           64.2%         42.7%
==========================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY       WEIGHTED      WEIGHTED
                                                                          AGGREGATE        AGGREGATE        AVERAGE       AVERAGE
                                                        NUMBER OF      CUT-OFF DATE     CUT-OFF DATE       MORTGAGE     REMAINING
PROPERTY TYPE                                 MORTGAGE PROPERTIES        BALANCE ($)      BALANCE (%)       RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
Retail
   Anchored                                                    13       202,072,248             26.0          7.293           151
   Grocery Anchored                                             7        39,594,780              5.1          6.991           134
   Big Box                                                      2        22,116,713              2.8          6.966           155
   Free Standing                                                8        16,486,813              2.1          7.434           181
   Unanchored                                                   1         4,119,744              0.5          7.520           118
------------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                31      $284,390,298            36.5%         7.237%           151
Office
   Suburban Office                                             32       178,354,170             22.9          7.487           104
   Urban Office                                                 2        86,957,671             11.2          7.450           119
   Medical                                                      4        12,232,350              1.6          7.590            82
------------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                38      $277,544,191            35.6%         7.480%           108
Industrial
   Flex Industrial                                             19        68,572,693              8.8          7.571           105
   Warehouse                                                   17        65,987,802              8.5          7.639            82
   Light Industrial                                             5        14,088,678              1.8          7.301            97
------------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                41      $148,649,173            19.1%         7.576%            94
   Manufactured Housing
   Manufactured Housing                                        13        51,632,814              6.6          7.305           114
------------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                13       $51,632,814             6.6%         7.305%           114
   Multifamily
   Garden                                                       2        12,675,852              1.6          7.520           120
------------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                 2       $12,675,852             1.6%         7.520%           120
   Hospitality
   Limited Service                                              1         3,682,237              0.5          7.150           193
------------------------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                 1        $3,682,237             0.5%         7.150%           193
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                        126      $778,574,565           100.0%         7.397%           122
====================================================================================================================================
----------------------------------------------------------------------------------------------------------

                                                                   WEIGHTED        WEIGHTED      WEIGHTED
                                                   WEIGHTED         AVERAGE         AVERAGE       AVERAGE
                                                    AVERAGE         IMPLIED    CUT-OFF DATE       BALLOON
PROPERTY TYPE                                       DSCR (X)        DSCR (X)         LTV (%)       LTV (%)
----------------------------------------------------------------------------------------------------------
Retail
   Anchored                                            1.50            1.54            61.4          27.9
   Grocery Anchored                                    1.42            1.46            65.2          39.9
   Big Box                                             1.50            1.46            71.8          38.9
   Free Standing                                       1.37            1.68            56.9           1.0
   Unanchored                                          1.50            1.40            70.6          62.6
----------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                       1.48X           1.53X           62.6%         29.4%
Office
   Suburban Office                                     1.37            1.45            65.4          47.5
   Urban Office                                        1.57            1.47            66.3          58.3
   Medical                                             1.30            1.70            57.5          31.2
----------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                       1.43X           1.47X           65.4%         50.2%
Industrial
   Flex Industrial                                     1.43            1.63            60.0          40.9
   Warehouse                                           1.27            1.40            65.5          53.4
   Light Industrial                                    1.50            1.64            61.0          51.8
----------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                       1.37X           1.53X           62.5%         47.5%
   Manufactured Housing
   Manufactured Housing                                1.39            1.28            71.3          63.1
----------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                       1.39X           1.28X           71.3%         63.1%
   Multifamily
   Garden                                              1.23            1.26            73.6          54.2
----------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                       1.23X           1.26X           73.6%         54.2%
   Hospitality
   Limited Service                                     2.74            3.19            36.5           0.3
----------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                       2.74X           3.19X           36.5%          0.3%
----------------------------------------------------------------------------------------------------------
Total:                                                1.44x           1.50x           64.2%         42.7%
==========================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY       WEIGHTED      WEIGHTED
                                                                          AGGREGATE        AGGREGATE        AVERAGE       AVERAGE
                                                        NUMBER OF      CUT-OFF DATE     CUT-OFF DATE       MORTGAGE     REMAINING
MORTGAGE RATE (%)                                  MORTGAGE LOANS        BALANCE ($)      BALANCE (%)       RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
6.501 - 7.000                                                  23       161,634,130             20.8          6.953           130
7.001 - 7.500                                                  35       350,814,759             45.1          7.203           140
7.501 - 8.000                                                  27       166,773,596             21.4          7.720            97
8.001 - 8.500                                                  15        85,722,110             11.0          8.193            80
8.501 - 9.000                                                   4        12,393,999              1.6          8.650           107
9.001 - 9.500                                                   1         1,235,972              0.2          9.250           154
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        105      $778,574,565           100.0%         7.397%           122
====================================================================================================================================
---------------------------------------------------------------------------------------------------------------

                                                                        WEIGHTED        WEIGHTED      WEIGHTED
                                                        WEIGHTED         AVERAGE         AVERAGE       AVERAGE
                                                         AVERAGE         IMPLIED    CUT-OFF DATE       BALLOON
MORTGAGE RATE (%)                                        DSCR (X)        DSCR (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------
6.501 - 7.000                                               1.74            1.68            57.7          36.5
7.001 - 7.500                                               1.34            1.38            68.5          40.2
7.501 - 8.000                                               1.41            1.51            63.4          53.0
8.001 - 8.500                                               1.26            1.52            62.3          47.5
8.501 - 9.000                                               1.63            1.96            53.4          29.8
9.001 - 9.500                                               1.38            2.05            43.4           0.5
---------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.44X           1.50X           64.2%         42.7%
===============================================================================================================

Minimum: 6.700%
Maximum: 9.250%
Weighted Average: 7.397%


SEASONING

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          PERCENT BY       WEIGHTED      WEIGHTED
                                                                          AGGREGATE        AGGREGATE        AVERAGE       AVERAGE
                                                        NUMBER OF      CUT-OFF DATE     CUT-OFF DATE       MORTGAGE     REMAINING
SEASONING (MOS.)                                   MORTGAGE LOANS        BALANCE ($)      BALANCE (%)       RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
<= 0                                                            2       106,868,216             13.7          7.504           120
1 - 12                                                         22       256,982,207             33.0          7.133           120
13 - 24                                                         2        30,314,426              3.9          8.157            81
25 - 36                                                        16       167,198,905             21.5          7.469           147
37 - 48                                                        23        85,366,942             11.0          6.986           151
49 - 60                                                        22        83,242,163             10.7          7.775            92
61 - 72                                                        12        37,896,177              4.9          7.866            59
73 - 84                                                         3         6,269,223              0.8          7.699           117
85 - 96                                                         3         4,436,307              0.6          8.595           149
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        105      $778,574,565           100.0%         7.397%           122
====================================================================================================================================
--------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED        WEIGHTED      WEIGHTED
                                                        WEIGHTED         AVERAGE         AVERAGE       AVERAGE
                                                         AVERAGE         IMPLIED    CUT-OFF DATE       BALLOON
SEASONING (MOS.)                                         DSCR (X)        DSCR (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------
<= 0                                                        1.50            1.40            69.0          61.1
1 - 12                                                      1.53            1.40            64.4          51.7
13 - 24                                                     1.33            1.26            70.0          64.8
25 - 36                                                     1.28            1.35            70.7          35.2
37 - 48                                                     1.49            1.61            62.8          22.8
49 - 60                                                     1.38            1.82            52.6          27.2
61 - 72                                                     1.44            2.13            48.1          33.6
73 - 84                                                     1.36            1.80            51.1          18.3
85 - 96                                                     1.22            1.76            51.4           2.2
---------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.44X           1.50X           64.2%         42.7%
===============================================================================================================

Minimum: 0 mos
Maximum: 96 mos
Weighted Average: 24 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


ORIGINAL TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          PERCENT BY       WEIGHTED      WEIGHTED
                                                                          AGGREGATE        AGGREGATE        AVERAGE       AVERAGE
                                                        NUMBER OF      CUT-OFF DATE     CUT-OFF DATE       MORTGAGE     REMAINING
ORIGINAL TERM TO STATED MATURITY (MOS.)            MORTGAGE LOANS        BALANCE ($)      BALANCE (%)       RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
61 - 120                                                       62       528,602,147             67.9          7.448           100
121 - 180                                                      18        99,584,586             12.8          7.423           120
181 - 240                                                      25       150,387,831             19.3          7.200           200
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        105      $778,574,565           100.0%         7.397%           122
====================================================================================================================================
---------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED        WEIGHTED      WEIGHTED
                                                        WEIGHTED         AVERAGE         AVERAGE       AVERAGE
                                                         AVERAGE         IMPLIED    CUT-OFF DATE       BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)                  DSCR (X)        DSCR (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------
61 - 120                                                    1.47            1.45            64.7          55.5
121 - 180                                                   1.39            1.75            58.5          27.3
181 - 240                                                   1.33            1.49            66.2           8.0
---------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.44X           1.50X           64.2%         42.7%
===============================================================================================================

Minimum: 84 mos.
Maximum: 240 mos.
Weighted Average: 146 mos.


REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          PERCENT BY       WEIGHTED      WEIGHTED
                                                                          AGGREGATE        AGGREGATE        AVERAGE       AVERAGE
                                                        NUMBER OF      CUT-OFF DATE     CUT-OFF DATE       MORTGAGE     REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)           MORTGAGE LOANS        BALANCE ($)      BALANCE (%)       RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                                                         12        35,464,680              4.6          8.059            50
61 - 120                                                       59       524,734,810             67.4          7.430           102
121 - 180                                                      15        78,932,319             10.1          7.380           144
181 - 240                                                      19       139,442,755             17.9          7.115           203
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        105      $778,574,565           100.0%         7.397%           122
====================================================================================================================================
---------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED        WEIGHTED      WEIGHTED
                                                        WEIGHTED         AVERAGE         AVERAGE       AVERAGE
                                                         AVERAGE         IMPLIED    CUT-OFF DATE       BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)                 DSCR (X)        DSCR (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------
1 - 60                                                      1.35            1.90            53.0          42.0
61 - 120                                                    1.48            1.46            64.4          54.7
121 - 180                                                   1.38            1.63            61.9          24.2
181 - 240                                                   1.33            1.46            67.4           8.6
---------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.44X           1.50X           64.2%         42.7%
===============================================================================================================

Minimum: 32 mos.
Maximum: 209 mos.
Weighted Average: 122 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


ORIGINAL AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY       WEIGHTED      WEIGHTED
                                                                          AGGREGATE        AGGREGATE        AVERAGE       AVERAGE
                                                        NUMBER OF      CUT-OFF DATE     CUT-OFF DATE       MORTGAGE     REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)                  MORTGAGE LOANS        BALANCE ($)      BALANCE (%)       RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
Balloon Loans
   121 - 180                                                    3        11,419,745              1.5          7.999            51
   181 - 240                                                   19        64,576,330              8.3          7.804            75
   241 - 300                                                   30       207,137,862             26.6          7.330           114
   301 - 360                                                   21       344,673,834             44.3          7.371           112
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                      73      $627,807,770            80.6%         7.413%           108

Fully Amortizing Loans
   61 - 120                                                     2           972,830              0.1          7.946            49
   121 - 180                                                    8        39,376,897              5.1          7.520           133
   181 - 240                                                   22       110,417,068             14.2          7.257           198
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                      32      $150,766,795            19.4%         7.330%           180
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                        105      $778,574,565           100.0%         7.397%           122
====================================================================================================================================
---------------------------------------------------------------------------------------------------------------

                                                                        WEIGHTED        WEIGHTED      WEIGHTED
                                                        WEIGHTED         AVERAGE         AVERAGE       AVERAGE
                                                         AVERAGE         IMPLIED    CUT-OFF DATE       BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)                        DSCR (X)        DSCR (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------
Balloon Loans
   121 - 180                                                1.26            2.08            48.0          31.7
   181 - 240                                                1.35            1.72            56.4          40.1
   241 - 300                                                1.34            1.36            68.9          50.4
   301 - 360                                                1.55            1.42            65.3          57.5
---------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                  1.46X           1.44X           65.3%         52.9%

Fully Amortizing Loans
   61 - 120                                                 1.82            4.74            32.5           0.5
   121 - 180                                                1.31            2.01            51.1           0.6
   181 - 240                                                1.36            1.58            63.2           0.6
---------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                  1.35X           1.71X           59.8%          0.6%
---------------------------------------------------------------------------------------------------------------
Total:                                                     1.44x           1.50x           64.2%         42.7%
===============================================================================================================

Minimum: 84 mos.
Maximum: 360 mos.
Weighted Average: 303 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


REMAINING AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY       WEIGHTED      WEIGHTED
                                                                          AGGREGATE        AGGREGATE        AVERAGE       AVERAGE
                                                        NUMBER OF      CUT-OFF DATE     CUT-OFF DATE       MORTGAGE     REMAINING
REMAINING AMORTIZATION TERM (MOS.)                 MORTGAGE LOANS        BALANCE ($)      BALANCE (%)       RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
Balloon
   <= 120                                                       3        11,419,745              1.5          7.999            51
   121 - 180                                                   14        40,232,579              5.2          7.931            60
   181 - 240                                                    7        31,814,436              4.1          7.657            87
   241 - 300                                                   29       203,721,426             26.2          7.319           116
   301 - 360                                                   20       340,619,583             43.7          7.366           113
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                      73      $627,807,770            80.6%         7.413%           108

Fully Amortizing Loans
------------------------------------------------------------------------------------------------------------------------------------
   <= 120                                                       5         8,413,392              1.1          7.956           109
   121 - 180                                                   11        42,881,411              5.5          7.636           142
   181 - 240                                                   16        99,471,992             12.8          7.145           203
------------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                      32      $150,766,795            19.4%         7.330%           180
------------------------------------------------------------------------------------------------------------------------------------
Total:                                                        105      $778,574,565           100.0%         7.397%           122
====================================================================================================================================
---------------------------------------------------------------------------------------------------------------

                                                                        WEIGHTED        WEIGHTED      WEIGHTED
                                                        WEIGHTED         AVERAGE         AVERAGE       AVERAGE
                                                         AVERAGE         IMPLIED    CUT-OFF DATE       BALLOON
REMAINING AMORTIZATION TERM (MOS.)                       DSCR (X)        DSCR (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------
Balloon
   <= 120                                                  1.26            2.08            48.0          31.7
   121 - 180                                               1.39            1.83            52.4          40.0
   181 - 240                                               1.29            1.53            62.6          43.7
   241 - 300                                               1.34            1.35            69.3          50.5
   301 - 360                                               1.55            1.42            65.2          57.4
---------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                  1.46X           1.44X           65.3%         52.9%

Fully Amortizing Loans
---------------------------------------------------------------------------------------------------------------
   <= 120                                                  1.58            2.82            38.2           0.5
   121 - 180                                               1.27            1.86            53.1           0.8
   181 - 240                                               1.37            1.56            64.5           0.5
---------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                                  1.35X           1.71X           59.8%          0.6%
---------------------------------------------------------------------------------------------------------------
Total:                                                     1.44x           1.50x           64.2%         42.7%
===============================================================================================================

Minimum: 41 mos.
Maximum: 360 mos.
Weighted Average: 279 mos.

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          PERCENT BY       WEIGHTED      WEIGHTED
                                                                          AGGREGATE        AGGREGATE        AVERAGE       AVERAGE
                                                        NUMBER OF      CUT-OFF DATE     CUT-OFF DATE       MORTGAGE     REMAINING
DEBT SERVICE COVERAGE RATIO (X)                    MORTGAGE LOANS        BALANCE ($)      BALANCE (%)       RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
1.01 - 1.15                                                    15        62,230,246              8.0          8.056            89
1.16 - 1.25                                                    18       196,900,060             25.3          7.267           155
1.26 - 1.35                                                    32       206,093,643             26.5          7.523           103
1.36 - 1.50                                                    14        89,002,380             11.4          7.200           120
1.51 - 1.75                                                    14       118,566,364             15.2          7.436           126
1.76 - 2.00                                                     4        22,142,239              2.8          7.253           114
2.01 >=                                                         8        83,639,634             10.7          7.097           113
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        105      $778,574,565           100.0%         7.397%           122
====================================================================================================================================
---------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED        WEIGHTED      WEIGHTED
                                                        WEIGHTED         AVERAGE         AVERAGE       AVERAGE
                                                         AVERAGE         IMPLIED    CUT-OFF DATE       BALLOON
DEBT SERVICE COVERAGE RATIO (X)                          DSCR (X)        DSCR (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------
1.01 - 1.15                                                 1.07            1.46            61.9          37.0
1.16 - 1.25                                                 1.20            1.26            72.7          33.6
1.26 - 1.35                                                 1.32            1.37            67.4          52.5
1.36 - 1.50                                                 1.43            1.49            63.0          45.1
1.51 - 1.75                                                 1.63            1.61            62.9          48.0
1.76 - 2.00                                                 1.84            1.96            50.5          33.0
2.01 >=                                                     2.16            2.11            44.8          37.3
---------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.44X           1.50X           64.2%         42.7%
===============================================================================================================

Minimum: 1.01x
Maximum: 2.76x
Weighted Average: 1.44x


IMPLIED DEBT SERVICE COVERAGE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          PERCENT BY       WEIGHTED      WEIGHTED
                                                                          AGGREGATE        AGGREGATE        AVERAGE       AVERAGE
                                                        NUMBER OF      CUT-OFF DATE     CUT-OFF DATE       MORTGAGE     REMAINING
IMPLIED DEBT SERVICE COVERAGE RATIO (X)            MORTGAGE LOANS        BALANCE ($)      BALANCE (%)       RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
1.01 - 1.15                                                     4        47,628,143              6.1          7.396           110
1.16 - 1.25                                                    17       186,228,684             23.9          7.421           120
1.26 - 1.35                                                    12       149,526,912             19.2          7.303           144
1.36 - 1.50                                                    22       109,600,067             14.1          7.310           119
1.51 - 1.75                                                    23       130,095,084             16.7          7.619           111
1.76 - 2.00                                                    12       104,678,424             13.4          7.229           117
2.01 >=                                                        15        50,817,251              6.5          7.555           117
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        105      $778,574,565           100.0%         7.397%           122
====================================================================================================================================
---------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED        WEIGHTED      WEIGHTED
                                                        WEIGHTED         AVERAGE         AVERAGE       AVERAGE
                                                         AVERAGE         IMPLIED    CUT-OFF DATE       BALLOON
IMPLIED DEBT SERVICE COVERAGE RATIO (X)                  DSCR (X)        DSCR (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------
1.01 - 1.15                                                 1.20            1.12            73.1          61.4
1.16 - 1.25                                                 1.25            1.21            73.1          56.4
1.26 - 1.35                                                 1.29            1.31            69.4          37.5
1.36 - 1.50                                                 1.41            1.43            67.5          43.7
1.51 - 1.75                                                 1.46            1.61            61.0          41.9
1.76 - 2.00                                                 1.82            1.83            49.3          31.9
2.01 >=                                                     1.95            2.57            39.5          13.1
---------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.44X           1.50X           64.2%         42.7%
===============================================================================================================

Minimum: 1.07x
Maximum: 6.99x
Weighted Average: 1.50x

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          PERCENT BY       WEIGHTED      WEIGHTED
                                                                          AGGREGATE        AGGREGATE        AVERAGE       AVERAGE
                                                        NUMBER OF      CUT-OFF DATE     CUT-OFF DATE       MORTGAGE     REMAINING
LOAN-TO-VALUE RATIO (%)                            MORTGAGE LOANS        BALANCE ($)      BALANCE (%)       RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
10.1 - 20.0                                                     1           551,863              0.1          7.570            55
20.1 - 30.0                                                     2         3,080,094              0.4          7.646            71
30.1 - 40.0                                                     5        18,721,562              2.4          7.780           106
40.1 - 50.0                                                     8        89,099,589             11.4          7.140           126
50.1 - 55.0                                                    22        74,186,374              9.5          7.661            81
55.1 - 60.0                                                    10        39,897,166              5.1          7.760           114
60.1 - 65.0                                                     8        35,250,367              4.5          7.408           124
65.1 - 70.0                                                    22       192,766,241             24.8          7.436           117
70.1 - 75.0                                                    23       276,150,426             35.5          7.322           130
75.1 - 80.0                                                     4        48,870,881              6.3          7.270           166
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        105      $778,574,565           100.0%         7.397%           122
====================================================================================================================================
---------------------------------------------------------------------------------------------------------------
                                                                        WEIGHTED        WEIGHTED      WEIGHTED
                                                        WEIGHTED         AVERAGE         AVERAGE       AVERAGE
                                                         AVERAGE         IMPLIED    CUT-OFF DATE       BALLOON
LOAN-TO-VALUE RATIO (%)                                  DSCR (X)        DSCR (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------
10.1 - 20.0                                                 2.43            6.99            14.2           0.3
20.1 - 30.0                                                 2.64            4.49            22.1           9.2
30.1 - 40.0                                                 2.34            2.74            36.3          20.4
40.1 - 50.0                                                 1.88            1.91            45.9          28.8
50.1 - 55.0                                                 1.46            1.81            53.0          34.8
55.1 - 60.0                                                 1.28            1.56            56.9          27.3
60.1 - 65.0                                                 1.32            1.49            62.5          28.8
65.1 - 70.0                                                 1.43            1.39            67.5          53.8
70.1 - 75.0                                                 1.29            1.27            72.3          47.5
75.1 - 80.0                                                 1.21            1.20            77.0          43.5
---------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.44X           1.50X           64.2%         42.7%
===============================================================================================================

Minimum: 14.2%
Maximum: 79.4%
Weighted Average: 64.2%


BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          PERCENT BY       WEIGHTED      WEIGHTED
                                                                          AGGREGATE        AGGREGATE        AVERAGE       AVERAGE
                                                        NUMBER OF      CUT-OFF DATE     CUT-OFF DATE       MORTGAGE     REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)                    MORTGAGE LOANS        BALANCE ($)      BALANCE (%)       RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
0.1 - 30.0                                                     40       213,440,569             27.4          7.314           177
30.1 - 40.0                                                     3        14,445,084              1.9          7.640            64
40.1 - 50.0                                                    20       135,475,875             17.4          7.351            94
50.1 - 60.0                                                    26       257,167,376             33.0          7.379           107
60.1 - 70.0                                                    16       158,045,662             20.3          7.556           101
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        105      $778,574,565           100.0%         7.397%           122
====================================================================================================================================
---------------------------------------------------------------------------------------------------------------

                                                                        WEIGHTED        WEIGHTED      WEIGHTED
                                                        WEIGHTED         AVERAGE         AVERAGE       AVERAGE
                                                         AVERAGE         IMPLIED    CUT-OFF DATE       BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                          DSCR (X)        DSCR (X)         LTV (%)       LTV (%)
---------------------------------------------------------------------------------------------------------------
0.1 - 30.0                                                  1.37            1.67            61.7           8.7
30.1 - 40.0                                                 1.58            2.01            48.2          33.7
40.1 - 50.0                                                 1.71            1.72            51.9          43.3
50.1 - 60.0                                                 1.42            1.36            68.2          57.8
60.1 - 70.0                                                 1.30            1.24            73.1          64.5
---------------------------------------------------------------------------------------------------------------
TOTAL:                                                     1.44X           1.50X           64.2%         42.7%
===============================================================================================================

Minimum: 0.3%
Maximum: 69.1%
Weighted Average: 42.7%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION


PREPAYMENT RESTRICTION ANALYSIS

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1) (2)

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                JUN-02               JUN-03               JUN-04               JUN-05               JUN-06
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                             79.73%               71.99%               63.69%               45.83%               42.25%
YM (T+0.0)                             17.64%               25.35%               33.61%               51.43%               54.93%
YM (T+0.25)                             2.09%                2.12%                2.15%                2.20%                2.27%
YM (T+0.50)                             0.54%                0.54%                0.54%                0.55%                0.56%
Yield Maintenance Total                20.27%               28.01%               36.31%               54.17%               57.75%
------------------------------------------------------------------------------------------------------------------------------------
Open                                    0.00%                0.00%                0.00%                0.00%                0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%              100.00%              100.00%              100.00%              100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $778,574,565         $762,113,492         $744,176,858         $722,001,295         $692,257,951
% Initial Pool Balance                100.00%               97.89%               95.58%               92.73%               88.91%
------------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                JUN-06               JUN-07               JUN-08               JUN-09                JUN-10
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out                             42.25%               34.47%               36.19%               38.59%                42.58%
YM (T+0.0)                             54.93%               58.23%               62.45%               58.39%                57.12%
YM (T+0.25)                             2.27%                2.37%                0.00%                0.00%                 0.00%
YM (T+0.50)                             0.56%                0.57%                0.00%                0.00%                 0.00%
Yield Maintenance Total                57.75%               61.16%               62.45%               58.39%                57.12%
-----------------------------------------------------------------------------------------------------------------------------------
Open                                    0.00%                4.37%                1.36%                3.02%                 0.30%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%              100.00%              100.00%              100.00%               100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $692,257,951         $656,374,945         $577,792,898         $522,299,669          $439,840,713
% Initial Pool Balance                 88.91%               84.30%               74.21%               67.08%                56.49%
-----------------------------------------------------------------------------------------------------------------------------------


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1) (2)

------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                JUN-11               JUN-12               JUN-13               JUN-14               JUN-15
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                             42.95%                0.00%                0.00%                0.00%                0.00%
YM (T+0.0)                             46.43%               99.50%               99.79%               86.38%               99.91%
YM (T+0.25)                             0.00%                0.00%                0.00%                0.00%                0.00%
YM (T+0.50)                             0.00%                0.00%                0.00%                0.00%                0.00%
Yield Maintenance Total                46.43%               99.50%               99.79%               86.38%               99.91%
------------------------------------------------------------------------------------------------------------------------------------
Open                                   10.62%                0.50%                0.21%               13.62%                0.09%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%              100.00%              100.00%              100.00%              100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $408,208,230         $121,174,303         $102,087,278          $87,038,952          $63,664,187
% Initial Pool Balance                 52.43%               15.56%               13.11%               11.18%                8.18%
------------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                      JUN-16               JUN-17               JUN-18                JUN-19
--------------------------------------------------------------------------------------------------------------------
Locked Out                                    0.00%                0.00%                0.00%                 0.00%
YM (T+0.0)                                  100.00%              100.00%               90.27%                10.94%
YM (T+0.25)                                   0.00%                0.00%                0.00%                 0.00%
YM (T+0.50)                                   0.00%                0.00%                0.00%                 0.00%
Yield Maintenance Total                     100.00%              100.00%               90.27%                10.94%
--------------------------------------------------------------------------------------------------------------------
Open                                          0.00%                0.00%                9.73%                89.06%
--------------------------------------------------------------------------------------------------------------------
TOTALS                                      100.00%              100.00%              100.00%               100.00%
--------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                $52,148,975          $37,446,659          $26,089,366           $15,378,607
% Initial Pool Balance                        6.70%                4.81%                3.35%                 1.98%
--------------------------------------------------------------------------------------------------------------------

Notes:
(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE  MORTGAGE                                                             ORIGINAL      CUT-OFF DATE      NOI         NCF
LOAN NO.  LOAN SELLER(1)     PROPERTY NAME(2)                                   BALANCE       BALANCE(3)      DSCR(4)     DSCR(4)
------------------------------------------------------------------------------------------------------------------------------------
    1     MSDWMC             Woodfield Mall                                   $62,000,000    $61,909,944       2.09        2.05
    2     MSDWMC             One Seaport Plaza                                $61,000,000    $61,000,000       1.72        1.64
    3     State Farm         Fayette Pavilion Shopping Center                 $52,500,000    $49,178,071       1.28        1.19
    4     MSDWMC             ARC Portfolio 4 - Harmony Road  (I)              $13,951,677    $13,951,677       1.35        1.31
    5     MSDWMC             ARC Portfolio 4 - Stoneybrook  (I)                $9,986,222     $9,986,222       1.35        1.31
    6     MSDWMC             ARC Portfolio 4 - Siouxland Estates  (I)          $4,041,130     $4,041,130       1.35        1.31
    7     MSDWMC             ARC Portfolio 4 - Chalet City  (I)                $3,841,292     $3,841,292       1.35        1.31
    8     MSDWMC             ARC Portfolio 4 - Denton Falls  (I)               $3,714,512     $3,714,512       1.35        1.31
    9     MSDWMC             ARC Portfolio 4 - The Woodlands  (I)              $2,927,648     $2,927,648       1.35        1.31
   10     MSDWMC             ARC Portfolio 4 - Northern Hills  (I)             $2,345,619     $2,345,619       1.35        1.31
   11     MSDWMC             ARC Portfolio 4 - Western Park  (I)               $1,642,068     $1,642,068       1.35        1.31
   12     MSDWMC             ARC Portfolio 4 - Oak Glen  (I)                   $1,147,093     $1,147,093       1.35        1.31
   13     MSDWMC             ARC Portfolio 4 - Vogel Manor  (I)                $1,056,092     $1,056,092       1.35        1.31
   14     MSDWMC             ARC Portfolio 4 - Bush Ranch  (I)                   $767,689       $767,689       1.35        1.31
   15     MSDWMC             ARC Portfolio 4 - Hidden Acres  (I)                 $447,174       $447,174       1.35        1.31
   16     State Farm         The Centre at Deane Hill                         $32,000,000    $30,495,655       1.32        1.22
   17     State Farm         Ballas Medical Office Building  (A)               $4,920,000     $4,273,678       1.59        1.35
   18     State Farm         Baxter Office Building  (A)                       $4,160,000     $3,613,528       1.59        1.35
   19     State Farm         Woodcrest Plaza  (A)                              $4,135,000     $3,591,793       1.59        1.35
   20     State Farm         Chapel Hill II  (A)                               $4,050,000     $3,517,972       1.59        1.35
   21     State Farm         Westchase Park  (A)                               $3,210,000     $2,788,296       1.59        1.35
   22     State Farm         Woodsmill 40 Medical Center  (A)                  $3,000,000     $2,639,646       1.59        1.35
   23     State Farm         Town & Country Medical Office Building  (A)       $2,210,000     $1,919,720       1.59        1.35
   24     State Farm         Spirit Business Center South  (A)                 $1,530,000     $1,328,970       1.59        1.35
   25     State Farm         Spirit Business Center North  (A)                 $1,280,000     $1,111,801       1.59        1.35
   26     State Farm         Spirit Business Center  (A)                       $1,235,000     $1,072,780       1.59        1.35
   27     JHREF              1750 K Street, NW                                $26,000,000    $25,957,671       1.61        1.42
   28     TIAA               Commerce Park Southwest  (II)                     $8,000,000     $7,914,209       1.39        1.20
   29     TIAA               Commerce Park Northwest  (II)                     $6,142,857     $6,076,982       1.39        1.20
   30     TIAA               Commerce Park Westchase  (II)                     $5,500,000     $5,441,018       1.39        1.20
   31     TIAA               Commerce Park Medical Center  (II)                $2,357,143     $2,331,866       1.39        1.20
   32     TIAA               Blue Bell Plaza                                  $18,200,000    $18,042,182       1.43        1.35
   33     Principal Silver   Four Points Business Park                        $16,250,000    $16,250,000       1.52        1.34
   34     Principal Silver   854 Golf Lane                                    $15,200,000    $14,788,969       1.28        1.20
   35     JHREF              BJ's Wholesale Club                              $14,700,000    $14,639,046       1.69        1.67
   36     Principal Silver   Mackenzie Pointe                                 $14,250,000    $14,064,426       1.43        1.31
   37     State Farm         Tesoro Building                                  $14,000,000    $13,475,273       1.33        1.24
   38     Principal Silver   Loehmann's Plaza  (B)                            $13,500,000    $10,693,773       1.57        1.45
   39     Principal Silver   Lake City Center  (B)                             $3,500,000     $2,772,450       1.57        1.45
   40     TIAA               Argonaut Shopping Center                         $12,100,000    $11,946,885       1.38        1.27
   41     TIAA               The Retreat At Westchase                         $10,000,000     $9,919,844       1.25        1.21
   42     Principal Silver   Woodman Valley Shopping Center                    $9,800,000     $9,669,554       1.29        1.17
   43     JHREF              Preston Center Plaza                              $9,200,000     $9,200,000       1.52        1.33
   44     State Farm         Park Center                                       $9,000,000     $8,380,540       2.05        1.83
   45     MSDWMC             PW Pipe-Tacoma, WA  (III)                         $2,730,000     $2,725,164       1.53        1.42
   46     MSDWMC             PW Pipe-West Jordan, UT  (III)                    $2,130,000     $2,126,227       1.53        1.42
   47     MSDWMC             PW Pipe-Perris, CA  (III)                         $1,690,000     $1,687,006       1.53        1.42
   48     MSDWMC             PW Pipe-Eugene, OR  (III)                         $1,650,000     $1,647,077       1.53        1.42
   49     JHREF              Cooper Standard Automotive Building               $8,200,000     $8,136,863       1.37        1.34
   50     Principal Silver   The Maggitti Building  (IV) *                     $5,937,500     $4,745,711       1.15        1.03
   51     Principal Silver   300 Hansen Access Road  (IV) *                    $3,562,500     $2,847,426       1.15        1.03
   52     Principal Silver   The Maggitti Building  (V) *                        $468,750       $263,104       1.15        1.03
   53     Principal Silver   300 Hansen Access Road  (V) *                       $281,250       $157,863       1.15        1.03
   54     State Farm         Research Interchange                              $8,200,000     $7,974,238       1.16        1.03
   55     TIAA               Centex Office Center                              $8,000,000     $7,950,897       1.31        1.22
   56     JHREF              Strouds Building                                  $7,628,750     $7,628,750       1.86        1.70
   57     JHREF              Scottsdale Executive Villas                       $7,600,000     $7,584,986       1.86        1.55
   58     JHREF              BJ's Wholesale Club                               $7,600,000     $7,477,667       1.18        1.16
   59     State Farm         Tempe-Southern Business Center                    $7,385,000     $6,998,418       1.61        1.50
   60     Principal Silver   Bechtel Office Building                           $7,000,000     $6,744,224       1.23        1.04
   61     Principal Silver   Morristown Plaza                                  $7,300,000     $6,412,981       1.35        1.10
   62     State Farm         McLean Ridge III  (C)                             $3,700,000     $3,372,091       1.73        1.53
   63     State Farm         McLean Ridge IV  (C)                              $3,300,000     $3,007,532       1.73        1.53
   64     MSDWMC             Meadowbrook Village                               $6,400,000     $6,377,331       1.51        1.38
   65     State Farm         Governor Morris Office Center                     $6,300,000     $5,906,635       1.51        1.30
   66     State Farm         Abbott's Bridge Station Shopping Center           $6,375,000     $5,810,956       2.04        1.92
   67     JHREF              Lost Dutchman RV Park                             $6,000,000     $5,764,598       2.09        2.01
   68     State Farm         American Plaza I                                  $6,100,000     $5,505,542       1.51        1.31
   69     Principal Silver   Lakewood II                                       $7,000,000     $5,479,151       1.26        1.08
   70     State Farm         Admiral's Crossing Shopping Center                $5,750,000     $5,469,308       1.53        1.47
   71     TIAA               Fry's Plaza Shopping Center                       $5,400,000     $5,377,609       1.57        1.36
   72     State Farm         McLean Ridge I  (D)                               $3,350,000     $2,996,216       1.77        1.59
   73     State Farm         McLean Ridge II  (D)                              $2,650,000     $2,370,137       1.77        1.59
   74     State Farm         Winn Dixie                                        $5,600,000     $5,258,031       1.25        1.23
   75     State Farm         2 Goodyear Building                               $5,415,000     $5,131,556       1.52        1.34
   76     State Farm         I-370 Warehouse                                   $6,500,000     $5,064,845       1.44        1.34
   77     State Farm         Sinclair Business Park                            $4,891,447     $4,661,816       2.98        2.70
   78     State Farm         Hi-Tech I & 2                                     $5,000,000     $4,512,769       1.51        1.31
   79     Principal Silver   Foxborough Business Center                        $4,550,000     $4,401,131       1.27        1.13
   80     Principal Silver   Milliken Airport Center                           $4,850,000     $4,373,906       1.46        1.31
   81     Principal Silver   333 West 45th Street                              $4,500,000     $4,325,990       1.28        1.16
   82     Principal Silver   2120-2124 Barrett Park Dr.  (VI)                  $3,608,283     $2,773,298       1.21        1.01
   83     Principal Silver   1701 Oakbrook Drive  (VI)                         $1,036,784       $796,864       1.21        1.01
   84     Principal Silver   4187-4199 Pleasantdale Rd  (VI)                     $954,933       $733,954       1.21        1.01
   85     Principal Silver   205 Chubb Avenue                                  $4,800,000     $4,237,798       1.36        1.15
   86     Principal Silver   Powder Springs Valley Shopping Center             $4,400,000     $4,222,259       1.47        1.31
   87     State Farm         Road Runner Sports Facility                       $4,400,000     $4,217,077       1.44        1.36
   88     JHREF              Speedway Square Shopping Center                   $4,125,000     $4,119,744       1.80        1.50
   89     JHREF              230 Newport Center                                $4,075,000     $4,075,000       1.91        1.78
   90     Principal Silver   16750 Vincennes Avenue                            $4,200,000     $4,054,251       1.38        1.21
   91     Principal Silver   10420 Bubb Road                                   $4,100,000     $3,989,082       2.79        2.58
   92     Principal Silver   Menlo Business Park                               $4,500,000     $3,875,743       2.21        1.82
   93     Principal Silver   MarkWest Office Building                          $3,975,000     $3,854,024       1.44        1.27
   94     JHREF              Best Western Beach Resort Hotel                   $4,100,000     $3,682,237       3.03        2.74
   95     Principal Silver   Maitland Professional Office Building II          $3,750,000     $3,652,221       1.30        1.13
   96     Principal Silver   Park Ave Safeway Retail Center                    $4,400,000     $3,484,260       1.19        1.07
   97     State Farm         Oak Hill Place                                    $4,000,000     $3,399,307       1.25        1.16
   98     State Farm         Character Collectibles Building                   $3,400,000     $3,370,101       1.34        1.22
   99     State Farm         Kenmore Rite Aid Store                            $3,575,000     $3,276,246       1.38        1.37
   100    State Farm         Bristol Office Building                           $3,450,000     $3,238,553       1.43        1.27
   101    JHREF              Staples/Comp USA                                  $3,510,000     $3,187,163       1.22        1.21
   102    JHREF              Walgreen's Plaza                                  $3,415,000     $3,100,900       1.25        1.23
   103    Principal Silver   300 Chubb Avenue                                  $3,500,000     $3,096,781       1.42        1.28
   104    State Farm         Normandy Square Shopping Center                   $3,500,000     $3,045,531       1.66        1.56
   105    State Farm         Pecos and Post I Commerce Center                  $3,075,000     $2,918,766       1.54        1.45
   106    Principal Silver   Winn Dixie Shopping Center                        $3,300,000     $2,916,463       1.85        1.75
   107    State Farm         Rite Aid Drugstore - Monroe                       $3,100,000     $2,797,852       1.23        1.22
   108    JHREF              Northern Business Center                          $2,800,000     $2,796,248       1.45        1.30
   109    State Farm         Cypress Plaza                                     $2,975,000     $2,770,218       1.77        1.54
   110    Principal Silver   Rock Creek Apartments                             $3,200,000     $2,756,008       1.37        1.31
   111    State Farm         Rite Aid & Branch Banking and Trust               $3,000,000     $2,734,124       1.75        1.66
   112    State Farm         Wilson Grove Village Shopping Center              $3,000,000     $2,686,460       1.29        1.25
   113    JHREF              Northpoint Trade Center, Phase II                 $2,550,000     $2,547,654       1.50        1.31
   114    Principal Silver   Gwinnet 316 Phase I                               $3,000,000     $2,516,462       1.47        1.28
   115    Principal Silver   Roseville Business Commons                        $3,250,000     $2,512,685       1.87        1.52
   116    Principal Silver   Lightolier Building                               $3,000,000     $2,511,461       1.35        1.09
   117    State Farm         Winn Dixie Marketplace                            $2,400,000     $1,988,587       1.69        1.66
   118    State Farm         Winn-Dixie (#663)                                 $2,450,000     $1,996,688       1.10        1.08
   119    Principal Silver   Gwinnett 316 Office Park                          $2,148,000     $1,764,174       1.30        1.15
   120    Principal Silver   Gunderson Detmer                                  $2,200,000     $1,636,477       2.83        2.53
   121    State Farm         Colorado Club Office Building                     $2,000,000     $1,443,617       3.49        2.76
   122    State Farm         Hacienda & Polaris Business Center                $1,480,000     $1,402,544       1.61        1.49
   123    State Farm         Eckerd Drugs                                      $1,400,000     $1,253,698       1.16        1.15
   124    State Farm         Winn Dixie Supermarket #1643                      $1,500,000     $1,235,972       1.42        1.38
   125    State Farm         Winn-Dixie - Kingsland                            $1,575,000     $1,203,648       1.30        1.27
   126    Principal Silver   Federal Express Building                          $1,000,000       $551,863       2.72        2.43

                             TOTALS AND WEIGHTED AVERAGES:                   $820,971,413   $778,574,565       1.56        1.44

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE     IMPLIED      CUT-OFF DATE    BALLOON
LOAN NO.       DSCR(5)            LTV         LTV     STREET ADDRESS                                            CITY
------------------------------------------------------------------------------------------------------------------------------------
    1            1.82           47.1%       41.2%     5 Woodfield Shopping Center                               Schaumburg
    2            1.55           65.5%       58.1%     199 Water Street                                          New York City
    3            1.34           71.6%        0.6%     96-134 Pavilion Parkway                                   Fayetteville
    4            1.21           73.7%       65.1%     2500 East Harmony Road                                    Fort Collins
    5            1.21           73.7%       65.1%     435 North 35th Avenue                                     Greeley
    6            1.21           73.7%       65.1%     1520 Atakad Drive                                         South Sioux City
    7            1.21           73.7%       65.1%     301 Alpine Lane                                           Crowley
    8            1.21           73.7%       65.1%     Rural Route 2, Box 634C                                   Denton
    9            1.21           73.7%       65.1%     4480 S. Meridian Avenue                                   Wichita
   10            1.21           73.7%       65.1%     1901 West Shady Grove Road                                Springdale
   11            1.21           73.7%       65.1%     2575 West 6th Street                                      Fayetteville
   12            1.21           73.7%       65.1%     5909 Wilkerson Street                                     Fayetteville
   13            1.21           73.7%       65.1%     71 Vogel Circle                                           Arnold
   14            1.21           73.7%       65.1%     3847 Quarter Horse Lane                                   House Springs
   15            1.21           73.7%       65.1%     2111 Richardson Road                                      Arnold
   16            1.22           76.2%       29.1%     200 Morrell Road                                          Knoxville
   17            1.73           54.8%       42.9%     777 Ballas Road                                           St. Louis
   18            1.73           54.8%       42.9%     16216 Baxter Road                                         Chesterfield
   19            1.73           54.8%       42.9%     12140 Woodcrest Executive Drive                           St. Louis
   20            1.73           54.8%       42.9%     12977 North Outer 40 Road                                 Town & Country
   21            1.73           54.8%       42.9%     10845 Olive Boulevard                                     St. Louis
   22            1.73           54.8%       42.9%     14377 Woodlake Drive                                      St. Louis
   23            1.73           54.8%       42.9%     2821 Ballas Road                                          St. Louis
   24            1.73           54.8%       42.9%     700, 716 & 732 Crown Industrial Court                     Chesterfield
   25            1.73           54.8%       42.9%     18102, 18110 & 18118 Chesterfield Airport Rd.             Chesterfield
   26            1.73           54.8%       42.9%     700, 722 & 744 Spirit of St. Louis Blvd.                  Chesterfield
   27            1.27           68.3%       58.9%     1750 K Street, NW                                         Washington
   28            1.14           70.7%       59.7%     12919 & 13003 Southwest Freeway                           Stafford
   29            1.14           70.7%       59.7%     8601, 8801 & 8901 Jameel Road & 6001 Stonington Street    Houston
   30            1.14           70.7%       59.7%     3624-3628, 3630-3660 & 3662-3698 Westchase Drive          Houston
   31            1.14           70.7%       59.7%     9307-9349 Kirby Drive                                     Houston
   32            1.29           71.3%       56.9%     516 & 518 Township Line Road                              Blue Bell
   33            1.21           70.8%       67.4%     5575, 5625, 5675 Ruffin Rd & 9425, 9475 Chesapeake Drive  Kearny Mesa
   34            1.17           74.9%       67.2%     854 Golf Lane                                             Bensenville
   35            1.49           72.1%       58.4%     South 30 Route 17                                         Paramus
   36            1.32           69.1%       61.8%     7225-7331 Watson Road                                     Shrewsbury
   37            1.24           75.0%       61.9%     7850 Jones-Maltsberger Road (300 Concord Plaza Drive)     San Antonio
   38            2.24           40.2%        0.5%     3520 128th Ave SE                                         Bellevue
   39            2.24           40.2%        0.5%     3020 NE 127th Street                                      Seattle
   40            1.22           69.9%       55.8%     12880 S. Saratoga-Sunnyvale Road                          Saratoga
   41            1.10           79.4%       69.1%     2921 Briarpark                                            Houston
   42            1.25           67.6%       56.9%     6902-6988 Academy Boulevard                               Colorado Springs
   43            1.07           73.6%       58.4%     8214 Westchester Drive                                    Dallas
   44            1.87           51.6%       43.9%     6363 NW 6th Way                                           Fort Lauderdale
   45            1.34           56.1%       49.9%     2330 Port of Tacoma Road                                  Tacoma
   46            1.34           56.1%       49.9%     8275 South Industry Circle                                West Jordan
   47            1.34           56.1%       49.9%     23711 Rider Street                                        Perris
   48            1.34           56.1%       49.9%     1550 Valley River Drive                                   Eugene
   49            1.40           72.7%       29.1%     39550 Orchard Hill Place Drive                            Novi
   50            1.79           56.6%        0.7%     400 Devon Park Drive                                      King of Prussia
   51            1.79           56.6%        0.7%     300 Hansen Access Road                                    King of Prussia
   52            1.79           56.6%        0.7%     400 Devon Park Drive                                      King of Prussia
   53            1.79           56.6%        0.7%     300 Hansen Access Road                                    King of Prussia
   54            1.26           66.5%       48.3%     9300 & 9330 United Drive and 3201 Industrial Terrace      Austin
   55            1.17           73.6%       58.6%     7901 SW 6th Court                                         Plantation
   56            1.39           66.9%       60.0%     280 Machlin Court                                         City of Industry
   57            1.40           63.3%       58.7%     6200-6390 East Thomas Road                                Scottsdale
   58            1.41           71.2%        0.6%     S/W/C of Lake Underhill and Alafaya Trail                 Orlando
   59            1.50           69.2%       57.6%     1156-1258 West Southern Avenue                            Tempe
   60            1.12           71.1%       60.0%     7229 South Alton Way                                      Englewood
   61            1.41           58.3%       46.1%     161-163 Madison Avenue                                    Morristown
   62            1.74           55.1%        0.5%     8094 Sandpiper Court                                      White Marsh
   63            1.74           55.1%        0.5%     8098 Sandpiper Circle                                     White Marsh
   64            1.30           70.9%       62.9%     2900-2960 Whiteford Road                                  York
   65            1.32           72.7%       61.3%     25 Linsey Drive                                           Morris Township
   66            2.14           45.4%        0.4%     10820 Abbott's Bridge Road                                Duluth
   67            1.85           52.4%       46.8%     400 North Plaza Drive                                     Apache Junction
   68            1.52           62.2%        0.5%     8029 Corporate Drive                                      White Marsh
   69            1.74           51.9%       35.8%     2233 Lake Park Drive                                      Smyrna
   70            1.44           70.4%       58.1%     3755 & 3757 Military Trail                                Jupiter
   71            1.21           69.8%       60.3%     6710 West Bethany Home Road                               Glendale
   72            1.91           51.0%        0.5%     8012-8020 Corporate Drive                                 White Marsh
   73            1.91           51.0%        0.5%     8010 Corporate Drive                                      White Marsh
   74            1.20           72.9%       27.5%     7015 & 7025 North University Drive                        Tamarac
   75            1.33           70.1%       58.3%     2 Goodyear Avenue                                         Irvine
   76            1.96           50.2%       28.0%     16071 Industrial Drive                                    Gaithersburg
   77            2.65           39.9%       32.9%     245-373 Sinclair Frontage Road                            Milpitas
   78            1.52           62.2%        0.5%     4969-4981 Mercantile Road                                 White Marsh
   79            1.22           77.2%       64.9%     225 Foxborough Boulevard                                  Foxborough
   80            1.48           57.5%       51.5%     101,201,301 S. Milliken Avenue & 4422 Airport Drive       Ontario
   81            1.25           68.9%       58.1%     333 West 45th Street                                      Munster
   82            1.66           52.4%       32.0%     2120-2124 Barrett Park Drive                              Kennesaw
   83            1.66           52.4%       32.0%     1701 Oakbrook Drive                                       Norcross
   84            1.66           52.4%       32.0%     4187-4199 Pleasantdale Road                               Doralville
   85            1.50           63.0%       50.1%     205 Chubb Avenue                                          Lyndhurst
   86            1.47           60.9%       53.2%     2667 Powder Springs Road                                  Marietta
   87            1.34           66.3%       25.1%     5549 & 5553 Copley Drive                                  San Diego
   88            1.40           70.6%       62.6%     5601-5695 East Speedway Boulevard                         Tucson
   89            1.42           69.7%       61.0%     230 Newport Center Drive                                  Newport Beach
   90            1.23           76.4%       66.2%     16750 Vincennes Avenue                                    South Holland
   91            2.88           34.0%       28.7%     10420 Bubb Road                                           Cupertino
   92            2.44           35.5%       28.8%     2360-2380 Qume Drive                                      San Jose
   93            1.36           68.7%       57.6%     155 Inverness Drive West                                  Englewood
   94            3.19           36.5%        0.3%     684 North Estero Boulevard                                Fort Myers Beach
   95            1.25           72.9%       66.8%     631 North Wymore Road                                     Maitland
   96            1.76           49.8%        0.6%     757 E 20th Avenue                                         Denver
   97            1.64           64.5%        0.7%     407, 409, & 425 East Street                               Pawtucket
   98            1.16           67.9%       54.1%     1165 Auto Center Drive                                    Ontario
   99            1.51           62.0%        0.5%     17562 68th Avenue N.E.                                    Kenmore
   100           1.28           69.3%       58.3%     7001-7099 Vista Drive                                     West Des Moines
   101           1.40           69.3%        0.6%     205 Market Street/236 North Beacon Street                 Brighton
   102           1.42           68.9%        0.6%     1425-1427 Massachusetts Avenue                            Arlington
   103           1.53           65.2%       59.7%     300 Chubb Avenue                                          Lyndhurst
   104           2.02           50.3%       40.3%     7900 Normandy Boulevard                                   Jacksonville
   105           1.44           72.9%       60.6%     6280 & 6290 South Pecos Road                              Las Vegas
   106           2.04           55.0%       41.6%     1020 North Edgewood Avenue                                Jacksonville
   107           1.38           68.1%        0.6%     18906 State Route 2                                       Monroe
   108           1.19           68.6%       60.5%     2051 West Northern Avenue                                 Phoenix
   109           1.57           59.8%       50.8%     6365 NW 6th Way                                           Fort Lauderdale
   110           1.85           52.7%        0.6%     911 E. Beacon Avenue                                      Spokane
   111           1.88           53.3%        0.5%     240 Battlefield Boulevard                                 Chesapeake
   112           1.44           69.6%        0.6%     6275 Wilson Grove Road                                    Mint Hill
   113           1.21           70.8%       59.5%     731 Eight Twenty Boulevard                                Fort Worth
   114           1.69           54.7%       44.8%     725 Old Norcross Rd                                       Lawrenceville
   115           2.49           34.4%        0.4%     2714-2740 and 2800-2860 Patton Road                       Roseville
   116           1.40           60.8%       49.6%     3 Kilmer Road                                             Edison
   117           2.19           41.0%        0.4%     8800 Park Boulevard                                       Seminole
   118           1.56           57.2%        4.4%     Winterwood Plaza; 2700 Recker Highway                     Winter Haven
   119           1.50           57.5%        0.6%     850 Raco Drive                                            Lawrenceville
   120           4.34           23.2%       17.1%     155 Constitution Drive                                    Menlo Park
   121           4.65           20.8%        0.3%     4155 East Jewell Avenue                                   Denver
   122           1.48           67.7%       56.4%     5325 South Polaris Avenue                                 Las Vegas
   123           1.32           71.0%        0.6%     9105 Lawyers Road                                         Mint Hill
   124           2.05           43.4%        0.5%     1710 East Tenth Street (Indiana 62)                       Jeffersonville
   125           1.79           50.0%        0.4%     1351 E. Boone Avenue                                      Kingsland
   126           6.99           14.2%        0.3%     4901 South Zuni Street                                    Littleton

                 1.50           64.2%       42.7%

----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.   STATE      ZIP CODE    PROPERTY TYPE                     PROPERTY SUB-TYPE                  UNITS/SF     YEAR BUILT
----------------------------------------------------------------------------------------------------------------------------------
    1        IL        60173      Retail                            Anchored                           1,117,916       1971
    2        NY        10038      Office                            Urban                              1,097,668       1984
    3        GA        30214      Retail                            Anchored                             795,720    1996-1998
    4        CO        80525      Manufactured Housing Community    Manufactured Housing Community           486       1972
    5        CO        80631      Manufactured Housing Community    Manufactured Housing Community           429       1996
    6        NE        68776      Manufactured Housing Community    Manufactured Housing Community           271    1970/1986
    7        TX        76036      Manufactured Housing Community    Manufactured Housing Community           257       1973
    8        TX        76201      Manufactured Housing Community    Manufactured Housing Community           188       1977
    9        KS        67217      Manufactured Housing Community    Manufactured Housing Community           244       1963
   10        AR        72764      Manufactured Housing Community    Manufactured Housing Community           181       1973
   11        AR        72704      Manufactured Housing Community    Manufactured Housing Community           115       1972
   12        AR        72704      Manufactured Housing Community    Manufactured Housing Community            87       1967
   13        MO        63010      Manufactured Housing Community    Manufactured Housing Community            73       1971
   14        MO        63049      Manufactured Housing Community    Manufactured Housing Community            46       1980
   15        MO        63010      Manufactured Housing Community    Manufactured Housing Community            28       1976
   16        TN        37919      Retail                            Anchored                             389,172    1997-1998
   17        MO        63131      Office                            Medical                               89,816       1975
   18        MO        63017      Office                            Suburban                              62,144       1985
   19        MO        63141      Office                            Suburban                              83,236       1980
   20        MO        63017      Office                            Suburban                              56,952       1987
   21        MO        63141      Office                            Suburban                              61,927       1986
   22        MO        63017      Office                            Medical                               59,438       1976
   23        MO        63131      Office                            Medical                               47,836       1970
   24        MO        63005      Industrial                        Flex Industrial                       49,832       1985
   25        MO        63005      Industrial                        Flex Industrial                       40,375       1985
   26        MO        63005      Industrial                        Flex Industrial                       35,620       1985
   27        DC        20006      Office                            Urban                                152,470       1970
   28        TX        77477      Industrial                        Flex Industrial                      205,854       1983
   29        TX        77040      Industrial                        Flex Industrial                      184,900       1980
   30        TX        77042      Industrial                        Flex Industrial                      157,876       1981
   31        TX        77054      Industrial                        Flex Industrial                       51,742       1984
   32        PA        19422      Office                            Suburban                             153,456   1960 & 2000
   33        CA        92123      Office                            Suburban                             171,679       1987
   34        IL        60106      Industrial                        Warehouse                            469,492       1972
   35        NJ        07652      Retail                            Big Box                              107,363       1992
   36        MO        63119      Retail                            Anchored                             167,117       1989
   37        TX        78216      Office                            Suburban                             141,591       1999
   38        WA        98004      Retail                            Anchored                             129,053       1961
   39        WA        98125      Retail                            Anchored                              52,211       1956
   40        CA        95070      Retail                            Grocery Anchored                      95,317   1960 & 1976
   41        TX        77042      Multifamily                       Garden                                   162       2000
   42        CO        80918      Retail                            Anchored                             162,176       1980
   43        TX        75225      Office                            Suburban                              95,631       1982
   44        FL        33309      Office                            Suburban                             119,525       1986
   45        WA        98421      Industrial                        Light Industrial                      91,608       1966
   46        UT        84088      Industrial                        Light Industrial                      64,000       1998
   47        CA        92570      Industrial                        Light Industrial                      66,686       1987
   48        OR        97401      Office                            Suburban                              23,000       1988
   49        MI        48375      Office                            Suburban                              92,067       1983
   50        PA        19482      Industrial                        Flex Industrial                      131,400       1975
   51        PA        19406      Industrial                        Flex Industrial                      130,000       1984
   52        PA        19482      Industrial                        Flex Industrial                      131,400       1975
   53        PA        19406      Industrial                        Flex Industrial                      130,000       1984
   54        TX        78758      Industrial                        Flex Industrial                      121,870    2000-2001
   55        FL        33324      Office                            Suburban                              79,108       2000
   56        CA        91789      Industrial                        Warehouse                            180,540    1999/2002
   57        AZ        85251      Office                            Suburban                             156,630    1982/1986
   58        FL        32825      Retail                            Big Box                              116,815       2001
   59        AZ        85282      Industrial                        Light Industrial                     144,530       1997
   60        CO        80110      Office                            Suburban                              86,800       1980
   61        NJ        07960      Office                            Suburban                             115,803       1973
   62        MD        21236      Office                            Suburban                              50,812       1998
   63        MD        21236      Office                            Suburban                              47,680       1998
   64        PA        17402      Retail                            Anchored                              97,771    1986/1995
   65        NJ        07960      Office                            Suburban                              76,308       1978
   66        GA        30097      Retail                            Grocery Anchored                      83,391       1997
   67        AZ        85220      Manufactured Housing Community    Manufactured Housing Community           733       1979
   68        MD        21236      Office                            Suburban                              91,000       1988
   69        GA        30080      Office                            Suburban                             118,623       1988
   70        FL        33458      Retail                            Grocery Anchored                      72,583       1999
   71        AZ        85303      Retail                            Grocery Anchored                     102,666       1975
   72        MD        21236      Office                            Suburban                              51,600       1997
   73        MD        21236      Office                            Suburban                              39,598       1997
   74        FL        33321      Retail                            Grocery Anchored                      60,522    1997-1998
   75        CA        92618      Industrial                        Flex Industrial                       70,000       1984
   76        MD        20877      Industrial                        Warehouse                            150,000    1995-1996
   77        CA        95035      Industrial                        Flex Industrial                      120,505       1984
   78        MD        21236      Office                            Suburban                              98,072    1981/1983
   79        MA        02035      Office                            Suburban                              48,250       1989
   80        CA        91761      Industrial                        Warehouse                            202,321    1978/1987
   81        IN        46321      Industrial                        Warehouse                            140,000       1998
   82        GA        30144      Industrial                        Warehouse                            152,384   1995 & 1996
   83        GA        30093      Industrial                        Warehouse                             55,921       1981
   84        GA        30340      Industrial                        Warehouse                             48,212       1976
   85        NJ        07071      Industrial                        Warehouse                            151,705       1977
   86        GA        30060      Retail                            Anchored                              78,733       1987
   87        CA        92111      Industrial                        Flex Industrial                       80,000       1999
   88        AZ        85712      Retail                            Unanchored                            99,033  1961/1984/1989
   89        CA        92660      Office                            Suburban                              29,632       1973
   90        IL        60473      Industrial                        Warehouse                            202,510       1974
   91        CA        95014      Industrial                        Flex Industrial                       50,000       1975
   92        CA        95131      Industrial                        Flex Industrial                      112,271       1985
   93        CO        80110      Office                            Suburban                              41,648       1993
   94        FL        33931      Hospitality                       Limited Service                           76    1977/1982
   95        FL        32751      Office                            Suburban                              34,758       1999
   96        CO        80202      Retail                            Anchored                              64,887       1987
   97        RI        02860      Office                            Medical                               46,030 1960/1963/1996/1997
   98        CA        91761      Industrial                        Warehouse                             97,228       2001
   99        WA        98028      Retail                            Free Standing                         16,768       1998
   100       IA        50266      Office                            Suburban                              51,400       1993
   101       MA        02135      Retail                            Anchored                              25,000       1950
   102       MA        02174      Retail                            Anchored                              23,176    1958/1997
   103       NJ        07071      Industrial                        Warehouse                             96,519       1981
   104       FL        32221      Retail                            Grocery Anchored                      87,240       1976
   105       NV        89120      Industrial                        Flex Industrial                       41,620       1997
   106       FL        32208      Retail                            Anchored                              81,467       1984
   107       WA        98272      Retail                            Free Standing                         16,730       1998
   108       AZ        85021      Office                            Suburban                              30,205       2000
   109       FL        33309      Office                            Suburban                              39,507       1988
   110       WA        99208      Multifamily                       Garden                                    96       1996
   111       VA        23320      Retail                            Free Standing                         28,509    1996/1998
   112       NC        28227      Retail                            Grocery Anchored                      39,000       1998
   113       TX        76106      Industrial                        Warehouse                            100,500       1999
   114       GA        30245      Industrial                        Warehouse                            128,000       1986
   115       MN        55113      Industrial                        Flex Industrial                      103,694    1992-1994
   116       NJ        08817      Industrial                        Warehouse                            168,315       1970
   117       FL        33777      Retail                            Free Standing                         51,703       1995
   118       FL        33880      Retail                            Free Standing                         47,718       1994
   119       GA        30245      Industrial                        Warehouse                            101,640       1990
   120       CA        94025      Office                            Suburban                              48,288    1985-1986
   121       CO        80222      Office                            Suburban                             109,835       1972
   122       NV        89118      Industrial                        Warehouse                             33,516       1997
   123       NC        28227      Retail                            Free Standing                         10,908       1997
   124       IN        47130      Retail                            Free Standing                         44,000       1994
   125       GA        31548      Retail                            Free Standing                         31,647       1988
   126       CO        80121      Industrial                        Light Industrial                      69,465       1996

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                         PERCENT       PERCENT LEASED                                                  RELATED
LOAN NO.   YEAR RENOVATED         LEASED(6)     AS OF DATE(6)  SECURITY TYPE(7)    LIEN POSITION            BORROWER LIST
------------------------------------------------------------------------------------------------------------------------------------
    1           1995                 88.0%       01/22/2002    Fee                     First                     NAP
    2           NAP                 100.0%       04/01/2002    Fee                     First                     NAP
    3           NAP                  97.1%       05/05/2002    Fee                     First                     NAP
    4           NAP                  93.6%       01/16/2002    Fee                     First         5,6,7,8,9,10,11,12,13,14,15
    5           NAP                  91.8%       01/16/2002    Fee                     First         4,6,7,8,9,10,11,12,13,14,15
    6           NAP                  89.3%       01/16/2002    Fee                     First         4,5,7,8,9,10,11,12,13,14,15
    7           NAP                  96.9%       01/16/2002    Fee                     First         4,5,6,8,9,10,11,12,13,14,15
    8           1998                 95.7%       01/16/2002    Fee                     First         4,5,6,7,9,10,11,12,13,14,15
    9           NAP                  89.8%       01/16/2002    Fee                     First         4,5,6,7,8,10,11,12,13,14,15
   10           NAP                  95.0%       01/16/2002    Fee                     First          4,5,6,7,8,9,11,12,13,14,15
   11           NAP                  96.5%       01/16/2002    Fee                     First          4,5,6,7,8,9,10,12,13,14,15
   12           NAP                  95.4%       01/16/2002    Fee                     First          4,5,6,7,8,9,10,11,13,14,15
   13           NAP                 100.0%       01/16/2002    Fee                     First          4,5,6,7,8,9,10,11,12,14,15
   14           NAP                  97.8%       01/16/2002    Fee                     First          4,5,6,7,8,9,10,11,12,13,15
   15           NAP                 100.0%       01/16/2002    Fee                     First          4,5,6,7,8,9,10,11,12,13,14
   16           NAP                  97.3%       12/31/2001    Fee                     First                     NAP
   17           NAP                  86.7%       01/17/2002    Fee                     First          18,19,20,21,22,23,24,25,26
   18           1995                 76.0%       01/17/2002    Fee                     First          17,19,20,21,22,23,24,25,26
   19           NAP                  77.3%       01/17/2002    Fee                     First          17,18,20,21,22,23,24,25,26
   20           NAP                 100.0%       04/23/2001    Fee                     First          17,18,19,21,22,23,24,25,26
   21           NAP                  61.1%       01/17/2002    Fee                     First          17,18,19,20,22,23,24,25,26
   22           1997                 91.1%       01/17/2002    Fee                     First          17,18,19,20,21,23,24,25,26
   23           NAP                 100.0%       04/24/2001    Fee                     First          17,18,19,20,21,22,24,25,26
   24        1993-1994               95.0%       01/17/2002    Fee                     First          17,18,19,20,21,22,23,25,26
   25        1993-1994              100.0%       01/17/2002    Fee                     First          17,18,19,20,21,22,23,24,26
   26        1993-1994              100.0%       01/17/2002    Fee                     First          17,18,19,20,21,22,23,24,25
   27        1991-2001               95.8%       12/31/2001    Fee                     First                     NAP
   28           NAP                  76.0%       02/28/2002    Fee                     First                   29,30,31
   29           NAP                  93.0%       02/28/2002    Fee                     First                   28,30,31
   30           NAP                  78.0%       02/28/2002    Fee                     First                   28,29,31
   31           NAP                 100.0%       02/28/2002    Fee                     First                   28,29,30
   32           2001                 87.7%       10/17/2001    Fee                     First                     NAP
   33           NAP                  91.0%       04/03/2002    Fee                     First                     NAP
   34           NAP                 100.0%       02/15/2002    Fee                     First                     NAP
   35           NAP                 100.0%       11/30/2001    Fee                     First                     NAP
   36           NAP                 100.0%       12/31/2001    Fee                     First                     NAP
   37           NAP                 100.0%       12/31/2001    Fee                     First                     NAP
   38        1980-1982               98.6%       12/01/2001    Fee                     First                      39
   39           1991                100.0%       12/01/2001    Fee                     First                      38
   40           1999                100.0%       07/11/2001    Fee                     First                     NAP
   41           NAP                  95.1%       12/27/2001    Fee                     First                     NAP
   42           NAP                  99.2%       11/30/2001    Fee                     First                     NAP
   43           2001                100.0%       04/01/2002    Fee                     First                     NAP
   44           1997                 89.4%       01/31/2002    Fee                     First                     109
   45           1975                100.0%       02/28/2002    Fee                     First                   46,47,48
   46           NAP                 100.0%       02/28/2002    Fee                     First                   45,47,48
   47           NAP                 100.0%       02/28/2002    Fee                     First                   45,46,48
   48           NAP                 100.0%       02/28/2002    Fee                     First                   45,46,47
   49           2002                100.0%       01/17/2002    Fee                     First                     NAP
   50           NAP                 100.0%       12/31/2001    Fee                     First                   51,52,53
   51           NAP                 100.0%       12/31/2001    Fee                     First                   50,52,53
   52           NAP                 100.0%       12/31/2001    Fee                     First                   50,51,53
   53           NAP                 100.0%       12/31/2001    Fee                     First                   50,51,52
   54           NAP                 100.0%       12/31/2001    Fee                     First                     NAP
   55           NAP                  97.0%       11/15/2001    Fee                     First                     NAP
   56           NAP                 100.0%       04/22/2002    Fee                     First                     NAP
   57           NAP                  83.3%       02/18/2002    Fee                     First                     NAP
   58           NAP                  95.3%       10/01/2001    Fee                     First                     NAP
   59           NAP                 100.0%       03/12/2002    Fee                     First                  75,105,122
   60           NAP                 100.0%       04/03/2002    Fee                     First                      93
   61           1998                 74.3%       01/15/2002    Fee                     First                     NAP
   62           NAP                 100.0%       12/31/2001    Fee                     First                63,68,72,73,78
   63           NAP                 100.0%       12/31/2001    Fee                     First                62,68,72,73,78
   64           NAP                 100.0%       05/03/2002    Fee                     First                     NAP
   65        1995-1996              100.0%       03/27/2002    Fee                     First                     NAP
   66           NAP                 100.0%       12/31/2001    Fee                     First                     NAP
   67           NAP                  90.0%       02/01/2002    Fee                     First                     NAP
   68           NAP                 100.0%       02/25/2002    Fee                     First                62,63,72,73,78
   69           NAP                 100.0%       03/27/2002    Fee                     First                     NAP
   70           NAP                  97.8%       12/31/2001    Fee                     First                     NAP
   71           1988                100.0%       03/14/2002    Fee                     First                     NAP
   72           NAP                 100.0%       02/26/2002    Fee                     First                62,63,68,73,78
   73           NAP                 100.0%       02/26/2002    Fee                     First                62,63,68,72,78
   74           NAP                 100.0%       01/24/2002    Fee                     First                     NAP
   75           1999                100.0%       04/11/2002    Fee                     First                  59,105,122
   76           NAP                 100.0%       01/03/2002    Fee                     First                     NAP
   77           NAP                  90.0%       04/20/2001    Fee                     First                     NAP
   78           NAP                 100.0%       12/28/2001    Fee                     First                62,63,68,72,73
   79           1999                100.0%       04/05/2002    Fee                     First                     NAP
   80           NAP                 100.0%       12/04/2001    Fee                     First                     NAP
   81           NAP                 100.0%       03/28/2002    Fee                     First                     NAP
   82           NAP                 100.0%       02/25/2002    Fee                     First                    83,84
   83           NAP                  97.3%       02/25/2002    Fee                     First                    82,84
   84           NAP                 100.0%       02/25/2002    Fee                     First                    82,83
   85           NAP                  90.7%       02/19/2002    Fee                     First                     NAP
   86           NAP                  95.1%       01/30/2002    Fee                     First                     NAP
   87           NAP                 100.0%       04/17/2002    Fee                     First                     NAP
   88           1996                 88.9%       03/01/2002    Fee                     First                     NAP
   89           NAP                 100.0%       03/28/2002    Fee                     First                     NAP
   90           NAP                 100.0%       02/12/2002    Fee                     First                     NAP
   91           NAP                 100.0%       02/26/2002    Fee                     First                     NAP
   92           NAP                  80.7%       03/07/2002    Fee                     First                     NAP
   93           NAP                 100.0%       03/11/2002    Fee                     First                      60
   94           NAP                  75.1%       12/31/2001    Fee                     First                     NAP
   95           NAP                 100.0%       01/25/2002    Fee                     First                     NAP
   96           2002                 98.2%       03/18/2002    Fee                     First                     NAP
   97         1996-97               100.0%       12/31/2001    Fee                     First                     NAP
   98           NAP                 100.0%       08/24/2001    Fee                     First                     NAP
   99           NAP                 100.0%       12/31/2001    Fee                     First                     NAP
   100          NAP                  99.6%       12/31/2001    Fee                     First                     NAP
   101       1991-1992              100.0%       04/01/2002    Fee                     First                     102
   102          1997                100.0%       04/01/2002    Fee                     First                     101
   103          NAP                 100.0%       04/01/2002    Fee                     First                     NAP
   104          1996                100.0%       01/07/2002    Fee                     First                     NAP
   105          NAP                 100.0%       01/24/2002    Fee                     First                  59,75,122
   106          1998                 95.2%       03/01/2002    Fee                     First                     NAP
   107          NAP                 100.0%       12/31/2001    Fee                     First                     NAP
   108          NAP                 100.0%       03/06/2002    Fee                     First                     NAP
   109          NAP                  84.9%       01/16/2002    Fee                     First                      44
   110          NAP                  96.9%       03/31/2002    Fee                     First                     NAP
   111          NAP                 100.0%       02/01/2002    Fee                     First                     NAP
   112          NAP                 100.0%       12/31/2001    Fee                     First                     123
   113          NAP                 100.0%       01/11/2002    Fee                     First                     NAP
   114          NAP                 100.0%       03/29/2002    Fee                     First                     119
   115          NAP                 100.0%       12/01/2001    Fee                     First                     NAP
   116          1996                100.0%       02/19/2002    Fee                     First                     NAP
   117          NAP                 100.0%       05/06/2001    Fee                     First                     NAP
   118          NAP                 100.0%       05/06/2002    Fee                     First                     NAP
   119          NAP                 100.0%       03/29/2002    Fee                     First                     114
   120          NAP                 100.0%       12/31/2001    Fee                     First                     NAP
   121       1993-1996               88.0%       03/31/2002    Fee                     First                     NAP
   122          NAP                 100.0%       04/16/2002    Fee                     First                  59,75,105
   123          NAP                 100.0%       12/31/2001    Fee                     First                     112
   124          NAP                 100.0%       12/31/2001    Fee                     First                     NAP
   125          NAP                 100.0%       04/22/2002    Fee                     First                     NAP
   126          NAP                 100.0%       02/11/2002    Fee                     First                     NAP

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE   CUT-OFF DATE BALANCE                     FIRST PAYMENT   FIRST PAYMENT                           DUE            GRACE
LOAN NO.         PER UNIT OR SF      NOTE DATE        DATE (P&I)      DATE (IO)        MATURITY DATE(8)    DATE          PERIOD(9)
------------------------------------------------------------------------------------------------------------------------------------
    1                      $230     03/12/2002        05/01/2002         NAP             04/01/2012          1           Footnote
    2                      $173     05/17/2002        07/01/2002         NAP             06/01/2012          1               0
    3                       $62     10/13/1999        12/01/1999         NAP             11/01/2019          1              10
    4                   $19,072     05/02/2002        07/01/2002         NAP             05/01/2012          1               5
    5                   $19,072     05/02/2002        07/01/2002         NAP             05/01/2012          1               5
    6                   $19,072     05/02/2002        07/01/2002         NAP             05/01/2012          1               5
    7                   $19,072     05/02/2002        07/01/2002         NAP             05/01/2012          1               5
    8                   $19,072     05/02/2002        07/01/2002         NAP             05/01/2012          1               5
    9                   $19,072     05/02/2002        07/01/2002         NAP             05/01/2012          1               5
   10                   $19,072     05/02/2002        07/01/2002         NAP             05/01/2012          1               5
   11                   $19,072     05/02/2002        07/01/2002         NAP             05/01/2012          1               5
   12                   $19,072     05/02/2002        07/01/2002         NAP             05/01/2012          1               5
   13                   $19,072     05/02/2002        07/01/2002         NAP             05/01/2012          1               5
   14                   $19,072     05/02/2002        07/01/2002         NAP             05/01/2012          1               5
   15                   $19,072     05/02/2002        07/01/2002         NAP             05/01/2012          1               5
   16                       $78     06/15/1999        08/01/1999         NAP             07/01/2019          1              10
   17                       $44     06/24/1997        08/01/1997         NAP             07/01/2007          1              10
   18                       $44     06/24/1997        08/01/1997         NAP             07/01/2007          1              10
   19                       $44     06/24/1997        08/01/1997         NAP             07/01/2007          1              10
   20                       $44     06/24/1997        08/01/1997         NAP             07/01/2007          1              10
   21                       $44     06/24/1997        08/01/1997         NAP             07/01/2007          1              10
   22                       $44     01/12/1998        03/01/1998         NAP             07/01/2007          1              10
   23                       $44     06/24/1997        08/01/1997         NAP             07/01/2007          1              10
   24                       $44     06/24/1997        08/01/1997         NAP             07/01/2007          1              10
   25                       $44     06/24/1997        08/01/1997         NAP             07/01/2007          1              10
   26                       $44     06/24/1997        08/01/1997         NAP             07/01/2007          1              10
   27                      $170     03/25/2002        05/01/2002         NAP             04/01/2012          1               5
   28                       $36     06/29/2001        08/10/2001         NAP             07/10/2011         10               0
   29                       $36     06/29/2001        08/10/2001         NAP             07/10/2011         10               0
   30                       $36     06/29/2001        08/10/2001         NAP             07/10/2011         10               0
   31                       $36     06/29/2001        08/10/2001         NAP             07/10/2011         10               0
   32                      $118     10/31/2001        12/10/2001         NAP             11/10/2011         10               0
   33                       $95     09/26/2000        11/15/2002     11/15/2000          10/15/2007         15               0
   34                       $32     07/14/1999        09/01/1999         NAP             08/01/2009          1               0
   35                      $136     12/20/2001        02/01/2002         NAP             07/01/2014          1               5
   36                       $84     10/06/2000        12/01/2000         NAP             11/01/2010          1               0
   37                       $95     12/09/1999        02/01/2000         NAP             01/01/2010          1              10
   38                       $74     09/02/1997        10/01/1997         NAP             09/01/2012          1               0
   39                       $74     09/02/1997        10/01/1997         NAP             09/01/2012          1               0
   40                      $125     07/25/2001        09/10/2001         NAP             08/10/2011         10               0
   41                   $61,234     07/25/2001        09/10/2001         NAP             08/10/2011         10               0
   42                       $60     07/28/1999        09/10/2001     09/10/1999          08/10/2009         10               5
   43                       $96     04/19/2002        06/01/2003     06/01/2002          05/01/2013          1               5
   44                       $70     04/30/1998        06/01/1998         NAP             05/01/2008          1              10
   45                       $33     02/28/2002        04/01/2002         NAP             03/01/2012          1               5
   46                       $33     02/28/2002        04/01/2002         NAP             03/01/2012          1               5
   47                       $33     02/28/2002        04/01/2002         NAP             03/01/2012          1               5
   48                       $33     02/28/2002        04/01/2002         NAP             03/01/2012          1               5
   49                       $88     01/28/2002        03/01/2002         NAP             02/01/2017          1               5
   50                       $15     07/31/1997        09/15/1997         NAP             08/15/2012         15               0
   51                       $15     07/31/1997        09/15/1997         NAP             08/15/2012         15               0
   52                       $15     11/25/1998        12/15/1998         NAP             11/15/2005         15               0
   53                       $15     11/25/1998        12/15/1998         NAP             11/15/2005         15               0
   54                       $65     07/30/2001        09/01/2001         NAP             08/01/2011          1              10
   55                      $101     12/21/2001        02/10/2002         NAP             01/10/2012         10               0
   56                       $42     03/22/2002        05/01/2003     05/01/2002          04/01/2012          1               5
   57                       $48     02/28/2002        04/01/2002         NAP             03/01/2009          1               5
   58                       $64     12/17/2001        02/01/2002         NAP             01/01/2017          1               5
   59                       $48     03/22/1999        05/01/1999         NAP             04/01/2009          1              10
   60                       $78     09/22/1999        11/15/1999         NAP             10/15/2009         15               0
   61                       $55     07/15/1997        08/15/1997         NAP             07/15/2007         15               5
   62                       $65     12/31/1998        02/01/1999         NAP             01/01/2019          1              10
   63                       $65     12/31/1998        02/01/1999         NAP             01/01/2019          1              10
   64                       $65     12/07/2001        02/01/2002         NAP             01/01/2012          1               5
   65                       $77     08/11/1998        10/01/1998         NAP             09/01/2008          1              10
   66                       $70     02/01/1999        03/01/1999         NAP             02/01/2019          1              10
   67                    $7,864     11/04/1998        01/01/1999         NAP             12/01/2008          1               5
   68                       $61     08/31/1998        10/01/1998         NAP             09/01/2018          1              10
   69                       $46     06/26/1996        08/15/1996         NAP             08/15/2006         15               5
   70                       $75     06/11/1999        08/01/1999         NAP             07/01/2009          1              10
   71                       $52     12/12/2001        02/10/2002         NAP             01/10/2012         10               0
   72                       $59     03/30/1998        05/01/1998         NAP             04/01/2018          1              10
   73                       $59     03/30/1998        05/01/1998         NAP             04/01/2018          1              10
   74                       $87     11/25/1998        01/01/1999         NAP             12/01/2018          1              10
   75                       $73     03/26/1999        05/01/1999         NAP             04/01/2009          1              10
   76                       $34     06/13/1996        08/01/1996         NAP             07/01/2008          1              10
   77                       $39     07/21/1999        09/01/1999         NAP             08/01/2009          1              10
   78                       $46     08/31/1998        10/01/1998         NAP             09/01/2018          1              10
   79                       $91     12/16/1999        02/15/2000         NAP             01/15/2010         15               0
   80                       $22     06/21/1996        07/15/1996         NAP             06/15/2006         15               0
   81                       $31     08/19/1999        10/15/1999         NAP             09/15/2009         15               0
   82                       $17     02/20/1997        03/15/1997         NAP             03/15/2007         15               5
   83                       $17     02/20/1997        03/15/1997         NAP             03/15/2007         15               5
   84                       $17     02/20/1997        03/15/1997         NAP             03/15/2007         15               5
   85                       $28     07/22/1997        08/15/1997         NAP             07/15/2007         15               0
   86                       $54     12/03/1999        01/15/2000         NAP             12/15/2007         15               0
   87                       $53     10/13/1999        12/01/1999         NAP             11/01/2019          1              10
   88                       $42     03/18/2002        05/01/2002         NAP             04/01/2012          1               5
   89                      $138     11/30/2001        01/01/2004     01/01/2002          12/01/2013          1               5
   90                       $20     07/22/1999        09/15/1999         NAP             08/15/2009         15               0
   91                       $80     03/24/2000        05/15/2000         NAP             04/15/2010         15               5
   92                       $35     10/21/1996        11/15/1996         NAP             11/15/2006         15               0
   93                       $93     02/17/2000        04/15/2000         NAP             03/15/2010         15               0
   94                   $48,450     06/08/1998        08/01/1998         NAP             07/01/2018          1               5
   95                      $105     05/11/2000        06/15/2000         NAP             05/15/2007         15               0
   96                       $54     05/22/1997        07/15/1997         NAP             06/15/2012         15               0
   97                       $74     11/18/1998        01/01/1999         NAP             12/01/2013          1              10
   98                       $35     10/09/2001        12/01/2001         NAP             11/01/2011          1              10
   99                      $195     03/01/1999        05/01/1999         NAP             04/01/2019          1              10
   100                      $63     09/30/1998        11/01/1998         NAP             10/01/2008          1              10
   101                     $127     10/23/1998        12/01/1998         NAP             11/01/2018          1               5
   102                     $134     10/23/1998        12/01/1998         NAP             11/01/2018          1               5
   103                      $32     01/23/1997        02/01/1997         NAP             02/01/2005          1               5
   104                      $35     02/25/1997        04/01/1997         NAP             03/01/2007          1              10
   105                      $70     04/01/1999        06/01/1999         NAP             05/01/2009          1              10
   106                      $36     02/27/1998        03/15/1998         NAP             03/15/2008         15               0
   107                     $167     09/08/1998        11/01/1998         NAP             10/01/2018          1              10
   108                      $93     03/15/2002        05/01/2002         NAP             04/01/2012          1               5
   109                      $70     04/30/1998        06/01/1998         NAP             05/01/2008          1              10
   110                  $28,708     07/31/1997        09/01/1997         NAP             08/01/2015          1              10
   111                      $96     12/17/1998        02/01/1999         NAP             01/01/2019          1              10
   112                      $69     06/30/1998        08/01/1998         NAP             07/01/2018          1              10
   113                      $25     04/02/2002        06/01/2002         NAP             05/01/2012          1              10
   114                      $20     05/31/1996        06/15/1996         NAP             06/15/2006         15               0
   115                      $24     04/04/1997        04/15/1997         NAP             03/15/2012         15               5
   116                      $15     06/27/1996        07/15/1996         NAP             06/15/2006         15               0
   117                      $38     01/11/1996        03/01/1996         NAP             02/01/2016          1              10
   118                      $42     10/21/1994        12/01/1994         NAP             11/01/2014          1              10
   119                      $17     01/22/1996        02/15/1996         NAP             01/15/2016         15               0
   120                      $34     09/06/1996        09/10/1996         NAP             09/10/2005         10               0
   121                      $13     05/31/1996        07/01/1996         NAP             06/01/2011          1              10
   122                      $42     03/26/1999        05/01/1999         NAP             04/01/2009          1              10
   123                     $115     06/30/1998        08/01/1998         NAP             07/01/2018          1              10
   124                      $28     03/31/1995        05/01/1995         NAP             04/01/2015          1              10
   125                      $38     05/10/1994        07/01/1994         NAP             06/01/2014          1              10
   126                       $8     01/03/1997        02/15/1997         NAP             01/15/2007         15               0

----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                   LOCKBOX       LOCKBOX     ORIGINAL TERM   REMAINING TERM     ORIGINAL        REMAINING        MORTGAGE
LOAN NO.    ARD LOAN       STATUS          TYPE      TO MATURITY(8)  TO MATURITY(8)  AMORT. TERM(10)   AMORT. TERM        RATE(8)
----------------------------------------------------------------------------------------------------------------------------------
    1          No          InPlace         Hard           120             118             360              358            6.9925%
    2          No          InPlace         Hard           120             120             360              360             7.620%
    3          No           None           NAP            240             209             240              209             7.250%
    4          No          InPlace         Hard           119             119             360              360             7.350%
    5          No          InPlace         Hard           119             119             360              360             7.350%
    6          No          InPlace         Hard           119             119             360              360             7.350%
    7          No          InPlace         Hard           119             119             360              360             7.350%
    8          No          InPlace         Hard           119             119             360              360             7.350%
    9          No          InPlace         Hard           119             119             360              360             7.350%
   10          No          InPlace         Hard           119             119             360              360             7.350%
   11          No          InPlace         Hard           119             119             360              360             7.350%
   12          No          InPlace         Hard           119             119             360              360             7.350%
   13          No          InPlace         Hard           119             119             360              360             7.350%
   14          No          InPlace         Hard           119             119             360              360             7.350%
   15          No          InPlace         Hard           119             119             360              360             7.350%
   16          No           None           NAP            240             205             300              265             7.100%
   17          No           None           NAP            120             61              240              178             8.000%
   18          No           None           NAP            120             61              240              178             8.000%
   19          No           None           NAP            120             61              240              178             8.000%
   20          No           None           NAP            120             61              240              178             8.000%
   21          No           None           NAP            120             61              240              178             8.000%
   22          No           None           NAP            113             61              240              185             7.450%
   23          No           None           NAP            120             61              240              178             8.000%
   24          No           None           NAP            120             61              240              178             8.000%
   25          No           None           NAP            120             61              240              178             8.000%
   26          No           None           NAP            120             61              240              178             8.000%
   27          No           None           NAP            120             118             360              358             7.050%
   28          No         Springing        Hard           120             109             330              319             7.330%
   29          No         Springing        Hard           120             109             330              319             7.330%
   30          No         Springing        Hard           120             109             330              319             7.330%
   31          No         Springing        Hard           120             109             330              319             7.330%
   32          No         Springing        Hard           120             113             300              293             7.090%
   33          No           None           NAP            84              64              360              360             8.120%
   34          No           None           NAP            120             86              360              326             7.690%
   35          No           None           NAP            150             145             360              355             7.000%
   36          No           None           NAP            120             101             360              341             8.200%
   37          No           None           NAP            120             91              300              271             7.250%
   38          No           None           NAP            180             123             180              123             7.360%
   39          No           None           NAP            180             123             180              123             7.360%
   40          No         Springing        Hard           120             110             300              290             7.010%
   41          No         Springing        Hard           120             110             360              350             7.200%
   42          No           None           NAP            120             86              276              266             7.870%
   43          No           None           NAP            132             131             300              300             7.210%
   44          No           None           NAP            120             71              300              251             7.100%
   45          No           None           NAP            120             117             360              357             7.600%
   46          No           None           NAP            120             117             360              357             7.600%
   47          No           None           NAP            120             117             360              357             7.600%
   48          No           None           NAP            120             117             360              357             7.600%
   49          No           None           NAP            180             176             240              236             7.050%
   50          No           None           NAP            180             122             180              122             8.240%
   51          No           None           NAP            180             122             180              122             8.240%
   52          No           None           NAP            84              41               84              41              8.440%
   53          No           None           NAP            84              41               84              41              8.440%
   54          No           None           NAP            120             110             300              290             7.530%
   55          No         Springing        Hard           120             115             300              295             7.110%
   56          No           None           NAP            120             118             360              360             7.270%
   57          No           None           NAP            84              81              360              357             7.200%
   58          No           None           NAP            180             175             180              175             6.900%
   59          No           None           NAP            120             82              300              262             7.000%
   60          No           None           NAP            120             88              300              268             8.150%
   61          No           None           NAP            120             61              240              181             8.060%
   62          No           None           NAP            240             199             240              199             7.000%
   63          No           None           NAP            240             199             240              199             7.000%
   64          No           None           NAP            120             115             360              355             7.510%
   65          No           None           NAP            120             75              300              255             7.100%
   66          No           None           NAP            240             200             240              200             6.750%
   67          No           None           NAP            120             78              360              318             6.950%
   68          No           None           NAP            240             195             240              195             7.100%
   69          No           None           NAP            121             50              180              109             8.080%
   70          No           None           NAP            120             85              300              265             6.850%
   71          No         Springing        Hard           120             115             360              355             7.000%
   72          No           None           NAP            240             190             240              190             7.500%
   73          No           None           NAP            240             190             240              190             7.500%
   74          No           None           NAP            240             198             300              258             6.700%
   75          No           None           NAP            120             82              300              262             7.000%
   76          No           None           NAP            144             73              204              133             7.250%
   77          No           None           NAP            120             86              300              266             6.900%
   78          No           None           NAP            240             195             240              195             7.100%
   79          No           None           NAP            120             91              300              271             8.160%
   80          No           None           NAP            120             48              300              228             7.890%
   81          No           None           NAP            120             87              300              267             8.000%
   82          No           None           NAP            121             57              180              116             7.880%
   83          No           None           NAP            121             57              180              116             7.880%
   84          No           None           NAP            121             57              180              116             7.880%
   85          No           None           NAP            120             61              240              181             8.430%
   86          No           None           NAP            96              66              276              246             8.280%
   87          No           None           NAP            240             209             300              269             7.040%
   88          No           None           NAP            120             118             360              358             7.520%
   89          No           None           NAP            144             138             360              360             7.100%
   90          No           None           NAP            120             86              324              290             7.750%
   91          No           None           NAP            120             94              300              274             8.620%
   92          No           None           NAP            121             53              240              172             8.500%
   93          No           None           NAP            120             93              300              273             8.120%
   94          No           None           NAP            240             193             240              193             7.150%
   95          No           None           NAP            84              59              300              275             8.580%
   96          No           None           NAP            180             120             180              120             8.320%
   97          No           None           NAP            180             138             180              138             6.950%
   98          No           None           NAP            120             113             300              293             7.000%
   99          No           None           NAP            240             202             240              202             6.750%
   100         No           None           NAP            120             76              300              256             7.050%
   101         No           None           NAP            240             197             240              197             7.160%
   102         No           None           NAP            240             197             240              197             7.160%
   103         No           None           NAP            97              32              264              199             7.830%
   104         No           None           NAP            120             57              240              177             8.200%
   105         No           None           NAP            120             83              300              263             7.000%
   106         No           None           NAP            121             69              240              188             7.000%
   107         No           None           NAP            240             196             240              196             6.850%
   108         No           None           NAP            120             118             360              358             7.320%
   109         No           None           NAP            120             71              300              251             7.100%
   110         No           None           NAP            216             158             216              158             8.670%
   111         No           None           NAP            240             199             240              199             7.000%
   112         No           None           NAP            240             193             240              193             6.900%
   113         No           None           NAP            120             119             336              335             7.250%
   114         No           None           NAP            121             48              240              167             7.850%
   115         No           None           NAP            180             117             180              117             7.890%
   116         No           None           NAP            120             48              240              168             7.550%
   117         No           None           NAP            240             164             240              164             7.730%
   118         No           None           NAP            240             149             240              149             8.813%
   119         No           None           NAP            240             163             240              163             7.450%
   120         No           None           NAP            109             39              180              110             8.040%
   121         No           None           NAP            180             108             180              108             7.200%
   122         No           None           NAP            120             82              300              262             7.000%
   123         No           None           NAP            240             193             240              193             6.900%
   124         No           None           NAP            240             154             240              154             9.250%
   125         No           None           NAP            240             144             240              144             7.560%
   126         No           None           NAP            120             55              120              55              7.570%

                                                          146             122             303              279             7.397%

-----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                MONTHLY              MONTHLY       UNDERWRITTEN       UNDERWRITTEN            BALLOON            CURRENT
LOAN NO.     PAYMENT (P&I)(11)     PAYMENT (IO)(11)           CASH FLOW                NOI            BALANCE              VALUE
-----------------------------------------------------------------------------------------------------------------------------------
    1                  $412,175                  NAP        $42,074,407        $42,867,911        $54,158,707       $545,000,000
    2                  $431,544                  NAP        $26,426,502        $27,759,060        $54,140,310       $290,000,000
    3                  $414,947                  NAP         $5,910,892         $6,352,437           $412,664        $68,674,995
    4                   $96,123                  NAP         $1,514,369         $1,538,669        $12,320,365        $18,900,000
    5                   $68,802                  NAP         $1,083,943         $1,105,393         $8,818,547        $14,800,000
    6                   $27,842                  NAP           $438,640           $452,190         $3,568,606         $4,700,000
    7                   $26,465                  NAP           $416,949           $429,649         $3,392,135         $5,800,000
    8                   $25,592                  NAP           $403,187           $414,467         $3,280,179         $4,800,000
    9                   $20,171                  NAP           $317,778           $329,978         $2,585,322         $3,900,000
   10                   $16,161                  NAP           $254,603           $263,653         $2,071,348         $3,375,000
   11                   $11,313                  NAP           $178,236           $183,936         $1,450,063         $2,030,000
   12                    $7,903                  NAP           $124,510           $128,860         $1,012,965         $1,475,000
   13                    $7,276                  NAP           $114,632           $118,282           $932,604         $1,220,000
   14                    $5,289                  NAP            $83,328            $85,628           $677,925           $780,000
   15                    $3,081                  NAP            $48,538            $49,938           $394,887           $480,000
   16                  $228,235                  NAP         $3,353,905         $3,604,009        $11,658,271        $40,044,544
   17                   $41,153                  NAP           $722,793           $858,591         $3,343,327         $8,585,910
   18                   $34,796                  NAP           $545,153           $625,993         $2,826,898         $6,259,930
   19                   $34,587                  NAP           $487,450           $596,027         $2,809,873         $5,960,270
   20                   $33,876                  NAP           $510,534           $597,636         $2,752,133         $5,976,360
   21                   $26,850                  NAP           $164,055           $231,775         $2,181,277         $2,317,750
   22                   $24,077                  NAP           $460,924           $547,119         $2,082,694         $5,471,190
   23                   $18,485                  NAP           $354,960           $426,344         $1,501,866         $4,263,440
   24                   $12,798                  NAP           $298,973           $322,114         $1,039,604         $3,221,140
   25                   $10,707                  NAP           $248,681           $268,089           $869,696         $2,680,890
   26                   $10,330                  NAP           $231,911           $249,161           $839,260         $2,491,610
   27                  $173,853                  NAP         $2,960,583         $3,363,389        $22,379,764        $38,000,000
   28                   $56,431                  NAP           $707,738           $822,723         $6,682,361        $11,200,000
   29                   $43,331                  NAP           $743,534           $860,469         $5,131,098         $8,600,000
   30                   $38,796                  NAP           $487,922           $573,971         $4,594,123         $7,700,000
   31                   $16,627                  NAP           $298,763           $333,791         $1,968,910         $3,300,000
   32                  $129,681                  NAP         $2,095,654         $2,221,318        $14,391,955        $25,300,000
   33                  $120,599             $109,958         $1,765,327         $2,009,111        $15,481,554        $22,960,000
   34                  $108,265                  NAP         $1,553,760         $1,657,047        $13,270,699        $19,750,000
   35                   $97,799                  NAP         $1,962,338         $1,978,442        $11,851,696        $20,300,000
   36                  $106,555                  NAP         $1,669,913         $1,831,361        $12,572,329        $20,345,000
   37                  $101,193                  NAP         $1,500,898         $1,617,528        $11,119,239        $17,972,533
   38                  $124,076                  NAP         $2,117,707         $2,302,085           $123,016        $26,300,000
   39                   $32,168                  NAP           $599,637           $649,584            $31,845         $7,215,000
   40                   $85,597                  NAP         $1,306,927         $1,417,467         $9,547,136        $17,100,000
   41                   $67,884                  NAP           $984,090         $1,016,490         $8,637,926        $12,500,000
   42                   $76,936              $64,272         $1,084,256         $1,188,813         $8,137,778        $14,300,000
   43                   $66,261              $55,277           $883,992         $1,006,405         $7,298,996        $12,500,000
   44                   $64,185                  NAP         $1,412,928         $1,582,357         $7,118,931        $16,229,303
   45                   $19,276                  NAP           $318,602           $341,504         $2,423,309         $4,000,000
   46                   $15,039                  NAP           $256,749           $274,029         $1,890,714         $5,200,000
   47                   $11,933                  NAP           $209,634           $218,971         $1,500,144         $3,000,000
   48                   $11,650                  NAP           $204,379           $225,309         $1,464,638         $2,400,000
   49                   $63,821                  NAP         $1,024,485         $1,045,660         $3,263,889        $11,200,000
   50                   $57,568                  NAP           $777,854           $872,804            $57,174         $8,385,125
   51                   $34,541                  NAP           $416,518           $490,716            $34,304         $5,031,075
   52                    $7,409                  NAP            $61,410            $48,389             $7,358           $464,875
   53                    $4,446                  NAP            $32,883            $27,205             $4,415           $278,925
   54                   $73,401                  NAP           $906,768         $1,022,875         $5,790,363        $12,000,000
   55                   $57,105                  NAP           $834,591           $899,302         $6,329,616        $10,800,000
   56                   $52,145              $46,859           $956,123         $1,046,393         $6,838,283        $11,400,000
   57                   $51,588                  NAP           $959,012         $1,152,283         $7,032,251        $11,975,000
   58                   $67,887                  NAP           $946,349           $963,889            $67,498        $10,500,000
   59                   $52,196                  NAP           $942,517         $1,006,746         $5,825,230        $10,118,050
   60                   $54,725                  NAP           $680,219           $806,852         $5,690,942         $9,490,000
   61                   $61,333                  NAP           $812,857           $991,193         $5,069,256        $11,000,000
   62                   $28,686                  NAP           $560,527           $640,377            $28,551         $6,567,969
   63                   $25,585                  NAP           $437,150           $488,594            $25,367         $5,011,221
   64                   $44,794                  NAP           $743,911           $813,939         $5,661,712         $9,000,000
   65                   $44,930                  NAP           $701,775           $812,488         $4,983,165         $8,124,880
   66                   $48,473                  NAP         $1,117,416         $1,184,836            $48,305        $12,809,038
   67                   $39,717                  NAP           $958,285           $994,935         $5,152,547        $11,000,000
   68                   $47,660                  NAP           $751,352           $863,599            $47,422         $8,857,426
   69                   $66,350                  NAP           $859,043         $1,006,867         $3,775,847        $10,550,000
   70                   $40,091                  NAP           $708,332           $738,040         $4,516,645         $7,768,842
   71                   $35,926                  NAP           $587,848           $677,135         $4,642,713         $7,700,000
   72                   $26,987                  NAP           $466,666           $513,894            $27,024         $5,270,708
   73                   $21,348                  NAP           $453,410           $512,987            $21,336         $5,261,405
   74                   $38,514                  NAP           $568,111           $577,189         $1,986,660         $7,214,863
   75                   $38,272                  NAP           $613,962           $695,917         $4,271,370         $7,325,442
   76                   $55,518                  NAP           $892,020           $958,268         $2,825,565        $10,087,032
   77                   $34,260                  NAP         $1,110,794         $1,227,173         $3,847,618        $11,687,362
   78                   $39,065                  NAP           $616,396           $706,901            $39,171         $7,250,267
   79                   $35,601                  NAP           $484,010           $544,431         $3,700,028         $5,700,000
   80                   $37,080                  NAP           $583,326           $647,640         $3,917,346         $7,610,000
   81                   $34,732                  NAP           $485,439           $534,408         $3,644,782         $6,275,000
   82                   $34,233                  NAP           $401,615           $476,117         $1,693,116         $5,290,000
   83                    $9,836                  NAP           $125,308           $151,961           $486,491         $1,520,000
   84                    $9,060                  NAP           $116,324           $140,759           $448,084         $1,400,000
   85                   $41,443                  NAP           $572,786           $674,591         $3,370,452         $6,730,000
   86                   $35,713                  NAP           $560,479           $630,524         $3,684,893         $6,930,000
   87                   $31,211                  NAP           $509,781           $540,772         $1,596,361         $6,362,024
   88                   $28,899                  NAP           $519,939           $622,811         $3,652,211         $5,835,000
   89                   $27,385              $24,445           $522,125           $559,329         $3,570,189         $5,850,000
   90                   $30,972                  NAP           $448,032           $511,618         $3,514,199         $5,310,000
   91                   $33,347                  NAP         $1,034,214         $1,115,464         $3,371,308        $11,740,000
   92                   $39,053                  NAP           $852,783         $1,037,932         $3,149,542        $10,920,000
   93                   $30,996                  NAP           $472,768           $534,063         $3,229,236         $5,610,000
   94                   $32,157                  NAP         $1,057,248         $1,170,868            $31,966        $10,100,000
   95                   $30,398                  NAP           $412,238           $476,024         $3,345,563         $5,010,000
   96                   $42,866                  NAP           $551,822           $613,380            $42,411         $7,000,000
   97                   $35,841                  NAP           $500,506           $537,792            $35,763         $5,272,471
   98                   $24,030                  NAP           $351,016           $386,399         $2,681,922         $4,960,000
   99                   $27,183                  NAP           $446,566           $449,081            $27,037         $5,283,306
   100                  $24,494                  NAP           $374,270           $420,684         $2,725,141         $4,674,267
   101                  $27,551                  NAP           $400,769           $404,369            $27,389         $4,600,000
   102                  $26,805                  NAP           $396,991           $400,486            $26,645         $4,500,000
   103                  $27,838                  NAP           $426,265           $475,489         $2,835,519         $4,750,000
   104                  $29,713                  NAP           $554,915           $590,237         $2,440,705         $6,053,713
   105                  $21,733                  NAP           $378,140           $400,560         $2,425,640         $4,005,600
   106                  $25,585                  NAP           $535,748           $568,334         $2,203,532         $5,300,000
   107                  $23,756                  NAP           $346,851           $349,361            $23,593         $4,110,129
   108                  $19,234                  NAP           $299,203           $335,449         $2,466,654         $4,075,000
   109                  $21,217                  NAP           $391,759           $451,375         $2,353,152         $4,629,487
   110                  $29,310                  NAP           $459,211           $483,211            $29,102         $5,225,000
   111                  $23,259                  NAP           $463,334           $487,367            $23,108         $5,130,179
   112                  $23,079                  NAP           $347,017           $356,985            $22,949         $3,859,297
   113                  $17,752                  NAP           $278,100           $319,305         $2,143,156         $3,600,000
   114                  $24,814                  NAP           $381,666           $437,163         $2,058,619         $4,600,000
   115                  $30,853                  NAP           $562,547           $693,934            $30,536         $7,300,000
   116                  $24,260                  NAP           $317,528           $392,850         $2,050,545         $4,130,000
   117                  $19,673                  NAP           $392,183           $399,938            $19,639         $4,847,733
   118                  $21,749                  NAP           $280,932           $288,090           $152,498         $3,492,000
   119                  $17,239                  NAP           $238,114           $268,606            $17,132         $3,070,000
   120                  $21,076                  NAP           $639,581           $714,941         $1,200,545         $7,040,000
   121                  $18,201                  NAP           $603,696           $762,275            $18,072         $6,929,773
   122                  $10,460                  NAP           $186,987           $201,881         $1,167,481         $2,070,574
   123                  $10,770                  NAP           $148,394           $150,030            $10,867         $1,765,059
   124                  $13,738                  NAP           $228,140           $234,740            $13,634         $2,845,333
   125                  $12,750                  NAP           $194,013           $198,745            $10,419         $2,409,030
   126                  $11,907                  NAP           $347,140           $389,166            $11,787         $3,890,000

------------------------------------------------------------------------------------------------------------------------------
MORTGAGE        SOURCE        CAPITALIZATION    VALUATION      INTEREST
LOAN NO.     OF VALUE(12)        RATE(12)         DATE       ACCRUAL METHOD    LARGEST TENANT(13)
------------------------------------------------------------------------------------------------------------------------------
    1         Appraisal             NAP        01/15/2002     Actual/360       Limited, Inc.
    2         Appraisal             NAP        05/01/2002     Actual/360       Prudential Securities, Inc.
    3        Market Study          9.3%        02/02/2002       30/360         Wal-Mart
    4         Appraisal             NAP        01/17/2002     Actual/360       NAP
    5         Appraisal             NAP        01/18/2002     Actual/360       NAP
    6         Appraisal             NAP        01/22/2002     Actual/360       NAP
    7         Appraisal             NAP        01/24/2002     Actual/360       NAP
    8         Appraisal             NAP        01/24/2002     Actual/360       NAP
    9         Appraisal             NAP        01/23/2002     Actual/360       NAP
   10         Appraisal             NAP        01/29/2002     Actual/360       NAP
   11         Appraisal             NAP        01/29/2002     Actual/360       NAP
   12         Appraisal             NAP        01/29/2002     Actual/360       NAP
   13         Appraisal             NAP        01/28/2002     Actual/360       NAP
   14         Appraisal             NAP        01/29/2002     Actual/360       NAP
   15         Appraisal             NAP        01/28/2002     Actual/360       NAP
   16        Market Study          9.0%        02/11/2002       30/360         Kohl's Department Store
   17        Market Study          10.0%       02/11/2002       30/360         Child Development/St. John
   18        Market Study          10.0%       02/11/2002       30/360         St. Louis Children's Health
   19        Market Study          10.0%       02/12/2002       30/360         Allstate Insurance - Claims
   20        Market Study          10.0%       02/11/2002       30/360         Drone & Mueller & Assoc.
   21        Market Study          10.0%       02/12/2002       30/360         Wave Technologies Int'l
   22        Market Study          10.0%       02/11/2002       30/360         Unity Medical Group West
   23        Market Study          10.0%       02/11/2002       30/360         Doctors Eye Clinic
   24        Market Study          10.0%       02/11/2002       30/360         Distribution Management
   25        Market Study          10.0%       02/11/2002       30/360         World Acceptance Corp.
   26        Market Study          10.0%       02/11/2002       30/360         Tom Evans Ltd.
   27         Appraisal             NAP        02/26/2002       30/360         Wiley, Rein & Fielding
   28         Appraisal             NAP        05/10/2001       30/360         Yokogawa Corporation
   29         Appraisal             NAP        05/10/2001       30/360         Limitorque Corporation
   30         Appraisal             NAP        05/10/2001       30/360         Thales GeoSolutions Group
   31         Appraisal             NAP        05/10/2001       30/360         OccuCenters Inc
   32         Appraisal             NAP        09/20/2001       30/360         Merck & Co
   33        Market Study          8.8%        01/10/2002        30/360        State of California
   34        Market Study          8.4%        01/08/2002        30/360        BGE, Ltd.
   35         Appraisal             NAP        11/01/2001       30/360         BJ's Warehouse Club, Inc. (see footnote)
   36        Market Study          9.0%        01/14/2002        30/360        Dierberg's Markets
   37        Market Study          9.0%        02/11/2002       30/360         Tesoro Petroleum Companies Inc
   38        Market Study          8.8%        01/07/2002        30/360        QFC
   39        Market Study          9.0%        01/07/2002        30/360        QFC
   40         Appraisal             NAP        04/27/2001       30/360         Safeway Inc
   41         Appraisal             NAP        12/31/2001       30/360         NAP
   42        Market Study          8.3%        01/12/2002        30/360        Woolworth/HobbyLobby sublease
   43         Appraisal             NAP        03/27/2002       30/360         Preston Business Center
   44        Market Study          9.8%        02/20/2002       30/360         Citrix Systems
   45         Appraisal             NAP        09/01/2001     Actual/360       PW Eagle, Inc.
   46         Appraisal             NAP        09/01/2001     Actual/360       PW Eagle, Inc.
   47         Appraisal             NAP        09/01/2001     Actual/360       PW Eagle, Inc.
   48         Appraisal             NAP        09/01/2001     Actual/360       PW Eagle, Inc.
   49         Appraisal             NAP        01/09/2002       30/360         Cooper Standard Automotive, Inc.
   50        Market Study          10.4%       01/02/2002        30/360        SEI
   51        Market Study          9.8%        01/02/2002        30/360        Vimco
   52        Market Study          10.4%       01/02/2002        30/360        SEI
   53        Market Study          9.8%        01/02/2002        30/360        Vimco
   54         Appraisal             NAP        07/16/2001       30/360         Testchip Technologies
   55         Appraisal             NAP        05/30/2002       30/360         Centex Construction Group LLC
   56         Appraisal             NAP        03/08/2002     Actual/360       Strouds Acquisitions Corp.
   57         Appraisal             NAP        01/16/2002     Actual/360       ABS Alternative
   58         Appraisal             NAP        11/07/2001       30/360         BJ's Warehouse Club, Inc.
   59        Market Study          10.0%       02/03/2002       30/360         Impra Inc.
   60        Market Study          8.5%        01/12/2002        30/360        Bechtel Corporation
   61        Market Study          9.0%        01/07/2002        30/360        Whitehall Robins Healthcare
   62        Market Study          9.8%        02/04/2002       30/360         ADP
   63        Market Study          9.8%        02/04/2002       30/360         Metris Direct, Inc.
   64         Appraisal             NAP        09/28/2001     Actual/360       Circuit City
   65        Market Study          10.0%       02/17/2002       30/360         C3I, Inc.
   66        Market Study          9.3%        02/02/2002       30/360         Harris Teeter
   67         Appraisal             NAP        08/30/2001       30/360         NAP
   68        Market Study          9.8%        02/04/2002       30/360         American Bank Stationery
   69        Market Study          9.5%        01/21/2002        30/360        Facility Holding
   70        Market Study          9.5%        02/20/2002       30/360         Winn Dixie
   71         Appraisal             NAP        11/05/2001       30/360         Fry's Store
   72        Market Study          9.8%        02/04/2002       30/360         Metris Direct, Incorporated
   73        Market Study          9.8%        02/04/2002       30/360         Fair Isaac & Company, Inc.
   74        Market Study          8.0%        02/20/2002       30/360         Winn Dixie
   75        Market Study          9.5%        02/02/2002       30/360         Micro Therapeutics
   76        Market Study          9.5%        02/04/2002       30/360         GSA PHS-FDA
   77        Market Study          10.5%       02/19/2002       30/360         ASTEC
   78        Market Study          9.8%        02/04/2002       30/360         Medstar Health Incorporated
   79        Market Study          9.6%        01/09/2002        30/360        Maguire Group, Inc.
   80        Market Study          8.5%        01/11/2002        30/360        Cooking.com
   81        Market Study          8.5%        01/18/2002        30/360        Staco Services, Inc.
   82        Market Study          9.0%        01/08/2002        30/360        Hewlett-Packard
   83        Market Study          10.0%       01/07/2002        30/360        Atlanta Hardware Specialty Co.
   84        Market Study          10.1%       01/07/2002        30/360        Best Value Office Furniture
   85        Market Study          10.0%       01/08/2002        30/360        Fabian Formals, Inc.
   86        Market Study          9.1%        01/21/2002        30/360        KROGER
   87        Market Study          8.5%        02/03/2002       30/360         Road Runner Sports
   88         Appraisal             NAP        01/14/2002     Actual/360       Grocery Outlet
   89         Appraisal             NAP        10/23/2001     Actual/360       KMC Signing Services
   90        Market Study          9.6%        01/18/2002        30/360        Hubbell Incorporated
   91        Market Study          9.5%        01/10/2002        30/360        Regents, Univ. of Calif.
   92        Market Study          9.5%        12/29/2001        30/360        Transistor Devices Inc.
   93        Market Study          9.5%        01/12/2002        30/360        Mark West Hydrocarbon
   94         Appraisal             NAP        05/30/2001       30/360         NAP
   95        Market Study          9.5%        01/09/2002        30/360        Go Co-Op, Inc
   96        Market Study          8.8%        01/10/2002        30/360        Safeway Stores, Inc.
   97        Market Study          10.2%       02/15/2002       30/360         New England Sports & Podiatry
   98         Appraisal             NAP        08/24/2001       30/360         VanMark, Inc. et al.
   99        Market Study          8.5%        02/26/2002       30/360         Thrifty Payless (dba) Rite Aid
   100       Market Study          9.0%        02/03/2002       30/360         Reliastar Mortgage Corp.
   101        Appraisal             NAP        05/10/2001       30/360         Staples Inc. (Comp USA-subtenant)
   102        Appraisal             NAP        05/17/2001       30/360         Walgreen's
   103       Market Study          10.0%       01/17/2002        30/360        Polo Ralph Lauren, L.P.
   104       Market Study          9.8%        02/28/2002       30/360         Winn Dixie
   105       Market Study          10.0%       02/04/2002       30/360         Baris Carpet Valley
   106       Market Study          10.7%       01/09/2002        30/360        Winn Dixie #64/Saverite #260
   107       Market Study          8.5%        02/23/2002       30/360         Thrifty Payless (dba Rite Aid)
   108        Appraisal             NAP        01/28/2002     Actual/360       Hilb, Rogal & Hamilton
   109       Market Study          9.8%        02/20/2002       30/360         Citrix Systems
   110       Market Study          9.3%        01/02/2002        30/360        NAP
   111       Market Study          9.5%        02/04/2002       30/360         BB & T Bank - 2nd Floor
   112       Market Study          9.3%        02/18/2002       30/360         Food Lion Inc.
   113        Appraisal             NAP        01/29/2002       30/360         Hope Lumber
   114       Market Study          9.5%        01/07/2002        30/360        Sharp Electronics
   115       Market Study          9.5%        01/10/2002        30/360        Integ
   116       Market Study          9.5%        01/14/2002        30/360        Mark Lighting Fixture Co., Inc
   117       Market Study          8.3%        02/19/2002       30/360         Winn Dixie
   118       Market Study          8.3%        02/19/2002     Actual/360       Winn-Dixie Stores, Inc.
   119       Market Study          8.8%        01/07/2002        30/360        South Pacific Vinyl, Inc.
   120       Market Study          10.2%       12/29/2001        30/360        Gunderson (GDS)
   121       Market Study          11.0%       02/14/2002       30/360         Hughes Clikeman & Assoc.
   122       Market Study          9.8%        02/04/2002       30/360         Vista Paint
   123       Market Study          8.5%        02/18/2002       30/360         Eckerd Drugs
   124       Market Study          8.3%        02/19/2002       30/360         Winn-Dixie Louisville, Inc.
   125       Market Study          8.3%        03/01/2002       30/360         Winn-Dixie Stores, Inc.
   126       Market Study          10.0%       01/02/2002        30/360        Federal Express Corporation

----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                           LEASE
LOAN NO.        % NSF    SECOND LARGEST TENANT(13)             EXPIRATION DATE        % NSF    THIRD LARGEST TENANT(13)
----------------------------------------------------------------------------------------------------------------------------------
    1            6.7%    Gap, Inc.                               2002-2004             2.0%    Foot Locker, Inc.
    2           48.7%    Lloyd's TSB                            01/01/2004            19.8%    Reuters America, Inc.
    3           26.4%    Cinemark Theaters                      09/30/2018             7.6%    Publix Super Markets, Inc.
    4             NAP    NAP                                        NAP                 NAP    NAP
    5             NAP    NAP                                        NAP                 NAP    NAP
    6             NAP    NAP                                        NAP                 NAP    NAP
    7             NAP    NAP                                        NAP                 NAP    NAP
    8             NAP    NAP                                        NAP                 NAP    NAP
    9             NAP    NAP                                        NAP                 NAP    NAP
   10             NAP    NAP                                        NAP                 NAP    NAP
   11             NAP    NAP                                        NAP                 NAP    NAP
   12             NAP    NAP                                        NAP                 NAP    NAP
   13             NAP    NAP                                        NAP                 NAP    NAP
   14             NAP    NAP                                        NAP                 NAP    NAP
   15             NAP    NAP                                        NAP                 NAP    NAP
   16           22.2%    BI-LO                                  07/31/2018            14.7%    Stein Mart, Inc.
   17            6.0%    Ballas Imaging Center                  12/31/2003             3.5%    South County Doctors' Group
   18           20.9%    Health Key Medical Group               08/31/2002             6.9%    Chesterfield Pediatrics
   19           21.6%    DAS Acquisition                        04/30/2007            10.7%    Behavioral Health Response
   20           16.3%    The Impact Group                       04/30/2005            12.7%    Principal Mutual Life Ins.
   21           45.3%    Connectria Corporation                 12/31/2007            12.5%    Engineering Software
   22            7.2%    Laser and Dermatologic Sur.            04/30/2006             7.0%    Siemens Business Services
   23            5.6%    Smith-Kline Beecham Clinic             06/30/2003             5.3%    Gordon White
   24           14.3%    Wholesale Vacuum Midwest               11/30/2002            10.3%    CMS Communications Inc.
   25            8.1%    Information Security Service           04/30/2002             7.6%    WGM Enterprises
   26           14.2%    Team St. Louis, L.L.C.                 11/30/2003            11.6%    Goal Contracting
   27           68.0%    Thompson & Thompson                    12/31/2003             5.8%    One to One Fitness
   28           14.7%    Mpaq Distribution, LLC                 10/31/2003             6.9%    Gulf Coast Athletic Supply
   29           10.8%    TD Industries                          01/31/2007             9.8%    Natco Group
   30           18.8%    Willette Acquisition Corp              10/31/2004            17.5%    D E Harvey Builders
   31           23.1%    Carrier Corporation                    02/28/2003            23.0%    Olsten Health Services
   32           66.0%    Barclay White Skanska, Inc             05/31/2007            21.6%    NAP
   33           15.9%    Advisor Publications/Media             09/30/2002             9.1%    North American Mortgage
   34           75.0%    L. Neill Cartage Company               02/28/2004            25.0%    NAP
   35          100.0%    NAP                                        NAP                 NAP    NAP
   36           44.7%    Shoe Carnival                          01/31/2011             6.7%    Old Country Buffet
   37          100.0%    NAP                                        NAP                 NAP    NAP
   38           23.2%    LOEHMANN'S                             03/31/2005            11.6%    KEG
   39           36.9%    Bartells                               01/31/2007            12.3%    Al's & Grand Auto
   40           44.6%    Longs Drug Store                       02/28/2003            22.3%    Helen Ritter
   41             NAP    NAP                                        NAP                 NAP    NAP
   42           37.9%    King Soopers (Dillon)                  05/03/2005            34.0%    Crown Wine & Liquor
   43           16.3%    Cardinal Capital (see footnote)        03/31/2010            16.3%    Malone Mortgage
   44           36.8%    Morse Operations                       01/31/2006            14.7%    Citrix Systems
   45          100.0%    NAP                                        NAP                 NAP    NAP
   46          100.0%    NAP                                        NAP                 NAP    NAP
   47          100.0%    NAP                                        NAP                 NAP    NAP
   48          100.0%    NAP                                        NAP                 NAP    NAP
   49          100.0%    NAP                                        NAP                 NAP    NAP
   50           53.3%    Vanguard                               12/31/2014            46.7%    NAP
   51           51.8%    Main Line                              03/31/2004            29.8%    Current Events
   52           53.3%    Vanguard                               12/31/2014            46.7%    NAP
   53           51.8%    Main Line                              03/31/2004            29.8%    Current Events
   54           20.6%    IBM Corporation                        08/31/2010            18.9%    MCI
   55           60.5%    Ogram Enterprises (Hopkins)            06/30/2006            10.0%    Setnor Byer
   56          100.0%    NAP                                        NAP                 NAP    NAP
   57            4.4%    Universal Teleservices                 09/30/2002             3.9%    EMPP
   58           92.9%    Tim Tuyen Nguyen                       04/30/2007             1.2%    Loopez Pena Enterprises, Corp.
   59           18.3%    Kayhan International                   07/31/2003             9.6%    Superior Products
   60          100.0%    NAP                                        NAP                 NAP    NAP
   61           12.1%    Geraldine R. Dodge Foundation          12/31/2003            11.5%    MDL Information Services
   62           29.8%    Medstar Health, Incorporated           10/31/2003            29.8%    Metris
   63          100.0%    NAP                                        NAP                 NAP    NAP
   64           33.6%    Border's                               01/31/2016            26.5%    Pfaltzgraff Outlet
   65           28.7%    Dugan-3                                02/28/2003            23.7%    Pitney, Hardin, Kipp & Szuch
   66           48.5%    Eckerd Drugs                           10/10/2017            13.1%    Blockbuster Video
   67             NAP    NAP                                        NAP                 NAP    NAP
   68          100.0%    NAP                                        NAP                 NAP    NAP
   69           69.5%    Colgate-Palmolive                      01/31/2004            24.9%    Parkway Realty Services
   70           71.1%    My Gym                                 05/31/2005             3.9%    Tomasso's Food Serviced
   71           59.0%    Walgreen's                             11/30/2027            13.6%    Serbin & Dostal Dental, PC
   72          100.0%    NAP                                        NAP                 NAP    NAP
   73           42.7%    The Travelers Indemnity Co.            01/31/2003            34.1%    DialAmerica Marketing, Inc.
   74          100.0%    Wendy's (Ground Lease)                 12/31/2009              NAP    NAP
   75           62.2%    GenSci Regeneration Labs.              03/31/2004            37.8%    NAP
   76          100.0%    NAP                                        NAP                 NAP    NAP
   77           17.5%    Integrated Resources                   08/31/2004            12.0%    Opix Networks
   78           95.5%    MBS Precision Imaging, Inc.            08/31/2005             4.5%    NAP
   79          100.0%    NAP                                        NAP                 NAP    NAP
   80           31.1%    Northwest Trailer Parts                01/31/2004            26.0%    Airtex Products
   81          100.0%    NAP                                        NAP                 NAP    NAP
   82           58.0%    Hewlett-Packard                        03/31/2006            31.8%    Hewlett-Packard (Agilent)
   83           43.8%    Lipsey Mountain Spring Water           12/31/2003            18.3%    Miral Enterprises, Inc.
   84           68.9%    C.C. Dicksen                           12/31/2004            13.9%    DJ&S Sheet Metal
   85           32.0%    Lectorum Publihing Co.                 08/16/2010            24.8%    ANW/Bandlier, LLC
   86           62.6%    Matress King                           03/08/2004             5.4%    Canaveral Mexican Restaurant
   87          100.0%    NAP                                        NAP                 NAP    NAP
   88           19.6%    Aldrich Baby News                      10/31/2009            12.6%    Gospel Supplies
   89           23.5%    Kinkos                                 09/30/2008            21.6%    Belvedere Health Partners
   90          100.0%    NAP                                        NAP                 NAP    NAP
   91          100.0%    NAP                                        NAP                 NAP    NAP
   92           13.8%    Silicon Test                           08/31/2002             7.7%    Gold Technologies Inc
   93           57.3%    National Health Systems                05/06/2003            19.4%    USA Net, Inc
   94             NAP    NAP                                        NAP                 NAP    NAP
   95           81.6%    East Central Florida Regional          12/10/2006            18.4%    NAP
   96           77.1%    Jessica Laundromat                     03/31/2007             3.7%    Washington Liquor
   97           29.1%    CVS Pharmacy                           01/31/2018            20.9%    Integrative Center for Health
   98          100.0%    NAP                                        NAP                 NAP    NAP
   99          100.0%    NAP                                        NAP                 NAP    NAP
   100          67.8%    Northern Natural Gas Company           07/31/2003            16.0%    Iowa Business Growth Company
   101         100.0%    NAP                                        NAP                 NAP    NAP
   102          59.1%    Trader Joes                            01/31/2013            34.6%    Starbucks
   103         100.0%    NAP                                        NAP                 NAP    NAP
   104          55.2%    Family Dollar                          04/19/2006            12.0%    Eckerd Drugs
   105          17.9%    Vista Paint                            11/30/2006            16.7%    Dick Blick
   106          60.1%    SOS Beauty & Casual                    05/11/2004             5.9%    Rent-A-Center #6027
   107         100.0%    NAP                                        NAP                 NAP    NAP
   108          50.0%    Wood Patel & Associates                04/30/2010            41.7%    Wood Patel & Associates
   109          37.0%    Camp Dresser & McKee                   12/31/2005            17.3%    Decision One Mortgage Co.
   110            NAP    NAP                                        NAP                 NAP    NAP
   111          39.4%    Rite Aid Pharmacy                      07/01/2016            35.8%    BB & T Bank - 1st Floor
   112          84.6%    Blockbuster                            02/01/2008            15.4%    NAP
   113          43.7%    Edgepark Surgical                      09/16/2004            31.2%    Plywood Co. of Fort Worth
   114         100.0%    NAP                                        NAP                 NAP    NAP
   115          36.6%    Parker Hughes Cancer Center            09/30/2006            17.3%    Automotive Info Systems
   116         100.0%    NAP                                        NAP                 NAP    NAP
   117         100.0%    NAP                                        NAP                 NAP    NAP
   118         100.0%    NAP                                        NAP                 NAP    NAP
   119         100.0%    NAP                                        NAP                 NAP    NAP
   120         100.0%    NAP                                        NAP                 NAP    NAP
   121           9.3%    Krause & Company, P.C.                 11/30/2003             3.1%    Spicer, Jeffries & Co.
   122          51.3%    Long Building Tech                     10/31/2004            34.4%    Dura Kool Aluminum
   123         100.0%    NAP                                        NAP                 NAP    NAP
   124         100.0%    NAP                                        NAP                 NAP    NAP
   125         100.0%    NAP                                        NAP                 NAP    NAP
   126         100.0%    NAP                                        NAP                 NAP    NAP

----------------------------------------------------------------------------------------------------------------------------
                                                                PREPAYMENT CODE(15)
MORTGAGE     LEASE                                     ----------------------------------        YM         ADMINISTRATIVE
LOAN NO.  EXPIRATION DATE     % NSF   SEASONING(14)     LO    DEF     YM1      YM   OPEN     FORMULA(16)       COST RATE(17)
----------------------------------------------------------------------------------------------------------------------------
    1      01/31/2012          1.4%              2      26     90                      4                               2.27
    2      06/30/2005          9.1%              0      24     92                      4                               5.27
    3      12/01/2016          7.1%             31      60            174              6         A                     7.57
    4         NAP               NAP              0      24     94                      1                               5.57
    5         NAP               NAP              0      24     94                      1                               5.57
    6         NAP               NAP              0      24     94                      1                               5.57
    7         NAP               NAP              0      24     94                      1                               5.57
    8         NAP               NAP              0      24     94                      1                               5.57
    9         NAP               NAP              0      24     94                      1                               5.57
   10         NAP               NAP              0      24     94                      1                               5.57
   11         NAP               NAP              0      24     94                      1                               5.57
   12         NAP               NAP              0      24     94                      1                               5.57
   13         NAP               NAP              0      24     94                      1                               5.57
   14         NAP               NAP              0      24     94                      1                               5.57
   15         NAP               NAP              0      24     94                      1                               5.57
   16      11/30/2012         10.3%             35      60            174              6         A                     8.57
   17      11/30/2006          3.4%             59      60             54              6         A                    11.27
   18      01/31/2007          5.9%             59      60             54              6         A                    11.27
   19      10/31/2004          8.2%             59      60             54              6         A                    11.27
   20      04/30/2003         10.2%             59      60             54              6         A                    11.27
   21      06/30/2002          3.3%             59      60             54              6         A                    11.27
   22      05/31/2003          5.1%             52      53             54              6         A                    15.27
   23      09/30/2003          4.8%             59      60             54              6         A                    11.27
   24      05/31/2002         10.3%             59      60             54              6         A                    11.27
   25      12/31/2004          7.6%             59      60             54              6         A                    11.27
   26      01/31/2004         10.0%             59      60             54              6         A                    11.27
   27      06/30/2009          5.5%              2      36             81              3         L                    13.00
   28      11/30/2002          5.1%             11      60             56              4         C                    13.57
   29      01/31/2003          8.1%             11      60             56              4         C                    13.57
   30      10/31/2003         10.3%             11      60             56              4         C                    13.57
   31      09/15/2002         21.4%             11      60             56              4         C                    13.57
   32         NAP               NAP              7      48             68              4         C                    13.57
   33      04/30/2004          7.8%             20       0             77       6      1         F                    16.07
   34         NAP               NAP             34       0            117       2      1         F                    16.07
   35         NAP               NAP              5      72             75              3         L                    13.00
   36      12/31/2004          5.7%             19       0            119              1         F                    16.07
   37         NAP               NAP             29      60             54              6         A                    12.57
   38      01/31/2005          6.9%             57       0            179              1         H                    16.07
   39      03/01/2006         12.0%             57       0            179              1         H                    16.07
   40      11/08/2008          5.4%             10      59             57              4         C                    13.57
   41         NAP               NAP             10      60     56                      4                              13.57
   42      10/31/2004          2.4%             34       0            119              1         F                    16.07
   43      08/02/2003         13.7%              1      60             69              3         L                    13.00
   44      07/30/2005          8.9%             49      60             57              3         A                    13.57
   45         NAP               NAP              3      27     89                      4                               5.57
   46         NAP               NAP              3      27     89                      4                               5.57
   47         NAP               NAP              3      27     89                      4                               5.57
   48         NAP               NAP              3      27     89                      4                               5.57
   49         NAP               NAP              4      96             80              4         L                    13.00
   50         NAP               NAP             58       0            179              1         F                    16.07
   51      12/31/2005         18.5%             58       0            179              1         F                    16.07
   52         NAP               NAP             43       0             83              1         F                    16.07
   53      12/31/2005         18.5%             43       0             83              1         F                    16.07
   54      08/31/2010         16.2%             10      60             57              3         A                    13.57
   55      12/31/2007          7.7%              5      60     56                      4                              13.57
   56         NAP               NAP              2      48             69              3         L                    13.00
   57      06/30/2005          2.9%              3      36             45              3         L                    13.00
   58      04/30/2007          1.2%              5      90             87              3         L                    13.00
   59      11/30/2004          8.8%             38      60             54              6         A                    14.07
   60         NAP               NAP             32      35             81              4         F                    16.07
   61      07/31/2005          9.6%             59       0            119              1         F                    16.07
   62      07/31/2004         29.2%             41      60            177              3         B                    13.57
   63         NAP               NAP             41      60            177              3         B                    13.57
   64      09/30/2005         19.1%              5      29     87                      4                               5.57
   65      07/31/2006         11.2%             45      60             56              4         A                     5.57
   66      10/31/2002          7.2%             40      60            174              6         A                    14.57
   67         NAP               NAP             42      48             68              4         M                    13.00
   68         NAP               NAP             45      60            177              3         B                    14.57
   69      12/31/2003          2.3%             71       0            120              1         F                    16.07
   70      04/30/2005          3.9%             35      60             54              6         A                    14.57
   71      12/31/2003          3.9%              5      60     56                      4                              13.57
   72         NAP               NAP             50      60            177              3         B                    14.57
   73      09/30/2003         15.5%             50      60            177              3         B                    14.57
   74         NAP               NAP             42      60            174              6         A                    14.57
   75         NAP               NAP             38      60             54              6         A                    14.57
   76         NAP               NAP             71      61             80              3         E                    14.57
   77      07/31/2005         10.0%             34      60             57              3         A                    15.17
   78         NAP               NAP             45      60            177              3         B                    15.57
   79         NAP               NAP             29       0            119              1         F                    16.07
   80      03/31/2007         17.6%             72      60             59              1         F                    16.07
   81         NAP               NAP             33       0            119              1         F                    16.07
   82      08/01/2008         10.2%             64       0            120              1         F                    16.07
   83      01/31/2004         13.6%             64       0            120              1         F                    16.07
   84      11/30/2003          6.8%             64       0            120              1         F                    16.07
   85      04/30/2002         16.1%             59       0            119              1         F                    16.07
   86      03/17/2003          4.2%             30       0             95              1         F                    16.07
   87         NAP               NAP             31      60            177              3         A                    15.57
   88      01/31/2008         12.4%              2      48             69              3         L                    13.00
   89      08/31/2002         21.3%              6      84             57              3         L                    13.00
   90         NAP               NAP             34       0            119              1         F                    16.07
   91         NAP               NAP             26       0            119              1         F                    16.07
   92      05/31/2003          5.2%             68       0            120              1         F                    16.07
   93      10/31/2003         12.4%             27      35             84              1         F                    16.07
   94         NAP               NAP             47      84            155              1         N                    13.00
   95         NAP               NAP             25       0             83              1         G                    16.07
   96      08/31/2010          3.5%             60      84             95              1         H                    16.07
   97      08/31/2009         14.4%             42      60             57             63         A                    15.57
   98         NAP               NAP              7      60             57              3         A                    16.57
   99         NAP               NAP             38      60            176              4         A                    16.27
   100     05/31/2004          4.6%             44      60             57              3         A                    15.57
   101        NAP               NAP             43      96            140              4         O                    13.00
   102     02/29/2008          6.3%             43      96            140              4         O                    13.00
   103        NAP               NAP             65       0             96              1         F                    16.07
   104     03/31/2006         11.6%             63      60             57              3         A                    15.57
   105     12/31/2004         13.2%             37      60             54              6         A                    16.57
   106     06/30/2005          4.9%             52       0            120              1         F                    16.07
   107        NAP               NAP             44      60            176              4         A                    16.57
   108     12/31/2005          8.3%              2      60             57              3         L                    13.00
   109     04/30/2002          8.2%             49      60             57              3         A                    15.57
   110        NAP               NAP             58     108            105              3         J                    16.07
   111     04/15/2017         24.9%             41      60            176              4         A                    15.57
   112        NAP               NAP             47      48            186              6         A                    15.57
   113     02/28/2005         25.1%              1      60             57              3         L                    13.00
   114        NAP               NAP             73      36             84              1         F                    16.07
   115     04/30/2003         16.3%             63       0            179              1         F                    16.07
   116        NAP               NAP             72       0            119              1         F                    16.07
   117        NAP               NAP             76     120            119              1         D                    17.37
   118        NAP               NAP             91     121            118              1         D                    17.27
   119        NAP               NAP             77      36            203              1         I                    16.07
   120        NAP               NAP             70      60             48              1         F                    16.07
   121     08/31/2003          3.1%             72       0            179              1         E                    18.07
   122     02/28/2003         14.3%             38      60             54              6         A                    18.07
   123        NAP               NAP             47      48            186              6         A                    15.57
   124        NAP               NAP             86     119            120              1         D                    18.07
   125        NAP               NAP             96      60            173              7         D                    18.07
   126        NAP               NAP             65       0            119              1         K                    16.07

                                                24

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

FOOTNOTES TO APPENDIX II

1 "State Farm", "MSDWMC", "Principal Silver", "JHREF" and "TIAA" denote State Farm Life Insurance Company, Morgan Stanley Dean Witter Mortgage Capital Inc., Principal Silver, LLC, John Hancock Real Estate Finance, Inc. and Teachers Insurance and Annuity Association of America respectively, as Sellers.

2 The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral codings: Mortgage Loan Nos. 4-15, 28-31, 45-48, 50-51, 52-53 and 82-84. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values and/or Underwritten Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 17-26, 38-39, 62-63 and 72-73. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis. The following loan pools represent pari passu Notes secured by the same collateral and are identified by identical numbers of asterisks: Mortgage Loan Nos. 50-53.

     With respect to Mortgage Loan Nos. 4-15, the ARC Portfolio, the individual properties may be released pursuant to the loan's partial defeasance provisions, and subject to rating agency confirmation and defeasance of 125% of the allocated loan balance. Requirements for releases include a DSCR test requiring a remaining DSCR equal to or greater than the DSCR immediately prior to the release and a prohibition against defeasance of more than 25% of the total loan balance.

     With respect to Mortgage Loan Nos. 17-26, the Joe Scott Portfolio, the borrower is permitted to obtain a release of the related mortgaged property upon payment of an amount equal to 120% of the outstanding principal balance of the related note at the time of prepayment, together with the applicable prepayment fee (calculated with respect to the outstanding principal balance of the note, not the entire prepayment amount), and satisfaction of certain other conditions.

     With respect to Mortgage Loan Nos. 45-48, the PW-Pipe Portfolio, the individual properties may be released pursuant to the loan's partial defeasance provisions, subject to rating agency confirmation, and defeasance of 125% of the allocated loan balance. Requirements for releases include a DSCR test requiring a remaining DSCR at the greater of (i) the DSCR immediately prior to the release and (ii) 1.60x, in addition to a remaining LTV limited to a maximum of 60%. In addition, the lender holds a $500,000 escrow which may be used to partially prepay the Mortgage Loans, subject to yield maintenance, should the borrower elect to release a portion of the West Jordan, UT collateral. Such release collateral consists of excess, vacant land.

     With respect to Mortgage Loan No. 62, McLean Ridge III, the borrower is permitted to obtain a release of the mortgaged property from the lien of McLean Ridge IV (McLean Ridge III and IV are cross-collateralized) upon payment of the McLean Ridge III loan in full, together with the applicable prepayment premium, and satisfaction of certain conditions including, in the event the debt service coverage ratio on McLean Ridge IV is less than or equal to 1.25x at the time of prepayment of the McLean Ridge III loan, payment of a release fee equal to 15% of the outstanding principal balance of the loan on the McLean Ridge III property at the time of prepayment, without any prepayment premium, which fee will be applied to reduce the principal balance of the loan on the McLean Ridge IV property.

     With respect to Mortgage Loan No. 63, McLean Ridge IV, the borrower is permitted to obtain a release of the mortgaged property from the lien of McLean Ridge III loan (McLean Ridge III and IV are cross-collateralized) upon payment of the McLean Ridge IV loan in full, together with the applicable prepayment premium, and satisfaction of certain conditions including, in the event the debt service coverage ratio on McLean Ridge III is less than or equal to 1.25x at the time of prepayment of the McLean Ridge IV loan, payment of a release fee equal to 15% of the outstanding principal balance of the loan on the McLean Ridge IV property at the time of prepayment, without any prepayment premium, which fee will be applied to reduce the principal balance of the loan on the McLean Ridge III property.

     With respect to Mortgage Loan No. 72, McLean Ridge I, the borrower is permitted to obtain a release of the mortgaged property from the lien of McLean Ridge II (McLean Ridge I and II are cross-collateralized) upon payment of the McLean Ridge I loan in full, together with the applicable prepayment premium, and satisfaction of certain other conditions.

     With respect to Mortgage Loan No. 73, McLean Ridge II, the borrower is permitted to obtain a release of the mortgaged property from the lien of McLean Ridge I (McLean Ridge I and II are cross-collateralized) upon payment of McLean Ridge II in full, together with the applicable prepayment premium, and satisfaction of certain other conditions.

     With respect to Mortgage Loan No. 74, Winn Dixie, the borrower may obtain the release of a portion of the mortgaged property (the "Wendy's Parcel") in the event the tenant leasing such parcel, Wendy's of N.E. Florida, Inc., exercises its option to purchase such parcel and upon (1) paying to lender the greater of (a) the gross amount of proceeds received from the sale of the Wendy's Parcel or (b) the amount which is equal to 10 times the fixed annual rent payable under the current lease of the Wendy's Parcel as of the date the option is exercised, less in either case the amount of closing costs actually incurred by the borrower, and (2) satisfaction of certain other conditions. Based on the current lease, depending upon when during the term of the lease the option is exercised, the release amount for the Wendy's Parcel should be between a minimum of approximately $540,000 and a maximum of approximately $766,750, less the amount of closing costs actually incurred by the borrower.

3 The Cut-off Date is June 1, 2002 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in June 2002 were due on June 1, 2002, not the actual day on which such scheduled payments were due.

     With respect to Mortgage Loan No. 1, Woodfield Mall, the mortgage on the property secures a loan in the total amount of $257,000,000. The loan is evidenced by an A-1 Note ($130,000,000), an A-2 Note (65,000,000), and an
     A-3 Note (62,000,000). The lien on the mortgage that secures the A-1 Note and the A-2 Note is pari passu with the lien of the mortgage that secures the subject A-3 Note. The A-1 Note is included in the Morgan Stanley Dean Witter Capital I Trust 2002-HQ (the "A-1 Note Trust"). The A-2 Note is included in the Morgan Stanley Dean Witter Capital I Trust 2002-TOP7 (the "A-2 Note Trust"). The payment and other terms of the A-1 Note and the A-2 Note are substantially similar to those of the A-3 Note debt (except for the principal balance). The borrower makes monthly payments to the servicer of the A-1 Note Trust. The servicer in turn pays the holders of the A-1 Note, the A-2 Note and the A-3 Note on a pari passu basis. All required escrows are maintained by the servicer of the A-1 Note Trust. The holder of the A-1 Note has the right to control any workout or other remedies, with losses shared pari passu with the A-2 Note and A-3 Note pursuant to an intercreditor agreement by and between the holder of the A-1 Note, the A-2 Note and the A-3 Note The NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF are based on the entire $257,000,000 senior portion (each of the A-1 Note, A-2 Note and A-3 Note combined). In addition, with respect to the Woodfield Mall loan, the related mortgaged property also secures a subordinate note (the "Woodfield B Note"), which had an original principal balance of $43,000,000 and is owned by a third party unaffiliated with the sellers and is not an asset of the trust.

     With respect to Mortgage Loan No. 2, One Seaport Plaza, the mortgage on the property secures a loan in the total amount of $190,000,000. The loan is evidenced by an A-1 Note ($61,000,000), an A-2 Note (65,000,000), and an
     A-3 Note (64,000,000). The lien on the mortgage that secures the A-2 Note and the A-3 Note is pari passu with the lien of the mortgage that secures the subject A-1 Note. The A-2 Note and A-3 Note are currently held by MSDWMC, or an affiliate thereof, but may be sold or transferred at any time. The payment and other terms of the A-2 Note and the A-3 Note are substantially similar to those of the A-1 Note debt (except for the principal balance). The borrower makes monthly payments to the servicer of the A-1 Note Trust. The servicer in turn pays the holders of the A-1 Note, the A-2 Note and the A-3 Note on a pari passu basis. All required escrows are maintained by the servicer of the A-1 Note Trust. The holder of the A-1 Note has the right to control any workout or other remedies, with losses shared pari passu with the A-2 Note and A-3 Note pursuant to an intercreditor agreement by and between the holder of the A-1 Note, the A-2 Note and the A-3 Note The NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF are based on the entire $190,000,000 financing (each of the A-1 Note, A-2 Note and A-3 Note combined).

     With respect to Mortgage Loan Nos. 50-53, Devon and Hansen Portfolio, the loans consist of a $9,500,000 Note "A" and a $750,000 Note "B", each note secured equally and ratably by the same 2 properties. The NOI DSCR, NCF DSCR, Implied DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF are based on the entire $10,250,000 loan amount.

     Mortgage Loan No. 16, The Centre at Deane Hill, was modified on July 28, 1999 wherein (i) a further advance of $2,350,000 was made and (ii) the monthly installment was increased to $228,235.

     Mortgage Loan Nos. 17-26, The Joe Scott Portfolio, was funded in two disbursements and the borrower subsequently made a partial prepayment of $213,735.76. Please see Appendix III for further details concerning the disbursements and the partial prepayment.

     With respect to Mortgage Loan No. 104, Normandy Square Shopping Center, the borrower has additional secured (purchase money second mortgage) subordinate financing in the amount of $1,200,000.00 extended by Dwight W. Clark. The subordinated note provides that no payment of principal and interest is due until the earlier of the maturity date of the State Farm note and the date the State Farm note is paid in full. The interest rate for the subordinate financing is 6.000%. No intercreditor agreement governing the relative rights of the senior lender and the subordinate lender has been executed. No other secured financing is permitted to be incurred by the borrower.

     With respect to Mortgage Loan Nos. 67, Lost Dutchman RV Park, 101, Staples/Comp USA, and 102, Walgreen's Plaza, the borrower may have obtained, and may have the right in the future to obtain, additional financing not secured by the mortgaged property, as the related documents evidencing and securing the related mortgage loans do not explicitly prohibit certain types of such financing.

     With respect to Mortgage Loan No. 94, Best Western Beach Resort Hotel, the mortgage permits subordinate financing upon satisfaction of certain conditions, including that upon placement of the financing, the Mortgaged Property must have a debt service coverage of not less than 2.00x.

     With respect to Mortgage Loan No. 121, Colorado Club Office Building, the borrower is permitted to obtain additional secured, subordinate financing provided that (i) the loan to value ratio for both the senior and subordinate loans does not exceed 65% and (ii) the debt service coverage ratio is not less than 1.30x at the time of the additional financing request and subordinate loan placement.

     With respect to Mortgage Loan No. 43, Preston Center Plaza, First Mercantile has signed a lease for 3,445/sf on the ground floor for a branch banking facility and for 7,537/sf on the fourth floor. First Mercantile is scheduled to move into the fourth floor on June 1, 2002. First Mercantile's ground floor premises is scheduled to become available in January 2003. Pursuant to the provisions set forth in its lease, First Mercantile has the right to terminate its lease with respect to the entire premises if landlord has not delivered the ground floor space to First Mercantile by June 1, 2003.

     With respect to Mortgage Loan No. 56, Strouds Building, the related Mortgagor deposited $1,527,659 at closing pursuant to the terms of a Capital Improvements Reserve Agreement (the "Agreement"). According to the Agreement, the mortgagor is required to complete the construction of 36,362/sf of office space at the subject property no later than June 30, 2002. If the Mortgagor does not complete construction by June 30, 2002, the lender may either (i) use the capital improvements reserve to complete the construction or (ii) apply the capital improvements reserve to the principal balance of the Mortgage Loan without specific provision for payment of any prepayment premium.

4 The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

5 Implied DSCR is based on an assumed constant of 9.0%, as defined herein. This number is calculated by dividing the underwritten cash flow by 9.0% of the Cut-Off Date Balance.

6 In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

     With respect to Mortgage Loan No. 1, Woodfield Mall, the occupancy percentage reflects occupancy of the collateral portion of the shopping center only. Overall, including the anchor space, the Woodfield Mall is approximately 94% occupied. The indicated square footage reflects only the collateral portion of the 2,236,208 square foot shopping center. The reported square footage includes an approximately 200,000 square foot Nordstrom anchor store, which is owned by the tenant but was constructed on land owned by the Borrower.

7 With respect to Mortgage Loan Nos. 17-26, the Joe Scott Portfolio, one of the borrowers owns a leasehold interest under the ground lease on the Ballas Medical Office Property and another borrower owns the fee interest in the same property. The related Mortgage Loans are secured by both the fee and leasehold interest in the property. Thus, upon foreclosure of the fee, the ground lease is extinguished. As such, the loan is disclosed as a fee loan. Please see Appendix III for further details concerning the Joe Scott Portfolio.

     With respect to Mortgage Loan No. 85, 205 Chubb Avenue, the property is subject to a ground lease on a portion of the related property. However, the fee-owner has subjected its interest to the mortgage such that upon foreclosure, the ground lease is extinguished. As such, this loan is disclosed as a fee loan.

8 Mortgage Loan No. 33, Four Points Business Park, may be extended three times for one month periods at the greater of the current mortgage rate or the rate established by the Lender considering the economics of the loan at that time. The extension will be granted upon fulfillment of certain additional requirements.

     Mortgage Loan No. 34, 854 Golf Lane, may be extended two times for one month periods at the greater of the current mortgage rate or the rate established by the Lender considering the economics of the loan at that time. The extension will be granted upon fulfillment of certain additional requirements.

     Mortgage Loan No. 42, Woodman Valley Shopping Center, may be extended three times for one month periods at the greater of the current mortgage rate or the rate established by the Lender considering the economics of the loan at that time. The extension will be granted upon fulfillment of certain additional requirements.

     Mortgage Loan No. 60, Bechtel Office Building, may be extended three times for one month periods at the greater of the current mortgage rate or the rate established by the Lender considering the economics of the loan at that time. The extension will be granted upon fulfillment of certain additional requirements.

     Mortgage Loan No. 69, Lakewood II, may be extended two times for one month periods at the greater of the current mortgage rate or the rate established by the Lender considering the economics of the loan at that time. The extension will be granted upon fulfillment of certain additional requirements.

     Mortgage Loan No. 93, Mark West Office Building, may be extended three times for one month periods at the greater of the current mortgage rate or the rate established by the Lender considering the economics of the loan at that time. The extension will be granted upon fulfillment of certain additional requirements.

     Mortgage Loan No. 114, Gwinnet 316 Phase I, may be extended for up to two months at the current mortgage rate.

     Mortgage Loan No. 115, Roseville Business Commons, may be extended two times for one month periods at the greater of the current mortgage rate or the rate established by the Lender considering the economics of the loan at that time. The extension will be granted upon fulfillment of certain additional requirements.

     Mortgage Loan Nos. 69, 82-84, 92, 103, 106, 114, and 120 contain rate reset/call options within the mortgage notes. Maturity dates have been represented as the call dates since a new rate will not be offered as allowed for in the mortgage note.

     Mortgage Loan No. 81, 333 West 45th Street, the tenant, Staco Services, Inc., has an option to purchase the property on June 30, 2009 and June 30, 2019. If the tenant purchases the premises, the Borrower may prepay the loan without the 1% minimum on the make whole calculation.

9 The "Grace Period" shown is grace period to charge late interest for Principal Silver loans and grace period to call default for all other sellers' loans.

     With respect to Mortgage Loan No. 1, Woodfield Mall, a grace period occurs up to 2 times in any 12 month period if monthly payment is not paid for 2 days following notice to borrower or if any other portion of the debt is not paid and such non-payment continues for a 5 day period following notice due.

10 The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to some mortgage loans, the actual amortization to a zero balance for such loans will be longer.

11 With respect to Mortgage Loan Nos. 33, Four Points Business Park, and 42, Woodman Valley Shopping Center, payments are interest-only for the initial 24 months of the loan term.

     With respect to Mortgage Loan No. 41, The Retreat at Westchase, an initial advance of $9,800,000 was made on July 25, 2001. A one time earn out advance of $200,000 was made to the borrower on January 10, 2002. The current monthly installment amount is $67,884.

     With respect to Mortgage Loan No. 43, Preston Center Plaza, payments are interest-only for the initial 12 months of the loan term.

     With respect to Mortgage Loan No. 54, Research Interchange, the borrower is required to make an additional monthly payment of $20,053 on each payment date from September 1, 2001 to and including July 1, 2006. Such amount is included in the "Monthly Payment (P&I)" column in Appendix II.

     With respect to Mortgage Loan No. 56, Strouds Building, the monthly repayment for the first 12 months of the loan term will be interest only on an Actual/360 day formula. (May, July, October, and December at $46,217.51), (June, August, September, November, January, February and April at $47,758.09) and (March at $43,136.34). The loan constant is based on the debt service payment for the interest only year.

     With respect to Mortgage Loan No. 69, Lakewood II, the loan had a $54,398.63 monthly payment and a 20 year amortization from 8/15/96 through 7/15/97. Beginning 8/15/97, the monthly payments increased to $66,350.42 and the amortization decreased to 15 years.

     With respect to Mortgage Loan No. 89, 230 Newport Center, the monthly repayment for the first 24 months of the loan term will be interest only on an Actual/360 day formula (January, February, April, June, August, September and November at $24,914.10, March at $22,503.06 and May, July, October and December at $24,110.42). The loan constant is based on the debt service payment for the interest only year.

     With respect to Mortgage Loan Nos. 28-31, the Commerce Park Industrial Portfolio, Mortgage Loan No. 32, Blue Bell Plaza, Mortgage Loan No. 40, Argonaut Shopping Center, Mortgage Loan No. 41, The Retreat at Westchase, Mortgage Loan No. 55, Centex Office Center and Mortgage Loan No. 71, Fry's Plaza Shopping Center, if the related loan is not repaid on or prior to the maturity date, the loan will be in default and the lender will have the right (i) to declare all or any part of the debt immediately due and payable and to exercise any of its remedies or (ii) to extend the maturity date of the loan until the first anniversary of the maturity date. If the lender elects to extend the maturity of the loan, (i) all revenues from the mortgaged property thereafter will be deposited into a lockbox account and disbursed in accordance with the lockbox agreement, (ii) the fixed interest rate will be increased by three percent (3%), and (iii) the borrower will thereafter make monthly payments through the extended maturity date in the amount of: (A) the Monthly Installments (as defined in the note), first, to be applied to accrued interest on the principal at the fixed interest rate and second, to be applied to principal, with the difference between the interest accruing on the principal at the fixed interest rate and the interest accruing on the principal at the adjusted fixed rate being added as of that date to the principal; and (B) all amounts payable under the lockbox agreement.

12 The "Current Value" for the Mortgage Loans is derived either from an updated appraisal report or calculated by applying a capitalization rate from a recent third-party market study to the underwritten net operating income of such mortgaged property or properties. The "Source of Value" column indicates whether the valuation is determined from an appraisal or a third party market study.

13 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan No. 1, Woodfield Mall, the above disclosed "Largest Tenant", "Second Largest Tenant" and "Third Largest Tenant" represent the parent companies of multiple tenants at the subject property under multiple leases with various expiration dates. Please see Appendix III for further tenant detail.

     With respect to Loan No. 35, BJ's Wholesale Club, the subject property is leased to K-Mart, with a BJ's Wholesale Club ("BJ's") sublease for the entire space. BJ's has entered into documents agreeing to a direct leasing relationship with the borrower upon termination of the K-Mart lease. Those agreements provide, among other things, that BJ's will pay the amount of rent due under the K-Mart Lease for the initial term of BJ's sublease upon termination of the K-Mart lease. This K-Mart lease was rejected in connection with its Chapter XI bankruptcy plan of reorganization.

14 "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off Date.

15 The ""Prepayment Code"" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. "YM1" represents the greater of yield maintenance and 1%. "YM" represents yield maintenance. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of ""Prepayment Code"" represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnote 16 for additional prepayment information.

16 Mortgage loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are 15 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K", "L", "M",
     "N", and "O". Exceptions to formulas are shown below formulas. Descriptions of these yield maintenance formulas are listed beginning on page II-7. Numerical references and sections refer back to the original loan documents.

17 The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

18 Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-2, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all of such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                        Escrowed Holdback or
    Mtg.                                               Escrow or LOC        Letter of Credit   Outside Date     Prepayment Premium
  Loan No.  Property Name                           Release Conditions        Initial Amount    for Release         Provisions
------------------------------------------------------------------------------------------------------------------------------------
     27     1750 K Street, NW                                1                    $2,000,000        NAP                 NAP
     95     Maitland Professional Office Building II         2                      $200,000        NAP          Yield Maintenance


All yield maintenance premiums indicated above are to be paid by the Borrower.


RELEASE CONDITIONS

1 The borrower is required to provide the lender with a $2,000,000 letter of credit on June 30, 2008 (the "Letter of Credit"). The Letter of Credit will be released when Wiley, Rein & Fielding, the largest tenant at the mortgaged property ("WR&F"), or a replacement tenant has executed a lease with a minimum initial lease term of 5 years and a Net Rental Rate (as defined below) in excess of $20 per square foot. Net Rental Rate is defined as the annual rent per square foot less (a) any adjustments for tenant concessions, (b) free rent and (c) the estimated operating expenses for the mortgaged property. The Letter of Credit may be reduced in increments of $500,000 as each 25,000 square feet of office space located above grade is leased. In the event the current lease with WR&F terminates, the lender may limit the reduction of the Letter of Credit so that proceeds of the Letter of Credit shall be available to cover the costs and expenses of complying with the obligation to restore certain connections between the mortgaged property and an adjacent building pursuant to a Covenant to Restore Exterior Walls dated June 23, 1993 (the "Exterior Wall Covenant"). Upon the failure of the borrower to timely comply with its obligations under the Exterior Wall Covenant, the lender may draw upon the Letter of Credit and use such funds to satisfy the borrower's obligations under the Exterior Wall Covenant. The loan documents for the related mortgage loan contain a carveout from the non-recourse liability of the borrower for the failure of the borrower to timely deliver the Letter of Credit.

2 In the event that Go Co-Op, Inc. gives notice to Borrower that it is exercising its option to terminate its lease, the Borrower shall be required to increase the current Letter of Credit to $300,000 within 30 days of its receipt of notice. Borrower furnishes to Lender written disbursement request, lien waivers, title endorsement, evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law, a statement from an architect, contractor or engineering consultant to the extent and cost of the improvements, a fully executed lease(s) acceptable to Lender to creditworthy leases for the entire space currently occupied by Go Co-Op, Inc. with a term of at least 2 years beyond the Maturity Date and a rental rate of at least $15.50 per square foot on a triple net basis, lessee's estoppel certificate, a certificate of occupancy. Lender has inspected or waived right to inspection. Borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for Leasing Commissions.

YIELD MAINTENANCE FORMULAS

A    The "Yield Maintenance Amount" shall mean:

     1. An amount equal to one percent (1%) of the entire Principal amount to be prepaid, or

     2. If at the time of prepayment, the "Reinvestment Yield" (as defined herein) is less than the Note Rate, said Prepayment Fee shall be calculated by:

          a. Using the Reinvestment Yield corresponding to the payment frequency of the Note, combine the present values of: (i) the scheduled payments remaining until the Maturity Date of the Note, and (ii) the final principal and accrued interest payment due on the Maturity Date of the Note;

          b. From the amount so obtained, subtracting the par value of the outstanding principal balance of the Note as of the Prepayment Date. The remainder shall be the Prepayment Fee;

          c. For purposes hereof, "Reinvestment Yield" shall mean the yield on United States Treasury Securities having the closest maturity (month and year) to the Maturity Date of the Note. Should more than one Unites States Treasury Security be quoted as maturing on the Maturity Date of the Note, then the yield of the Security quoted closest to par will be used in the calculation; and

          d. The Prepayment Fee shall be calculated two (2) business days before the scheduled Prepayment Date.

B    The "Yield Maintenance Amount" shall mean:

     1. An amount equal to one percent (1%) of the entire Principal amount to be prepaid, or

     2. If at the time of prepayment, the "Reinvestment Yield" (as defined herein) is less than the Note Rate, said Prepayment Fee shall be calculated by:

          a. Using the Reinvestment Yield corresponding to the payment frequency of the Note, combine the present values of: (i) the scheduled payments remaining until the Maturity Date of the Note, and (ii) the final principal and accrued interest payment due on the Maturity Date of the Note;

          b. From the amount so obtained, subtract the par value of the outstanding principal balance of the Note as of the Prepayment Date. The remainder shall be the Prepayment Fee;

          c. For purposes hereof, "Reinvestment Yield" shall mean the yield on the United States Treasury Issue(s) last quoted in the Wall Street Journal immediately preceding the Prepayment Date having the closest maturity (month and year) to the Maturity Date. Should more than one United States Treasury Issue be quoted as maturing on the date closest to the maturity date, then the yield closest to par will be used in the calculation. If the Wall Street Journal is not then in publication, another publication acceptable to Lender will be utilized in its place; and

          d. The Prepayment Fee shall be calculated two (2) business days before the scheduled Prepayment Date.

C    The "Yield Maintenance Amount" shall mean:

     A payment (the "Prepayment Premium") equal to the greater of (i) an amount equal to the product of the Prepayment Percentage times the Prepayment Date Principal, or (ii) the amount by which the sum of the Discounted Values of Note Payments, calculated using the Discount Rate, exceeds the Prepayment Date Principal. In order to calculate (ii) in the foregoing, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together.

     The following definitions apply:

     "Discount Rate" means the yield on a U.S. Treasury issue selected by Lender, as published in The Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and, if applicable, a coupon rate corresponding (or most closely corresponding, if not identical) to the Fixed Interest Rate.

     "Discounted Value" means the Discounted Value of a Note Payment based on the following formula:

        NP
     -------
     (1+R/12)n = Discounted Value, where:


     NP = Amount of Note Payment;

     R = Discount Rate or Default Discount Rate, as the case may be; and

     n = The number of months between the date of prepayment and the scheduled date of the Note Payment being discounted rounded to the nearest integer.

     "Note Payments" means (i) the scheduled Debt Service Payments for the period from the date of prepayment through the Maturity Date and (ii) the scheduled repayment of Principal, if any, on the Maturity Date.

     "Prepayment Date Principal" means the Principal on the date of prepayment.

     "Prepayment Percentage" means one percent (1.0%).

D    The "Yield Maintenance Amount" shall mean:

     a. A premium of one percent (1%) of the amount to be prepaid; or

     b. If at the time of prepayment the "Treasury Yield" (as defined herein) is less than the note rate, said Premium shall be calculated by: (i) multiplying the outstanding principal balance to be prepaid by the Monthly Interest Differential defined as 1/12 of the amount by which the Note Rate exceeds the "Treasury Yield" having the closest maturity (month and year) to the scheduled maturity date of this loan; and (ii) this product shall then be discounted monthly at the "Treasury Yield" rate for the number of months remaining to the scheduled maturity date of this loan. "Treasury Yield" means the market rate of U.S. Treasury Issues as last quoted in the Wall Street Journal. Should more than one U.S. Treasury Issue be quoted as maturing on the closest date to the maturity date of this Note, then the yield of the issue selling closest to par will be used in the calculation. If the Wall Street Journal is not then in publication, another publication acceptable to Holder will be utilized.

E    The "Yield Maintenance Amount" shall mean:

     1. An amount equal to one percent (1%) of the entire Principal amount to be prepaid, or

     2. If at the time of prepayment, the "Reinvestment Yield" (as defined herein) is less than the Note Rate, said Prepayment Fee shall be calculated by:

          a. Multiplying the entire Principal amount to be prepaid by the Monthly Interest Differential (defined as 1/12 of the amount by which the Note Rate exceeds the "Reinvestment Yield" having the closest maturity (month and year) to the Maturity Date);

          b. The product so obtained shall then be discounted monthly at the "Reinvestment Yield" rate for the number of months remaining to the Maturity Date;

          c. For purposes hereof, "Reinvestment Yield" shall mean the yield on the United States Treasury Issue(s) last quoted in the Wall Street Journal immediately preceding the Prepayment Date. Should more than one United States Treasury Issue be quoted as maturing on the date closest to the Maturity Date, then the yield closest to par will be used in the calculation. If the Wall Street Journal is not then in publication, another publication acceptable to Lender will be utilized in its place; and

          d. The Prepayment Fee shall be calculated two (2) business days before the scheduled Prepayment Date.

F The Make Whole Premium shall be the greater of one percent (1%)(5) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (a) through (c) below:

     (a) Determine the "Reinvestment Yield". The Reinvestment Yield will be equal to the yield on the applicable* U.S. Treasury Issue ("Primary Issue")** published (1) one (1) week prior to the date of prepayment (2) and converted to an equivalent monthly compounded nominal yield.

     *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, holder shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as this Note (3)

     **In the event there is no market activity involving the Primary Issue at the time of prepayment, the holder of this Note shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the holder of this Note reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield). (4)

     (b) Calculate the "Present Value of the Mortgage". The Present Value of the Mortgage is the present value of the payments to be made in accordance with this Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

     (c) Subtract the amount of the prepaid proceeds from the Present Value of the Mortgage as of the date of prepayment. Any resulting positive differential shall be the Make Whole Premium.



     Footnotes:

     1. In the case of Loan Nos. 80 (Milliken Airport Center), 115 (Roseville Business Commons), 116 (Lightolier Building), 120 (Gunderson Detmer), 92 (Menlo Business Park), 103 (300 Chubb Avenue and 69 (Lakewood II) "one (1) week" shall be "two (2) weeks".

     2. In the case of Loan No. 86 (Powder Springs Valley Shopping Center), "plus fifty (50) basis points" and in the case of Loan No. 33 (Four Points Business Park), "plus twenty-five (25) basis points".

     3. In the case of Loan Nos. 120 (Gunderson Detmer), 92 (Menlo Business
     Park), 103 (300 Chubb Avenue), 69 (Lakewood II), 106 (Winn Dixie Shopping Center) and 114 (Gwinnett 316 Phase I) the date originally designated as the Call Date will be treated as the Maturity Date.

     4. In the case of Loan No. 33 (Four Points Business Park) the ** paragraph is deleted.

     5. In the case of Loan No. 81 (333 West 45th Street), the Borrower may prepay the loan without the 1% minimum on the Make Whole Premium calculation if the tenant, Staco Services, Inc., exercises its option to purchase the property on June 30, 2009 or June 30, 2019.

G The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (a) through (c) below:

     (a) Determine the "Reinvestment Yield". The Reinvestment Yield will be equal to the yield on the May 2007n 6 5/8 U.S. Treasury Issue ("Primary Issue")* published one (1) week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield.

     *In the event there is no market activity involving the Primary Issue at the time of prepayment, the holder of this Note shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the holder of this Note reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

     (b) Calculate the "Present Value of the Mortgage". The Present Value of the Mortgage is the present value of the payments to be made in accordance with this Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

     (c) Subtract the amount of the prepaid proceeds from the Present Value of the Mortgage as of the date of prepayment. Any resulting positive differential shall be the Make Whole Premium.

H The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (a) through (c) below:

     (a) Determine the "Reinvestment Yield". The Reinvestment Yield will be equal to the yield on the applicable* U.S. Treasury Issue ("Primary Issue")** published one (1) week prior to the date of prepayment most equal in maturity to the remaining "Weighted Average Life to Maturity" (defined below) as of the date of prepayment. The published yield shall be converted to an equivalent monthly compounded nominal yield.

     The "Weighted Average Life to Maturity" with respect to this Note means, at the date of prepayment, the number of years obtained by dividing the "Remaining Dollar-years" of this Note by the outstanding principal amount hereof. "Remaining Dollar-years" means the sum of the product obtained by multiplying (A) the amount of each then remaining required principal repayment (including repayment of any principal at the due date of this Note) by (B) the number of years (rounded to the nearest one-twelfth) which will elapse between the date of prepayment and the date such required payment is due.

     *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, holder shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as this Note.

     **In the event there is no market activity involving the Primary Issue at the time of prepayment, the holder of this Note shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the holder of this Note reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield)(1).

     (b) Calculate the "Present Value of the Mortgage". The Present Value of the Mortgage is the present value of the payments to be made in accordance with this Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

     (c) Subtract the amount of the prepaid proceeds from the Present Value of the Mortgage as of the date of prepayment. Any resulting positive differential shall be the Make Whole Premium.

     (1) In the case of Loan No. 96 (Park Avenue Safeway Center), the * and ** paragraphs are deleted.

I The Make Whole Premium shall be the greater of one percent (1%) of the principal amount to be prepaid or a premium calculated as provided in subparagraphs (a) through (c) below:

     (a) Determine the "Reinvestment Yield". The Reinvestment Yield will be equal to the yield on the applicable* U.S. Treasury Issue ("Primary Issue")** published two (2) weeks prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield.

     *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, holder shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as this Note.

     **In the event there is no market activity involving the Primary Issue at the time of prepayment, the holder of this Note shall choose a comparable Treasury Bond, Note or Bill ("Secondary Issue") which the holder of this Note reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

     (b) Calculate the "Present Value of the Mortgage". The Present Value of the Mortgage is the present value of the payments to be made in accordance with this Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date. In the event of a partial prepayment as a result of the aforementioned application of proceeds, the Present Value of the Mortgage shall be calculated in accordance with the preceding sentence multiplied by the fraction which results from dividing the amount of the prepaid proceeds by the principal balance immediately prior to prepayment.

     (c) Subtract the amount of the prepaid proceeds from the Present Value of the Mortgage as of the date of prepayment. Any resulting positive differential shall be the Make Whole Premium.

J Borrower shall pay a prepayment premium equal to the greater of one (1%) of the prepayment or a Yield Protection Amount calculated as follows:

     First, Lender shall determine the annual percentage yield on U.S. Treasury securities maturing at the end of the term of the loan evidenced by this Note (the "Annual Treasury Instrument Yield"). The Annual Treasury Instrument Yield shall be determined as of ten (10) business days before the effective date of the prepayment. Lender shall base its determination of the Annual Treasury Instrument Yield on the yield on U.S. Treasury instruments, as published in The Wall Street Journal (or, if The Wall Street Journal is not then being published or if no such reports are then being published in The Wall Street Journal, as reported in another public source of information nationally recognized for accuracy in the reporting of the trading of governmental securities). If no such instruments mature on the exact maturity date of the Note, Lender shall interpolate the Annual treasury Instrument Yield on a straight-line basis using the yield on the instrument whose maturity date most closely precedes that of the Note, and the yield on the instrument whose maturity date most closely succeeds that of the Note.

     Second, Lender shall determine the hypothetical monthly interest-only payment (based on a 360-day year and 30-day months) which would be payable on a promissory note having a principal balance equal to the prepaid amount and bearing interest at the "bond-equivalent" rate which would produce a yield equal to the Annual Treasury Instrument Yield (the "Monthly Reinvestment Payment").

     Third, Lender shall determine the hypothetical monthly interest-only payment (based on a 360-day year and a 30-day months) which would be payable on a promissory note having a principal balance equal to the prepaid amount and bearing at the Note Rate (the "Monthly Coupon Rate Payment").

     Fourth, Lender shall determine the present value of a series of monthly payments, each equal in amount to the amount by which the Monthly Coupon Rate Payment exceeds the Monthly Reinvestment Payment, received on the first day of each calendar month from and including the first day of the first full calendar month immediately following the effective date of prepayment to and including the Maturity Date, using the Annual Treasury Instrument Yield as the discount rate. The present value of that series of payments is the "Yield Protection Amount".

K No privilege is reserved by Borrower to prepay any principal of this Note prior to the Maturity Date, except on or after the date hereof, after giving sixty (60) days' prior written notice to the holder of this Note, to prepay in full, but not in part, all principal and interest to the date of payment, along with all sums, amounts, advances, or charges due under any instrument or agreement by which this Note is secured, upon the payment of a "Make Whole Premium". The Make Whole Premium shall be the greater of (a) one percent (1%) of the principal amount to be prepaid, or (b) the excess, if any, of

     (i) the aggregate present value as of the date of payment or prepayment noticed as set forth above (hereinafter, the "Payment Date") of each dollar of principal being paid or prepaid (taking into account the application of such prepayment as set forth herein) and the amount of interest (exclusive of interest accrued to the Payment Date) that would have been payable in respect of such dollar of principal being paid or prepaid if such payment or prepayment had not been made, determined by discounting such amounts monthly at a rate which is equal to the "Treasury Rate" from the due date of this Note, over

     (ii) 100% of the principal amount being paid or prepaid.

     The "Treasury Rate" will be equal to the arithmetic mean of the yields to maturity converted to a monthly equivalent of United States Treasury obligations with a constant maturity (as compiled by and published in the United States Federal Reserve Bulletin [H.R. 15] (hereinafter "H.R. 15") or its successor publication for each of the two weeks immediately preceding the Payment Date) most nearly equal to the remaining "Weighted Average Life to Maturity" of this Note as of the Payment Date. If the yields referred to in the preceding sentence shall not have been so published, the yields corresponding to the Payment Date shall be calculated on the basis of the arithmetic mean of the arithmetic means of the secondary market ask rates, as of approximately 3:30 P.M., New York City time, on the last business days of each of the two weeks preceding the Payment Date, for the actively traded U.S. Treasury security or securities with a maturity of maturities most closely corresponding to the "Weighted Average Life to Maturity", as reported by three primary United States Government securities dealers in New York City of national standing selected in good faith by the holder of this Note. If no maturity exactly corresponding to such remaining "Weighted Average Life to Maturity" should appear therein, yields for the next longer and the next shorter published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Rate shall be interpolated from such yields on a straight-line basis (rounding to the nearest month).

     The "Weighted Avenue Life to Maturity" with respect to this Note means, at the Payment Date, the number of years obtained by dividing the "Remaining Dollar-years" of this Note by the outstanding principal amount hereof. "Remaining Dollar-years" means the sum of the product obtained by multiplying (A) the amount of each then remaining required principal repayment (including repayment of any principal at the due date of this Note) by (B) the number of years (rounded to the nearest one-twelfth) which will elapse between the Payment Date and the date such required payment is due.

L    The prepayment premium shall be equal to the greater of:

     (a) the positive amount, if any, equal to (i) the sum of the present values of all scheduled payments due under the Note from the Prepayment Date to and including the Maturity Date, minus (ii) the principal balance of the
     Note immediately prior to such prepayment; or

     (b) One percent (1%) of the principal balance of the Note immediately prior to such prepayment.

     All present values shall be calculated as of the Prepayment Date, using a discount rate, compounded monthly, equal to the yield rate, converted to its monthly equivalent, of the United States Treasury Security having the closest maturity date to the Maturity Date of the Note as established in the Wall Street Journal or other business publication of general circulation five (5) business days before the Prepayment Date.

     In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, at Payee's reasonable determination, and used to calculate the prepayment premium.

M    The prepayment premium shall be equal to the greater of:

     (a) the sum obtained by (i) multiplying the then unpaid principal balance due under this Note by the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities (as published in The Wall Street Journal or other business publication of general circulation five (5) business days before the date of prepayment) having the closest matching maturity date to the Maturity Date of this Note from the interest rate on this Note adjusted to its semiannual equivalent rate of seven and one-tenth percent (7.1%), (ii) by the number of scheduled monthly payments remaining under the terms of this Note, (iii) divided by twelve (12), or

     (b) An amount equal to one percent (1%) of the then unpaid principal balance due under this Note.

     In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index as reasonably determined by Holder shall be selected and used to calculate the prepayment premium.

N    The prepayment premium shall be equal to the greater of:

     (i) a sum obtained by multiplying the then outstanding principal balance due by an annual rate of interest equal to the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities (as published in the Wall Street Journal or other business publication of general circulation five business days prior to the date of said payment) having the closest matching maturity date to the maturity date of the loan from the interest rate of this note adjusted to its semi-annual equivalent rate of seven and twenty-six hundredths percent (7.26%), times the number of scheduled monthly payments remaining until the end of the loan term, divided by twelve (12), or (ii) an amount equal to one percent (1%) of the then outstanding principal balance.

     In the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, as reasonably determined by the holder hereof, and used to calculate the prepayment premium

O    The prepayment premium shall be equal to the greater of:

     One percent (1%) of the then outstanding principal balance or the sum obtained by multiplying (x) the then outstanding principal balance, (y) the number of years and fraction thereof remaining between the Prepayment Date and the Maturity Date, and (z) an annual rate of interest equal to the difference obtained by subtracting the yield rate on publicly traded United States Treasury Securities due on or about the Maturity Date (as such yield rate is reported in The Wall Street Journal or other similar business publications of general circulation on the fifth day preceding such Prepayment Date) from the Fixed Rate adjusted to its semiannual equivalent rate of 7.268%; provided, however, in the event that the yield rate on publicly traded United States Treasury Securities is not obtainable, then the nearest equivalent issue or index shall be selected, in the Holder's reasonable determination, and used to calculate the foregoing prepayment premium

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  APPENDIX III
                           SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - WOODFIELD MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):         $62,000,000

CUT-OFF DATE BALANCE:        $61,909,944

FIRST PAYMENT DATE:          5/01/2002

INTEREST RATE:               6.9925%

AMORTIZATION:                360 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               4/01/2012

EXPECTED MATURITY BALANCE:   $54,158,707

SPONSOR(S):                  CalPERS and General Motors Pension Trusts

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Lockout until  12/31/2011; thereafter freely
                             payable in whole without prepayment premium on 30 days advance notice.

LOAN PER SF:                 $229.56

UP-FRONT RESERVES:           None

ONGOING RESERVES(2) (3):     Insurance:             Springing

                             RE Tax:                Springing

                             TI/LC:                 Springing

LOCKBOX:                     Hard

SEASONING:                   2 months
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Retail

PROPERTY SUB-TYPE:              Anchored

LOCATION:                       Schaumburg, IL

YEAR BUILT/RENOVATED:           1971/1995

OCCUPANCY(4):                   88.0%

SQUARE FOOTAGE(5):              1,117,916

OWNERSHIP INTEREST:             Fee Simple

MAJOR TENANTS(6) :                % NRSF      RENT PSF      LEASE EXPIRATION
------------------                ------      --------      ----------------
Limited, Inc.                      6.7%        $42.69           2004-2011

Gap, Inc.                          2.0%        $47.11           2002-2004

Foot Locker, Inc.                  1.4%        $52.62              2012

PROPERTY MANAGEMENT:            Taubman Management Company

U/W NET OP. INCOME:             $42,867,911

U/W NET CASH FLOW:              $42,074,407

APPRAISED VALUE:                $545,000,000

CUT-OFF DATE LTV:               47.1%

MATURITY DATE LTV:              41.2%

DSCR:                           2.05x

DSCR @9% CONSTANT               1.82x
--------------------------------------------------------------------------------

(1) The subject $62,000,000 loan represents a 24.1% pari passu interest in the senior $257,000,000 portion of a $300,000,000 financing. All aggregate LTV and DSCR numbers in this table are based on the total $257,000,000 senior financing.

(2) Upon the occurrence and continuance of a lockbox trigger event (see footnote 3), (a) the Borrower is required to make a monthly deposit for insurance and real estate taxes into an escrow account in the amount of 1/12 of the total annual amount; and (b) the Borrower is required to deposit $93,101 per month into a TI/LC reserve.

(3) Reserves will be established (a) upon the occurrence of an Event of Default, or (b) if the trailing 12-month DSCR is less than 1.25x. Reserves will cease being funded after the Event of Default has been cured or the DSCR exceeds 1.25x for 6 consecutive months.

(4) Occupancy is based on the rent roll dated January 22, 2002. The occupancy percentage reflects occupancy of the collateral portion of the shopping center only. Overall, including the anchor space, the Woodfield Mall is approximately 94% occupied.

(5) Square Footage reflects only the collateral portion of the 2,236,208 square foot shopping center. The reported square footage includes an approximately 200,000 square foot Nordstrom anchor store. The Nordstrom Store building is owned by the tenant but is constructed on land owned by the Borrower.

(6) Major tenants listed above represent the three largest retailers according to the total rent paid to the Borrower. The % NRSF represents the total square footage occupied by subsidiaries of the parent company. Rent PSF is calculated as an average of the rents paid per square foot per store. Lease expirations vary by store and are listed below. The Property is anchored by Sears, JC Penney, and Marshall Field's, Nordstrom, and Lord & Taylor representing 16.3%, 14.3%, 14.1%, 8.9%, and 5.3% of the total 2,236,208 square feet in the mall, respectively. Marshall Field's, Lord & Taylor and JC Penney are subject to operating covenants that expire on the earlier of 15 years from the date that Nordstrom and Lord & Taylor opened to the public or December 31, 2010. Sears is no longer subject to an operating covenant. Nordstrom is subject to an operating covenant until the date which is 20 years after it opened to the public.

THE WOODFIELD MALL LOAN

     THE LOAN. The largest loan exposure (the "Woodfield Mall Loan") as evidenced by the Promissory Note (the "Woodfield Mall Note") is secured by a first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Woodfield Mall Mortgage") encumbering a portion of the 2,236,208 square foot super-regional shopping mall known as Woodfield Mall, located in Schaumburg, Illinois (the "Woodfield Mall Property"). The Woodfield Mall Loan was originated on March 12, 2002 by or on behalf of Morgan Stanley Dean Witter Mortgage Capital Inc ("MSDWMC").

                                     III-1

     THE BORROWER. The borrower is Woodfield Mall LLC, a Delaware limited liability company (the "Woodfield Mall Borrower") that owns no material asset other than the Woodfield Mall Property and related interests. The Woodfield Mall Borrower is 50% owned by each of the two sponsors, the California Public Employees' Retirement System ("CalPERS") and General Motors Pension Trusts ("GMPT"). CalPERS is the largest pension fund in the United States, with assets currently valued at greater than $171 billion and approximately $7.8 billion invested in real estate. GMPT is a corporation benefit plan administered by an affiliate of General Motors. GMPT's real estate holdings reportedly exceed $6.5 billion.

     THE PROPERTY. The Woodfield Mall Property, located in Schaumburg, Illinois, was originally constructed in 1971 and expanded in 1995, and is located at the intersection of Golf Road and Route 53 (I-290/I-90) approximately 25 miles northwest of Chicago. The Woodfield Mall Property consists of a 2,236,208 square foot two-level enclosed mall. The Woodfield Mall Property is the nation's fifth largest shopping mall according to ICSC, with approximately 263 in-line stores. The Woodfield Mall Property is anchored by Marshall Field's, Sears, Nordstrom, JC Penney and Lord & Taylor. Each of the anchor stores owns or ground leases its store, which is not part of the collateral. The ground lease for Nordstrom is part of the collateral. Woodfield Mall is situated on approximately 141.39 acres (of which the Woodfield Mall Borrower owns 51.83), and contains over 10,271 parking spaces, consisting of surface parking and two 2-level parking garage structures. Total sales for the Woodfield Mall Property for 2001 were approximately $640,000,000.

-----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                                          AVERAGE BASE       % OF TOTAL                         % OF TOTAL BASE   CUMULATIVE % OF
                        # OF LEASES       RENT PER SF        SQUARE FEET     CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
       YEAR               ROLLING           ROLLING            ROLLING          SF ROLLING          ROLLING       REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------------
      Vacant                   32             $0.00               15%               15%                 0%                0%
-----------------------------------------------------------------------------------------------------------------------------------
       2002                    15            $39.84                5%               19%                 5%                5%
-----------------------------------------------------------------------------------------------------------------------------------
       2003                    19            $39.00                7%               26%                 7%               12%
-----------------------------------------------------------------------------------------------------------------------------------
       2004                    25            $53.66                8%               34%                10%               22%
-----------------------------------------------------------------------------------------------------------------------------------
       2005                    31            $51.60               12%               46%                15%               37%
-----------------------------------------------------------------------------------------------------------------------------------
       2006                    27            $47.37               10%               56%                12%               49%
-----------------------------------------------------------------------------------------------------------------------------------
       2007                    24            $47.79                7%               63%                 9%               58%
-----------------------------------------------------------------------------------------------------------------------------------
       2008                    24            $57.49                8%               71%                11%               69%
-----------------------------------------------------------------------------------------------------------------------------------
       2009                    12            $51.78                3%               74%                 4%               73%
-----------------------------------------------------------------------------------------------------------------------------------
       2010                    16            $33.25                8%               82%                 7%               79%
-----------------------------------------------------------------------------------------------------------------------------------
       2011                    19            $46.19                8%               90%                 9%               89%
-----------------------------------------------------------------------------------------------------------------------------------
   2012 & Beyond               19            $43.91               10%              100% (2)            11%             100% (2)
-----------------------------------------------------------------------------------------------------------------------------------
   Total In-Line              263            $46.63 (4)          100% (2)                             100% (2)
-----------------------------------------------------------------------------------------------------------------------------------
   Ground Leases                1             $0.70 (3)          100%              100%               100%              100%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL COLLATERAL              264            $37.30
-----------------------------------------------------------------------------------------------------------------------------------


(1)  Occupancy is based on the rent roll dated January 22, 2002.

(2)  Numbers may not add due to rounding.

(3) Nordstrom leases the ground beneath its store from the Woodfield Mall Borrower.

(4)  PSF calculation excludes vacant square feet.


     PROPERTY MANAGEMENT. The Woodfield Mall Property is managed by the Taubman Management Company. The Taubman Management Company, a publicly owned company since 1994, reports current ownership of, or an ownership interest in, 48 regional shopping centers and 5 community shopping centers totaling approximately 41 million square feet of gross leasable area.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not Allowed.

     RELEASE OF PARCELS. Permitted in connection with expansion under certain conditions.

Certain additional information regarding the Woodfield Mall Loan and the Woodfield Mall Property is set forth on Appendix II hereto.

                                     III-2

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 2 - ONE SEAPORT PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:(1)        $61,000,000

CUT-OFF DATE BALANCE:       $61,000,000

FIRST PAYMENT DATE:         July 1, 2002

INTEREST RATE:              7.620%

AMORTIZATION:               360 months

ARD:                        NAP

HYPERAMORTIZATION:          NAP

MATURITY DATE:              June 1, 2012

EXPECTED MATURITY BALANCE:  $54,140,310

SPONSOR(S):                 Jack Resnick & Sons, Inc.

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout until the earlier of 3 years after the date
                            of origination or 2 years after the REMIC startup date, with US treasury defeasance thereafter

LOAN PER SF:                $173.09

UP-FRONT RESERVES:          Rollover Costs/Operating           $15,000,000
                            Shortfalls (up to $3.7 million)

ONGOING RESERVES:           RE Tax:                               $267,599

                            Insurance                            Springing

                            PILOT Payments                       Springing

LOCKBOX:                    Hard

SEASONING:                  0 months
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Office

PROPERTY SUB-TYPE:              Urban

LOCATION:                       New York, NY

YEAR BUILT/RENOVATED:           1984/NAP

OCCUPANCY(2):                   100.0%

SQUARE FOOTAGE(3):              1,097,668

THE COLLATERAL:                 Thirty-five story office building

OWNERSHIP                       Fee simple

INTEREST(4):

MAJOR TENANTS                     % NRSF      RENT PSF   LEASE EXPIRATION
-------------                     ------      --------   ----------------
Prudential Securities Inc. (5)     48.7%       $17.49       12/31/2014

Lloyd's TSB(6)                     19.8%       $64.04       01/01/2004

Reuters America, Inc.               9.1%       $25.58       06/30/2005

PROPERTY MANAGEMENT:            Jack Resnick & Sons, Inc.

U/W NET OP. INCOME:             $27,759,060

U/W NET CASH FLOW:              $26,426,502

APPRAISED VALUE:                $290,000,000

CUT-OFF DATE LTV:               65.5%

MATURITY DATE LTV:              58.1%

DSCR:                           1.64x

DSCR @ 9% CONSTANT:             1.55x
--------------------------------------------------------------------------------

(1) The subject $61,000,000 loan represents a 32.1% pari passu interest in a $190,000,000 total loan. All aggregated LTV and DSCR numbers in this table are based on the total of $190,000,000 financing.

(2)  Occupancy is based on the rent roll dated April 1, 2002.

(3) Based on the rent roll, the current net rentable area is 988,658 square feet, while the future remeasured net rentable area is 1,097,668 square feet once those leases which are not remeasured expire. As these leases expire, tenants will be paying rent based on their remeasured area which is standard in the market.

(4) The Borrower has a fee ownership interest in approximately one-half of the Property and a leasehold interest in the other half of the Property. Borrower owns a reversionary right in the portion of the Property in which it has a leasehold interest. The fee estate automatically reverts back to Borrower on January 1, 2015 from the New York City Industrial Development Agency ("IDA") which is currently the fee owner of the portion of the building in which the Borrower has a leasehold interest. The IDA has joined in the mortgage and granted the lender a security interest in the portion of the Property in which the IDA has a fee interest. Accordingly, the mortgage is described as a fee simple mortgage.

(5) Rent PSF for Prudential Securities Inc. will be increased to $29.69 beginning January 2005.

(6) Lloyd's TSB subleases to Resnick Water Street Development Co. 4,600 SF on the ground floor/mezzanine ($168,000 per annum) and 29,770 SF on the 10th floor ($893,790 per annum). The sublease rent is deducted from Lloyd's TSB's base rent. Lloyd's TSB is a subsidiary of Lloyd's TSB Group PLC. Net of space subleased to Resnick Water Street Development Co. Lloyd's TSB has subleased 100.0% of its space to various tenants including Prudential Securities Inc., One Beacon Insurance Group, and AXA Corporate Solutions. Lloyd's pays rent on 23.3% of the NRSF of the One Seaport Plaza Property.

THE ONE SEAPORT PLAZA LOAN

     THE LOAN. The second largest loan exposure (the "One Seaport Plaza Loan") as evidenced by the Consolidated Amended and Restated Promissory Note A1 (the "One Seaport Plaza Note") is secured by a first priority Consolidated, Amended And Restated Mortgage, Assignment Of Leases And Rents And Security Agreement (the "One Seaport Plaza Mortgage") encumbering a 1,097,668 square foot office building in New York, New York (the "One Seaport Plaza Property"). The One Seaport Plaza Loan was originated on May 17, 2002 by or on behalf of MSDWMC.

                                     III-3

     THE BORROWER. The borrower is Resnick Seaport LLC, a Delaware limited liability company (the "One Seaport Plaza Borrower") that owns no material asset other than the One Seaport Plaza Property and related interests. The One Seaport Plaza Borrower is a single purpose entity. The One Seaport Plaza Borrower is controlled by Jack Resnick & Sons, Inc. The sole member of Borrower, Resnick Water St. Development Co., has a limited partner which includes Prudential Securities Inc. as a 9.9% limited partner. Jack Resnick & Sons controls approximately 5 million square feet of Manhattan office properties and over 1,500 residential apartments.

     THE PROPERTY. The One Seaport Plaza Property, located in New York, New York, was originally constructed in 1984. It is situated in lower Manhattan with unobstructed views of the East River. The One Seaport Plaza property consists of 1,097,668 square feet office building situated on approximately 39,505 square feet of land.

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                                            % OF TOTAL                          % OF TOTAL BASE    CUMULATIVE % OF
                     # OF LEASES     CURRENT BASE RENT      SQUARE FEET      CUMULATIVE % OF    RENTAL REVENUES      TOTAL RENTAL
       YEAR            ROLLING         PER SF ROLLING         ROLLING          SF ROLLING           ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
      Vacant              5                  $0.00               0%                 0%                 0%                  0%
------------------------------------------------------------------------------------------------------------------------------------
    2002 & MTM            0                  $0.00               0%                 0%                 0%                  0%
------------------------------------------------------------------------------------------------------------------------------------
       2003               0                  $0.00               0%                 0%                 0%                  0%
------------------------------------------------------------------------------------------------------------------------------------
       2004               2                 $60.95              22%                 22%               40%                 40%
------------------------------------------------------------------------------------------------------------------------------------
       2005               5                 $31.25              19%                 40%               16%                 56%
------------------------------------------------------------------------------------------------------------------------------------
       2006               0                  $0.00               0%                 40%                0%                 56%
------------------------------------------------------------------------------------------------------------------------------------
       2007               0                  $0.00               0%                 40%                0%                 56%
------------------------------------------------------------------------------------------------------------------------------------
       2008               0                  $0.00               0%                 40%                0%                 56%
------------------------------------------------------------------------------------------------------------------------------------
       2009               0                  $0.00               0%                 40%                0%                 56%
------------------------------------------------------------------------------------------------------------------------------------
       2010               1                 $34.99               6%                 47%                6%                 62%
------------------------------------------------------------------------------------------------------------------------------------
       2011               1                 $35.57               0%                 47%                0%                 62%
------------------------------------------------------------------------------------------------------------------------------------
   2012 & Beyond          4                 $18.11              53%                100%               38%                100%
------------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The One Seaport Plaza Property is managed by Jack Resnick & Sons, Inc., which is affiliated with the One Seaport Plaza Borrower. The management fees are subordinate/subject to the One Seaport Plaza Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the One Seaport Plaza Loan and the One Seaport Plaza Property is set forth on Appendix II hereto.


                                     III-4

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 3 - FAYETTE PAVILION SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $52,500,000

CUT-OFF DATE BALANCE:        $49,178,071

FIRST PAYMENT DATE:          12/01/1999

INTEREST RATE:               7.250%

AMORTIZATION:                240 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               11/01/2019

EXPECTED MATURITY BALANCE:   $412,664

SPONSOR(S):                  Stanley E. Thomas

INTEREST CALCULATION:        30/360

CALL PROTECTION(1):          Lockout until 11/30/2004; thereafter, prepayable
                             subject to prepayment premium equal to the greater of a yield maintenance charge and 1% of the principal balance

LOAN PER SF:                 $61.80

UP-FRONT RESERVES:           None

ONGOING RESERVES:            None

LOCKBOX:                     None

SEASONING:                   31 months
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Retail

PROPERTY SUB-TYPE:            Anchored

LOCATION:                     Fayetteville, GA

YEAR BUILT/RENOVATED:         1996-1998

OCCUPANCY(2):                 97.1%

SQUARE FOOTAGE:               795,720

THE COLLATERAL:               13-building, single-story power center

OWNERSHIP INTEREST:           Fee Simple

MAJOR TENANTS                   % NRSF      RENT PSF   LEASE EXPIRATION
-------------                   ------      --------   ----------------
Wal-Mart                        26.4%        $5.99        01/31/2017

Cinemark Theaters                7.6%       $13.00        09/30/2018

Publix Super Markets, Inc.       7.1%        $8.65        12/01/2016

PROPERTY MANAGEMENT:          Thomas Enterprises, Inc.

U/W NET OP. INCOME:           $6,352,437

U/W NET CASH FLOW:            $5,910,892

APPRAISED VALUE:              $68,674,995

CUT-OFF DATE LTV:             71.6%

MATURITY DATE LTV:            0.6%

DSCR:                         1.19x

DSCR @9% CONSTANT             1.34x
--------------------------------------------------------------------------------

(1) No prepayment premium is payable if the Loan is prepaid after the 234th monthly payment has been made or May 1, 2019, whichever comes later.

(2)  Occupancy is based on the rent rolls dated May 5, 2002.

THE FAYETTE PAVILION SHOPPING CENTER LOAN

     THE LOAN. The third largest loan exposure (the "Fayette Pavilion Shopping Center Loan") is evidenced by a promissory note given by Fourth Quarter Properties I, Inc., a Georgia corporation (the "Fayette Pavilion Borrower") in the principal amount of $52,500,000 (the "Fayette Pavilion Note"). The Fayette Pavilion Note is secured by a first priority deed to secure debt and security agreement encumbering 13 buildings containing 795,720 square feet of space located in Fayetteville, Georgia (the "Fayette Pavilion Property"). The Fayette Pavilion Shopping Center Loan was originated by State Farm Life Insurance Company on October 13, 1999. Stanley E. Thomas (the "Guarantor") has executed a guaranty for the standard non-recourse carveouts. In addition, the Guarantor has guaranteed the portion of the Fayette Pavilion Shopping Center Loan in excess of $42,000,000 until such time as the principal balance of the Fayette Pavilion Shopping Center Loan has been reduced to $42,000,000 or less.

     THE BORROWER. The president of the Fayette Pavilion Borrower is Stanley E. Thomas. Mr. Thomas has developed over five million square feet of retail space similar to the subject property.

                                     III-5

     THE PROPERTY. The Fayette Pavilion Property is situated on an 80.84 acre tract of land in Fayetteville, Georgia and is improved by 13 buildings that were constructed in two phases from 1996-1998 and contain a total of 795,720 square feet of space. Parking is available for approximately 5,700 vehicles.

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                                      CURRENT BASE                                             % OF TOTAL BASE   CUMULATIVE % OF
                    # OF LEASES        RENT PER SF     % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
       YEAR           ROLLING            ROLLING          FEET ROLLING        SF ROLLING           ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------------
      Vacant              1               $9.00                 3%                 3%                  3%                3%
----------------------------------------------------------------------------------------------------------------------------------
       2002               1              $19.50                 0%                 3%                  0%                3%
----------------------------------------------------------------------------------------------------------------------------------
       2003               1              $16.50                 1%                 4%                  1%                4%
----------------------------------------------------------------------------------------------------------------------------------
       2004               3              $18.32                 1%                 4%                  2%                6%
----------------------------------------------------------------------------------------------------------------------------------
       2005               2               $9.75                 6%                11%                  7%               12%
----------------------------------------------------------------------------------------------------------------------------------
       2006               5              $17.47                 3%                14%                  6%               19%
----------------------------------------------------------------------------------------------------------------------------------
       2007               4              $16.32                 2%                16%                  4%               23%
----------------------------------------------------------------------------------------------------------------------------------
       2008               4              $10.95                 6%                23%                  7%               30%
----------------------------------------------------------------------------------------------------------------------------------
       2009               0               $0.00                 0%                23%                  0%               30%
----------------------------------------------------------------------------------------------------------------------------------
       2010               3               $7.46                 8%                31%                  7%               37%
----------------------------------------------------------------------------------------------------------------------------------
   2011 & Beyond         10               $8.38                69%               100%                 63%              100%
----------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Fayette Pavilion Property is managed by a division of Thomas Enterprises, Inc, which is an affiliate of the Fayette Pavilion Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed with respect to direct interests in the Fayette Pavilion Borrower. However, the loan documents do not prohibit pledges of indirect interests in the Fayette Pavilion Borrower.

     ADDITIONAL INDEBTEDNESS. The loan documents prohibit the Fayette Pavilion Borrower from incurring additional indebtedness secured by the Fayette Pavilion Property. However, the loan documents do not prevent the Fayette Pavilion Borrower from incurring additional unsecured indebtedness.

     RELEASE OF PARCELS. Not allowed.

     GUARANTIES. Stanley E. Thomas (the "Guarantor") has executed a guaranty for the standard non-recourse carveouts. In addition, the Guarantor has guaranteed the portion of the Fayette Pavilion Shopping Center Loan in excess of $42,000,000 until such time as the principal balance of the Fayette Pavilion Shopping Center Loan has been reduced to $42,000,000 or less. The Guarantor has agreed to guarantee a portion of the Fayette Pavilion loan in the amount of $720,000 until such time as the Fayette Pavilion Borrower pays to Old Navy
(East) L.P. ("Old Navy"), who is a tenant at the Fayette Pavilion Property, the construction allowance owing to Old Navy pursuant to its lease. In addition, the Guarantor has agreed to indemnify the lender against losses resulting from the Fayette Pavilion Borrower's failure to comply with certain parking requirements set forth in the lease between the Fayette Pavilion Borrower and Cinemark USA, Inc.

Certain additional information regarding the Fayette Pavilion Shopping Center Loan and the Fayette Pavilion Property is set forth on Appendix II hereto.

                                     III-6

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NOS. 4-15 - ARC PORTFOLIO 4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $45,868,216

CUT-OFF DATE BALANCE:        $45,868,216

FIRST PAYMENT DATE:          07/01/2002

INTEREST RATE:               7.350%

AMORTIZATION:                360 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               05/01/2012

EXPECTED MATURITY BALANCE:   $40,504,946

SPONSOR(S):                  Affordable Residential Communities

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Closed to prepayment until two years after
                             securitization or another secondary market transaction, with US Treasury defeasance thereafter

LOAN PER UNIT:               $19,072

UP-FRONT RESERVES:           Insurance:             $44,479

                             RE Tax:                $203,736

                             Cap Ex:                $60,025

                             Deferred               $59,625

                             Maintenance:

ONGOING RESERVES:(1)         Insurance:             $8,281

                             RE Tax:                $38,650

                             Cap Ex:                See Footnote

LOCKBOX:                     Hard

SEASONING:                   0 months
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:    Portfolio of 12 assets

PROPERTY TYPE:             Manufactured Housing Community

PROPERTY SUB-TYPE:         Manufactured Housing Community

LOCATION:                  Fayetteville, AR (2 props.)    Arnold, MO (2 props.)
                           Springdale, AR                 House Springs, MO
                           Fort Collins, CO               South Sioux City, NE
                           Greeley, CO                    Crowley, TX
                           Wichita, KS                    Denton, TX

YEAR BUILT/RENOVATED:      Please see table on following page

OCCUPANCY:(2)              Please see table on following page

UNITS:                     See individual property descriptions

THE COLLATERAL:            12 manufactured housing communities

OWNERSHIP INTEREST:         Fee simple

PROPERTY MANAGEMENT:       ARC Management Services, Inc.

U/W NET OP. INCOME:(3)     $5,100,643

U/W NET CASH FLOW:(3)      $4,978,713

APPRAISED VALUE:(3)        $62,260,000

CUT-OFF DATE LTV:(3)       73.7%

MATURITY DATE LTV:(3)      65.1%

DSCR:(3)                   1.31x

DSCR @ 9% CONSTANT:        1.21x
--------------------------------------------------------------------------------

(1) Provided no Event of Default is continuing and the DSCR is at least 1.05x, the lender shall release the real estate and insurance reserves to the ARC Borrower prior to the date that the relevant payment is due. The monthly CapEx reserve deposit is calculated on the basis of the one-twelfth of: (x) $50.00, times (y) the number of the sites at each manufactured housing community, and is capped at $25.00 per home site. Because the borrower deposited the entire capped amount into the CapEx reserve at closing, there is currently no additional monthly collection.

(2)  Occupancy is based on rent rolls dated January 16, 2002.

(3) U/W Net Op. Income, U/W Net Cash Flow, Appraised Value, Cut-off Date LTV, Maturity Date LTV and DSCR are all calculated on the twelve-property combined basis.

THE ARC PORTFOLIO 4 LOAN

     THE LOAN. The fourth largest loan exposure (the "ARC Loan") as evidenced by the promissory note (the "ARC Notes") is a single loan secured by first priority mortgages or deeds of trust and security agreements (the "ARC Mortgages") encumbering 12 manufactured housing communities located in Fayetteville, AR (2 properties); Springdale, AR; Fort Collins, CO; Greeley, CO; Wichita, KS; Arnold, MO (2 properties); House Springs, MO; South Sioux City, NE; Crowley, TX; and Denton, TX (the "ARC Properties"). The ARC Loan was originated May 2, 2002, by or on behalf of MSDWMC.

     THE BORROWER. The borrower under the ARC Loan is ARC Communities 2 LLC, a Delaware limited liability company (the "ARC Borrower"), which is a special purpose entity that owns no material asset other than the ARC Properties and related interests. The ARC Borrower is owned by ARC Real Estate Holdings, LLC ("ARC"). ARC Real Estate, LLC ("ARC LLC") is the owner and holder of 99% of the "Class B" member interests in ARC. Affordable Residential Communities, IV, LP ("ARC IV") is the owner and holder of (i) 1% of the "Class B" member interest in ARC and is the sole managing member thereof and (ii) a 100% membership interest in ARC LLC. GMAC Commercial Mortgage Corporation is the owner and holder of 100% of the "Class A" member interest in ARC. Affordable Residential

                                     III-7

Communities companies own approximately 190 manufactured housing communities, comprising approximately 35,000 home sites located predominately in the Southeast, South and Midwest. Affordable Residential Communities companies also own approximately 20 manufactured housing dealerships and also sell other related services.

     CROSS-COLLATERALIZATION AND PROPERTY-RELEASE FEATURES. In connection with a defeasance, the lender must permit the release of one or more of the ARC Properties (up to a maximum allocated loan amount of 25% of the principal balance of the ARC Loan) from the ARC Mortgages after the defeasance lockout period, subject to the deposit of defeasance collateral equal to 125% of the allocated loan amount for the released property, and subject to certain other conditions, such as a remaining property debt service coverage ratio requirement equal to at least the debt service coverage ratio of all ARC Properties prior to the release. Any release is subject to rating agency confirmation of no withdrawal or downgrading of the ratings of the REMIC certificates.

     THE PROPERTIES. The ARC Property known as Harmony Road, located at 2500 East Harmony Road, Fort Collins, CO, was constructed in 1972. This ARC Property consists of a single story manufacturing housing community containing 486 pads. The ARC Property land covers 84 acres and includes 972 surface parking spaces. This ARC Property is located in Larimer County, CO, within the Fort Collins metropolitan statistical area. Amenities include a two-story clubhouse/rental office building, a swimming pool and spa, a children's playground, a picnic pavilion, and an RV storage area. Water and sewer are municipal; units are individually metered. Pad rents are quoted at $370/month.

     The ARC Property known as Stoneybrook, located at 435 North 35th Avenue, Greeley, CO, was constructed in 1996. This ARC Property consists of a single story manufacturing housing community containing 429 pads. The ARC Property land covers 77.4 acres and includes 858 surface parking spaces. This ARC Property is located in Weld County, CO, and is proximate to Interstate 85, a major north/south arterial. Amenities include a clubhouse with leasing office, meeting rooms, a multi-purpose room, and a crafts area. Water and sewer are municipal; units are individually metered. Pad rents are quoted at $341/month.

     The ARC Property known as Siouxland Estates, located at 1520 Atakad Drive, South Sioux City, NE, was constructed in 1970 and expanded in 1986. This ARC Property consists of a single story manufacturing housing community containing 271 pads. This ARC Property covers 46.5 acres and includes 542 surface parking spaces. This ARC Property is located in Dakota County, Nebraska. South Sioux City, Nebraska is part of the Sioux City, Iowa metropolitan area. Amenities include an on-site office/clubhouse, playground, soccer field and RV storage area. Water is municipal and sewage is handled via a private lagoon system, with the tenants paying the landlord a fixed monthly charge for sewage; units are individually metered. Pad rents are quoted at $240/month.

     The ARC Property known as Chalet City, located at 301 Alpine Lane, Crowley, TX, was constructed in 1973. This ARC Property consists of a single story manufacturing housing community containing 257 pads. The ARC Property land covers 40.2 acres and includes 514 surface parking spaces. This ARC Property is located in Tarrant County, TX, and approximately 10 miles south of the city of Fort Worth. Amenities include an on-site two-story rental office/clubhouse building, a basketball court, a swimming pool, a mailbox/laundry room, a children's playground and a park. Water and sewer are municipal; units are individually metered. Pad rents are quoted at $260/month.

     The ARC Property known as Denton Falls, located at Rural Route 2, Box 634C, Denton, TX, was constructed in 1977, with renovations and additions in 1998. This ARC Property consists of a single story manufacturing housing community containing 188 pads. The ARC Property land covers 38.3 acres and includes 376 surface parking spaces. This ARC Property is located in Denton County, TX, a community situated 15 miles north of the Dallas/Fort Worth Texas metroplex. Amenities include an on-site management from the leasing agent's home, a swimming pool and a children's playground. Water and sewer are provided by public companies and paid by the tenants; units are individually metered. Pad rents are quoted at $280/month.

     The ARC Property known as the Woodlands, located at 4480 S. Meridian Avenue, Wichita, KS, was constructed in 1963. This ARC Property consists of a single story manufacturing housing community containing 244 pads. The ARC Property land covers 35.8 acres and includes 488 surface parking spaces. This ARC Property is located in Sedgwick County, KS, within the south central portion of the State of Kansas. Amenities include an on-site leasing office with an underground storm shelter, playground, pond/lake, outdoor swimming pool and a mail station. Amenities are shared with Twin Oaks, a sister property located across the street. Water and sewer are municipal; units are individually metered. According to the rent roll dated January 16, 2002, pad rents are quoted at $210/month. The previous owner had offered a 10% discount to seniors and consequently, there are approximately 35 tenants paying $189/month.

                                     III-8

     The ARC Property known as Northern Hills, located at 1901 West Shady Grove Road, Springdale, AR, was constructed in 1973. This ARC Property consists of a single story manufacturing housing community containing 181 pads. The ARC Property land covers 23.6 acres and includes 362 surface parking spaces. This ARC Property is located in Washington County, AR, and is situated south of Highway 412 and east of Highway 71. Amenities include an on-site leasing office, children's playground and a BBQ area. Water and sewer are municipal; units are not individually metered. Pad rents are quoted at $210/month.

     The ARC Property known as Western Park, located at 2575 West 6th Street, Fayetteville, AR, was constructed in 1972. This ARC Property consists of a single story manufacturing housing community containing 115 pads. The ARC Property land covers 16.9 acres and includes 230 surface parking spaces. This ARC Property is located in Washington County, AR, and is situated south of Highway 412 and east of Joyce Boulevard. Amenities include an on-site leasing office. Water and sewer are municipal; units are not individually metered. Pad rents are quoted at $210/month.

     The ARC Property known as Oak Glen, located at 5909 Wilkerson Street, Fayetteville, AR, was constructed in 1967. This ARC Property consists of a single story manufacturing housing community containing 87 pads. The ARC Property land covers 14.4 acres and includes 174 surface parking spaces. This ARC Property is located in Washington County, AR, and is situated south of Highway 412 and east of Highway 71. Amenities include an on-site leasing office. Water and sewer are municipal; units are not individually metered. Pad rents are quoted at $205/month.

     The ARC Property known as Vogel Manor, located at 71 Vogel Circle, Arnold, MO, was constructed in 1971. This ARC Property consists of a single story manufacturing housing community containing 73 pads. The ARC Property land covers
33.3 acres and includes 146 surface parking spaces. This ARC Property is located in Jefferson County, MO. The city of Arnold is located approximately one-half mile west of Interstate 55, some 20 miles south of the city of St. Louis. Amenities include a playground. Water and sewer are municipal; units are individually metered. Pad rents are quoted at $210/month.

     The ARC Property known as Bush Ranch, located at 3847 Quarter Horse Lane, House Springs, MO, was constructed in 1980. This ARC Property consists of a single story manufacturing housing community containing 46 pads. The ARC Property land covers 7.0 acres and includes 92 surface parking spaces. This ARC Property is located in within the southern portion of the St. Louis metropolitan statistical area and is located west of Interstate 55. The property includes no amenities. Water is municipal and sewer is provided by; House Springs Sewer Company the cost of which is billed directly to the tenant. units are individually metered. Pad rents are quoted at $225/month.

     The ARC Property known as Hidden Acres, located at 2111 Richardson Road, Arnold, MO, was constructed in 1976. This ARC Property consists of a single story manufacturing housing community containing 28 pads. The ARC Property land covers 5.9 acres and includes 56 surface parking spaces. This ARC Property is located in Jefferson County, MO. The city of Arnold is located approximately one-half mile west of Interstate 55, some 20 miles south of the city of St. Louis. Water and sewer are municipal; units are not individually metered. Pad rents are quoted at $224/month.

------------------------------------------------------------------------------------------------------------------------------------
                                                ORIGINAL LOAN
                                                ALLOCATED AMT./
                                               EXPECTED MATURITY                          OWNERSHIP     PHYSICAL      YEAR BUILT/
PROPERTY           LOCATION                        BALANCE            PROPERTY TYPE       INTEREST      OCCUPANCY      RENOVATED
------------------------------------------------------------------------------------------------------------------------------------
Harmony Road       Fort Collins, CO       $13,951,677 / $12,320,365   Manuf. Housing      Fee Simple        93.6%       1972/NAP
                                                                         Community
------------------------------------------------------------------------------------------------------------------------------------
Stoney Brook       Greeley, CO            $9,986,222 / $8,818,547     Manuf. Housing      Fee Simple        91.8%       1996/NAP
                                                                         Community
------------------------------------------------------------------------------------------------------------------------------------
Siouxland Estates  South Sioux City, NE   $4,041,130 / $3,568,606     Manuf. Housing      Fee Simple        89.3%    1970 & 1986/NAP
                                                                         Community
------------------------------------------------------------------------------------------------------------------------------------
Chalet City        Crowley, TX            $3,841,292 / $3,392,135     Manuf. Housing      Fee Simple        96.9%       1973/NAP
                                                                         Community
------------------------------------------------------------------------------------------------------------------------------------
Denton Falls       Denton, TX             $3,714,512 / $3,280,179     Manuf. Housing      Fee Simple        95.7%       1977/1998
                                                                         Community
------------------------------------------------------------------------------------------------------------------------------------
The Woodlands      Wichita, KS            $2,927,648 / $2,585,322     Manuf. Housing      Fee Simple        89.8%       1963/NAP
                                                                         Community
------------------------------------------------------------------------------------------------------------------------------------
Northern Hills     Springdale, AR         $2,345,619 / $2,071,348     Manuf. Housing      Fee Simple        95.0%       1973/NAP
                                                                         Community
------------------------------------------------------------------------------------------------------------------------------------
Western Park       Fayetteville, AR       $1,642,068 / $1,450,063     Manuf. Housing      Fee Simple        96.5%       1972/NAP
                                                                         Community
------------------------------------------------------------------------------------------------------------------------------------
Oak Glen           Fayetteville, AR       $1,147,093 / $1,012,965     Manuf. Housing      Fee Simple        95.4%       1967/NAP
                                                                         Community
------------------------------------------------------------------------------------------------------------------------------------
Vogel Manor        Arnold, MO             $1,056,092 / $932,604       Manuf. Housing      Fee Simple       100.0%       1971/NAP
                                                                         Community
------------------------------------------------------------------------------------------------------------------------------------
Bush Ranch         House Springs, MO        $767,689 / 677,925        Manuf. Housing      Fee Simple        97.8%       1980/NAP
                                                                         Community
------------------------------------------------------------------------------------------------------------------------------------
Hidden Acres       Arnold, MO               $447,174 / 394,887        Manuf. Housing      Fee Simple       100.0%       1976/NAP
                                                                         Community
------------------------------------------------------------------------------------------------------------------------------------

                                     III-9

     PROPERTY MANAGEMENt. The ARC Properties are managed by ARC Management Services, Inc., which is an affiliate of the ARC Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTERESt. Not Allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. See the discussion of cross-collateralization, above.

     Certain additional information regarding the ARC Loan and the ARC Properties is set forth on Appendix II hereto.




                                     III-10

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 16 - THE CENTRE AT DEANE HILL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):         $32,000,000

CUT-OFF DATE BALANCE:        $30,495,655

FIRST PAYMENT DATE:          08/01/1999

INTEREST RATE:               7.100%

AMORTIZATION:                300 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               07/01/2019

EXPECTED MATURITY BALANCE:   $11,658,271

SPONSOR(S):                  David L. Barnhart and E. Andrew Isakson

INTEREST CALCULATION:        30/360

CALL PROTECTION(2):          Lockout until 07/31/2004; thereafter, prepayable
                             subject to a prepayment premium equal to the greater of a yield maintenance charge and 1% of the principal balance

LOAN PER SF:                 $78.36

UP-FRONT RESERVES:           None

ONGOING RESERVES:            None

LOCKBOX:                     None

SEASONING:                   35 months
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Retail

PROPERTY SUB-TYPE:            Anchored

LOCATION:                     Knoxville, TN

YEAR BUILT/RENOVATED:         1997-1998

OCCUPANCY(3):                 97.3%

SQUARE FOOTAGE:               389,172

THE COLLATERAL:               Single-story, masonry community shopping center

OWNERSHIP INTEREST:           Fee Simple


MAJOR TENANTS                   % NRSF      RENT PSF   LEASE EXPIRATION
-------------                   ------      --------   ----------------
Kohl's Department Store          22.2%        $8.25        01/26/2019

Bi-Lo                            14.7%       $10.87        07/31/2018

Stein Mart, Inc.                 10.3%        $9.00        11/30/2012

PROPERTY MANAGEMENT:          Isakson - Barnhart Properties, Inc.

U/W NET OP. INCOME:           $3,604,009

U/W NET CASH FLOW:            $3,353,905

APPRAISED VALUE:              $40,044,544

CUT-OFF DATE LTV:             76.2%

MATURITY DATE LTV:            29.1%

DSCR:                         1.22x

DSCR @9% CONSTANT             1.22x
--------------------------------------------------------------------------------

(1) The loan was funded in two disbursements. The initial disbursement of $29,650,000 was made on June 15, 1999 and the second disbursement in the amount of $2,350,000 was made on July 28, 1999.

(2) No prepayment premium is payable if the Loan is prepaid after the 234th monthly payment has been made or January 1, 2019, whichever comes later.

(3)  Occupancy is based on the rent roll dated December 31, 2001.

THE CENTRE AT DEANE HILL LOAN

     THE LOAN. The fifth largest loan exposure (the "Deane Hill Loan") is evidenced by a promissory note, as amended, given by The Centre at Deane Hill, a Tennessee general partnership (the "Deane Hill Borrower") in the principal amount of $32,000,000 (the "Deane Hill Note"). The Deane Hill Note is secured by a first priority deed of trust and security agreement encumbering the underlying land and buildings comprised of 389,172 net rentable square feet of space located in Knoxville, Tennessee (the "Deane Hill Property"). The Deane Hill Loan was originated by State Farm Life Insurance Company in June 1999. E. Andrew Isakson and David L. Barnhart have executed a guaranty for the standard non-recourse carveouts.

     THE BORROWER. David L. Barnhart (1% ownership interest), E. Andrew Isakson (1% ownership interest), Barnhart Family Partnership (22.75%), Isakson Family Partnership (22.75%), Donald M. Garner (2.5%), Deane Hill Partners Limited Partnerships (11.5385%) and Comer Family Partners (38.4615%) comprise the partners of the Deane Hill Borrower. Isakson and Barnhart both have over 25 years experience in commercial real estate, with a combined development portfolio of over 3.5 million square feet of space.

                                     III-11

     THE PROPERTIES. The Deane Hill Property is situated on a 40 acre tract of land in Knoxville, Tennessee and is improved by 5 buildings that were constructed in 1997-1998 and contain a total of 389,172 square feet of space. Parking is available for approximately 2,030 vehicles.

-----------------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                                       CURRENT BASE                                             % OF TOTAL BASE   CUMULATIVE % OF
                     # OF LEASES        RENT PER SF     % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
       YEAR            ROLLING            ROLLING          FEET ROLLING        SF ROLLING           ROLLING       REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------------
      Vacant               1              $16.00                 3%                 3%                  4%                4%
-----------------------------------------------------------------------------------------------------------------------------------
       2002                0               $0.00                 0%                 3%                  0%                4%
-----------------------------------------------------------------------------------------------------------------------------------
       2003                6              $14.93                 7%                 9%                  9%               13%
-----------------------------------------------------------------------------------------------------------------------------------
       2004                2              $15.68                 3%                12%                  4%               17%
-----------------------------------------------------------------------------------------------------------------------------------
       2005                1              $14.50                 2%                14%                  2%               19%
-----------------------------------------------------------------------------------------------------------------------------------
       2006                0               $0.00                 0%                14%                  0%               19%
-----------------------------------------------------------------------------------------------------------------------------------
       2007                0               $0.00                 0%                14%                  0%               19%
-----------------------------------------------------------------------------------------------------------------------------------
       2008                2              $15.79                 4%                18%                  6%               25%
-----------------------------------------------------------------------------------------------------------------------------------
       2009                2               $9.81                14%                32%                 12%               37%
-----------------------------------------------------------------------------------------------------------------------------------
       2010                0               $0.00                 0%                32%                  0%               37%
-----------------------------------------------------------------------------------------------------------------------------------
   2011 & Beyond           7              $10.40                68%               100%                 63%              100%
-----------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Deane Hill Property is managed by Isakson-Barnhart Properties, Inc., an affiliate of the Deane Hill Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed with respect to direct interests in the Deane Hill Borrower. The loan documents do not prohibit pledges of indirect interests in the Deane Hill Borrower.

     ADDITIONAL INDEBTEDNESS. The loan documents prohibit the Deane Hill Borrower from obtaining additional indebtedness secured by the Deane Hill Property without lender consent. However, the loan documents do not prevent the Deane Hill Borrower from incurring additional unsecured indebtedness.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Deane Hill Borrower and the Deane Hill Property is set forth on Appendix II hereto.


                                     III-12

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NOS. 17-26 - JOE SCOTT PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):         $29,730,000

CUT-OFF DATE BALANCE:        $25,858,182

FIRST PAYMENT DATE:          08/01/1997 (except for Woodsmill - 03/01/1998)

INTEREST RATE:               8.000% (except for Woodsmill - 7.450%)

AMORTIZATION:                240 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               07/01/2007

EXPECTED MATURITY BALANCE:   $20,246,629

SPONSOR(S):                  Joe H. Scott, Sr.

INTEREST CALCULATION:        30/360

CALL PROTECTION(2):          Lockout until 07/31/2002; thereafter, prepayable
                             subject to a prepayment premium equal to the greater of a yield maintenance charge and 1% of the principal balance

LOAN PER SF:                 $44.04

UP-FRONT RESERVES:            None

ONGOING RESERVES:             None

LOCKBOX:                      None

SEASONING:                    59 months (except for Woodsmill - 52 months)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:     Portfolio

PROPERTY TYPE:              Office & Industrial

PROPERTY SUB-TYPE:          Suburban/Medical  &  Flex Industrial

LOCATION:                   St. Louis, MO (5 Properties); Chesterfield, MO
                            (4 Properties);  Town & Country, MO

YEAR BUILT/RENOVATED:       Ballas - 1975         Woodsmill  - 1976/1997
                            Baxter - 1985/1995    Town & Country - 1970
                            Woodcrest - 1980      Spirit South - 1985/1993-1994
                            Chapel Hill - 1987    Spirit North - 1985/1993-1994
                            Westchase - 1986      Spirit - 1985/1993-1994

OCCUPANCY(3):               86.8%

SQUARE FOOTAGE:             587,176

THE COLLATERAL:             7 office properties and 3 industrial properties

OWNERSHIP INTEREST:         Fee Simple

MAJOR TENANTS                 % NRSF      RENT PSF   LEASE EXPIRATION
-------------                 ------      --------   ----------------
Wave Technologies, Int'l.      4.8%       $19.50        03/31/2004
Allstate Insurance - Claims    3.1%       $18.56        11/30/2002
St. Louis Children's Health    2.2%       $22.00        08/31/2002



PROPERTY MANAGEMENT:        Scott Properties

U/W NET OP. INCOME:         $4,722,849

U/W NET CASH FLOW:          $4,025,434

APPRAISED VALUE:            $47,228,490

CUT-OFF DATE LTV:           54.8%

MATURITY DATE LTV:          42.9%

DSCR:                       1.35x

DSCR @9% CONSTANT           1.73x
--------------------------------------------------------------------------------

(1) The loan was funded in two disbursements. The initial disbursement of $26,730,000 was made on June 24, 1997 and the second disbursement in the amount of $4,100,000 was made on January 12, 1998. The borrower subsequently made a partial prepayment of $ 213,735.76.

(2) No prepayment fee is payable after 114 monthly payments have been made under the notes. For the Woodsmill Property, no prepayment fee is payable after 107 monthly payments have been made under such note.

(3) Occupancy is based on the rent rolls for the ten properties dated April 23, 2001, April 24, 2001 and January 17, 2002.


                                     III-13

JOE SCOTT PORTFOLIO

     THE LOAN. The sixth largest loan exposure (the "Joe Scott Portfolio Loan") is evidenced by ten promissory notes (the "Joe Scott Portfolio Notes") with substantially similar terms, each secured by a first priority deed of trust encumbering ten properties: (i) one medical office building located in St. Louis, Missouri (the "Ballas Medical Office Property"), (ii) one suburban office building located in Chesterfield, Missouri (the "Baxter Office Building Property"), (iii) one suburban office building located in St. Louis, Missouri (the "Woodcrest Plaza Property"), (iv) one suburban office building located in Town & Country, Missouri (the "Chapel Hill Property"), (v) one suburban office building located in St. Louis, Missouri (the "Westchase Park Property"), (vi) one medical office building located in St. Louis, Missouri (the "Woodsmill Property"), (vii) one medical office building located in St. Louis, Missouri (the "Town & Country Medical Office Property"), (viii) three flex industrial buildings located in Chesterfield, Missouri (the "Spirit Business Center South Property"), (ix) three flex industrial buildings located in Chesterfield, Missouri (the "Spirit Business Center North Property") and (x) three flex industrial buildings located in Chesterfield, Missouri (the "Spirit Business Center Property"). These ten properties are hereafter referred to collectively as the "Mortgaged Properties." The Joe Scott Portfolio Loan was originated by State Farm Life Insurance Company. Joe H. Scott, Sr. executed a joinder of the notes in which he agreed to assume liability for the standard non-recourse carveouts.


     THE BORROWER. The borrowers under the Joe Scott Portfolio Loan (the "Joe Scott Portfolio Borrowers") are (i) Joe H. Scott, Sr. and Loretta A. Scott, as Trustees under a trust agreement (the "Scott Trust"), which owns the Baxter Office Building Property, the Woodcrest Plaza Property, the Woodsmill Property, the Town & Country Medical Office Property and the Spirit Business Center Property, (ii) Crown Diversified Industries Corp. (a Missouri Corporation engaged in the manufacture and distribution of aluminum building products), which owns the Chapel Hill Property and the Westchase Park Property, and owns the fee interest in the Ballas Medical Office Property, (iii) Spirit North Partnership (a Missouri general partnership whose partners are the Scott Trust and Scott Brothers Investment Corp.), which owns the Spirit Business Center South Property Spirit and the Spirit Business Center North Property, and (iv) Scott Ballas Partnership (a Missouri general partnership whose partners are the Scott Trust, Crown Diversified Industries Corp., Scott Brothers Investment Corp., and Joe H. Scott, Jr.), which owns the leasehold interest under the ground lease on the Ballas Medical Office Property and a fee interest in the improvements on the property. In addition to construction and management of real estate in Missouri and Florida, Joe H. Scott, Sr. is involved in ranching, and owns automobile and farm equipment dealerships.

Joe H. Scott, Sr. also executed a guaranty of the payment obligations of the Scott Trust under the note in the amount of $1,235,000, the Spirit North Partnership under the note in the amount of $1,280,000 and the Spirit North Partnership under the Note in the amount of $1,530,000.

     THE PROPERTIES. The Ballas Medical Office Property is situated on a 6.35 acre tract of land in St. Louis, Missouri and is improved by one building that was constructed in 1975 and contains a total of 89,816 square feet of space. Parking is available for approximately 479 vehicles.

The Baxter Office Building Property is situated on a 5.77 acre tract of land in Chesterfield, Missouri and is improved by one building that was constructed in 1985 and contains a total of 62,144 square feet of space. Parking is available for approximately 232 vehicles.

The Woodcrest Plaza Property is situated on a 3.94 acre tract of land in St. Louis, Missouri and is improved by one building that was constructed in 1980 and contains a total of 83,236 square feet of space. Parking is available for approximately 286 vehicles.

The Chapel Hill Property is situated on a 5.03 acre tract of land in Town & Country, Missouri and is improved by one building that was constructed in 1987 and contains a total of 56,952 square feet of space. Parking is available for approximately 282 vehicles.

The Westchase Park Property is situated on a 3.18 acre tract of land in St. Louis, Missouri and is improved by one building that was constructed in 1986 and contains a total of 61,927 square feet of space. Parking is available for approximately 226 vehicles.

The Woodsmill Property is situated on a 4.35 acre tract of land in St. Louis, Missouri and is improved by one building that was constructed in 1976 and contains a total of 59,438 square feet of space. Parking is available for approximately 346 vehicles.

The Town & Country Medical Office Property is situated on a 2.18 acre tract of land in St. Louis, Missouri and is improved by one building that was constructed in 1970 and contains a total of 47,836 square feet of space. Parking is available for approximately 197 vehicles.

                                     III-14

The Spirit Business Center South Property is situated on a 4.95 acre tract of land in Chesterfield, Missouri and is improved by three buildings that were constructed in 1985 and contain a total of 49,832 square feet of space. Parking is available for approximately 144 vehicles.

The Spirit Business Center North Property is situated on a 4.80 acre tract of land in Chesterfield, Missouri and is improved by three buildings that were constructed in 1985 and contain a total of 40,375 square feet of space. Parking is available for approximately 120 vehicles.

The Spirit Business Center Property is situated on a 3.99 acre tract of land in Chesterfield, Missouri and is improved by three buildings that were constructed in 1985 and contain a total of 35,620 square feet of space. Parking is available for approximately 120 vehicles.


----------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                                      CURRENT BASE                                             % OF TOTAL BASE   CUMULATIVE % OF
                    # OF LEASES        RENT PER SF     % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
       YEAR           ROLLING            ROLLING          FEET ROLLING        SF ROLLING           ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------------
      Vacant             25              $13.16                13%                13%                 11%               11%
----------------------------------------------------------------------------------------------------------------------------------
       2002              86              $16.59                28%                41%                 29%               39%
----------------------------------------------------------------------------------------------------------------------------------
       2003              51              $16.90                15%                56%                 15%               55%
----------------------------------------------------------------------------------------------------------------------------------
       2004              54              $16.10                22%                79%                 22%               77%
----------------------------------------------------------------------------------------------------------------------------------
       2005              20              $18.38                 8%                87%                  9%               86%
----------------------------------------------------------------------------------------------------------------------------------
       2006              19              $18.16                 6%                93%                  7%               93%
----------------------------------------------------------------------------------------------------------------------------------
       2007              11              $17.23                 6%                98%                  6%               98%
----------------------------------------------------------------------------------------------------------------------------------
       2008               3              $16.63                 1%               100%                  1%              100%
----------------------------------------------------------------------------------------------------------------------------------
       2009               1              $18.89                 0%               100%                  0%              100%
----------------------------------------------------------------------------------------------------------------------------------
       2010               0               $0.00                 0%               100%                  0%              100%
----------------------------------------------------------------------------------------------------------------------------------
   2011 & Beyond          3              $12.96                 0%               100%                  0%              100%
----------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Mortgaged Properties are managed by Scott Properties, an affiliate of the Joe Scott Portfolio Borrowers.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed with respect to direct interests in the Joe Scott Portfolio Borrowers. However, the loan documents do not prohibit pledges of any indirect interests in the Joe Scott Portfolio Borrowers.

     ADDITIONAL INDEBTEDNESS. The loan documents prohibit the Joe Scott Portfolio Borrowers from obtaining additional indebtedness secured by the Mortgaged Properties. The loan documents, however, do not prohibit the Joe Scott Portfolio Borrowers from incurring additional unsecured indebtedness.

     RELEASE OF PARCELS. After July 31, 2002, the Joe Scott Portfolio Borrowers may obtain a release of the lien encumbering any mortgaged property upon satisfaction of certain conditions, including, without limitation, payment of the applicable release price and prepayment premium.

Certain additional information regarding the Mortgaged Properties is set forth on Appendix II hereto.


                                     III-15

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 27 - 1750 K STREET, NW
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $26,000,000

CUT-OFF DATE BALANCE:        $25,957,671

FIRST PAYMENT DATE:          05/01/2002

INTEREST RATE:               7.050%

AMORTIZATION:                360 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               04/01/2012

EXPECTED MATURITY BALANCE:   $22,379,764

SPONSOR(S):                  The St. Joe Company

INTEREST CALCULATION:        30/360

CALL PROTECTION:             Lockout until 04/30/2005; thereafter prepayable,
                             subject to premium equal to the greater of a yield maintenance premium and 1% of the principal balance

LOAN PER SF:                 $170.25

UP-FRONT RESERVES(2):        Rental Achievement   $350,000

ONGOING RESERVES(3):         None

LOCKBOX:                     None

SEASONING:                   2 months
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Office

PROPERTY SUB-TYPE:              Urban

LOCATION:                       Washington, DC

YEAR BUILT/RENOVATED:           1970/1991-2001

OCCUPANCY(1):                   95.8%

SQUARE FOOTAGE:                 152,470

THE COLLATERAL:                 Office building

OWNERSHIP INTEREST:             Fee Simple

MAJOR TENANTS                     % NRSF      RENT PSF   LEASE EXPIRATION
-------------                     ------      --------   ----------------
Wiley Rein & Fielding L.L.P.       68.0%      $31.96        06/30/2009
Thompson & Thompson                 5.8%      $29.15        12/31/2003
One to One Fitness                  5.5%      $28.00        06/30/2009



PROPERTY MANAGEMENT:            Advantis Real Estate Services Company

U/W NET OP. INCOME:             $3,363,389

U/W NET CASH FLOW:              $2,960,583

APPRAISED VALUE:                $38,000,000

CUT-OFF DATE LTV:               68.3%

MATURITY DATE LTV:              58.9%

DSCR:                           1.42x

DSCR @9% CONSTANT               1.27x
--------------------------------------------------------------------------------

(1)  Based on a rent roll dated December 31, 2001.

(2) The 1750 K Street Borrower has delivered a $350,000 letter of credit to the lender to secure certain obligations to attain a specified rental achievement level. In addition, the 1750 K Street Borrower is required to provide the lender with a $2,000,000 letter of credit on June 30, 2008 to secure the obligations (a) to extend the term of, or replace, the lease with Wiley Rein & Fielding at the 1750 K Street Property and (b) to comply with restoration obligations under a Covenant to Restore Exterior Walls.

(3) In lieu of a tax reserve, the sponsor has executed a guaranty of payment of taxes levied against the 1750 K Street Property.

THE 1750 K STREET, NW LOAN

     THE LOAN. The seventh largest loan exposure (the "1750 K Street Loan") as evidenced by the Deed of Trust Note (the "1750 K Street Note) is secured by a first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "1750 K Street Mortgage") encumbering the 152,470 square foot office building located at 1750 K Street, N.W., Washington, D.C (the "1750 K Street Property"). The 1750 K Street Loan was originated by John Hancock Real Estate Finance, Inc. ("JHREF") on March 25, 2002.

        THE BORROWER. The borrower is 1750 K, L.L.C., a Florida limited liability company (the "1750 K Street Borrower"). The 1750 K Street Borrower is a special purpose entity. The members of the 1750 K Street Borrower are The St. Joe Company and 1750 K SPE Company. The St. Joe Company has executed a guaranty of (i) the non-recourse carveout obligations of the 1750 K Street Borrower under the 1750 K Street Loan and (ii) the payment of real estate taxes levied against the 1750 K Street Property.


                                     III-16

     THE PROPERTY. The 1750 K Street Property is an urban office building comprised of 12 above ground floors and 5 levels below grade. The below grade space includes 4 parking garage levels providing parking for a total of 204 vehicles. Wiley, Rein & Fielding, a Washington, D.C. based law firm ("WR&F"), is the largest tenant in the 1750 K Street Property, leasing 103,690 square feet. In addition, WR&F is the largest tenant in the adjacent building, 1776 K Street (the "Adjacent Building"). There are connections between the 1750 K Street Property and the Adjacent Building on floors 5, 10 and 11 of the 1750 K Street Property, the restoration of which is governed by a Covenant to Restore Exterior Walls dated June 23, 1993.

----------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                                      CURRENT BASE                                             % OF TOTAL BASE   CUMULATIVE % OF
                    # OF LEASES        RENT PER SF     % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
       YEAR           ROLLING            ROLLING          FEET ROLLING        SF ROLLING           ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------------
      Vacant              1              $32.14                 4%                 4%                  0%                0%
----------------------------------------------------------------------------------------------------------------------------------
        MTM               1              $34.00                 2%                 6%                  2%                2%
----------------------------------------------------------------------------------------------------------------------------------
       2002               1              $33.25                 1%                 7%                  1%                3%
----------------------------------------------------------------------------------------------------------------------------------
       2003               5              $24.52                13%                20%                 11%               14%
----------------------------------------------------------------------------------------------------------------------------------
       2004               0               $0.00                 0%                20%                  0%               14%
----------------------------------------------------------------------------------------------------------------------------------
       2005               0               $0.00                 0%                20%                  0%               14%
----------------------------------------------------------------------------------------------------------------------------------
       2006               1              $31.75                 2%                22%                  2%               17%
----------------------------------------------------------------------------------------------------------------------------------
       2007               0               $0.00                 0%                22%                  0%               17%
----------------------------------------------------------------------------------------------------------------------------------
       2008               1              $27.33                 4%                26%                  4%               21%
----------------------------------------------------------------------------------------------------------------------------------
       2009              11              $31.40                74%               100%                 79%              100%
----------------------------------------------------------------------------------------------------------------------------------
       2010               1               $0.00                 0%               100%                  0%              100%
----------------------------------------------------------------------------------------------------------------------------------
      Beyond              0               $0.00                 0%               100%                  0%              100%
----------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. Advantis Real Estate Services Company is the property manager. The management fees are subordinate to the 1750 K Street Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Prohibited by the loan documents.

     ADDITIONAL INDEBTEDNESS. Additional indebtedness secured by the 1750 K Street Property is not allowed by the loan documents. Indebtedness that is not secured by the 1750 K Street Property or interests in the 1750 K Street Borrower or its members is permitted. The 1750 K Street Borrower is permitted to incur financing secured by equipment (excluding any heating/cooling or life-safety systems) that would be incurred in the ordinary course of business by a similarly-situated owner of a commercial office building in the District of Columbia.

     Although not expressly additional indebtedness, the 1750 K Street Borrower acted as a guarantor of The St. Joe Company's existing lines of credit with First Union National Bank and Bank of America, which guaranty is currently unsecured.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the 1750 K Street Loan and the 1750 K Street Property is set forth on Appendix II hereto.


                                     III-17

--------------------------------------------------------------------------------
          MORTGAGE LOAN NOS. 28-31 - COMMERCE PARK INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $22,000,000

CUT-OFF DATE BALANCE:        $21,764,075

FIRST PAYMENT DATE:          08/10/2001

INTEREST RATE:               7.330%

AMORTIZATION:                330 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE(1):            07/10/2011

EXPECTED MATURITY BALANCE:   $18,376,492

SPONSOR(S):                  Edwin R. Sanford, II, Bradley R. Freels, John C.
                             Duffie and Midway Commerce Park, Inc.

INTEREST CALCULATION:        30/360

CALL PROTECTION(1):          Lockout until 08/09/2006; thereafter, prepayable
                             subject to premium equal to the greater of a yield maintenance premium and 1% of the principal balance

LOAN PER SF:                 $36.25

UP-FRONT RESERVES:           RE Tax:               $330,155

                             Insurance:            $51,552

ONGOING RESERVES:            RE Tax:               $46,734/month

                             Insurance:            $4,296/month

                             TI/LC(2):             $25,000/month

LOCKBOX:                     Springing Hard Lockbox

SEASONING:                   11 months
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Portfolio

PROPERTY TYPE:                Industrial

PROPERTY SUB-TYPE:            Flex Industrial

LOCATION:                     Houston & Stafford, TX

YEAR BUILT/RENOVATED:         Southwest - 1983/NAP     Westchase - 1981/NAP
                              Northwest -  1980/NAP    Medical Center - 1984/NAP

OCCUPANCY(3):                 83.8%

SQUARE FOOTAGE:               600,372

THE COLLATERAL:               4 flex industrial properties

OWNERSHIP INTEREST:           Fee Simple

MAJOR TENANTS                   % NRSF      RENT PSF   LEASE EXPIRATION
-------------                   ------      --------   ----------------
Yokogawa Corporation              5.0%       $5.90        10/31/2005

Thales GeoSolutions Group(4)      4.9%       $5.17        05/31/2002

Willette Acquisition Corp.        4.6%       $4.56        10/31/2004

PROPERTY MANAGEMENT:          Midway Management, Inc.

U/W NET OP. INCOME:           $2,590,954

U/W NET CASH FLOW:            $2,237,957

APPRAISED VALUE:              $30,800,000

CUT-OFF DATE LTV:             70.7%

MATURITY DATE LTV:            59.7%

DSCR:                         1.20x

DSCR @9% CONSTANT             1.14x
--------------------------------------------------------------------------------

(1) In the event the loan is not repaid on the maturity date, the lender may either (i) exercise its remedies or (ii) extend the loan for an additional year at 300 basis points over the original interest rate. If the loan is extended, all revenues will be deposited into a lockbox account. The borrower may prepay the loan without a prepayment premium during the last three months of the term of the loan and any extended term.

(2) Monthly deposits to the TI/LC escrow shall be suspended at such time as the balance of the escrow is $300,000, and shall re-commence upon the balance falling below $300,000.

(3)  Occupancy is based on the rent rolls dated February 28, 2002.

(4)  Negotiations are currently underway to renew the lease.


                                     III-18

THE COMMERCE PARK INDUSTRIAL PORTFOLIO LOAN

     THE LOAN. The eighth largest loan exposure (the "Commerce Park Loan") is evidenced by a promissory note give by Midway Commerce Park Properties, L.P., a Texas limited partnership (the "Commerce Park Borrower") in the principal amount of $22,000,000 (the "Commerce Park Note"). The Commerce Park Note is secured by first priority deeds of trust encumbering (i) 5 buildings containing 205,854 square feet of rentable space located in Stafford, Texas (the "Commerce Park Southwest Property"), (ii) 4 buildings containing 184,900 square feet of rentable space located in Houston, Texas (the "Commerce Park Northwest Property"), (iii) 3 buildings containing 157,876 square feet of rentable space located in Houston, Texas (the "Commerce Park Westchase Property") and (iv) 1 building containing 51,742 square feet of rentable space located in Houston, Texas (the "Commerce Park Medical Center Property"). The Commerce Park Loan was originated by Lend Lease Mortgage Capital, L.P. ("LLMC") in June 2001 pursuant to a program whereby LLMC originated loans after performing underwriting and other services under predefined procedures approved by Teachers Insurance and Annuity Association of America ("TIAA") and was simultaneously purchased by TIAA. Bradley R. Freels, John C. Duffie, Edwin R. Sanford, II and Midway Commerce Park, Inc. have executed a guaranty for the standard non-recourse carveouts.

     THE BORROWER. The Commerce Park Borrower owns no material asset other than the Commerce Park Southwest Property, the Commerce Park Northwest Property, the Commerce Park Westchase Property and the Commerce Park Medical Center Property. The general partner of the Commerce Park Borrower is Midway Commerce Park, Inc., which owns a 1% interest. The sole stockholder of Midway Commerce Park, Inc. is Midway Holdings, Inc. and the sole stockholder of Midway Holdings, Inc. is Bradley R. Freels. The limited partners of the Commerce Park Borrower are Midway Commerce Park Investors, L.P., which owns a 9% interest, Differential Management, Inc., which owns a 1% interest and Landover Development-1996, Ltd., which owns a 89% interest. Over the last 30 years, Midway companies have developed over 20 million square feet of buildings and 2,000 acres of business parks and residential neighborhoods. Midway specializes in developing facilities for processing, distribution, office and manufacturing, including multi-tenant buildings as well as build-to-suits primarily throughout Houston, Texas.

     THE PROPERTIES. The Commerce Park Southwest Property is situated on a 13.91 acre tract of land in Stafford, Texas and is improved by 5 buildings that were constructed in 1983 and contain a total of 205,854 square feet of rentable space. Surface parking is available for approximately 334 vehicles.

The Commerce Park Northwest Property is situated on a 11.45 acre tract of land in Houston, Texas and is improved by 4 buildings that were constructed in 1980 and contain a total of 184,900 square feet of rentable space. Surface parking is available for approximately 334 vehicles.

The Commerce Park Westchase Property is situated on a 8.75 acre tract of land in Houston, Texas and is improved by 3 buildings that were constructed in 1981 and contain a total of 157,876 square feet of rentable space. Surface parking is available for approximately 229 vehicles.

The Commerce Park Medical Center Property is situated on a 3.07 acre tract of land in Houston, Texas and is improved by one building that was constructed in 1984 and contains a total of 51,742 square feet of rentable space. Surface parking is available for approximately 144 VEHICLES.



                                     III-19

----------------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                                      CURRENT BASE                                             % OF TOTAL BASE   CUMULATIVE % OF
                    # OF LEASES        RENT PER SF     % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
       YEAR           ROLLING            ROLLING          FEET ROLLING        SF ROLLING           ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------------
      Vacant             17               $6.31                16%                16%                 17%               17%
----------------------------------------------------------------------------------------------------------------------------------
       2002              19               $6.06                22%                38%                 22%               39%
----------------------------------------------------------------------------------------------------------------------------------
       2003              21               $6.10                26%                64%                 26%               65%
----------------------------------------------------------------------------------------------------------------------------------
       2004              17               $5.70                21%                85%                 20%               85%
----------------------------------------------------------------------------------------------------------------------------------
       2005               3               $6.08                 7%                92%                  7%               92%
----------------------------------------------------------------------------------------------------------------------------------
       2006               3               $7.05                 2%                94%                  3%               95%
----------------------------------------------------------------------------------------------------------------------------------
       2007               1               $3.96                 3%                97%                  2%               97%
----------------------------------------------------------------------------------------------------------------------------------
       2008               2               $6.88                 3%               100%                  3%              100%
----------------------------------------------------------------------------------------------------------------------------------
       2009               0               $0.00                 0%               100%                  0%              100%
----------------------------------------------------------------------------------------------------------------------------------
       2010               0               $0.00                 0%               100%                  0%              100%
----------------------------------------------------------------------------------------------------------------------------------
   2011 & Beyond          0               $0.00                 0%               100%                  0%              100%
----------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Commerce Park Southwest Property, the Commerce Park Northwest Property, the Commerce Park Westchase Property and the Commerce Park Medical Center Property are managed by Midway Management, Inc., an affiliate of the Commerce Park Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed except for certain permitted trade payables.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Commerce Park Loan and the Commerce Park Southwest Property, the Commerce Park Northwest Property, the Commerce Park Westchase Property and the Commerce Park Medical Center Property is set forth on Appendix II hereto.



                                     III-20

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 32 - BLUE BELL PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $18,200,000

CUT-OFF DATE BALANCE:        $18,042,182

FIRST PAYMENT DATE:          12/10/2001

INTEREST RATE:               7.090%

AMORTIZATION:                300 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               11/10/2011

EXPECTED MATURITY BALANCE:   $14,391,955

SPONSOR(S):                  David A. Gardner and Donald J. Resnick

INTEREST CALCULATION:        30/360

CALL PROTECTION(1):          Lockout until 12/09/2005; thereafter, prepayable
                             subject to premium equal to the greater of a yield maintenance premium and 1% of the principal balance

LOAN PER SF:                 $117.57

UP-FRONT RESERVES:           RE Tax:             $44,823

                             TI/LC:              $14,583

ONGOING RESERVES:            RE Tax:             $16,141/month

                             TI/LC:             $14,583/month

LOCKBOX:                     Springing Hard Lockbox

SEASONING:                   7 months
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Suburban

LOCATION:                     Blue Bell, PA

YEAR BUILT/RENOVATED:         516 Building - 1960/2001
                              518 Building - 2000/NAP

OCCUPANCY(2):                 87.7%

SQUARE FOOTAGE:               153,456

THE COLLATERAL:               2 class-A office buildings.

OWNERSHIP INTEREST:           Fee Simple

MAJOR TENANTS                   % NRSF      RENT PSF   LEASE EXPIRATION
-------------                   ------      --------   ----------------
Merck & Co.                      66.0%      $23.00        11/30/2005
Barclay White Skanska, Inc.      21.6%      $24.93        05/31/2007

PROPERTY MANAGEMENT:          Acorn Development Corporation

U/W NET OP. INCOME:           $2,221,318

U/W NET CASH FLOW:            $2,095,654

APPRAISED VALUE:              $25,300,000

CUT-OFF DATE LTV:             71.3%

MATURITY DATE LTV:            56.9%

DSCR:                         1.35x

DSCR @9% CONSTANT             1.29x
--------------------------------------------------------------------------------

(1) In the event the loan is not repaid on the maturity date, the lender may either (i) exercise its remedies or (ii) extend the loan for an additional year at 300 basis points over the original interest rate. If the loan is extended, all revenues will be deposited into a lockbox account. The borrower may prepay the loan without a prepayment premium during the last three months of the term of the loan and any extended term.

(2)  Occupancy is based on the rent rolls dated October 17, 2001.


THE BLUE BELL PLAZA LOAN

     THE LOAN. The ninth largest loan exposure (the "Blue Bell Loan") is evidenced by a promissory note given by Six Valley Square Associates, LLC, a Pennsylvania limited liability company (the "Blue Bell Borrower") in the principal amount of $18,200,000 (the "Blue Bell Note"). The Blue Bell Note is secured by a first priority mortgage and security agreement encumbering 2 buildings containing 153,456 square feet of space located in Blue Bell, Pennsylvania (the "Blue Bell Property"). The Blue Bell Loan was originated by Lend Lease Mortgage Capital, L.P. ("LLMC") in October 2001 pursuant to a program whereby LLMC originated loans after performing underwriting and other services under predefined procedures approved by Teachers Insurance and Annuity Association of America ("TIAA") and was simultaneously purchased by TIAA. David
A. Gardner and Donald J. Resnick have executed a guaranty for the standard non-recourse carveouts.

     THE BORROWER. The Blue Bell Borrower is a Pennsylvania limited liability company. The principals, David A. Gardner and Donald J. Resnick, have over fifty-five years of combined experience in real estate development and management.


                                     III-21

     THE PROPERTY. The Blue Bell Property is situated on a 9.91 acre tract of land in Blue Bell, Pennsylvania and is improved by two buildings. One building was constructed in 1960 and renovated in 2001 and the other was constructed in 2000. The two buildings contain a total of 153,456 square feet of rentable space. Surface parking is available for approximately 535 vehicles.

-----------------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                % OF TOTAL BASE   CUMULATIVE % OF
                      # OF LEASES   CURRENT BASE RENT   % OF TOTAL SQUARE    CUMULATIVE % OF    RENTAL REVENUES     TOTAL RENTAL
        YEAR            ROLLING       PER SF ROLLING       FEET ROLLING        SF ROLLING           ROLLING       REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------------
       Vacant              1              $24.00                12%                12%                 13%               13%
-----------------------------------------------------------------------------------------------------------------------------------
        2002               0              $0.00                  0%                12%                  0%               13%
-----------------------------------------------------------------------------------------------------------------------------------
        2003               0              $0.00                  0%                12%                  0%               13%
-----------------------------------------------------------------------------------------------------------------------------------
        2004               0              $0.00                  0%                12%                  0%               13%
-----------------------------------------------------------------------------------------------------------------------------------
        2005               1              $23.00                66%                78%                 64%               77%
-----------------------------------------------------------------------------------------------------------------------------------
        2006               0              $0.00                  0%                78%                  0%               77%
-----------------------------------------------------------------------------------------------------------------------------------
        2007               1              $24.93                22%               100%                 23%              100%
-----------------------------------------------------------------------------------------------------------------------------------
        2008               0              $0.00                  0%               100%                  0%              100%
-----------------------------------------------------------------------------------------------------------------------------------
        2009               0              $0.00                  0%               100%                  0%              100%
-----------------------------------------------------------------------------------------------------------------------------------
        2010               0              $0.00                  0%               100%                  0%              100%
-----------------------------------------------------------------------------------------------------------------------------------
   2011 & Beyond           0              $0.00                  0%               100%                  0%              100%
-----------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Blue Bell Property is managed by Acorn Development Corporation, which is an affiliate of the Blue Bell Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. The loan documents prohibit the Blue Bell Borrower from incurring additional indebtedness secured by the Blue Bell Property. With respect to unsecured debt, the loan documents prohibit the Blue Bell Borrower from incurring "trade debt" in excess of 5% of the amount of the Blue Bell Loan, in the aggregate, none of which may be outstanding for more than 90 days.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Blue Bell Loan and the Blue Bell Property is set forth on Appendix II hereto.


                                     III-22

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 33 - FOUR POINTS BUSINESS PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $16,250,000

CUT-OFF DATE BALANCE:        $16,250,000

FIRST PAYMENT DATE(1):       11/15/2000

INTEREST RATE:               8.120%

AMORTIZATION (1):            360 months

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               10/15/2007

EXPECTED MATURITY BALANCE:   $15,481,554

SPONSOR(S):                  Menlo Equities SC LLC; Menlo Equities LLC

INTEREST CALCULATION:        30/360

CALL PROTECTION:             Prepayable subject to a prepayment premium of the
                             greater of yield maintenance and 1% until 6 months prior to maturity, at which time the loan is subject to prepayment with only yield maintenance

LOAN PER SF:                 $94.65

UP-FRONT RESERVES:           TI/LC:               $1,150,000

ONGOING RESERVES:            RE Tax:               $13,193/month

                             Insurance:            $8,551/month

LOCKBOX:                     None

SEASONING:                   20 months
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Suburban

LOCATION:                     Kearny Mesa, CA

YEAR BUILT/RENOVATED:         1987/NAP

OCCUPANCY (2):                91.0%

SQUARE FOOTAGE:               171,679

THE COLLATERAL:               Five office building complex

OWNERSHIP INTEREST:           Fee Simple

MAJOR TENANTS                   % NRSF      RENT PSF   LEASE EXPIRATION
-------------                   ------      --------   ----------------
State of California              15.9%      $22.08        3/31/2010

Advisor Publications/Media        9.1%       $16.79        9/30/2002

North American Mortgage           7.8%       $20.48        4/30/2004

PROPERTY MANAGEMENT:          Menlo Equities, LLC

U/W NET OP. INCOME:           $2,009,111

U/W NET CASH FLOW:            $1,765,327

APPRAISED VALUE:              $22,960,000

CUT-OFF DATE LTV:             70.8%

MATURITY DATE LTV:            67.4%

DSCR:                         1.34x

DSCR @9% CONSTANT             1.21x
--------------------------------------------------------------------------------

(1) Interest-only payments are required during the initial 24 months of the loan term. Amortization of principal begins on November 15, 2002.

(2)  Occupancy is based on the rent roll dated April 3, 2002.

THE FOUR POINTS BUSINESS PARK LOAN

     THE LOAN. The tenth largest loan exposure (the "Four Points Business Park Loan") is evidenced by the Secured Promissory Note (the "Four Points Business Park Note") and is secured by a first priority Deed of Trust, Security Agreement and Assignment of Rents (the "Four Points Business Park Mortgage") encumbering 5 office buildings located in Kearny Mesa, a suburb of San Diego, California. The Four Points Business Park Loan was originated on September 26, 2000 on behalf of State of Washington, State Investment Board, and was later assigned to Principal Silver, LLC, a Delaware limited liability company.

     THE BORROWER. The borrower is Four Points Partners LLC, a California limited liability company (the "Four Points Business Park Borrower"). The Four Points Business Park Borrower is not a single purpose entity and is not required to be a single asset entity. The Four Points Business Park Borrower has as its managing member Menlo Equities SC LLC, a California limited liability company, which owns a 1% interest in the Four Points Business Park Borrower. The remaining 99% of the Four Points Business Park Borrower is owned by 19 investors, 3 of which are affiliated with the Four Points Business Park Borrower.


                                     III-23

     THE PROPERTY. The Four Points Business Park Property, located in Kearny Mesa, California, was originally constructed in 1987. The Four Points Business Park Property consists of 5 office buildings and is situated on approximately
8.45 acres and contains 611 parking spaces.

---------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------
                                CURRENT BASE        % OF TOTAL                           % OF TOTAL BASE      CUMULATIVE % OF
                 # OF LEASES     RENT PER SF        SQUARE FEET      CUMULATIVE % OF     RENTAL REVENUES       TOTAL RENTAL
     YEAR          ROLLING         ROLLING            ROLLING           SF ROLLING           ROLLING         REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------------
    Vacant           3            $20.35               10%                10%                 10%                  10%
---------------------------------------------------------------------------------------------------------------------------------
     2002            6            $18.30               22%                32%                 21%                  31%
---------------------------------------------------------------------------------------------------------------------------------
     2003            6            $20.42               13%                46%                 14%                  45%
---------------------------------------------------------------------------------------------------------------------------------
     2004            7            $19.72               17%                63%                 17%                  62%
---------------------------------------------------------------------------------------------------------------------------------
     2005            2            $17.71               10%                73%                  9%                  71%
---------------------------------------------------------------------------------------------------------------------------------
     2006            6            $18.58               10%                83%                 10%                  81%
---------------------------------------------------------------------------------------------------------------------------------
     2007            1            $23.40               1%                 84%                  1%                  82%
---------------------------------------------------------------------------------------------------------------------------------
     2008            0             $0.00               0%                 84%                  0%                  82%
---------------------------------------------------------------------------------------------------------------------------------
     2009            0             $0.00               0%                 84%                  0%                  82%
---------------------------------------------------------------------------------------------------------------------------------
     2010            1            $22.08               16%                100%                18%                  100%
---------------------------------------------------------------------------------------------------------------------------------
 2011 & Beyond       0             $0.00               0%                 100%                 0%                  100%
---------------------------------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Four Points Business Park Property is managed by Menlo Equities LLC, which is affiliated with the Four Points Business Park Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Four Points Business Park Loan and the Four Points Business Park Property is set forth on Appendix II to the Prospectus Supplement.







                                     III-24

--------------------------------------------------------------------------------

Securitized Products
       Group                    [GRAPHIC OMITTED]                  June 19, 2002

--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

                         -------------------------------

                                  $720,181,000

                                  (APPROXIMATE)

                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                                  AS DEPOSITOR

                        STATE FARM LIFE INSURANCE COMPANY
                MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC.
                              PRINCIPAL SILVER, LLC
                     JOHN HANCOCK REAL ESTATE FINANCE, INC.
              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                            AS MORTGAGE LOAN SELLERS

                         -------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ2

                         -------------------------------

                                 MORGAN STANLEY

                            LEAD BOOKRUNNING MANAGER

                           CREDIT SUISSE FIRST BOSTON

                                   CO-MANAGER

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $720,181,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ2

TRANSACTION FEATURES

>>   Sellers:

--------------------------------------------------------------------------------------------------------------
                                                           NO. OF      NO. OF     CUT-OFF DATE      % OF
SELLERS                                                     LOANS      PROPS.       BALANCE ($)     POOL
--------------------------------------------------------------------------------------------------------------
 State Farm Life Insurance Company                           47          47        246,406,797       31.6
 Morgan Stanley Dean Witter Mortgage Capital Inc.             5          19        183,340,965       23.5
 Principal Silver, LLC                                       32          36        163,926,787       21.1
 John Hancock Real Estate Finance, Inc.                      15          15        109,898,525       14.1
 Teachers Insurance and Annuity Association of America        6           9         75,001,491        9.6
--------------------------------------------------------------------------------------------------------------
 TOTAL:                                                     105         126        $778,574,565     100.0
--------------------------------------------------------------------------------------------------------------

>>   Loan Pool:
     o    Average Cut-off Date Balance: $7,414,996
     o    Largest Mortgage Loan by Cut-off Date Balance: $61,909,944
     o    Five largest and ten largest loans: 31.9% and 45.8% of pool, respectively
>>   Credit Statistics:
     o    Weighted average debt service coverage ratio of 1.44x
     o    Weighted average implied debt service coverage ratio of 1.50x
     o Weighted average current loan-to-value ratio of 64.2%; weighted average balloon loan-to-value ratio of 42.7%
>>   Property Types:

                     Retail                        36.5%
                     Office                        35.6%
                     Industrial                    19.1%
                     Manufactured Housing           6.6%
                     Multifamily                    1.6%
                     Hospitality                    0.5%

>>   Call Protection:
     o 65 Mortgage Loans (53.2% of the pool) have a remaining lockout period ranging from 1 to 92 payments, then a prepayment premium or yield maintenance charge calculated on the basis of the greater of (x) a yield maintenance formula and (y) 1.00% of the amount prepaid
     o 8 Mortgage Loans (26.5% of the pool) have a remaining lockout period ranging from 24 to 55 payments, then defeasance provisions
     o 30 Mortgage Loans (16.3% of the pool) either have no lockout period or the lockout period has expired and are prepayable with a prepayment premium or yield maintenance charge calculated on the basis of the greater of (x) a yield maintenance formula and (y) 1.00% of the amount prepaid
     o 2 Mortgage Loans (4.0% of the pool) have no lockout period and are prepayable for a certain period with a prepayment premium or yield maintenance charge calculated on the basis of the greater of (x) a yield maintenance formula and (y) 1.00% of the amount prepaid, followed by a second period when a yield maintenance penalty only is permitted

>> Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.etrustee.net. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer

>> Bond Information: Cash flows are expected to be modeled by TREPP, S&P CONQUEST and INTEX and are expected to be available on BLOOMBERG.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                       T-2

                           $720,181,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ2

OFFERED CERTIFICATES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         CERTIFICATE
            INITIAL                                                                    EXPECTED FINAL       INITIAL       PRINCIPAL
          CERTIFICATE     SUBORDINATION      RATINGS       AVERAGE        PRINCIPAL     DISTRIBUTION     PASS-THROUGH      TO VALUE
CLASS      BALANCE(1)         LEVELS       (FITCH/S&P)    LIFE(2)(3)     WINDOW(2)(4)      DATE(2)          RATE(5)        RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------
A-1       $118,000,000       14.875%        AAA / AAA        2.89            1 - 59      05/15/2007          4.09%          54.7%
------------------------------------------------------------------------------------------------------------------------------------
A-2       $131,500,000       14.875%        AAA / AAA        5.76           59 - 82      04/15/2009          5.16%          54.7%
------------------------------------------------------------------------------------------------------------------------------------
A-3       $151,000,000       14.875%        AAA / AAA        7.91          82 - 110      08/15/2011          5.52%          54.7%
------------------------------------------------------------------------------------------------------------------------------------
A-4       $262,260,000       14.875%        AAA / AAA        9.76         110 - 126      12/15/2012          5.74%          54.7%
------------------------------------------------------------------------------------------------------------------------------------
B          $25,305,000       11.625%         AA / AA        11.08         126 - 141      03/15/2014          5.93%          56.7%
------------------------------------------------------------------------------------------------------------------------------------
C          $24,330,000        8.500%          A / A         12.15         141 - 154      04/15/2015          6.12%          58.7%
------------------------------------------------------------------------------------------------------------------------------------
D           $7,786,000        7.500%         A- / A-        13.13         154 - 162      12/15/2015          6.23%          59.4%
------------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (7)

------------------------------------------------------------------------------------------------------------------------------------
              INITIAL                                                                                                    CERTIFICATE
            CERTIFICATE                                                               EXPECTED FINAL       INITIAL        PRINCIPAL
             BALANCE OR       SUBORDINATION     RATINGS      AVERAGE     PRINCIPAL     DISTRIBUTION      PASS-THROUGH      TO VALUE
CLASS    NOTIONAL AMOUNT(1)       LEVELS      (FITCH/S&P)   LIFE(2)(3)  WINDOW(2)(4)       DATE(2)          RATE(5)        RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------
X-1(8)      $778,574,565           ----           ----         ----         ----            ----             0.32%           ----
------------------------------------------------------------------------------------------------------------------------------------
X-2(8)      $691,924,000           ----           ----         ----         ----            ----             1.75%           ----
------------------------------------------------------------------------------------------------------------------------------------
E             $7,786,000          6.500%      BBB+ / BBB+      13.80      162 - 170      08/15/2016          6.78%           60.0%
------------------------------------------------------------------------------------------------------------------------------------
F             $7,785,000          5.500%       BBB / BBB       14.45      170 - 176      02/15/2017          6.97%           60.7%
------------------------------------------------------------------------------------------------------------------------------------
G             $5,840,000          4.750%      BBB- / BBB-      14.80      176 - 181      07/15/2017          7.28%           61.2%
------------------------------------------------------------------------------------------------------------------------------------
H - O        $36,982,565           ----           ----         ----              ----      ----               ----           ----
------------------------------------------------------------------------------------------------------------------------------------

Notes:    (1)  As of June 1, 2002.  In the case of each such Class, subject to a permitted variance of plus or minus 5%.
          (2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.
          (3)  Average life is expressed in terms of years.
          (4)  Principal window is the period (expressed in terms of months and commencing with the month of July 2002) during which distributions of principal are expected to be made to the holders of each designated Class.
          (5)  The Class A-1, A-2, A-3, A-4, B, C and D Certificates will accrue interest at a fixed rate. The Class E and F Certificates will accrue interest at the weighted average net mortgage rate minus
               0.50% and 0.31%, respectively. The Class G Certificates will accrue interest at the weighted average net mortgage rate. The
               Class X-1 and X-2 Certificates will accrue interest at a variable rate. The Class X-1 and X-2 Certificates will be collectively known as the "Class X Certificates."
          (6)  Certificate Principal to Value Ratio is calculated by dividing each Class' Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The
               Class A-1, A-2, A-3 and A-4 Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-1, A-2, A-3 and A-4 Certificate Balances.
          (7)  Certificates to be offered privately pursuant to Rule 144A.
          (8)  The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                       T-3

                           $720,181,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ2


I.  ISSUE CHARACTERISTICS

ISSUE TYPE:                  Public: Classes A-1, A-2, A-3, A-4, B, C and D (the
                             "Offered Certificates")

                             Private (Rule 144A): Classes X-1, X-2, E, F, G, H, J, K, L, M, N and O

SECURITIES OFFERED:          $720,181,000 monthly pay, multi-class, sequential
                             pay commercial mortgage REMIC Pass-Through
                             Certificates, including seven fixed-rate principal and interest classes (Classes A-1, A-2, A-3, A-4,
                             B, C and D)

SELLERS: State Farm Life Insurance Company, Morgan Stanley Dean Witter Mortgage Capital Inc., Principal Silver, LLC, John Hancock Real Estate Finance, Inc. and Teachers Insurance and Annuity Association of America

LEAD BOOKRUNNING             Morgan Stanley & Co. Incorporated
MANAGER:

CO-MANAGER:                  Credit Suisse First Boston Corporation

MASTER SERVICER:             ORIX Capital Markets, LLC

PRIMARY SERVICERS:           Principal Capital Management, LLC (with respect to
                             the individual mortgage loans sold by Principal
                             Silver, LLC); and John Hancock Real Estate Finance,
                             Inc. (with respect to the individual mortgage loans sold by John Hancock Real Estate Finance, Inc.)

SPECIAL SERVICER:            Lend Lease Asset Management, L.P.

TRUSTEE, PAYING AGENT AND    LaSalle Bank National Association
REGISTRAR :

FISCAL AGENT:                ABN AMRO Bank N.V.

CUT-OFF DATE:                June 1, 2002. For purposes of the information
                             contained in this term sheet, scheduled payments due in June 2002 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on June 1, 2002, not the actual day on which such scheduled payments were due.

PRICING DATE:                June 19, 2002

CLOSING DATE:                June 27, 2002

DISTRIBUTION DATES:          The 15th of each month, commencing in July 2002 (or
                             if the 15th is not a business day, the next succeeding business day)

MINIMUM DENOMINATIONS:       $25,000 for the Class A Certificates and $100,000
                             for all other Offered Certificates and in multiples of $1 thereafter

SETTLEMENT TERMS:            DTC, Euroclear and Clearstream, same day funds,
                             with accrued interest

LEGAL/REGULATORY STATUS:     Classes A-1, A-2, A-3, A-4, B, C and D are expected
                             to be eligible for exemptive relief under ERISA. No
                             Class of Certificates is SMMEA eligible.

RISK FACTORS:                THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT
                             BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                             FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND
                             THE "RISK FACTORS" SECTION OF THE PROSPECTUS


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                       T-4

                           $720,181,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ2


II. STRUCTURE CHARACTERISTICS

The Class A-1, A-2, A-3, A-4, B, C and D Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class E and F Certificates will accrue interest at the weighted average net mortgage rate minus 0.50% and 0.31%, respectively. The Class G Certificates will accrue interest at the weighted average net mortgage rate. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.


[GRAPHIC OMITTED]

                                       Months   0      24     36       48       60       72       84       Maturity

Class A-1     AAA/AAA     4.09%                                                                                  $118.0MM
Class A-2     AAA/AAA     5.16%                                                                                  $131.5MM
Class A-3     AAA/AAA     5.52%                                                                                  $151.0MM
Class A-4     AAA/AAA     5.74%                                                                                  $262.3MM
Class B       AA/AA       5.93%                                                                                  $ 25.3MM
Class C       A/A         6.12%                                                                                  $ 24.3MM
Class D       A-/A-       6.23%                                                                                  $  7.8MM
Class E       BBB+/BBB+ NWAC - 0.50%                                                                             $  7.8MM
Class F       BBB/BBB   NWAC - 0.31%                                                                             $  7.8MM
Class G       BBB-/BBB- NWAC                                                                                     $  5.8MM
Class H       BB+/BB+     5.77%                                                                                  $  9.7MM
Class J-O     BB/BB to NR 5.77%                                                                                  $ 27.3MM


        X-1 + X-2 IO Strip          X-2 Notional          X-1 Notional

             NR = Not Rated

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                       T-5

                           $720,181,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ2


Class X-1 and X-2 Notional    The Notional Amount of the Class X-1 Certificates
Balances:                     will be equal to the aggregate of the Certificate
                              Balances of the classes of Principal Balance
                              Certificates outstanding from time to time. The
                              Notional Amount of the Class X-2 Certificates will equal:

                                o   During the period from the Closing Date
                                    through and including the Distribution
                                    Date occurring in June 2004, the sum of (a) the lesser of $58,600,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates outstanding from time to time;

                                o During the period following the Distribution Date occurring in June 2004 through and including the Distribution Date occurring in June 2005, the sum of (a) the lesser of $11,500,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time and (c) the lesser of $7,200,000 and the Certificate Balance of the Class H Certificates outstanding from time to time;

                                o During the period following the Distribution Date occurring in June 2005 through and including the Distribution Date occurring in June 2006, the sum of (a) the lesser of $99,800,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates outstanding from time to time and (c) the lesser of $7,100,000 and the Certificate Balance of the Class F Certificates outstanding from time to time;

                                o During the period following the Distribution Date occurring in June 2006 through and including the Distribution Date occurring in June 2007, the sum of (a) the lesser of $26,000,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $2,600,000 and the Certificate Balance of the Class E Certificates outstanding from time to time;

                                o During the period following the Distribution Date occurring in June 2007 through and including the Distribution Date occurring in June 2008, the sum of (a) the lesser of $114,400,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time, (b) the Certificate Balance of the Class A-4, Class B and Class C Certificates outstanding from time to time; and

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                       T-6

                           $720,181,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ2


                                o During the period following the Distribution Date occurring in June 2008 through and including the Distribution Date occurring in June 2009, the sum of (a) the lesser of $56,700,000 and the Certificate Balance of the Class A-3 Certificates outstanding from time to time, (b) the aggregate of Certificate Balance of the Class A-4 and Class B Certificates outstanding from time to time; and (c) the lesser of $15,500,000 and the Certificate Balance of the Class C Certificates outstanding from time to time;

                                o Following the Distribution Date occurring in June 2009, $0.

                              Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to any component included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in June 2009. Accordingly, upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $778,574,565 and $691,924,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                       T-7

                           $720,181,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ2


Class X-1 and X-2 Pass-       The Pass-Through Rate applicable to the Class X-1
Through Rates:                Certificates for the initial Distribution Date
                              will equal approximately 0.32% per annum. The
                              Pass-Through Rate applicable to the Class X-1
                              Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates
                              (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the
                              Certificate Balance of each class of Principal
                              Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance
                              Certificates is identified under "--Certificate
                              Balance" in the Prospectus Supplement as being part of the total Notional Amount of the Class X-2
                              Certificates immediately prior to any Distribution
                              Date, then that identified portion of such Certificate Balance will also represent a separate component of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related
                              Distribution Date, and the remaining portion of such Certificate Balance will represent another separate component of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before June
                              2009, on any particular component of the total
                              Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution
                              Date, the applicable Class X-1 Strip Rate will be calculated as follows:

                                o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A in the Prospectus Supplement and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                       T-8

                           $720,181,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ2


                                o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of
                                    (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A in the Prospectus Supplement and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

                                o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

                                o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.


                              Notwithstanding the foregoing, for any
                              Distribution Date occurring after June 2009, the Certificate Balance of each class of Principal Balance Certificates will constitute a single separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                       T-9

                           $720,181,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ2


                              The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 1.75% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in June 2009 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" in the Prospectus Supplement as being part of the total Notional Amount of the Class X-2 certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent a separate component of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before June 2009, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                                o   the lesser of (a) the rate per annum
                                    corresponding to such Distribution Date as set forth on Schedule A in the Prospectus Supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

                                o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

                              Under no circumstances will the Class X-2 Strip Rate be less than zero.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                       T-10

                           $720,181,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ2


Yield Maintenance/            Any Prepayment Premiums/Yield Maintenance Charges
Prepayment Premium            collected with respect to a Mortgage Loan during
Allocation:                   any particular Collection Period will be
                              distributed to the holders of each Class of Principal Balance Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such Distribution
                              Date in an amount equal to the lesser of (i) such Prepayment Premium/Yield Maintenance Charge and
                              (ii) the Prepayment Premium/Yield Maintenance
                              Charge multiplied by the product of (a) a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that Class on the Distribution Date, and the denominator of which is the total principal distributed on that Distribution Date, and (b) a fraction not greater than one, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to that Class, over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate.

                              The portion, if any, of the Prepayment Premium/ Yield Maintenance Charge remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X-1 Certificates and Class X-2 Certificates based on an 53/47 ratio through and including the Distribution Date in May 2008. After the Distribution Date in May 2008 all Prepayment Premium/Yield Maintenance charges remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the Class X-1 Certificates. For the purposes of the foregoing, the Class H Certificates and below are the excluded classes.

                              The following is an example of the Prepayment Premium Allocation under (b) above based on the information contained herein and the following assumptions:

                              Two Classes of Certificates: Class A-1 and X.

                              The characteristics of the Mortgage Loan being prepaid are as follows:

                                -   Loan Balance: $10,000,000

                                -   Mortgage Rate: 8.00%

                                -   Maturity Date: 5 years (June 1, 2007)

                              The Discount Rate is equal to 4.02%

                              The Class A-1 Pass-Through Rate is equal to 4.09%

                                                        CLASS A CERTIFICATES
                               -------------------------------------------------------------------------
                                                                                              YIELD
                                                                                           MAINTENANCE
                                            METHOD                        FRACTION          ALLOCATION
                               ------------------------------------ ---------------------- -------------
                                                                          CLASS A-1         CLASS A-1
                               ------------------------------------ ---------------------- -------------
                                 (Class A-1 Pass Through Rate -            (4.09%-4.02%)      1.76%
                                         Discount Rate)
                               ------------------------------------        ---------------
                                (Mortgage Rate - Discount Rate)            (8.00%-4.02%)

                                                     CLASS X CERTIFICATES
                                                                                              YIELD
                                                                                           MAINTENANCE
                                         METHOD                           FRACTION          ALLOCATION
                               ------------------------------------ ---------------------- -------------
                               (1 -Class A-1 YM Allocation)              (1-1.76% )           98.24%


THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                       T-11

                           $720,181,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ2

III.  SELLERS              State Farm Life Insurance Company ("State Farm")

                           The Mortgage Pool includes 47 Mortgage Loans, representing 31.6% of the Initial Pool Balance, that were originated by State Farm.

                           State Farm is a wholly owned subsidiary of State Farm Mutual Automobile Insurance Company ("State Farm Mutual"), with its corporate headquarters in Bloomington, Illinois. State Farm Mutual was founded in 1922 and State Farm was formed in 1929.

                           State Farm Mutual has invested assets under management in excess of $117 billion, with State Farm contributing approximately $26.8 billion of the total. The Mortgage and Real Estate Division of State Farm Mutual's Investment Department underwrote the commercial mortgage loans in this transaction. The Mortgage and Real Estate Division is responsible for the origination and servicing of State Farm's $3.7 billion commercial mortgage loan portfolio. State Farm's financial strength is rated "AA+" by S&P, AAA by Fitch and "A++" by A.M. Best Company.

                           Morgan Stanley Dean Witter Mortgage Capital Inc. ("MSDWMC")

                           The Mortgage Pool includes 5 Mortgage Loans, representing 23.5% of the Initial Pool Balance, that were originated by or on behalf of MSDWMC or purchased from a third party.

                           MSDWMC is a subsidiary of Morgan Stanley & Co. Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.


                           Principal Silver, LLC ("Principal Silver")

                           The Mortgage Pool includes 32 Mortgage Loans, representing 21.1% of the Initial Pool Balance, that were originated by Principal Capital or its affiliates.

                           Principal Silver is a wholly-owned subsidiary of Principal Enterprise Capital I, LLC which is 95% owned by Washington State Investment Board ("WSIB") and 5% owned by Principal Life Insurance Company. The loans were originated by Principal Capital Management, LLC ("Principal Capital"), a wholly-owned subsidiary of Principal Life Insurance Company, and its affiliates, on behalf of WSIB from 1996-2000. The loan portfolio was transferred to Principal Silver by WSIB for subsequent sale in December 2001. WSIB is the nation's 25th largest public pension plan with over $50 billion in assets under management, including nearly $4 billion in real estate related investments. Principal Capital is an institutional asset management company with assets under management of nearly $100 billion. Principal Capital and its affiliates have securitized over $3 billion in commercial mortgages and are advising Principal Silver on this loan sale.


                           John Hancock Real Estate Finance, Inc. ("JHREF")

                           The Mortgage Pool includes 15 Mortgage Loans, representing 14.1% of the Initial Pool Balance, that were originated by JHREF.

                           JHREF is a wholly owned subsidiary of John Hancock Subsidiaries LLC, which is a wholly owned subsidiary of John Hancock Life Insurance Company. JHREF was founded in 1982 and is headquartered in Boston, Massachusetts.

                           JHREF presently has six offices across the country. Certain of the mortgage loans contributed by JHREF were closed by John Hancock Life Insurance Company with the remainder closed by JHREF itself. Both JHREF and John Hancock Life Insurance Company underwrote their mortgage loans at their headquarters in Boston, Massachusetts.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                       T-12

                           $720,181,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ2


                           Teachers Insurance and Annuity Association of America ("TIAA")

                           The Mortgage Pool includes 6 Mortgage Loans, representing 9.6% of the Initial Pool Balance, that are being contributed by TIAA.

                           TIAA is a non-profit legal reserve life insurance and annuity company organized under the laws of the State of New York.

                           Based on assets under management as of December 31, 2001, TIAA is the third largest life insurance company in the United States on an individual basis, based on information from A.M. Best Company. TIAA is the major provider of retirement and insurance benefits for the employees of non-profit educational and research organizations. The TIAA mortgage loans in this transaction were acquired by TIAA from Lend Lease Mortgage Capital, L.P. ("LLMC") pursuant to a program under which LLMC originated loans after performing underwriting and other services under predefined procedures approved by TIAA. The mortgage loans were closed by LLMC and simultaneously assigned to and purchased by TIAA. TIAA's financial strength is rated "Aaa" by Moody's and "AAA" by S&P, "AAA" by Fitch and "A++" by A.M. Best Company.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $720,181,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ2


IV.  COLLATERAL DESCRIPTION

                                                     TEN LARGEST LOAN EXPOSURES

--- ---------------------------- --------------- ------ --------------- ------------- --------- --------- -------- ------- --------
                                                                                                  LOAN             CUT-OFF
                                                                          CUT-OFF      UNITS/      PER               DATE   BALLOON
NO. PROPERTY NAME                CITY            STATE  PROPERTY TYPE   DATE BALANCE     SF      UNIT/SF   DSCR      LTV      LTV
--- ---------------------------- --------------- ------ --------------- ------------- --------- --------- -------- ------- --------
1   Woodfield Mall               Schaumburg      IL     Retail           $61,909,944  1,117,916     $230    2.05x   47.1%     41.2%
--- ---------------------------- --------------- ------ --------------- ------------- --------- --------- -------- ------- --------
2   One Seaport Plaza            New York City   NY     Office           $61,000,000  1,097,668     $173    1.64x   65.5%     58.1%
--- ---------------------------- --------------- ------ --------------- ------------- --------- --------- -------- ------- --------
3   Fayette Pavilion             Fayetteville    GA     Retail           $49,178,071    795,720      $62    1.19x   71.6%      0.6%
--- ---------------------------- --------------- ------ --------------- ------------- --------- --------- -------- ------- --------
4   ARC - Harmony Road           Fort Collins    CO     Manuf. Housing   $13,951,677        486  $19,072    1.31x   73.7%     65.1%
    ARC - Stoneybrook            Greeley         CO     Manuf. Housing    $9,986,222        429  $19,072    1.31x   73.7%     65.1%
    ARC - Siouxland Estates      South Sioux     NE     Manuf. Housing    $4,041,130        271  $19,072    1.31x   73.7%     65.1%
                                 City
    ARC - Chalet City            Crowley         TX     Manuf. Housing    $3,841,292        257  $19,072    1.31x   73.7%     65.1%
    ARC - Denton Falls           Denton          TX     Manuf. Housing    $3,714,512        188  $19,072    1.31x   73.7%     65.1%
    ARC - The Woodlands          Wichita         KS     Manuf. Housing    $2,927,648        244  $19,072    1.31x   73.7%     65.1%
    ARC - Northern Hills         Springdale      AR     Manuf. Housing    $2,345,619        181  $19,072    1.31x   73.7%     65.1%
    ARC - Western Park           Fayetteville    AR     Manuf. Housing    $1,642,068        115  $19,072    1.31x   73.7%     65.1%
    ARC - Oak Glen               Fayetteville    AR     Manuf. Housing    $1,147,093         87  $19,072    1.31x   73.7%     65.1%
    ARC - Vogel Manor            Arnold          MO     Manuf. Housing    $1,056,092         73  $19,072    1.31x   73.7%     65.1%
    ARC - Bush Ranch             House Springs   MO     Manuf. Housing      $767,689         46  $19,072    1.31x   73.7%     65.1%
    ARC - Hidden Acres           Arnold          MO     Manuf. Housing      $447,174         28  $19,072    1.31x   73.7%     65.1%
                       SUBTOTAL                                          $45,868,216      2,405  $19,072    1.31x   73.7%     65.1%
--- ---------------------------- --------------- ------ --------------- ------------- --------- --------- -------- ------- --------
5   The Centre at Deane Hill     Knoxville       TN     Retail           $30,495,655    389,172      $78    1.22x   76.2%     29.1%
--- ---------------------------- --------------- ------ --------------- ------------- --------- --------- -------- ------- --------
6   Ballas Medical Office        St. Louis       MO     Office            $4,273,678     89,816      $44    1.35x   54.8%     42.9%
    Baxter Office Building       Chesterfield    MO     Office            $3,613,528     62,144      $44    1.35x   54.8%     42.9%
    Woodcrest Plaza              St. Louis       MO     Office            $3,591,793     83,236      $44    1.35x   54.8%     42.9%
    Chapel Hill II               Town & Country  MO     Office            $3,517,972     56,952      $44    1.35x   54.8%     42.9%
    Westchase Park               St. Louis       MO     Office            $2,788,296     61,927      $44    1.35x   54.8%     42.9%
    Woodsmill 40 Medical Center  St. Louis       MO     Office            $2,639,646     59,438      $44    1.35x   54.8%     42.9%
    Town & Country Medical       St. Louis       MO     Office            $1,919,720     47,836      $44    1.35x   54.8%     42.9%
    Office
    Spirit Business Center       Chesterfield    MO     Industrial        $1,328,970     49,832      $44    1.35x   54.8%     42.9%
    South
    Spirit Business Center       Chesterfield    MO     Industrial        $1,111,801     40,375      $44    1.35x   54.8%     42.9%
    North
    Spirit Business Center       Chesterfield    MO     Industrial        $1,072,780     35,620      $44    1.35x   54.8%     42.9%
                       SUBTOTAL                                          $25,858,182    587,176      $44    1.35x   54.8%     42.9%
--- ---------------------------- --------------- ------ --------------- ------------- --------- --------- -------- ------- --------
7   1750 K Street, NW            Washington      DC     Office           $25,957,671    152,470     $170    1.42x   68.3%     58.9%
--- ---------------------------- --------------- ------ --------------- ------------- --------- --------- -------- ------- --------
8   Commerce Park Southwest      Stafford        TX     Industrial        $7,914,209    205,854      $36    1.20x   70.7%     59.7%
    Commerce Park Northwest      Houston         TX     Industrial        $6,076,982    184,900      $36    1.20x   70.7%     59.7%
    Commerce Park Westchase      Houston         TX     Industrial        $5,441,018    157,876      $36    1.20x   70.7%     59.7%
    Commerce Park Medical        Houston         TX     Industrial        $2,331,866     51,742      $36    1.20x   70.7%     59.7%
    Center
                       SUBTOTAL                                          $21,764,075    600,372      $36    1.20x   70.7%     59.7%
--- ---------------------------- --------------- ------ --------------- ------------- --------- --------- -------- ------- --------
9   Blue Bell Plaza              Blue Bell       PA     Office           $18,042,182    153,456     $118    1.35x   71.3%     56.9%
--- ---------------------------- --------------- ------ --------------- ------------- --------- --------- -------- ------- --------
10  Four Points Business Park    Kearny Mesa     CA     Office           $16,250,000    171,679      $95    1.34x   70.8%     67.4%
--- ---------------------------- --------------- ------ --------------- ------------- --------- --------- -------- ------- --------
    TOTALS/WEIGHTED AVERAGES                                            $356,323,997                       1.48X    65.4%     45.1%
--- ---------------------------- --------------- ------ --------------- ------------- --------- --------- -------- ------- --------


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                       T-14

                           $720,181,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ2

CUT-OFF DATE BALANCE ($)
-------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE     % OF
                                     LOANS       BALANCE ($)      POOL
-------------------------------------------------------------------------
1 - 2,500,000                         16          22,701,642       2.9
2,500,001 - 5,000,000                 48         164,795,603      21.2
5,000,001 - 7,500,000                 15          88,778,851      11.4
7,500,001 - 10,000,000                11          92,224,283      11.8
10,000,001 - 12,500,000                2          22,640,658       2.9
12,500,001 - 15,000,000                4          56,967,714       7.3
15,000,001 - 17,500,000                1          16,250,000       2.1
17,500,001 - 20,000,000                1          18,042,182       2.3
20,000,001 - 30,000,000                2          47,721,746       6.1
30,000,001 - 40,000,000                1          30,495,655       3.9
40,000,001 - 50,000,000                2          95,046,287      12.2
60,000,001 - 70,000,000                2         122,909,944      15.8
-------------------------------------------------------------------------
TOTAL:                               105         $778,574,56     100.0%
-------------------------------------------------------------------------
Min: $420,967           Max: $61,909,944            Average: $7,414,996
-------------------------------------------------------------------------



STATE
-------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE     % OF
                                     LOANS       BALANCE ($)      POOL
-------------------------------------------------------------------------
Illinois                               3         80,753,164       10.4
Georgia                               10         74,478,838        9.6
California                            13         72,843,399        9.4
Texas                                 11         72,436,888        9.3
New York                               1         61,000,000        7.8
Florida                               12         54,588,387        7.0
Colorado                               8         49,685,441        6.4
Missouri                              14         42,193,563        5.4
New Jersey                             6         36,804,701        4.7
Arizona                                6         32,641,601        4.2
Other                                 42        201,148,582       25.8
-------------------------------------------------------------------------
TOTAL:                               126       $778,574,565      100.0%
-------------------------------------------------------------------------



PROPERTY TYPE
-------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE     % OF
                                     LOANS       BALANCE ($)      POOL
-------------------------------------------------------------------------
Retail                                31        $284,390,298      36.5
Office                                38        $277,544,191      35.6
Industrial                            41        $148,649,173      19.1
Manufactured Housing                  13         $51,632,814       6.6
Multifamily                            2         $12,675,852       1.6
Hospitality                            1          $3,682,237       0.5
-------------------------------------------------------------------------
TOTAL:                               126        $778,574,565     100.0%
-------------------------------------------------------------------------



MORTGAGE RATE (%)
-------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE     % OF
                                     LOANS       BALANCE ($)      POOL
-------------------------------------------------------------------------
6.501 - 7.000                         23        161,634,130      20.8
7.001 - 7.500                         35        350,814,759      45.1
7.501 - 8.000                         27        166,773,596      21.4
8.001 - 8.500                         15         85,722,110      11.0
8.501 - 9.000                          4         12,393,999       1.6
9.001 - 9.500                          1          1,235,972       0.2
-------------------------------------------------------------------------
TOTAL:                               105       $778,574,565     100.0%
-------------------------------------------------------------------------
 Min: 6.700%              Max: 9.250%               Wtd Avg: 7.397%
-------------------------------------------------------------------------



ORIGINAL TERM TO STATED MATURITY (MOS)
-------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE     % OF
                                     LOANS       BALANCE ($)      POOL
-------------------------------------------------------------------------
61 - 120                               62        528,602,147       67.9
121 - 180                              18         99,584,586       12.8
181 - 240                              25        150,387,831       19.3
-------------------------------------------------------------------------
TOTAL:                                105       $778,574,565      100.0%
-------------------------------------------------------------------------
 Min: 84                  Max: 240                 Wtd Avg: 146
-------------------------------------------------------------------------



REMAINING TERM TO STATED MATURITY (MOS)
-------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE     % OF
                                     LOANS       BALANCE ($)      POOL
-------------------------------------------------------------------------
1 - 60                                 12        35,464,680        4.6
61 - 120                               59       524,734,810       67.4
121 - 180                              15        78,932,319       10.1
181 - 240                              19       139,442,755       17.9
-------------------------------------------------------------------------
TOTAL:                                105      $778,574,565      100.0%
-------------------------------------------------------------------------
 Min: 32                  Max: 209                   Wtd Avg: 122
-------------------------------------------------------------------------



REMAINING AMORTIZATION TERM (MOS)
-------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE     % OF
                                     LOANS       BALANCE ($)      POOL
-------------------------------------------------------------------------
1 - 120                                8         19,833,137       2.5
121 - 180                             25         83,113,990      10.7
181 - 240                             23        131,286,428      16.9
241 - 360                             49        544,341,009      69.9
-------------------------------------------------------------------------
TOTAL:                               105       $778,574,565     100.0%
-------------------------------------------------------------------------
 Min: 41                  Max: 360                 Wtd Avg: 279
-------------------------------------------------------------------------



SEASONING (MOS)
-------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE     % OF
                                     LOANS       BALANCE ($)      POOL
-------------------------------------------------------------------------
<= 0                                    2       106,868,216       13.7
1 - 12                                 22       256,982,207       33.0
13 - 24                                 2        30,314,426        3.9
25 - 36                                16       167,198,905       21.5
37 - 48                                23        85,366,942       11.0
49 - 60                                22        83,242,163       10.7
61 - 72                                12        37,896,177        4.9
73 - 84                                 3         6,269,223        0.8
85 - 96                                 3         4,436,307        0.6
-------------------------------------------------------------------------
TOTAL:                                105       $778,574,565     100.0%
-------------------------------------------------------------------------
 Min: 0                   Max: 96                 Wtd Avg: 24
-------------------------------------------------------------------------



CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE     % OF
                                     LOANS       BALANCE ($)      POOL
-------------------------------------------------------------------------
10.1 - 20.0                             1            551,863       0.1
20.1 - 30.0                             2          3,080,094       0.4
30.1 - 40.0                             5         18,721,562       2.4
40.1 - 50.0                             8         89,099,589      11.4
50.1 - 55.0                            22         74,186,374       9.5
55.1 - 60.0                            10         39,897,166       5.1
60.1 - 65.0                             8         35,250,367       4.5
65.1 - 70.0                            22        192,766,241      24.8
70.1 - 75.0                            23        276,150,426      35.5
75.1 - 80.0                             4         48,870,881       6.3
-------------------------------------------------------------------------
TOTAL:                                105       $778,574,565     100.0%
-------------------------------------------------------------------------
 Min: 14.2%               Max: 79.4%                Wtd Avg: 64.2%
-------------------------------------------------------------------------



BALLOON LOAN-TO-VALUE RATIO (%)
-------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE     % OF
                                     LOANS       BALANCE ($)      POOL
-------------------------------------------------------------------------
 0.1 - 30.0                          40           213,440,569     27.4
 30.1 - 40.0                          3            14,445,084      1.9
 40.1 - 50.0                         20           135,475,875     17.4
 50.1 - 60.0                         26           257,167,376     33.0
 60.1 - 70.0                         16           158,045,662     20.3
-------------------------------------------------------------------------
 TOTAL:                             105          $778,574,565    100.0%
-------------------------------------------------------------------------
  Min: 0.3%              Max: 69.1%                 Wtd Avg:  42.7%
-------------------------------------------------------------------------



DEBT SERVICE COVERAGE RATIO (X)
-------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE     % OF
                                     LOANS       BALANCE ($)      POOL
-------------------------------------------------------------------------
 1.01 - 1.15                         15           62,230,246       8.0
 1.16 - 1.25                         18          196,900,060      25.3
 1.26 - 1.35                         32          206,093,643      26.5
 1.36 - 1.50                         14           89,002,380      11.4
 1.51 - 1.75                         14          118,566,364      15.2
 1.76 - 2.00                          4           22,142,239       2.8
 2.01 >=                              8           83,639,634      10.7
-------------------------------------------------------------------------
 TOTAL:                             105         $778,574,565     100.0%
-------------------------------------------------------------------------
  Min: 1.01x                  Max: 2.76x            Wtd Avg:  1.44x
-------------------------------------------------------------------------



DEBT SERVICE COVERAGE RATIO AT 9% CONSTANT (X)
-------------------------------------------------------------------------
                                    NO. OF       AGGREGATE
                                   MORTGAGE     CUT-OFF DATE     % OF
                                     LOANS       BALANCE ($)      POOL
-------------------------------------------------------------------------
 1.01 - 1.15                           4          47,628,143       6.1
 1.16 - 1.25                          17         186,228,684      23.9
 1.26 - 1.35                          12         149,526,912      19.2
 1.36 - 1.50                          22         109,600,067      14.1
 1.51 - 1.75                          23         130,095,084      16.7
 1.76 - 2.00                          12         104,678,424      13.4
 2.01 >=                              15          50,817,251       6.5
-------------------------------------------------------------------------
 TOTAL:                              105        $778,574,565     100.0%
-------------------------------------------------------------------------
  Min: 1.07x                  Max: 6.99x           Wtd Avg:  1.50x
-------------------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                       T-15

                           $720,181,000 (APPROXIMATE)
                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2002-IQ2



PREPAYMENT RESTRICTION ANALYSIS

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1) (2)

--------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 Jun-02             Jun-03             Jun-04             Jun-05             Jun-06
--------------------------------------------------------------------------------------------------------------------------------
Locked Out                              79.73%             71.99%             63.96%             45.83%             42.25%

YM (T+ 0.0):                            17.64%             25.35%             33.61%             51.43%             54.93%

YM (T+ 0.25):                            2.09%              2.12%              2.15%              2.20%              2.27%

YM (T+ 0.50):                            0.54%              0.54%              0.54%              0.55%              0.56%

Yield Maintenance Total                 20.27%             28.01%             36.31%             54.17%             57.75%
--------------------------------------------------------------------------------------------------------------------------------
Open                                     0.00%              0.00%              0.00%              0.00%              0.00%
--------------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%            100.00%            100.00%            100.00%            100.00%
--------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $778,574,565       $762,113,492       $744,176,858       $722,001,295       $692,257,951

% Initial Pool Balance                 100.00%             97.89%             95.58%             92.73%             88.91%
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 Jun-07             Jun-08             Jun-09            Jun-10
--------------------------------------------------------------------------------------------------------
Locked Out                              34.47%             36.19%             38.59%             42.58%

YM (T+ 0.0):                            58.23%             62.45%             58.39%             57.12%

YM (T+ 0.25):                            2.37%              0.00%              0.00%              0.00%

YM (T+ 0.50):                            0.57%              0.00%              0.00%              0.00%

Yield Maintenance Total                 61.16%             62.45%             58.39%             57.12%
--------------------------------------------------------------------------------------------------------
Open                                     4.37%              1.36%              3.02%              0.30%
--------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%            100.00%            100.00%            100.00%
--------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $656,374,945       $577,792,898       $522,299,669       $439,840,713

% Initial Pool Balance                  84.30%             74.21%             67.08%             56.49%
--------------------------------------------------------------------------------------------------------


PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1) (2)

------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                 Jun-11             Jun-12             Jun-13             Jun-14            Jun-15
------------------------------------------------------------------------------------------------------------------------------
Locked Out                              42.95%              0.00%              0.00%             0.00%             0.00%

YM (T+ 0.0):                            46.43%             99.50%             99.79%            86.38%            99.91%

YM (T+ 0.25):                            0.00%              0.00%              0.00%             0.00%             0.00%

YM (T+ 0.50):                            0.00%              0.00%              0.00%             0.00%             0.00%

Yield Maintenance Total                 46.43%             99.50%             99.79%            86.38%            99.91%
------------------------------------------------------------------------------------------------------------------------------
Open                                    10.62%              0.50%              0.21%            13.62%             0.09%
------------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%            100.00%            100.00%           100.00%           100.00%
------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $408,208,230       $121,174,303       $102,087,278       $87,038,952       $63,664,187

% Initial Pool Balance                  52.43%             15.56%             13.11%            11.18%             8.18%
------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
Prepayment Restrictions                 Jun-16            Jun-17            Jun-18            Jun-19
-----------------------------------------------------------------------------------------------------
Locked Out                              0.00%             0.00%             0.00%             0.00%

YM (T+0.0):                           100.00%           100.00%            90.27%            10.94%

YM (T+0.25):                            0.00%             0.00%             0.00%             0.00%

YM (T+0.50):                            0.00%             0.00%             0.00%             0.00%

Yield Maintenance Total               100.00%           100.00%            90.27%            10.94%
-----------------------------------------------------------------------------------------------------
Open                                    0.00%             0.00%             9.73%            89.06%
-----------------------------------------------------------------------------------------------------
TOTALS                                100.00%           100.00%           100.00%           100.00%
-----------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $52,148,975       $37,446,659       $26,089,366       $15,378,607

% Initial Pool Balance                  6.70%             4.71%             3.35%             1.98%
-----------------------------------------------------------------------------------------------------

Notes:

(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
              NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED
                  BY THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------
                                       T-16

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST             Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
135 S. LaSalle Street Suite 1625                          SERIES 2002-IQ2                            Prior Payment:
Chicago, IL 60603                                                                                    Next Payment:
                                                                                                     Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                       Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS


====================================================================================================================================
=======================================  ==================================================  =======================================
                                                                                    Page(s)
Issue Id:                                                                           -------  Closing Date:
                                         REMIC Certificate Report                            First Payment Date:
Monthly Data File Name:                  Bond Interest Reconciliation                        Assumed Final Payment Date:
                                         Cash Reconciliation Summary
=======================================  15 Month Historical Loan Status Summary             =======================================
                                         15 Month Historical Payoff/Loss Summary
                                         Historical Collateral Level Prepayment Report
                                         Delinquent Loan Detail
                                         Mortgage Loan Characteristics
                                         Loan Level Detail
                                         Specially Serviced Report
                                         Modified Loan Detail
                                         Realized Loss Detail
                                         Appraisal Reduction Detail

                                         ==================================================

           ==============================================================================================================
                                                         CONTACT INFORMATION
           --------------------------------------------------------------------------------------------------------------
                                    Issuer: Morgan Stanley Dean Witter Capital I Trust 2002-IQ2
                                        Depositor: Morgan Stanley Dean Witter Capital I Inc.
                          Underwriter: Morgan Stanley & Co. Inc / Credit Suisse First Boston Corporation
                                               Master Servicer: ORIX Capital Markets, LLC
                                          Special Servicer: Lend Lease Asset Management, L.P.
                                      Rating Agency: Fitch, Inc. / Standard & Poor's Corporation
           ==============================================================================================================

                                ====================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                --------------------------------------------------------------------
                                         LaSalle Web Site                www.etrustee.net

                                ====================================================================

====================================================================================================================================

06/18/2002 - 14:30 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                          SERIES 2002-IQ2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

====================================================================================================================================
             ORIGINAL      OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING    INTEREST     INTEREST    PASS-THROUGH
  CLASS   FACE VALUE (1)   BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE     PAYMENT    ADJUSTMENT     RATE (2)
  CUSIP      Per 1,000    Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000   Per 1,000    Per 1,000   Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                 0.00         0.00        0.00          0.00           0.00         0.00        0.00         0.00
====================================================================================================================================
                                                                          Total P&I Payment     0.00
                                                                          ==========================

Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
       (3) Estimated

06/18/2002 - 14:30 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                          SERIES 2002-IQ2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    BOND INTEREST RECONCILIATION

===========================================================================================================================
                                                      Deductions                                   Additions
                                     ----------------------------------------------  --------------------------------------
           Accrual       Accrued                   Add.      Deferred &                Prior        Prepay-      Other
        -------------  Certificate   Allocable    Trust      Accretion     Interest  Int. Short-     ment       Interest
Class   Method   Days   Interest       PPIS     Expense(1)    Interest      Losses    falls Due    Penalties   Proceeds(2)
---------------------------------------------------------------------------------------------------------------------------











                          0.00         0.00        0.00         0.00         0.00        0.00        0.00         0.00
===========================================================================================================================

=================================================================

                                         Remaining
            Distributable   Interest    Outstanding          Credit Support
             Certificate     Payment      Interest       ----------------------
 Class        Interest      Amount      Shortfalls       Original    Current(3)
----------------------------------------------------    ------------------------











----------------------------------------------------
                 0.00          0.00          0.00
====================================================   =========================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
    (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

06/18/2002 - 14:30 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                          SERIES 2002-IQ2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
------------------------------------------   ------------------------------------------   ------------------------------------------
           INTEREST SUMMARY                             SERVICING FEE SUMMARY                        PRINCIPAL SUMMARY
------------------------------------------   ------------------------------------------   ------------------------------------------
Current Scheduled Interest                   Current Servicing Fees                       SCHEDULED PRINCIPAL:
Less Deferred Interest                       Plus Fees Advanced for PPIS                  Current Scheduled Principal
Plus Advance Interest                        Less Reduction for PPIS                      Advanced Scheduled Principal
Plus Unscheduled Interest                    Plus Unscheduled Servicing Fees              ------------------------------------------
PPIS Reducing Scheduled Interest             ------------------------------------------   Scheduled Principal Distribution
Less Total Fees Paid To Servicer             Total Servicing Fees Paid                    ------------------------------------------
Plus Fees Advanced for PPIS                  ------------------------------------------   UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                                          Curtailments
Less Misc. Fees & Expenses                   ------------------------------------------   Prepayments in Full
Less Non Recoverable Advances                              PPIS SUMMARY                   Liquidation Proceeds
-----------------------------------------    ------------------------------------------   Repurchase Proceeds
Interest Due Trust                           Gross PPIS                                   Other Principal Proceeds
-----------------------------------------    Reduced by PPIE                              ------------------------------------------
Less Trustee Fee                             Reduced by Shortfalls in Fees                Unscheduled Principal Distribution
Less Fee Strips Paid by Trust                Reduced by Other Amounts                     ------------------------------------------
Less Misc. Fees Paid by Trust                ------------------------------------------   Remittance Principal
-----------------------------------------    PPIS Reducing Scheduled Interest             ------------------------------------------
Remittance Interest                          ------------------------------------------
-----------------------------------------    PPIS Reducing Servicing Fee                  ------------------------------------------
                                             ------------------------------------------   Servicer Wire Amount
                                             PPIS Due Certificate                         ------------------------------------------
                                             ------------------------------------------

                                             ----------------------------------------------------
                                                             POOL BALANCE SUMMARY
                                             ----------------------------------------------------
                                                                                 Balance   Count
                                             ----------------------------------------------------
                                             Beginning Pool
                                             Scheduled Principal Distribution
                                             Unscheduled Principal Distribution
                                             Deferred Interest
                                             Liquidations
                                             Repurchases
                                             Ending Pool
                                             ----------------------------------------------------


                  ------------------------------------------------------------------------------------------------
                                                              ADVANCES

                    PRIOR OUTSTANDING         CURRENT PERIOD              RECOVERED           ENDING OUTSTANDING
                  Principal    Interest    Principal    Interest    Principal    Interest    Principal    Interest
                  ------------------------------------------------------------------------------------------------




                  ------------------------------------------------------------------------------------------------

====================================================================================================================================

06/18/2002 - 14:30 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                          SERIES 2002-IQ2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

====================================================================================================================================

                                    Delinquency Aging Categories                                 Special Event Categories (1)
              ------------------------------------------------------------------------  --------------------------------------------
              Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure     REO    Modifications Specially Serviced  Bankruptcy
Distribution  ------------------------------------------------------------------------  --------------------------------------------
    Date      #    Balance   #    Balance   #    Balance   #    Balance  #    Balance    #    Balance   #    Balance   #    Balance
============  ========================================================================  ===========================================



























============  ========================================================================  ============================================
     (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

06/18/2002 - 14:30 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                          SERIES 2002-IQ2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============   ==========================================================================================================
               Ending Pool (1)   Payoffs (2)   Penalties   Appraisal Reduct. (2)   Liquidations (2)   Realized Losses (2)
Distribution   ----------------------------------------------------------------------------------------------------------
    Date         #   Balance     #   Balance   #  Amount      #     Balance         #    Balance         #     Amount
============   ==========================================================================================================



























============   ==========================================================================================================

===================================
Remaining Term   Curr Weighted Avg.
-----------------------------------
 Life   Amort.    Coupon     Remit
===================================




























===================================

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

06/18/2002 - 14:30 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                          SERIES 2002-IQ2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

=========================  ===================================  =====================  ==================  =========================
                                                                                                                   Remaining
                                                                                                                      Term
Disclosure   Distribution   Initial          Payoff   Penalty   Prepayment   Maturity   Property                  ------------  Note
Control #        Date       Balance   Code   Amount   Amount       Date        Date       Type     State   DSCR   Life   Amort. Rate
=========================  ===================================  =====================  ==================  =========================
















=========================  ===================================  =====================  ==================  =========================
                               CUMULATIVE      0        0
                               ===============================

06/18/2002 - 14:30 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                          SERIES 2002-IQ2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                       DELINQUENT LOAN DETAIL

====================================================================================================================================
                 Paid                 Outstanding   Out. Property                        Special
Disclosure Doc   Thru   Current P&I       P&I         Protection       Advance          Servicer   Foreclosure   Bankruptcy    REO
  Control #      Date     Advance      Advances**     Advances     Description (1)   Transfer Date     Date         Date       Date
====================================================================================================================================












====================================================================================================================================
A. P&I Advance - Loan in Grace Period   1. P&I Advance - Loan delinquent 1 month   3. P&I Advance - Loan delinquent 3 months or More
B. P&I Advance - Late Payment but       2. P&I Advance - Loan delinquent 2 months  4. Matured Balloon/Assumed Scheduled Payment
   (less than) one month delinq
====================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

06/18/2002 - 14:30 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                          SERIES 2002-IQ2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

                DISTRIBUTION OF PRINCIPAL BALANCES                                DISTRIBUTION OF MORTGAGE INTEREST RATES
================================================================    ================================================================
                                               Weighted Average                                                    Weighted Average
Current Scheduled  # of   Scheduled   % of    ------------------    Current Mortgage   # of   Scheduled   % of    ------------------
     Balances      Loans   Balance   Balance  Term  Coupon  DSCR    Interest Rate      Loans   Balance   Balance  Term  Coupon  DSCR
================================================================    ================================================================










================================================================    ================================================================
                    0          0       0.00%                                            0          0       0.00%
================================================================    ================================================================
Average Scheduled Balance                                           Minimum Mortgage Interest Rate         10.0000%
Maximum Scheduled Balance                                           Maximum Mortgage Interest Rate         10.0000%
Minimum Scheduled Balance

         DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)                       DISTRIBUTION OF REMAINING TERM (BALLOON)
================================================================    ================================================================
                                               Weighted Average                                                    Weighted Average
Fully Amortizing   # of   Scheduled   % of    ------------------        Balloon        # of   Scheduled   % of    ------------------
Mortgage Loans     Loans   Balance   Balance  Term  Coupon  DSCR    Mortgage Loans     Loans   Balance   Balance  Term  Coupon  DSCR
================================================================    ================================================================
                                                                      0 to  60
                                                                     61 to 120
                                                                    121 to 180
                                                                    181 to 240
                                                                    241 to 360





================================================================    ================================================================
                    0          0       0.00%                                            0          0       0.00%
================================================================    ================================================================
                                   Minimum Remaining Term           Minimum Remaining Term      0
                                   Maximum Remaining Term           Maximum Remaining Term      0

06/18/2002 - 14:30 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                          SERIES 2002-IQ2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
================================================================    ================================================================
 Debt Service     # of   Scheduled    % of                                            # of   Scheduled    % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   DSCR         State       Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================    ================================================================










================================================================
                   0         0        0.00%
================================================================
Maximum DSCR
Minimum DSCR

                  DISTRIBUTION OF DSCR (CUTOFF)
================================================================
 Debt Service     # of   Scheduled    % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   DSCR
================================================================









================================================================    ================================================================
                   0         0        0.00%                                            0                  0.00%
================================================================    ================================================================
Maximum DSCR              0.00
Minimum DSCR              0.00

06/18/2002 - 14:30 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                          SERIES 2002-IQ2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                      DISTRIBUTION OF LOAN SEASONING
================================================================    ================================================================
                      # of   Scheduled   % of                                             # of   Scheduled   % of
Property Types        Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years       Loans   Balance   Balance  WAMM  WAC  DSCR
================================================================    ================================================================












================================================================    ================================================================
                        0        0       0.00%                                              0        0       0.00%
================================================================    ================================================================

                DISTRIBUTION OF AMORTIZATION TYPE                                  DISTRIBUTION OF YEAR LOANS MATURING
================================================================    ================================================================
Current Scheduled     # of   Scheduled   % of                                             # of   Scheduled   % of
    Balances          Loans   Balance   Balance  WAMM  WAC  DSCR          Year            Loans   Balance   Balance  WAMM  WAC  DSCR
================================================================    ================================================================
                                                                          1998
                                                                          1999
                                                                          2000
                                                                          2001
                                                                          2002
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                     2009 & Longer
================================================================    ================================================================
                                                                                            0        0       0.00%
================================================================    ================================================================

06/18/2002 - 14:30 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                          SERIES 2002-IQ2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                          LOAN LEVEL DETAIL

==================================================================================================================================
                                                       Operating               Ending                               Spec.
Disclosure           Property                          Statement   Maturity   Principal   Note   Scheduled   Mod.   Serv    ASER
Control #     Grp      Type     State    DSCR    NOI      Date       Date      Balance    Rate      P&I      Flag   Flag    Flag
==================================================================================================================================














==================================================================================================================================
                                 W/Avg   0.00     0                               0                  0
==================================================================================================================================

===================================
  Loan             Prepayment
 Status     -----------------------
 Code(1)    Amount   Penalty   Date
===================================














===================================
               0        0
===================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend: A. P&I Adv - in Grace Period    1. P&I Adv - delinquent 1 month      5. Prepaid in Full         9. REO
            B. P&I Adv - (less than)        2. P&I Adv - delinquent 2 months     6. Specially Serviced     10. DPO
               one month delinq             3. P&I Adv - delinquent 3+ months    7. Foreclosure            11. Modification
                                            4. Mat. Balloon/Assumed P&I          8. Bankruptcy
====================================================================================================================================
06/18/2002 - 14:30 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                          SERIES 2002-IQ2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

======================= ===================== ===================================== ====================== =========================
                                Balance                           Remaining Term
Disclosure    Transfer   -------------------    Note   Maturity  ----------------    Property                                 NOI
Control #       Date     Scheduled    Actual    Rate     Date     Life    Amort.       Type        State     NOI     DSCR     Date
----------------------- --------------------- ------------------------------------- ---------------------- -------------------------






















======================== ==================== =================================== =======================  =========================

06/18/2002 - 14:30 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                          SERIES 2002-IQ2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
Disclosure            Resolution
Control #              Strategy                                                 Comments
====================================================================================================================================























====================================================================================================================================

06/18/2002 - 14:30 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                          SERIES 2002-IQ2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
Disclosure      Modification  Modification                                      Modification
Control #           Date          Code                                          Description
------------------------------------------------------------------------------------------------------------------------------------























====================================================================================================================================

06/18/2002 - 14:30 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                          SERIES 2002-IQ2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                        REALIZED LOSS DETAIL

====================================================================================================================================
                                                Beginning           Gross Proceeds   Aggregate       Net      Net Proceeds
Distribution  Disclosure  Appraisal  Appraisal  Scheduled  Gross       as a % of    Liquidation  Liquidation   as a % of    Realized
   Period     Control #      Date      Value     Balance  Proceeds  Sched Principal  Expenses *    Proceeds  Sched. Balance   Loss
------------------------------------------------------------------------------------------------------------------------------------



















------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                      0.00                 0.00            0.00         0.00                     0.00
CUMULATIVE                                         0.00                 0.00            0.00         0.00                     0.00
====================================================================================================================================
     * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

06/18/2002 - 14:30 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

ABN AMRO                                      MORGAN STANLEY DEAN WITTER CAPITAL I TRUST                 Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                          SERIES 2002-IQ2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                     APPRAISAL REDUCTION DETAIL

======================= ===================== =================================== ==================== ========= ==================
                                                                 Remaining Term                                      Appraisal
Disclosure   Appraisal  Scheduled   Reduction  Note   Maturity   --------------    Property                      -----------------
Control #    Red. Date   Balance     Amount    Rate     Date      Life   Amort.      Type      State     DSCR    Value       Date
======================= ===================== =================================== ==================== ========= ==================




















======================= ===================== =================================== ==================== ========= ==================

06/18/2002 - 14:30 (MXXX-MXXX) (copyright) 2001 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE A
                                   ----------

            Rates Used in Determination of Class X Pass-Through Rates


    7/2002        7.25374%                         2/2006          7.24595%
    8/2002        7.32033%                         3/2006          7.24600%
    9/2002        7.32031%                         4/2006          7.31639%
    10/2002       7.25348%                         5/2006          7.24553%
    11/2002       7.32026%                         6/2006          7.31631%
    12/2002       7.25328%                         7/2006          7.24112%
    1/2003        7.25318%                         8/2006          7.31293%
    2/2003        7.25307%                         9/2006          7.30976%
    3/2003        7.25309%                         10/2006         7.23718%
    4/2003        7.32008%                         11/2006         7.30974%
    5/2003        7.25275%                         12/2006         7.23198%
    6/2003        7.32001%                         1/2007          7.23187%
    7/2003        7.25253%                         2/2007          7.22890%
    8/2003        7.31994%                         3/2007          7.21056%
    9/2003        7.31991%                         4/2007          7.28485%
    10/2003       7.25220%                         5/2007          7.20831%
    11/2003       7.31984%                         6/2007          7.27921%
    12/2003       7.25197%                         7/2007          7.20205%
    1/2004        7.31976%                         8/2007          7.26945%
    2/2004        7.25174%                         9/2007          7.26956%
    3/2004        7.25167%                         10/2007         7.19106%
    4/2004        7.31964%                         11/2007         7.25292%
    5/2004        7.25137%                         12/2007         7.17216%
    6/2004        7.31956%                         1/2008          7.24794%
    7/2004        7.25112%                         2/2008          7.16645%
    8/2004        7.31948%                         3/2008          7.16649%
    9/2004        7.31944%                         4/2008          7.24978%
    10/2004       7.25074%                         5/2008          7.16762%
    11/2004       7.31935%                         6/2008          7.25516%
    12/2004       7.25047%                         7/2008          7.17139%
    1/2005        7.25033%                         8/2008          7.25618%
    2/2005        7.25020%                         9/2008          7.25626%
    3/2005        7.24871%                         10/2008         7.17306%
    4/2005        7.31785%                         11/2008         7.26042%
    5/2005        7.24826%                         12/2008         7.17442%
    6/2005        7.31775%                         1/2009          7.17792%
    7/2005        7.24797%                         2/2009          7.17785%
    8/2005        7.31764%                         3/2009          7.17809%
    9/2005        7.31759%                         4/2009          7.26498%
    10/2005       7.24652%                         5/2009          7.18699%
    11/2005       7.31661%                         6/2009          7.27669%
    12/2005       7.24622%                         7/2009          7.18860%
    1/2006        7.24609%

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.,
                (FORMERLY KNOWN AS MORGAN STANLEY CAPITAL I INC.)
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                 ---------------

         Morgan Stanley Dean Witter Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

         EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

         1) multifamily or commercial mortgage loans;
         2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;
         3) direct obligations of the United States or other governmental agencies; or
         4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

         The certificates of any series may consist of one or more classes. A given class may:

         o provide for the accrual of interest based on fixed, variable or adjustable rates;
         o be senior or subordinate to one or more other classes in respect of distributions;
         o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;
         o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;
         o provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;
         o  provide for sequential distributions of principal;
         o provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

         INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-25 OF THE RELATED PROSPECTUS SUPPLEMENT.

         This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------
                           MORGAN STANLEY DEAN WITTER
                   The date of this Prospectus is June 6, 2002

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

         Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

         o the timing of interest and principal payments;
         o applicable interest rates;
         o information about the trust fund's assets;
         o information about any credit support or cash flow agreement;
         o the rating for each class of certificates;
         o information regarding the nature of any subordination;
         o any circumstance in which the trust fund may be subject to early termination;
         o whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;
         o the aggregate principal amount of each class of certificates;
         o information regarding any master servicer, sub-servicer or special servicer; and
         o whether the certificates will be initially issued in definitive or book entry form.

         IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. has not authorized anyone to provide you with information that is different.

         Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

         This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

         Morgan Stanley Dean Witter Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is (212) 761-4000.

                    ----------------------------------------

         Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus Supplement.......ii
Summary Of Prospectus.............................................................................................1
Risk Factors......................................................................................................9
    Assets.......................................................................................................23
    Mortgage Loans...............................................................................................23
    Mortgage Backed Securities...................................................................................28
    Government Securities........................................................................................29
    Accounts.....................................................................................................29
    Credit Support...............................................................................................30
    Cash Flow Agreements.........................................................................................30
Use Of Proceeds..................................................................................................30
Yield Considerations.............................................................................................30
    General......................................................................................................30
    Pass-Through Rate............................................................................................30
    Timing of Payment of Interest................................................................................31
    Payments of Principal; Prepayments...........................................................................31
    Prepayments--Maturity and Weighted Average Life..............................................................32
    Other Factors Affecting Weighted Average Life................................................................33
The Depositor....................................................................................................34
Description Of The Certificates..................................................................................34
    General......................................................................................................34
    Distributions................................................................................................35
    Available Distribution Amount................................................................................35
    Distributions of Interest on the Certificates................................................................36
    Distributions of Principal of the Certificates...............................................................36
    Components...................................................................................................37
    Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations..............37
    Allocation of Losses and Shortfalls..........................................................................37
    Advances in Respect of Delinquencies.........................................................................37
    Reports to Certificateholders................................................................................38
    Termination..................................................................................................41
    Book-Entry Registration and Definitive Certificates..........................................................41
Description Of The Agreements....................................................................................42
    Assignment of Assets; Repurchases............................................................................43
    Representations and Warranties; Repurchases..................................................................44
    Certificate Account and Other Collection Accounts............................................................46
    Collection and Other Servicing Procedures....................................................................49
    Subservicers.................................................................................................50
    Special Servicers............................................................................................50
    Realization Upon Defaulted Whole Loans.......................................................................50
    Hazard Insurance Policies....................................................................................53
    Rental Interruption Insurance Policy.........................................................................54
    Fidelity Bonds and Errors and Omissions Insurance............................................................54
    Due-on-Sale and Due-on-Encumbrance Provisions................................................................55
    Retained Interest; Servicing Compensation and Payment of Expenses............................................55
    Evidence as to Compliance....................................................................................55
    Matters Regarding a Master Servicer and the Depositor........................................................56
    Events of Default............................................................................................57
    Rights Upon Event of Default.................................................................................57
    Amendment....................................................................................................58



    The Trustee..................................................................................................59
    Duties of the Trustee........................................................................................59
    Matters Regarding the Trustee................................................................................59
    Resignation and Removal of the Trustee.......................................................................60
Description Of Credit Support....................................................................................60
    General......................................................................................................60
    Subordinate Certificates.....................................................................................61
    Cross-Support Provisions.....................................................................................61
    Insurance or Guarantees for the Whole Loans..................................................................61
    Letter of Credit.............................................................................................61
    Insurance Policies and Surety Bonds..........................................................................62
    Reserve Funds................................................................................................62
    Credit Support for MBS.......................................................................................62
Legal Aspects Of The Mortgage Loans And The Leases...............................................................63
    General......................................................................................................63
    Types of Mortgage Instruments................................................................................63
    Interest in Real Property....................................................................................64
    Leases and Rents.............................................................................................64
    Personalty...................................................................................................65
    Foreclosure..................................................................................................65
    Bankruptcy Laws..............................................................................................69
    Junior Mortgages; Rights of Senior Lenders or Beneficiaries..................................................71
    Environmental Legislation....................................................................................73
    Due-on-Sale and Due-on-Encumbrance...........................................................................75
    Subordinate Financing........................................................................................76
    Default Interest, Prepayment Premiums and Prepayments........................................................76
    Acceleration on Default......................................................................................76
    Applicability of Usury Laws..................................................................................76
    Laws and Regulations; Types of Mortgaged Properties..........................................................77
    Americans With Disabilities Act..............................................................................77
    Soldiers' and Sailors' Civil Relief Act of 1940..............................................................78
    Forfeitures in Drug and RICO Proceedings.....................................................................78
Federal Income Tax Consequences..................................................................................78
    General......................................................................................................79
    Grantor Trust Funds..........................................................................................79
    REMICs.......................................................................................................87
    Prohibited Transactions and Other Taxes.....................................................................101
    Liquidation and Termination.................................................................................101
    Administrative Matters......................................................................................102
    Tax-Exempt Investors........................................................................................102
    Residual Certificate Payments--Non-U.S. Persons.............................................................102
    Tax Related Restrictions on Transfers of REMIC Residual Certificates........................................103
State Tax Considerations........................................................................................105
ERISA Considerations............................................................................................105
    General.....................................................................................................105
    Prohibited Transactions.....................................................................................106
    Review by Plan Fiduciaries..................................................................................108
Legal Investment................................................................................................108
Plan Of Distribution............................................................................................110
Legal Matters...................................................................................................111
Financial Information...........................................................................................111
Rating..........................................................................................................111
Incorporation Of Information By Reference.......................................................................112
Glossary Of Terms...............................................................................................113



                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES...................  Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL...........................  Each trust fund will consist primarily of one or more segregated pools of:

                                          (1)   multifamily or commercial mortgage loans;

                                          (2)   mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

                                          (3)   direct obligations of the United States or other governmental agencies; or

                                          (4)   any combination of 1-3 above, as well as other property as described in the accompanying prospectus supplement.

                                          as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

                                          Each trust fund for a series of certificates may also include:

                                          o     letters of credit, insurance policies, guarantees, reserve funds or other types of credit support; and

                                          o     currency or interest rate exchange agreements and other financial assets.

                           RELEVANT PARTIES AND DATES

ISSUER..................................  Morgan Stanley Dean Witter Capital I 200__-__ Trust.

DEPOSITOR...............................  Morgan Stanley Dean Witter Capital I Inc., a wholly-owned subsidiary of Morgan Stanley
                                          Group Inc.

MASTER SERVICER.........................  The master servicer, if any, for each series of certificates will be named in the related prospectus supplement. The master servicer may be an affiliate of Morgan
                                          Stanley Dean Witter Capital I Inc.

SPECIAL SERVICER........................  The special servicer, if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement. The special servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc.

TRUSTEE.................................  The trustee for each series of certificates will be named in the related prospectus supplement.

ORIGINATOR..............................  The originator or originators of the mortgage loans will be named in the related prospectus supplement. An originator may be an affiliate of Morgan Stanley
                                          Dean Witter Capital I Inc. Morgan Stanley Dean Witter Capital I Inc. will purchase the mortgage loans or the mortgage backed securities or both, on or before the issuance of the related series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS...................  Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

         (a) MORTGAGE ASSETS............  The mortgage loans and the mortgage backed securities,  or one or the other, with respect to each series of certificates will consist of a pool of:

                                          o     multifamily or commercial mortgage loans or both;

                                          o     mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by mortgage loans;
                                                or

                                          o     a combination of mortgage loans and mortgage backed securities.

                                          The mortgage loans will not be guaranteed or insured by:

                                          o     Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates; or

                                          o     unless the prospectus supplement so provides, any governmental agency or instrumentality or other person.

                                          The mortgage loans will be secured by first liens or junior liens on, or security interests in:

                                          o     residential properties consisting of five or more rental or cooperatively-owned dwelling units; or

                                          o     office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use commercial properties or other types of commercial properties.

                                          Unless otherwise provided in the prospectus supplement, the mortgage loans:

                                          o     will be secured by properties located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico;

                                          o     will have individual principal balances at origination of at least $25,000;

                                          o     will have original terms to maturity of not more than 40 years; and

                                          o     will be originated by persons other than Morgan Stanley Dean Witter Capital I
                                                Inc.

                                          Each mortgage loan may provide for the following payment terms:

                                          o     Each mortgage loan may provide for no accrual of interest or for




                                                             - 2 -





                                                accrual of interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to time at the borrower's election. Adjustable mortgage rates may be based on one or more indices.

                                          o     Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

                                          o     Each mortgage loan may provide for negative amortization or accelerated amortization.

                                          o     Each mortgage loan may be fully amortizing or require a balloon payment due on the loan's stated maturity date.

                                          o     Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

                                          o     Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

         (b) GOVERNMENT SECURITIES......  If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

         (c) COLLECTION ACCOUNTS........  Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund's assets. The collection account may be either interest bearing or non-interest bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

         (d) CREDIT SUPPORT.............  If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund's mortgage loans and mortgage backed securities.

                                          This protection may be provided by one or more of the following means:

                                          o     subordination of one or more other classes of certificates,

                                          o     letter of credit,

                                          o     insurance policy,

                                          o     guarantee,

                                          o     reserve fund or

                                          o     another type of credit support, or a combination thereof.




                                                             - 3 -


                                          The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

         (e) CASH FLOW AGREEMENTS.......  If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund's assets or on one or more classes of certificates.

                                          Agreements of this sort may include:

                                          o     interest rate exchange agreements,

                                          o     interest rate cap or floor agreements,

                                          o     currency exchange agreements or similar agreements. Currency exchange agreements might be included in a trust fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non-United
                                                States currency.

                                          The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

DISTRIBUTIONS ON CERTIFICATES...........  Each series of certificates will have the following characteristics:

                                          o     if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;

                                          o     if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;

                                          o     each series of certificates will include one or more classes of certificates;

                                          o     each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

                                          o     each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount;

                                          o     each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, variable or adjustable interest rate.

                                          The related prospectus supplement will specify the principal amount, if any,

                                                             - 4 -


                                          and the interest rate, if any, for each class of certificates. In the case of a variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.

                                          The certificates will not be guaranteed or insured by Morgan Stanley Dean Witter
                                          Capital I Inc. or any of its affiliates. The certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless the related prospectus supplement so provides.

         (a) INTEREST...................  Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

                                          Interest distributions:

                                          o     on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement;

                                          o     may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

         (b) PRINCIPAL..................  The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund's assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund's assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

                                          Unless  the  prospectus  supplement  provides  otherwise,  distributions  of principal:

                                          o     will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

                                          o     will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

                                          Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

ADVANCES................................  Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall. Neither Morgan Stanley Dean Witter Capital I Inc. nor any of its affiliates will have any responsibility to make those advances.

                                     - 5 -

                                          The master servicer:

                                          o     will be reimbursed for advances from subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

                                          o     will be entitled to interest on advances, if specified in the related prospectus supplement.

                                          If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

TERMINATION.............................  The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund's assets by a specified party, under specified circumstances.

                                          The related prospectus supplement may provide for the early termination of the series of certificates in various ways including:

                                          o     optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement;

                                          o     termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

REGISTRATION OF CERTIFICATES............  If the related prospectus supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of Depository Trust
                                          Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

TAX STATUS OF THE CERTIFICATES..........  The certificates of each series will constitute either:
                                                                                          ------

                                          o     regular interests and residual interests in a trust treated as a real estate mortgage investment conduit--known as a REMIC--under Sections 860A through 860G of the Internal Revenue Code; or

                                          o     interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

         (a) REMIC......................  The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

                                          A portion  or, in  certain  cases,  all of the income  from  REMIC  residual certificates:

                                          o     may not be offset by any losses from other activities of the holder of those certificates;

                                       - 6 -


                                          o     may be treated as unrelated business taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the Internal Revenue Code; and

                                          o     may be subject to U.S. withholding tax.

                                          To the  extent  described  in this  prospectus  and the  related  prospectus supplement, the certificates offered to you will be treated as:

                                          o     assets described in section 7701(a)(19)(C) of the Internal Revenue Code; and

                                          o     "real estate assets" within the meaning of section 856(c)(4)(A) of the Internal
                                                Revenue Code.

         (b) GRANTOR TRUST..............  If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund. In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

                                          Investors are advised to consult their tax advisors and to review "Federal Income Tax
                                          Consequences" in this prospectus and the related prospectus supplement.

ERISA CONSIDERATIONS....................  If you are subject to Title I of the Employee Retirement Income Security Act of 1974,
                                          as amended--also known as ERISA, or Section 4975 of the Internal Revenue Code, you
                                          should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

                                          In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Dean Witter
                                          Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

                                          o     the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code;

                                          o     the transfer will not cause the assets of the trust fund to be deemed "plan assets" for purposes of ERISA or the Internal Revenue Code; and

                                          o     the transfer will not subject any of the trustee, Morgan Stanley Dean Witter
                                                Capital I Inc. or any servicer to additional obligations.

LEGAL INVESTMENT........................  The related prospectus supplement will specify whether any classes of the offered certificates will constitute "mortgage related securities" for purposes of the
                                          Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions, you should consult your legal advisors to determine whether any restrictions apply to an investment in these certificates.



                                        - 7 -



RATING..................................  At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

         The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY MARKET MAY
MAKE IT DIFFICULT FOR YOU TO RESELL
YOUR CERTIFICATES                     Secondary market considerations may make
                                      your certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

                                      o     there may not be a secondary market
                                            for the certificates;

                                      o     if a secondary market develops, we
                                            cannot assure you that it will
                                            continue or will provide you with
                                            the liquidity of investment you may
                                            have anticipated. Lack of liquidity
                                            could result in a substantial
                                            decrease in the market value of your
                                            certificates;

                                      o     the market value of your
                                            certificates will fluctuate with
                                            changes in interest rates;

                                      o     the secondary market for
                                            certificates backed by residential
                                            mortgages may be more liquid than
                                            the secondary market for
                                            certificates backed by multifamily
                                            and commercial mortgages so if your
                                            liquidity assumptions were based on
                                            the secondary market for
                                            certificates backed by residential
                                            mortgages, your assumptions may not
                                            be correct;

                                      o     certificateholders have no
                                            redemption rights; and

                                      o     secondary market purchasers are
                                            limited to this prospectus, the
                                            related prospectus supplement and to
                                            the reports delivered to
                                            certificateholders for information
                                            concerning the certificates.

                                      Morgan Stanley & Co. Incorporated
                                      currently expects to make a secondary
                                      market in your certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR REPAYMENT
IN FULL ON YOUR CERTIFICATES          Unless the related prospectus supplement
                                      so specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Dean Witter
                                      Capital I Inc. or any other entity, and
                                      neither the certificates nor the
                                      underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity.
                                      Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

                                      o     loan repurchase obligations in
                                            connection with a breach of certain
                                            of the representations and
                                            warranties; and

                                      o     advances on delinquent loans, to the
                                            extent the master servicer deems the
                                            advance will be recoverable.

                                      Because some of the representations and
                                      warranties with respect to the mortgage
                                      loans or mortgage backed securities may
                                      have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Dean Witter Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                                      There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                                      If a series of certificates consists of
                                      one or more classes of subordinate
                                      certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

PREPAYMENTS AND REPURCHASES MAY
REDUCE THE YIELD ON YOUR
CERTIFICATES                          The yield on your certificates may be
                                      reduced by prepayments on the mortgage
                                      loans or mortgage backed securities
                                      because prepayments affect the average
                                      life of the certificates. Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

                                      Voluntary prepayments may require the
                                      payment of a yield maintenance or
                                      prepayment premium. Nevertheless, we
                                      cannot assure you that the existence of
                                      the prepayment premium will cause a
                                      borrower to refrain from prepaying its
                                      mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.

                                      Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                                      In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

                                      o     the terms of the mortgage loans;

                                      o     the length of any prepayment lockout
                                            period;

                                      o     the prevailing interest rates;

                                      o     the availability of mortgage credit;

                                      o     the applicable yield maintenance
                                            charges or prepayment premiums;

                                      o     the servicer's ability to enforce
                                            those yield maintenance charges or
                                            prepayment premiums;

                                      o     the occurrence of casualties or
                                            natural disasters; and

                                      o     economic, demographic, tax, legal or
                                            other factors.

                                      There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

                                      Some of the certificates may be more
                                      sensitive to prepayments than other
                                      certificates and in certain cases, the
                                      certificateholder holding these
                                      certificates may fail to recoup its
                                      original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

IF PREPAYMENT PREMIUMS ARE NOT
ENFORCED, YOUR CERTIFICATES MAY BE
ADVERSELY AFFECTED                    The yield on your certificates may be less
                                      than anticipated because the prepayment
                                      premium or yield maintenance required
                                      under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                                      o     Some courts may consider the
                                            prepayment premium to be usurious.

                                      o     Even if the prepayment premium is
                                            enforceable, we cannot assure you
                                            that foreclosure proceeds will be
                                            sufficient to pay the prepayment
                                            premium.

                                      o     Although the collateral substitution
                                            provisions related to defeasance are
                                            not suppose to be treated as a
                                            prepayment and should not affect
                                            your certificates, we cannot assure
                                            you that a court will not interpret
                                            the defeasance provisions as
                                            requiring a prepayment premium; nor
                                            can we assure you that if it is
                                            treated as a prepayment premium, the
                                            court will find the defeasance
                                            income stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                          As principal payments or prepayments are
                                      made on a mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

RATINGS DO NOT GUARANTY
PAYMENT Any rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

                                      o     The ratings do not assess the
                                            likelihood that you will receive
                                            timely payments on your
                                            certificates.

                                      o     The ratings do not assess the
                                            likelihood of prepayments, including
                                            those caused by defaults.

                                      o     The ratings do not assess the
                                            likelihood of early optional
                                            termination of the certificates.

                                      Each rating agency rating classes of a
                                      particular series will determine the
                                      amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

                                      o     We cannot assure you that the
                                            historical data supporting the
                                            actuarial analysis will accurately
                                            reflect or predict the rate of
                                            delinquency, foreclosure or loss
                                            that will be experienced by the
                                            mortgage loans in a particular
                                            series.

                                      o     We cannot assure you that the
                                            appraised value of any property
                                            securing a mortgage loan in a
                                            particular series will remain stable
                                            throughout the life of your
                                            certificate.

                                      o     We cannot assure you that the real
                                            estate market will not experience an
                                            overall decline in property values
                                            nor can we assure you that the
                                            outstanding balance of any mortgage
                                            loan in a
                                            particular series will always be
                                            less than the market value of the
                                            property securing the mortgage loan.

RATINGS DO NOT GUARANTY VALUE
                                      If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. Because none of Morgan Stanley Dean Witter Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
MAY BE VOLATILE AND INSUFFICIENT
TO ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES                     Repayment of a commercial or multifamily
                                      mortgage loan is dependent on the income produced by the property. Therefore, the borrower's ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

                                      o     economic conditions causing plant
                                            closings or industry slowdowns;

                                      o     an oversupply of available retail
                                            space, office space or multifamily
                                            housing;

                                      o     changes in consumer tastes and
                                            preferences;

                                      o     decrease in consumer confidence;

                                      o     retroactive changes in building
                                            codes;

                                      o     the age, design and construction
                                            quality of the property, including
                                            perceptions regarding the
                                            attractiveness, convenience or
                                            safety of the property;

                                      o     the age, design, construction
                                            quality and proximity of competing
                                            properties;

                                      o     increases in operating expenses due
                                            to external factors such as
                                            increases in heating or electricity
                                            costs;

                                      o     increases in operating expenses due
                                            to maintenance or improvements
                                            required at the property;

                                      o     a decline in the financial condition
                                            of a major tenant;

                                      o     a decline in rental rates as leases
                                            are renewed or entered into with new
                                            tenants;

                                      o     the concentration of a particular
                                            business type in a building;

                                      o     the length of tenant leases;

                                      o     the creditworthiness of tenants; and

                                      o     the property's "operating leverage."

                                      Operating leverage refers to the
                                      percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

                                      If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

                                      It is anticipated that a substantial
                                      portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include among others:

                                      o     changes in governmental regulations,
                                            fiscal policy, zoning or tax laws;

                                      o     potential environmental legislation
                                            or liabilities or other legal
                                            liabilities;

                                      o     the availability of refinancing; and

                                      o     changes in interest rate levels or
                                            yields required by investors in
                                            income producing commercial
                                            properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                 The successful operation of a real estate
                                      project depends upon the property
                                      manager's performance and viability. The property manager is responsible for:

                                      o     responding to changes in the local
                                            market;

                                      o     planning and implementing the rental
                                            structure;

                                      o     operating the property and providing
                                            building services;

                                      o     managing operating expenses; and

                                      o     assuring that maintenance and
                                            capital improvements are carried out
                                            in a timely fashion.

                                      A good property manager, by controlling
                                      costs, providing appropriate service to
                                      tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                      Morgan Stanley Dean Witter Capital I Inc.
                                      makes no representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley Dean Witter Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

YOU SHOULD CONSIDER
THE NUMBER OF MORTGAGE
LOANS IN THE POOL                     Assuming pools of equal aggregate unpaid
                                      principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED             Payments under the mortgage loans are
                                      generally not insured or guaranteed by any person or entity.

                                      In general, the borrowers under the
                                      mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. Unless otherwise specified, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO REPAY THE
REMAINING PRINCIPAL BALANCE ON ITS
MATURITY DATE WHICH WOULD ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES
                                      Some of the mortgage loans may not be
                                      fully amortizing over their terms to
                                      maturity and will require substantial
                                      principal payments--i.e., balloon
                                      payments--at their stated maturity.
                                      Mortgage loans with balloon payments
                                      involve a greater degree of risk because a borrower's ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property. However, refinancing a loan or selling the property will be affected by a number of factors, including:

                                      o     interest rates;

                                      o     the borrower's equity in the
                                            property;

                                      o     the financial condition and
                                            operating history of the borrower
                                            and the property;

                                      o     tax laws;

                                      o     renewability of operating licenses;

                                      o     prevailing economic conditions and
                                            the availability of credit for
                                            commercial and multifamily
                                            properties;

                                      o     with respect to certain multifamily
                                            properties and mobile home parks,
                                            rent control laws; and

                                      o     with respect to hospitals, nursing
                                            homes and convalescent homes,
                                            reimbursement rates from private and
                                            public coverage providers.

YOUR CERTIFICATES WILL BEAR LOSSES IF
INSUFFICIENT FUNDS ARE AVAILABLE TO
SATISFY ANY JUNIOR
MORTGAGE LOANS
                                      If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                          If the related prospectus supplement so
                                      specifies, a master servicer, a
                                      sub-servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub-servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans.
                                      While any entity granting this type of
                                      extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                          The bankruptcy or insolvency of a major
                                      tenant, or of a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease, but not more than three years' rent to cover any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES
                                      Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                      o     grant a debtor a reasonable time to
                                            cure a payment default on a mortgage
                                            loan;

                                      o     reduce monthly payments due under a
                                            mortgage loan;

                                      o     change the rate of interest due on a
                                            mortgage loan; or

                                      o     otherwise alter the mortgage loan's
                                            repayment schedule.

                                      Moreover, the filing of a petition in
                                      bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                      Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                      As a result of the foregoing, the lender's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

SOPHISTICATION OF THE BORROWER MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                  In general, the mortgage loans will be
                                      made to partnerships, corporations or
                                      other entities rather than individuals.
                                      This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER LOSSES
OR RISKS WHICH COULD ADVERSELY
AFFECT PAYMENT ON
YOUR CERTIFICATES                     Although the prospectus supplement for a
                                      series of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks. Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

                                      A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you. Although subordination is intended to reduce the senior certificateholders' risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in a covered series will be subject to the risk that the credit support will be exhausted by the claims of other covered series.

                                      The amount of any credit support
                                      supporting one or more classes of
                                      certificates being offered to you,
                                      including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency. Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See "Description of Credit Support."

                                      Regardless of the form of any credit
                                      enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley Dean Witter Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

INVESTORS IN SUBORDINATE CLASSES
OF CERTIFICATES MAY BE SUBJECT TO
DELAYS IN PAYMENT AND MAY NOT
RECOVER THEIR INITIAL
INVESTMENTS                           To the extent described in this
                                      prospectus, the subordinate
                                      certificateholders' rights to receive
                                      distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

                                      The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT
OF LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                          The mortgage loans may contain due-on-sale
                                      clauses, which permit a lender to
                                      accelerate the maturity of the mortgage
                                      loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower. These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

                                      If the related prospectus supplement so
                                      specifies, the mortgage loans will be
                                      secured by an assignment of leases and
                                      rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                     Real property pledged as security for a
                                      mortgage loan may be subject to
                                      environmental risks. Under federal law and the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property.
                                      Moreover, the presence of hazardous or
                                      toxic substances, or the failure to
                                      remediate the property, may adversely
                                      affect the owner or operator's ability to borrow using the property as collateral.
                                      In addition, under the laws of some states and under CERCLA and other federal law, a lender may become liable, as an "owner operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower. Liability may be imposed even if the environmental damage or threat was caused by a prior owner.

                                      Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

                                      o     the mortgaged property is in
                                            compliance with applicable
                                            environmental laws, and there are no
                                            circumstances present at the
                                            mortgaged property for which
                                            investigation, testing, monitoring,
                                            containment, clean-up or remediation
                                            could be required under any federal,
                                            state or local law or regulation; or

                                      o     if the mortgaged property is not in
                                            compliance with applicable
                                            environmental laws or circumstances
                                            requiring any of the foregoing
                                            actions are present, that it would
                                            be in the best economic interest of
                                            the trust fund to acquire title to
                                            the mortgaged property and take the
                                            actions as would be necessary and
                                            appropriate to effect compliance or
                                            respond to those circumstances.

                                      See "Legal Aspects of the Mortgage Loans and Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
YOU MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES                 Generally, ERISA applies to investments
                                      made by employee benefit plans and
                                      transactions involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                           Except as provided in the prospectus
                                      supplement, REMIC residual certificates
                                      are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC residual certificates in the early years of the existence of the related REMIC--even if the REMIC residual certificates receive no distributions from the related REMIC--with a corresponding amount of losses allocated to the REMIC residual certificates in later years.
                                      Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative
                                      "value."

                                      Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC residual certificates that are individuals. Accordingly, investment in the REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual certificate should be aware that final Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES
MAY EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES         Under certain circumstances, the consent
                                      or approval of the holders of a specified percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions. The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement. The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See "Description of the Agreements--Events of Default," "--Rights
                                      Upon Event of Default," and "--Amendment."

LITIGATION ARISING OUT OF ORDINARY
BUSINESS MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES          There may be pending or threatened legal
                                      proceedings against the borrowers and
                                      managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

COMPLIANCE WITH THE AMERICANS WITH
DISABILITIES ACT OF 1990 MAY BE
EXPENSIVE AND MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES          Under the Americans with Disabilities Act
                                      of 1990, all public accommodations are
                                      required to meet federal requirements
                                      related to access and use by disabled
                                      persons. Borrowers may incur costs
                                      complying with the Americans with
                                      Disabilities Act of 1990. In addition,
                                      noncompliance could result in the
                                      imposition of fines by the federal
                                      government or an award of damages to
                                      private litigants. These costs of
                                      complying with the Americans with
                                      Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

IF YOUR CERTIFICATE IS BOOK-ENTRY,
YOU WILL NOT BE RECOGNIZED AS A
CERTIFICATEHOLDER BY THE TRUSTEE      If the prospectus supplement so provides,
                                      one or more classes of the certificates
                                      offered to you will be initially
                                      represented by one or more certificates
                                      for each class registered in the name of Cede & Co., the nominee for the Depository
                                      Trust Company. If you purchase this type of certificate:

                                      o     your certificate will not be
                                            registered in your name or the name
                                            of your nominee;

                                      o     you will not be recognized by the
                                            trustee as a certificateholder; and

                                      o     you will be able to exercise your
                                            right as a certificateholder only
                                            through the Depository Trust Company
                                            and its participating organizations.

                                      You will be recognized as a
                                      certificateholder only if and when
                                      definitive certificates are issued. See
                                      "Description of the
                                      Certificates--Book-Entry Registration and
                                      Definitive Certificates."


                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

         Capitalized terms are defined in the "Glossary of Terms" beginning on page 113.

ASSETS

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

         o     multifamily mortgage loans, commercial mortgage loans or both;

         o mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

         o direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

         o a combination of mortgage loans, mortgage backed securities and government securities.

         Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Dean Witter Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

         Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Dean Witter Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

   GENERAL

         The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

         o Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

         o Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Dean Witter Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Dean Witter Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

   LEASES

         If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

         If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

         To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

         Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

         o        non-cash items such as depreciation and amortization;

         o        capital expenditures; and

         o        debt service on loans secured by the mortgaged property.

         The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

         As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

         Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See "--Leases" above.

         The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

         The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

         The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

         Appraised values for income-producing properties may be based on:

         o the recent resale value of comparable properties at the date of the appraisal;

         o     the cost of replacing the property;

         o a projection of value based upon the property's projected net cash flow; or

         o a selection from or interpolation of the values derived from the methods listed here.

         Each of these appraisal methods presents analytical challenges for the following reasons:

         o it is often difficult to find truly comparable properties that have recently been sold;

         o the replacement cost of a property may have little to do with its current market value;

         o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

         o more than one of the appraisal methods may be used and each may produce significantly different results; and

         o if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

         While Morgan Stanley Dean Witter Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates," "--Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and "--Obligor Default May Adversely Affect Payment on Your Certificates."

   LOAN-TO-VALUE RATIO

         The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan and

         o     the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Dean Witter Capital I Inc., with respect to the mortgage loans, including:

         o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

         o the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

         o the earliest and latest origination date and maturity date of the mortgage loans;

         o the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

         o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

         o the state or states in which most of the mortgaged properties are located;

         o information with respect to the prepayment provisions, if any, of the mortgage loans;

         o     the weighted average Retained Interest, if any;

         o with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

         o the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

         o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Dean Witter Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Dean Witter Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

         Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

         o have individual principal balances at origination of not less than $25,000;

         o     have original terms to maturity of not more than 40 years; and

         o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

         Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

         In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

         Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

         Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

         Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

         The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

         o the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

         o the original and remaining term to stated maturity of the MBS, if applicable;

         o whether the MBS is entitled only to interest payments, only to principal payments or to both;

         o the pass-through or bond rate of the MBS or formula for determining the rates, if any;

         o the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

         o     the MBS issuer, MBS servicer and MBS trustee, as applicable;

         o characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

         o the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

         o the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

         o     the servicing fees payable under the MBS Agreement;

         o the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

         o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

         o whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

         If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Dean Witter Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

         The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

         o the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

         o the original and remaining terms to stated maturity of the government securities;

         o whether the government securities are entitled only to interest payments, only to principal payments or to both;

         o the interest rates of the government securities or the formula to determine the rates, if any;

         o     the applicable payment provisions for the government securities;
               and

         o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

         Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

         If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Dean Witter Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Dean Witter Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

         Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

         o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

         o the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

         o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

         The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

         o will correspond to the rate of principal payments on the assets in the related trust fund;

         o is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

         o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

         If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

         When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

         The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

         If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

         In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

         Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

         Morgan Stanley Dean Witter Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

         The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

         A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

         The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

         Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Legal

Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

         Morgan Stanley Dean Witter Capital I Inc., the depositor, formerly known as Morgan Stanley Capital I Inc., is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Dean Witter Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

         Morgan Stanley Dean Witter Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

         o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

         o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

         o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

         o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

         o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

         o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

         o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

         o     do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

         Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Dean Witter Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

         Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

         Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

         1. the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

               o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

               o all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Dean Witter Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

         2. if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

         3. all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

         4. if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

         5. unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

         The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

         Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

         The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

         The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

         To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

         If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

         If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

         The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

         Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

         (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

         (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

         (3)   the amount of the distribution allocable to

                   o       prepayment premiums and

                   o       payments on account of Equity Participations;

         (4) the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

         (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

         (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

         (7) the number and aggregate principal balance of Whole Loans in respect of which:

                   o       one scheduled payment is delinquent,

                   o       two scheduled payments are delinquent,

                   o       three or more scheduled payments are delinquent and

                   o       foreclosure proceedings have been commenced;

         (8) with respect to each Whole Loan that is delinquent two or more months:

                   o       the loan number thereof,

                   o       the unpaid balance thereof,

                   o whether the delinquency is in respect of any balloon payment,

                   o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                   o if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

                   o whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

                   o whether foreclosure proceedings have been commenced and, if so, the date so commenced and

                   o if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

         (9) with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

                   o       the loan number thereof,

                   o       the manner in which it was liquidated and

                   o the aggregate amount of liquidation proceeds received;

         (10) with respect to any Whole Loan liquidated during the related Due Period,

                   o the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

                   o       the amount of any loss to certificateholders;

         (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

                   o       the loan number of the related mortgage loan and

                   o       the date of acquisition;

         (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due
               Period:

                   o       the book value,

                   o the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

                   o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

                   o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;


         (13)  with respect to any REO Property sold during the related Due
               Period

                    o      the loan number of the related mortgage loan,

                    o      the aggregate amount of sale proceeds,

                    o the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

                    o the amount of any loss to certificateholders in respect of the related mortgage loan;

         (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

         (15) the aggregate amount of principal prepayments made during the related Due Period;

         (16) the amount deposited in the reserve fund, if any, on the Distribution Date;

         (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

         (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

         (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

         (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

         (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

         (22)  the aggregate amount of payments by the borrowers of:

                   o       default interest,

                   o       late charges and

                   o assumption and modification fees collected during the related Due Period.

         In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

         Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

         The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

         o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

         o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

         If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

         If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company ("DTC").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

         Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

         DTC has advised Morgan Stanley Dean Witter Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

         Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

         o Morgan Stanley Dean Witter Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Dean Witter Capital I Inc. is unable to locate a qualified successor, or

         o Morgan Stanley Dean Witter Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

         The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

         o A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Dean Witter Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

         o A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Dean Witter Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

         The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of certificates, Morgan Stanley Dean Witter Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Dean Witter Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information


         o in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

         o in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

         With respect to each Whole Loan, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Dean Witter Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Dean Witter Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Dean Witter Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

         The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Dean Witter Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

         If so provided in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

         With respect to each Government Security or MBS in certificated form, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, Morgan Stanley Dean Witter Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Dean Witter Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

         Unless otherwise provided in the related prospectus supplement Morgan Stanley Dean Witter Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

         o the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

         o the existence of title insurance insuring the lien priority of the Whole Loan;

         o     the authority of the Warrantying Party to sell the Whole Loan;

         o the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

         o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

         o the existence of hazard and extended perils insurance coverage on the mortgaged property.

         Any Warrantying Party, if other than Morgan Stanley Dean Witter Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Dean Witter Capital I Inc. and shall be identified in the related prospectus supplement.

         Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

         Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

         o the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

         o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or.

         o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

         Neither Morgan Stanley Dean Witter Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

         Unless otherwise provided in the related prospectus supplement the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

         o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

         o     the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

         A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Dean Witter Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

         The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either

         o an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

         o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

   DEPOSITS

         A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

         (1) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

         (2) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

         (3) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

         (4) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

         (5)   any amounts representing prepayment premiums;

         (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

         (7) all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Dean Witter Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

         (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

         (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

         (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

         (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

         (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

   WITHDRAWALS

         A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

         (1) to make distributions to the certificateholders on each Distribution Date;

         (2) to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

         (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

         (4) to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause
               (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

         (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

         (6) to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

         (7) to reimburse a master servicer, Morgan Stanley Dean Witter Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

         (8) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

         (9) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

         (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

         (11) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

         (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

         (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

         (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

         (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

         (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

         (17) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

         (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

         (19) to clear and terminate the Certificate Account at the termination of the trust fund.

   OTHER COLLECTION ACCOUNTS

         Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

         Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

         o maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

         o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

         o processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

         o     supervising foreclosures;

         o inspecting and managing mortgaged properties under certain circumstances; and

         o maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

         The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

         o affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

         o in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

         o in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

         o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

         A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

         Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses" below.

SPECIAL SERVICERS

         To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

         A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

         o     monitor any Whole Loan which is in default,

         o     contact the borrower concerning the default,

         o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

         o initiate corrective action in cooperation with the borrower if cure is likely,

         o     inspect the mortgaged property, and

         o     take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

         The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

         Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

         Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

         o     institute foreclosure proceedings,

         o     exercise any power of sale contained in any mortgage,

         o     obtain a deed in lieu of foreclosure, or

         o otherwise acquire title to a mortgaged property securing the Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

         o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

         Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

         o the Internal Revenue Service grants an extension of time to sell the property or o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

         o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

         o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

         If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

         The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

         If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

         If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

         o that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the master servicer for its expenses and

         o that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

         If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

         Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

         The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

         o the replacement cost of the improvements less physical depreciation and

         o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

         In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

         Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

         If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

         Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

         The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

         Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

         The master servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and may have other normal business relationships with Morgan Stanley Dean Witter Capital I Inc. or Morgan Stanley Dean Witter Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

         Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Dean Witter Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

         o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

         o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

         o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

         o incurred in connection with any violation of any state or federal securities law; or

         o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Dean Witter Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

         Any person into which the master servicer or Morgan Stanley Dean Witter Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Dean Witter Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Dean Witter Capital I Inc., will be the successor of the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

         Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

         (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

         (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

         (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

         (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Dean Witter Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Dean Witter Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the

Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

         Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

         o     exercise any of the powers vested in it by any Agreement;

         o     make any investigation of matters arising under any Agreement; or

         o institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

         Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

         (1)   to cure any ambiguity;

         (2) to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

         (3) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

         (4)   to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

         (1) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

         (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

         (3) modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

         The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Dean Witter Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

         Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

         o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

         o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

         o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

         o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Dean Witter Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Dean Witter Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

         Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

         Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

         If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

         (1)   the nature and amount of coverage under the Credit Support;

         (2) any conditions to payment thereunder not otherwise described in this prospectus;

         (3) the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

         (4)   the material provisions relating to the Credit Support; and

         (5) information regarding the obligor under any instrument of Credit Support, including:

               o     a brief description of its principal business activities;

               o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

               o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

               o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

         If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

         If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates.

If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

         Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

         Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

         If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

         The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

         o     purport to be complete;

         o     purport to reflect the laws of any particular state; or

         o purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

GENERAL

         All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

                  TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

         o a borrower--the borrower and usually the owner of the subject property, and

         o     a mortgagee--the lender.

         In contrast, a deed of trust is a three-party instrument, among

         o     a trustor--the equivalent of a mortgagor or borrower,

         o     a trustee to whom the mortgaged property is conveyed, and

         o a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

         By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

         o a tenant's interest in a lease of land or improvements, or both, and

         o     the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

         Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

         o the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

         o the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

         Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

         Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALTY

         Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender



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



generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

         Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

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   NON-JUDICIAL FORECLOSURE/POWER OF SALE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

         If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

         o      the Internal Revenue Service grants an REO Extension, or

         o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

         In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

   RIGHTS OF REDEMPTION

         The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a

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foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

   ANTI-DEFICIENCY LEGISLATION

         Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

         Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

         (1) the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

         (2)    the right to cure those defaults, with adequate cure periods;

         (3) if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

         (4) the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

         (5) the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

         (6) a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

         (7) a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to
                Section 365 of the Bankruptcy Code.

         Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

         The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

         Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

         In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

         o      assume the lease and retain it or assign it to a third party or

         o      reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

         If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

         In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

         A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

         To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

         o at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

         o the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

         In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

         To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

         o to receive rents, hazard insurance and condemnation proceeds, and

         o to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

         The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

         The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

         Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

         The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

         Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

         o      a diminution in value of property securing any mortgage loan;

         o      limitation on the ability to foreclose against the property; or

         o in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

         Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

         The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

         Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator," however, is a person "who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

         Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

         The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

         Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

         o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

         o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

         Unless otherwise specified in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

         o the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

         o the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

         Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

         In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

         Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

         o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

         Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

         Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Morgan Stanley Dean Witter Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

         o for the interest rate, discount points and charges as are permitted in that state, or

         o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

         The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

         In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Dean Witter Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

         The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

GRANTOR TRUST FUNDS

         If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

a. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

         Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

         o 3% of the excess of adjusted gross income over the applicable amount and

         o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

         Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Dean Witter Capital I Inc. will have advised Morgan Stanley Dean Witter Capital I Inc. that:

         o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

         o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

         o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

         Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

         Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

         Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

         o      the total remaining market discount and

         o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         o      the total remaining market discount and

         o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

         Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.       Stripped Bonds and Stripped Coupons

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

         Excess Servicing will be Treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons".

         Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

         o the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

         o no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

         It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

         Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

         2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

         The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the grantor trust certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans or MBS should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such certificates are first acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

         Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

         Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

         o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
                (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

         3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

         The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

         Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

         It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

         o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

         o      the grantor trust certificate is part of a straddle;

         o the grantor trust certificate is marketed or sold as producing capital gain; or

         o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

         Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d. NON-U.S. PERSONS

         Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

         o      an owner that is not a U.S. Person or

         o a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

         Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

e. INFORMATION REPORTING AND BACKUP WITHHOLDING

         The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as

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nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% commencing in 2006 may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

         o      the broker determines that the seller is an exempt recipient or

         o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

         On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICs

         The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

         A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made,

         o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

         o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
                Section 856(c)(4)(A); and

         o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

         Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

         o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;

         o "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

         o      whether the income on the certificates is interest described in
                Section 856(c)(3)(B) of the Code.

a. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

         Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

         Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC

Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Dean Witter Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

         Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

         Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

         o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

         (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

         (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

         o      the interest is unconditionally payable at least annually;

         o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

         o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

         The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, Morgan Stanley Dean Witter Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

         Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

         Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

         Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

         The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

         (1)    the total remaining market discount and

         (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

         (1)    the total remaining market discount and

         (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

         A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

         Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

         o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

         o      the amount actually includible in such holder's income.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

         The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

         Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

         Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinated Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

         Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

         Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

         o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

         o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

         o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

         Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for 2004-05 and 28% commencing in 2006 may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

         o the broker determines that the seller is a corporation or other exempt recipient, or

         o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

         A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

         o      the broker determines that the seller is an exempt recipient, or

         o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

b. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

         A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

         A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

         o the income from the mortgage loans or MBS and the REMIC's other assets and

         o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular
                Certificates--Non-Interest Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

         o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

         o      all bad loans will be deductible as business bad debts; and

         o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

         Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized Mark-to-Market Regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary

Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

         o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

         o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

         In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

         o 3% of the excess of the individual's adjusted gross income over the applicable amount or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

         Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

         o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

         o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

         o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons" below.

         Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

         Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

         Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

         Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

         o      the disposition of a mortgage loan or MBS,

         o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

         o      the receipt of compensation for services, or

         o gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

         In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

         o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

         o Morgan Stanley Dean Witter Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Dean Witter Capital I Inc.

         In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

         If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the

REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

         Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

         Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

         Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

         REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

         (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

         (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

         (C)    a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

         o a regulated investment company, real estate investment trust or common trust fund;

         o      a partnership, trust or estate; and

         o      certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

         In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

         o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

         o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

         Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

         o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

         o the transferor conducted a reasonable investigation of the transferee, and

         o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

         Under Regulations proposed by the IRS on February 4, 2000, which, if finalized are effective as of that date, a transferor will be presumed not to have such knowledge only if the above two conditions are satisfied, and the present value of the anticipated tax liability of the transferee associated with holding the residual interest does not exceed the sum of the consideration paid to the transferee to acquire the interest, the present value of expected future distributions from the interest, and the present value of anticipated future tax losses from the interest (the "Minimum Transfer Price Test"). In making this determination, it will be assumed that the transferee is subject to tax at the highest corporate rate, and the discount rate to be used will be the applicable federal rate under Code Section 1274 (compounded semiannually) unless the transferee demonstrates a lower cost of funds.

         Additionally, the IRS has issued Revenue Procedure 2001-12 (the "Revenue Procedure"), which provides an alternative test (the "Eligible Transferee Test") to the Minimum Transfer Price Test. Under the Eligible Transferee Test, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or a real estate investment trust) that meets certain asset tests (generally, $100 million of gross assets and $10 million of net assets for the current fiscal year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer under the Revenue Procedure (using either the Minimum Transfer Price Test or the Eligible Transferee Test); and
(iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee. Use of the Minimum Transfer Price Test or the Eligible Transferee Test to establish the presumption described in the second preceding paragraph is effective February 4, 2000, pending finalization of the proposed Regulations.

         If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

         Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA. However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

GENERAL

         Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

         The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

         Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Dean Witter Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

         The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

         DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos. D 10245 and D 10246 55 Fed. Reg. 39021 (1997) and by PTE 2000-58, Exemption Application No. D 10829, 65 Fed. Reg. 67765 (2000) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

         o the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

         o the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

         The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

         (1) The acquisition of the certificates by an ERISA Plan is on terms -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.;

         (3)    The trustee is not an affiliate of the Restricted Group;

         (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

         (5) The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

         The trust fund must also meet the following requirements:

         o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         o certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Securities; and

         o certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Securities.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

         o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

         o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

         o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

         o an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

         Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

         o that the certificates constitute "certificates" for purposes of the Exemption and

         o that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

         Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

         o are rated in one of the two highest rating categories by one or more Rating Agencies and

         o are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA Certificates.

As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, investors affected by any state legislation overriding the preemptive effect of SMMEA, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

         Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

         The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Dean Witter Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Dean Witter Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Dean Witter Capital I Inc.

         Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Dean Witter Capital I Inc. and purchasers of offered certificates of such series.

         Morgan Stanley Dean Witter Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

         In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Dean Witter Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Dean Witter Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

         Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Dean Witter Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

         All or part of any Class of certificates may be reacquired by Morgan Stanley Dean Witter Capital I Inc. or acquired by an affiliate of Morgan Stanley Dean Witter Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

         As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Dean Witter Capital I Inc., and may be sold by Morgan Stanley Dean Witter Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

         Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Cadwalader, Wickersham & Taft or Latham & Watkins, or Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

         Morgan Stanley Dean Witter Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

         All documents and reports filed, or caused to be filed, by Morgan Stanley Dean Witter Capital I Inc. with respect to a trust fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Dean Witter Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention:
John E. Westerfield, or by telephone at (212) 761-4000. Morgan Stanley Dean Witter Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

         Morgan Stanley Dean Witter Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279.

         If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

         "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

         "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

         "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

         "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

         "Assets" means the primary assets included in a trust fund.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

         "Book-Entry Certificates" means Certificates which are in book-entry form.

         "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

         "Cede" means Cede & Company.

         "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

         "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

         "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

         "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

         "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Dean Witter Capital I Inc.

         "Closing Date" means the date the REMIC Regular Certificates were initially issued.

         "Commercial Loans" means the loans relating to the Commercial
Properties.

         "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

         "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

         "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

         "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

         "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

         "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

         "Deferred Interest" means interest deferred by reason of negative amortization.

         "Definitive Certificate" means a fully registered physical certificate.

         "Depositor" means Morgan Stanley Dean Witter Capital I Inc.

         "Determination Date" means the close of business on the date specified in the related prospectus supplement.

         "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

         "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

         "DOL" means the United States Department of Department of Labor.

         "DTC" means the Depository Trust Company.

         "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

         "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

         "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

         "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

         o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

         o any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

         "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "FNMA" means the Federal National Mortgage Association.

         "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

         (a) interest-bearing securities;

         (b) non-interest-bearing securities;

         (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

         (d) interest-bearing securities from which the right to payment of principal has been removed.

         "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

         "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

         "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

         "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

         "Lockout Date" means the expiration of the Lockout Period.

         "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

         "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

         "Master Servicer" means an entity as named in the prospectus supplement.

         "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

         "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

         "Mortgage" means a mortgage, deed of trust or other similar security instrument.

         "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

         "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

         "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

         "Multifamily Loans" means the loans relating to the Multifamily Properties.

         "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

         "NCUA" means the National Credit Union Administration.

         "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

         o      non-cash items such as depreciation and amortization;

         o      capital expenditures; and

         o      debt service on loans secured by the mortgaged property.

         "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

         "OCC" means the Office of the Comptroller of the Currency.

         "OID" means original issue discount.

         "OID Regulations" means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994.

         "OTS" means the Office of Thrift Supervision.

         "Participants" means the participating organizations of DTC.

         "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

         "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

         "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

         "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

         "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

         "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

         "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

         "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

         "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

         "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

         "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

         "RCRA" means the Resource Conservation and Recovery Act.

         "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

         "Refinance Loans" means mortgage loans made to refinance existing loans.

         "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

         "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

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         "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

         "REMIC Regular Certificateholders" means holders of REMIC Regular Certificates.

         "REMIC Regulations" means the REMIC regulations promulgated by the Treasury Department.

         "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

         "REMIC Residual Certificateholders" means holders of REMIC Regular Certificates.

         "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

         "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

         "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

         "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

         "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

         "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

         "Servicing Standard" means:

         A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

         B.     applicable law; and

         C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

         "Similar Law" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

          "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

         "Special Servicer" means an entity as named in the prospectus supplement.

         "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

         "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

         "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

         "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

         "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

         "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

         "Subservicer" means third-party servicers.

         "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

         "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

         "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

         "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

         "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

         o      Mortgage Loans

         o      MBS

         o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

         o      a combination of mortgage loans, MBS and government securities.

         "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

         "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

         "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

         "Value" means,

         (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

         o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

         o      the sales price for that property; and

         (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

         "Warranting Party" means the person making representations and warranties.

         "Whole Loans" means the mortgage loans that are not Underlying Mortgage Loans.

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